UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
THE SECURITIES EXCHANGE ACT OF 1934
(Amendment No.    )
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

S1 Corporation

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☐	No fee required.
☑	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

Common stock, par value $0.01 per share

(2)	Aggregate number of securities to which transaction applies:

42,600,000 shares of common stock

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

$8.88 per share

(4)	Proposed maximum aggregate value of transaction:

$378,288,000

(5)	Total fee paid:

$43,920

☑	Fee paid previously with preliminary materials: $45,673

☑	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
(1)	Amount Previously Paid:

$45,673

(2)	Form, Schedule or Registration Statement No.:

Schedule 14A

(3)	Filing Party:

S1 Corporation

(4)	Date Filed:

August 3, 2011

705 Westech Drive
Norcross, Georgia 30092
(404) 923-3500

MERGER PROPOSED — YOUR VOTE IS VERY IMPORTANT

August 19, 2011

Dear Stockholders,

You are cordially invited to attend a special meeting of stockholders of S1 Corporation to be held on September 22, 2011 at 9.00 a.m., local time, at the Marriott Hotel located at 475 Technology Parkway, Norcross, GA 30092.

The board of directors of S1 Corporation, or the Company, has approved a merger agreement pursuant to which the Company will acquire Fundtech Ltd., or Fundtech, a company organized under the laws of the State of Israel and dual-listed on the NASDAQ Global Select Market and the Tel Aviv Stock Exchange. At the special meeting you will be asked to approve a proposal to issue shares of Company common stock in connection with the merger, referred to as the Share Issuance. You will also be asked to approve a proposal to adopt the certificate of amendment to the certificate of incorporation of the Company to change the Company’s name to “Fundtech Corporation,” referred to as the Charter Amendment, to approve an amendment to the S1 Corporation 2003 Stock Incentive Plan, as Amended and Restated Effective February 26, 2008, to approve, on an advisory (non-binding) basis, the compensation that may be paid or become payable to the Company’s named executive officers in connection with the merger, and the agreements and understandings pursuant to which such compensation may be paid or become payable, and to approve adjournments or postponements of the special meeting, if necessary, to permit further solicitation of proxies in favor of the foregoing proposals.

If the merger is completed, Fundtech shareholders will have the right to receive, for each Fundtech ordinary share held by such shareholder, 2.72 shares of Company common stock.

Approximately 42.6 million shares of Company common stock will be issued to Fundtech shareholders in the merger, based on the number of ordinary shares of Fundtech outstanding on August 15, 2011, the most recent practicable date prior to the date of this proxy statement. These shares will represent approximately 45% of the outstanding common stock of the combined company immediately after the transaction. Company shares held by Company stockholders prior to the merger will represent approximately 55% of the outstanding common stock of the combined company immediately after the transaction.

The board of directors believes that the merger will significantly benefit the Company’s stockholders. The board of directors unanimously recommends that you vote FOR the proposal to issue Company common stock in connection with the merger, FOR the proposal to adopt the certificate of amendment to the certificate of incorporation of the Company to change the Company’s name to “Fundtech Corporation,” FOR the proposal to amend the S1 Corporation 2003 Stock Incentive Plan, as Amended and Restated Effective February 26, 2008, FOR the proposal to approve, on an advisory (non-binding) basis, the compensation that may be paid or become payable to the Company’s named executive officers in connection with the merger, and the agreements and understandings pursuant to which such compensation may be paid or become payable and FOR the proposal to approve adjournments or postponements of the special meeting, if necessary, for the purpose of soliciting additional proxies in favor of the foregoing proposals.

Approval of the Share Issuance and Charter Amendment proposals are a condition to the completion of the merger (subject to Fundtech’s right to waive the condition with respect to the approval of the Charter Amendment proposal). The issuance of shares of Company common stock and the change of the Company’s name to “Fundtech Corporation” will only be effected in connection with the closing of the merger.

Your vote is very important. Please vote by completing, signing and dating the enclosed proxy card(s) for the special meeting and mailing the proxy card(s) to us, whether or not you plan to attend the special meeting. If you sign, date and mail your proxy card without indicating how you want to vote, your proxy will be counted as a vote FOR each of the proposals presented at the special meeting. In addition, you may vote by proxy by calling the toll-free telephone number or by using the Internet as described in the instructions included with the enclosed proxy card(s). If you do not return your card, vote by telephone or by using the internet, or if you do not specifically instruct your broker how to vote any shares held for you in “street name,” your shares will not be voted at the special meeting.

This document is a proxy statement by the Company for its use in soliciting proxies for the special meeting. This document answers questions about the proposed merger and related transactions and the special meeting and includes a summary description of the merger and related transactions. We urge you to review this entire document carefully. In particular, you should also consider the matters discussed under “Risk Factors” beginning on page 21.

Thank you for your cooperation and continued support.

Sincerely,

John W. Spiegel
Chairman of the Board of Directors

This proxy statement is dated August 19, 2011 and is first being mailed, along with the attached proxy card, to our stockholders on or about August 22, 2011.

Neither the SEC nor any state securities commission has approved or disapproved of the merger or the other transactions contemplated by the merger agreement or described in this proxy statement, nor have any of them approved or disapproved the issuance of shares of the Company’s common stock in connection with the merger, or determined if this proxy statement is accurate or complete. Any representation to the contrary is a criminal offense.

705 Westech Drive
Norcross, Georgia 30092
(404) 923-3500

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON SEPTEMBER 22, 2011

August 19, 2011

To the Stockholders of S1 Corporation:

NOTICE IS HEREBY GIVEN that a special meeting of stockholders of S1 Corporation will be held on September 22, 2011, at 9:00 a.m., local time, at the Marriott Hotel located at 475 Technology Parkway, Norcross, GA, for the following purposes:

1. Share Issuance.  A proposal to issue shares of S1 Corporation common stock in connection with the transactions contemplated by the Agreement and Plan of Merger and Reorganization, or the Merger Agreement, dated as of June 26, 2011, by and among S1 Corporation, Finland Holdings (2011) Ltd. and Fundtech Ltd., referred to as the Share Issuance;

2. Certificate of Amendment.  Subject to the consummation of the merger, a proposal to approve the adoption of a certificate of amendment to the certificate of incorporation of S1 Corporation, a copy of which is attached hereto as Annex B, to change its name to “Fundtech Corporation,” referred to as the Charter Amendment;

3. Amendment of the S1 Corporation 2003 Stock Incentive Plan, as Amended and Restated Effective February 26, 2008.  A proposal to amend the S1 Corporation 2003 Stock Incentive Plan, as Amended and Restated Effective February 26, 2008, to increase the number of shares of S1 Corporation common stock available for issuance thereunder;

4. Advisory Vote on Golden Parachutes.  To consider and vote on a proposal to approve, on an advisory (non-binding) basis, the compensation that may be paid or become payable to the Company’s named executive officers in connection with the merger, and the agreements and understandings pursuant to which such compensation may be paid or become payable, as described in the section entitled “The Merger— Advisory Vote on Golden Parachutes” beginning on page 47; and

5. Adjournment.  A proposal to approve adjournments or postponements of the special meeting, if necessary, to permit further solicitation of proxies in favor of the foregoing proposals.

Our board of directors has unanimously approved the Merger Agreement, the merger and the other transactions contemplated by the Merger Agreement, and determined that the Merger Agreement, the merger and the other transactions contemplated by the Merger Agreement are fair to, and in the best interests of, S1 Corporation and our stockholders, and that, considering the financial position of the merging companies, no reasonable concern exists that the surviving corporation in the merger will be unable to fulfill the obligations of S1 Corporation or Finland Holdings (2011) Ltd. to its respective creditors existing as of and immediately prior to the effective time of the merger. Our board of directors unanimously recommends that stockholders vote FOR the proposal to issue S1 Corporation common stock in connection with the merger, FOR the proposal to adopt the certificate of amendment to the certificate of incorporation of S1 Corporation to change its name to “Fundtech Corporation,” FOR the proposal to amend the S1 Corporation 2003 Stock Option Plan, as Amended and Restated Effective February 26, 2008, FOR the proposal to approve, on an advisory (non-binding) basis, the compensation that may be paid or become payable to the Company’s named executive officers in connection with the merger, and the agreements and understandings pursuant to which such compensation may be paid or become payable, and FOR the proposal to approve adjournments or postponements of the special meeting, if necessary, to permit further solicitation of proxies in favor of the foregoing proposals.

Approval of the Share Issuance and Charter Amendment proposals are a condition to the completion of the merger (subject to Fundtech’s right to waive the condition with respect to the approval of the Charter Amendment proposal). The issuance of shares of Company common stock and the change of the Company’s name to “Fundtech Corporation” will only be effected in connection with the closing of the merger.

If you held shares of our common stock at the close of business on August 18, 2011, you are entitled to notice of and to vote at the special meeting or any adjournments or postponements of the special meeting. Your attention is directed to the proxy statement accompanying this notice for a more complete statement regarding the matters proposed to be acted upon at the special meeting.

ACI Worldwide, Inc. has commenced a proxy solicitation in opposition to the merger. ACI Worldwide, Inc. may send you solicitation materials in an effort to solicit your votes in opposition to the proposals described above. Our board of directors believes that these actions are not in your best interests. We urge you to sign and return the enclosed proxy card and not to return any proxy card that ACI Worldwide, Inc. may send you.

PLEASE VOTE AS SOON AS POSSIBLE BY MAIL, BY TELEPHONE OR THROUGH THE INTERNET. INSTRUCTIONS ON THESE DIFFERENT WAYS TO VOTE YOUR PROXY ARE FOUND ON THE ENCLOSED PROXY FORM. YOU MAY REVOKE YOUR PROXY AT ANY TIME BEFORE IT IS VOTED AT THE SPECIAL MEETING.

By Order of the Board of Directors,

Gregory D. Orenstein
Senior Vice President Corporate
Development, Chief Legal Officer and
Secretary

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QUESTIONS AND ANSWERS ABOUT THE MERGER AND THE SPECIAL MEETING

The following questions and answers address briefly some questions you may have regarding the special meeting and the proposed transaction. These questions and answers may not address all questions that may be important to you as a stockholder. Please refer to the more detailed information contained elsewhere in this proxy statement, as well as the additional documents referred to or incorporated by reference in this proxy statement, including the Agreement and Plan of Merger and Reorganization, a copy of which is attached as Annex A.

The Merger

Q:	Why am I receiving this document?

A:	S1 Corporation, referred to as the Company, and its wholly owned subsidiary Finland Holdings (2011) Ltd., referred to as Merger Sub, have entered into an Agreement and Plan of Merger and Reorganization, referred to as the Merger Agreement, with Fundtech Ltd., referred to as Fundtech, pursuant to which Merger Sub will merge with and into Fundtech, with Fundtech surviving and becoming a wholly owned subsidiary of the Company, referred to as the Merger. As a result of being listed for trading on the NASDAQ Global Select Market, referred to as NASDAQ, issuances of our common stock are subject to the NASDAQ Listing Rules. Under Rule 5635(a), we must seek stockholder approval with respect to issuances of our common stock when the shares to be issued are being issued in connection with the acquisition of the stock of another company and are equal to, or in excess of, 20% of the number of shares of our common stock outstanding before the issuance. Because completion of the transaction contemplated by the Merger Agreement would require us to issue approximately 45% of our total outstanding shares after giving effect to the Merger, we are asking you to approve the Share Issuance as well as the other proposals described in this proxy statement. We are holding a special meeting of stockholders, referred to as the special meeting, in order to obtain, among other things, stockholder approval of the issuance of our common stock pursuant to the Merger Agreement.

In addition, you are being asked to vote on proposals to approve the adoption of a certificate of amendment to our certificate of incorporation to change our name to “Fundtech Corporation,” to approve an amendment to the S1 Corporation 2003 Stock Incentive Plan, as Amended and Restated Effective February 26, 2008, referred to as the Incentive Plan, and to vote, on an advisory (non-binding) basis, on the existing compensatory arrangements between the Company and its named executive officers providing for “golden parachute” compensation in connection with the Merger, referred to as the Potential Payments Under Compensation Arrangements.

Q:	Why has S1 decided to merge with Fundtech?

A.	Our board of directors determined that merging with Fundtech would be in the best interests of the Company and our stockholders. The Company believes that the combined entity will be an industry leader in payments and transaction banking solutions with best-of-breed technology that addresses a broad range of payment types, from card payments made by consumers to wire transfers made by large corporations. The Company and Fundtech have complementary product offerings and geographic reach, and the Company believes there are significant cross-selling opportunities. See “The Merger — The Company’s Reasons for the Merger and Recommendation of the Company’s Board of Directors” beginning on page 34 for more information.

Q:	What are the proposals on which I am being asked to vote?

A:	You are being asked to vote on the following proposals: (i) to issue Company common stock in connection with the Merger, referred to as the Share Issuance, (ii) to adopt the certificate of amendment to the certificate of incorporation of the Company, a copy of which is attached hereto as Annex B, to change the Company’s name to “Fundtech Corporation,” referred to as the Charter Amendment, (iii) to approve an amendment to the Incentive Plan, a copy of which is attached hereto as Annex E, to increase the number of shares of Company common stock available for issuance thereunder, referred to as the Incentive Plan

Amendment, (iv) to approve, on an advisory (non-binding) basis, the Potential Payments Under Compensation Arrangements and (iv) to approve adjournments or postponements of the special meeting, if necessary, for the purpose of soliciting additional proxies in favor of the foregoing proposals.

Q.	Does the Company’s board of directors recommend voting in favor of the proposals?

A.	Yes. After careful consideration, our board of directors has unanimously determined that the Merger Agreement, the Merger and the transactions contemplated by the Merger Agreement are in the best interests of the Company and its stockholders. As a result, our board of directors unanimously recommends that you vote “FOR” the Share Issuance proposal, “FOR” the Charter Amendment proposal, “FOR” approval of the Incentive Plan Amendment, “FOR” approval, on an advisory (non-binding) basis, of the Potential Payments Under Compensation Arrangements and “FOR” the proposal to approve adjournments or postponements of the special meeting, if necessary, for the purpose of soliciting additional proxies in favor of the foregoing proposals.

Q.	What vote is required to approve the proposals?

A.	The Share Issuance, the Incentive Plan Amendment and the Potential Payments Under Compensation Arrangements must be approved by the affirmative vote of a majority of the total votes cast on the proposal. The Charter Amendment proposal must be approved by a majority of our common stock entitled to vote thereon. The proposal to permit the proxies to adjourn or postpone the special meeting, including for the purpose of soliciting additional proxies, must be approved by the affirmative vote of the majority of shares of our common stock present in person or represented by proxy at the meeting and entitled to vote on the record date, regardless of whether a quorum is present.

The advisory (non-binding) vote on the Potential Payments Under Compensation Arrangements and the vote on the Incentive Plan Amendment are votes separate and apart from the votes to approve the Share Issuance, Incentive and Charter Amendment. Accordingly, you may vote to approve the Potential Payments Under Compensation Arrangements and/or the Incentive Plan Amendment and vote not to approve the Share Issuance and/or the Charter Amendment and vice versa. In addition, because the vote on Potential Payments Under Compensation Arrangements is advisory in nature only, it will not be binding on the Company.

Q:	What will the Company pay the Fundtech shareholders as consideration?

A:	Pursuant to the terms of the Merger Agreement, Fundtech shareholders will receive 2.72 shares of Company common stock for each Fundtech ordinary share they own.

Q:	What will happen to my Company common stock if the Merger closes?

A:	If the Merger is completed, your shares of Company common stock would continue to remain outstanding, and no change would occur to your shares, although our existing stockholders would experience dilution in their ownership percentage as a result of the issuance of Company common stock to the former Fundtech shareholders. As a result of this dilution, our stockholders as of immediately prior to the closing would own approximately 55% of the total outstanding shares of Company common stock and former shareholders of Fundtech would own approximately 45% of the total outstanding shares of Company common stock. After the closing date, your shares of Company common stock would continue to represent an ownership interest in the Company. You would not be required to sell or exchange your shares of Company common stock in the Merger. You will not receive any consideration in connection with the Merger. Assuming the approval of the name change by our stockholders, the shares you currently hold would automatically refer to Fundtech Corporation. No further action on your part would be required.

Q.	What will happen if the Share Issuance and Charter Amendment proposals are not approved by the Company’s stockholders?

A.	If our stockholders fail to approve the Share Issuance or the Charter Amendment proposals, the Merger cannot be completed (subject to Fundtech’s right to waive the approval of the Charter Amendment proposal). In such circumstance, each of the Company and Fundtech will have the right to terminate the

Merger Agreement. If the Merger Agreement is terminated in such circumstances, the Company will be obligated to pay a $3.0 million fee to Fundtech.

Q.	Is there a termination fee potentially payable under the Merger Agreement?

A.	Yes. Under certain circumstances, either party may be required to pay the other party a termination fee if the Merger Agreement is terminated. See “Merger Agreement — Termination Fees” on page 68 for more information.

Q.	Are there risks associated with the Merger?

A.	Yes. The material risks associated with the acquisition that are known to us are discussed in the section entitled “Risk Factors” beginning on page 21.

Q.	What are the United States federal income tax consequences to Company stockholders of the Merger?

A.	Company stockholders will not recognize any gain or loss for United States federal income tax purposes as a result of (1) the consummation of the Merger or (2) the contemplated name change from “S1 Corporation” to “Fundtech Corporation.” For more information about the United States federal income tax consequences, see “Material United States Federal Income Tax Consequences” on page 51 of this proxy statement.

Q.	When does the Company expect to complete the Merger?

A.	Assuming that (i) we obtain the required approval of our stockholders, (ii) the Court Approval is obtained and (iii) the other closing conditions discussed in the Merger Agreement have been satisfied or waived, we believe that a closing would occur in the fourth calendar quarter of 2011. Because the Merger is subject to a number of conditions, some of which are beyond our control, the exact timing of the closing date cannot be predicted.

Q.	What symbol would the shares of the Company’s common stock trade under after the closing of the Merger?

A.	At the effective time of the Merger, shares of common stock of the combined company will trade on NASDAQ under a new ticker symbol “FNDT” to reflect the new corporate name of Fundtech Corporation.

Q.	Will there be any change to the board of directors or the executive officers of the Company after the Merger?

A.	Yes. Upon the closing of the Merger, Reuven Ben Menachem, the current Chief Executive Officer of Fundtech, will become Executive Chairman of the combined company. Johann Dreyer, the current Chief Executive Officer of the Company, will become the Chief Executive Officer of the combined company, and Yoram Bibring, the current Chief Financial Officer of Fundtech, will become the Chief Financial Officer of the combined company. John W. Spiegel, the current Chairman of the board of directors of the Company, will become the Lead Director of the combined company, and Avi Fischer, the current Chairman of the board of directors of Fundtech, will become the Deputy Chairman of the combined company. In addition, the board of directors of the combined company will be comprised of eight directors, with four directors nominated by each of the Company and Fundtech.

Q.	What will happen if Company stockholders do not approve the Potential Payments Under Compensation Arrangements?

A.	Approval of the Potential Payments Under Compensation Arrangements is not a condition to the completion of the Merger. The vote with respect to the Potential Payments Under Compensation Arrangements is an advisory vote and will not be binding on the Company. Therefore, if the other requisite stockholder approvals are obtained and the Merger is completed, the amounts payable under the Potential Payments Under Compensation Arrangements will still be paid to the Company’s named executive officers as long as any other conditions applicable thereto occur.

Q.	Why am I being asked to approve amendments to the Incentive Plan Amendment proposal?

A.	The Company is seeking approval to amend the Incentive Plan to increase the number of shares of common stock subject to awards under the Incentive Plan by 5,000,000, from 11,727,108 to 16,727,108.

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The Incentive Plan, as amended, is intended to enhance the Company’s ability to attract and retain highly qualified officers, directors and other employees, and to motivate such persons to serve the Company and to expend maximum effort to improve the business results and earnings of the Company, by providing to such persons an opportunity to acquire or increase a direct proprietary interest in the operations and future success of the Company. Currently, only 1,312,154 shares of Company common stock are available for future awards to Company employees, directors and consultants. In order to provide adequate availability to issue new awards to Company personnel (including, following the Merger, former Fundtech personnel), the Company wishes to increase the number of shares reserved to 16,727,108, which will provide for at least 6,312,154 shares available for new grants under the Incentive Plan Amendment.

Q.	Is the consummation of the Merger contingent upon the Company’s stockholders approving the Incentive Plan Amendment?

A.	No. Although our board of directors believes that the Incentive Plan Amendments are important to align the interests of employees with those of stockholders, the consummation of the Merger is not contingent upon the approval by our stockholders of the Incentive Plan Amendment.

Q:	When and where is the special meeting?

A:	The special meeting will take place on September 22, 2011 at 9:00 a.m., local time, at the Marriott Hotel located at 475 Technology Parkway, Norcross, GA 30092.

Q:	Who can vote and attend the special meeting?

A:	All of our common stockholders of record as of the close of business on August 18, 2011, the record date for the special meeting, are entitled to receive notice of and attend the special meeting or any adjournments or postponements of the special meeting. Each share of our common stock entitles you to one vote on each matter properly brought before the special meeting.

SEC Rule 14a-13(a)(3) requires that companies give 20 business days’ advance notice of the record date to brokers, dealers, voting trustees, banks, associations and other entities that exercise fiduciary powers in nominee names or otherwise, collectively referred to as nominee holders, or if such inquiry is impracticable 20 business days prior to the record date of a special meeting, as many days before the record date of such meeting as is practicable. On August 11, 2011, the Company’s proxy solicitor, MacKenzie Partners, Inc., gave the notifications required by Rule 14a-13(a)(3). The Company’s notices were sent fewer than 20 business days prior to the record date, which did not comply with Rule 14a-13(a)(3), although the Company has confirmed that 100% of the nominee holders were notified of the record date prior to the record date. Since the purpose of Rule 14a-13(a)(3) is to ensure that nominee holders are provided sufficient notice to permit timely distribution of proxy or other meeting materials to all beneficial owners of shares held through nominee holders, the Company believes that this purpose has been satisfied notwithstanding the shortened notice period.

Q:	How do I cast my vote if I am a record holder?

A:	If you are a common stockholder of record on the record date, you may vote in person at the special meeting, or by submitting your proxy by mail, telephone or Internet. If you wish to mail your proxy, you can submit your proxy by completing, signing, dating and returning the enclosed proxy card in the accompanying pre-addressed, postage-paid envelope. If you wish to submit your proxy by telephone or Internet, you may do so by following the instructions on your proxy card.

Q:	If my shares are held in “street name” by my broker, will my broker vote my shares for me?

A:	No. If you hold your shares of common stock in “street name” through a broker, bank or other nominee, your broker, bank or other nominee will not vote your shares unless you provide instructions on how to vote. You must obtain a proxy form from your broker, bank or other nominee that is the record holder of your shares and provide the record holder of your shares with instructions on how to vote your shares in accordance with the voting directions provided by your broker, bank or nominee.

Q.	What if I abstain from voting or do not instruct my broker how to vote my shares?

A.	Shares held by a Company stockholder who indicates on an executed proxy card that he or she wishes to abstain from voting will count toward determining whether a quorum is present and will be counted as votes cast and have the same effect as a vote “AGAINST” the Share Issuance proposal, the advisory (non-binding) proposal on the Potential Payments Under Compensation Arrangements, and the agreements and understandings pursuant to which such compensation may be paid or become payable, the Incentive Plan Amendment proposal, the Charter Amendment proposal, and the proposal to permit the proxies to adjourn or postpone the special meeting.

A broker “non-vote” occurs when a broker or other nominee holding shares for a beneficial owner signs and returns a proxy with respect to shares of common stock held in a fiduciary capacity (typically referred to as being held in “street name”) but does not vote on a particular matter because the nominee does not have the discretionary voting power with respect to that matter and has not received instructions from the beneficial owner. Under the rules that govern brokers who are voting with respect to shares held in street name, brokers have the discretion to vote such shares on routine matters but not on non-routine matters. The proposals that Company stockholders are being asked to vote on at the special meeting are not considered routine matters and accordingly, brokers or other nominees may not vote without instructions. See “The Special Meeting” beginning on page 77.

If a broker non-vote occurs, the broker non-vote will count for purposes of determining a quorum. A broker non-vote is not deemed to be a vote cast. Therefore, the broker non-vote will not affect the outcome of the votes on the Share Issuance proposal, the advisory (non-binding) proposal on the Potential Payments Under Compensation Arrangements, and the agreements and understandings pursuant to which such compensation may be paid or become payable, or the Incentive Plan Amendment proposal. A broker non-vote will have the same effect as a vote “AGAINST” the Charter Amendment proposal and will not be counted in the tabulation of the results of the proposal to permit the proxies to adjourn or postpone the special meeting.

Q:	How will proxy holders vote my shares?

A:	If you properly submit a proxy prior to the special meeting, your shares of common stock will be voted as you direct. If you submit a proxy but no direction is otherwise made, your shares of common stock will be voted “FOR” the Share Issuance proposal, “FOR” the Charter Amendment proposal, “FOR” the Incentive Plan proposal, “FOR” the advisory (non-binding) proposal on the Potential Payments Under Compensation Arrangements, and “FOR” the approval of any adjournments or postponements of the special meeting, if necessary, for the purpose of soliciting additional proxies in favor of the foregoing proposals.

Q:	Can I change my vote after I have mailed my proxy card?

A:	Yes. If you own shares of our common stock as a record holder, you may revoke a previously granted proxy at any time before it is exercised by filing with our Corporate Secretary a notice of revocation or a duly executed proxy bearing a later date or voting again by telephone or Internet or by attending the meeting and voting in person. Attendance at the meeting will not, in itself, constitute revocation of a previously granted proxy. If you have instructed your broker, bank or nominee to vote your shares, the above described options for changing your vote do not apply and instead you should follow the instructions received from your broker, bank or other nominee to change your vote.

Q.	Do I need to send in my stock certificate?

A.	No. Company stockholders will retain their current stock certificates after the transaction and should not send in their stock certificates.

Q:	Where can I find more information about the Company or Fundtech?

A:	We and Fundtech file certain information with the SEC. You may read and copy this information at the Securities and Exchange Commission’s, referred to as the SEC, public reference facilities. You may call the SEC at 1-800-SEC-0330 for information about these facilities. This information is also available at the Internet site the SEC maintains at www.sec.gov and on our website at www.s1.com or Fundtech’s website at www.fundtech.com. Information contained on our website is not part of, or incorporated in, this proxy statement. You can also request copies of these documents from us. See “Where You Can Find More Information” on page 93.

Q.	Who will solicit and pay the cost of soliciting proxies?

A.	We will bear the cost of soliciting proxies for the special meeting. Our board of directors is soliciting your proxy on our behalf. Our officers, directors and employees may solicit proxies by telephone, facsimile, mail or Internet or in person. They will not be paid any additional cash amounts for soliciting proxies. We have retained MacKenzie Partners, Inc. to assist us in the solicitation of proxies, and will pay approximately $50,000, plus reimbursement of out-of-pocket expenses, to MacKenzie Partners, Inc. for its services. We will also request that banking institutions, brokerage firms, custodians, directors, nominees, fiduciaries and other like parties forward the solicitation materials to the beneficial owners of shares of common stock held of record by such person, and we will, upon request of such record holders, reimburse forwarding charges and out-of-pocket expenses.

Q.	Who can help answer my other questions?

A.	If you have more questions about the special meeting or the Merger, you should contact our proxy solicitation agent, MacKenzie Partners, Inc., as follows:

MacKenzie Partners, Inc. 105 Madison Avenue New York, New York 10016 Phone (Collect Call): (212) 929-5500 Toll Free: (800) 322-2885 Email: proxy@mackenziepartners.com

If you hold our shares of common stock through a broker, bank or other nominee, you should also call your broker, bank or other nominee for additional information.

SUMMARY

This summary highlights only selected information from this proxy statement that we believe is important to you in deciding how to vote on the proposals described in this proxy statement. It does not contain all of the information that may be important to you. We urge you to read carefully the entire proxy statement and the other documents to which this proxy statement refers you in order to fully understand the proposed transaction. See “Where You Can Find More Information” beginning on page 93. Each item in this summary refers to the page of this proxy statement on which that subject is discussed in more detail.

The Companies

S1 Corporation (page 55)
705 Westech Drive
Norcross, Georgia 30092
(404) 923-3500

S1 Corporation, which we refer to as “we,” “us,” “our,” “the Company,” “our Company” or “S1,” is a Delaware corporation and is a leading global provider of payments and financial services software solutions. We offer payments solutions for ATM and retail POS driving, card management, and merchant acquiring, as well as financial services solutions for consumer, small business and corporate online banking, trade finance, mobile banking, voice banking, branch banking and call center banking. We sell our solutions primarily to banks, credit unions, retailers and transaction processors. As of and for the six months ended June 30, 2011, the Company had total assets of $327.1 million, total revenues of $121.2 million, total liabilities of $83.4 million and total stockholder equity of $243.7 million. Our common stock is listed on the NASDAQ Global Select Market, referred to as NASDAQ, under the symbol “SONE.”

Finland Holdings (2011) Ltd.
c/o Zellermayer, Pelossof, Rosovsky, Tsafrir, Toledano & Co.
The Rubinstein House, 12th Floor
20 Lincoln Street
Tel Aviv, Israel 67134

Finland Holdings (2011) Ltd., referred to as Merger Sub, is a corporation organized under the laws of the State of Israel and a wholly owned subsidiary of the Company. Merger Sub was formed for the sole purpose of effecting the Merger.

Fundtech Ltd. (page 55)
10 Hamada Street
5th Floor
Herzliya, Israel 46140
+972-9-959-0500

Fundtech is a leading provider of transaction banking software solutions for financial institutions and corporations. These solutions are grouped into three broad sectors: (i) payment processing; (ii) bbp (financial messaging); and (iii) cash management systems. Fundtech’s payments systems include wire transfers, ACH (Automated Clearing House) origination, cross-border payments and remittance. Its cash management systems are designed for large corporate through small business clients. Fundtech operates the world’s largest SWIFT service bureau. It also offers an extensive line of financial supply chain applications including electronic invoice presentment and supply chain financing and it is a leading provider of CLS systems to the world’s largest banks. As of and for the six months ended June 30, 2011, Fundtech total assets of $183.6 million, total revenues of $77.7 million, total liabilities of $59.5 million and total stockholder equity of $124.1 million. Fundtech ordinary shares are quoted on NASDAQ and on the Tel Aviv Stock Exchange under the symbol “FNDT.” Fundtech is a foreign private issuer and files periodic reports with the SEC pursuant to Section 13 and 15(d) of the Exchange Act.

The Merger

The Agreement and Plan of Merger and Reorganization, dated as of June 26, 2011, by and among the Company, Merger Sub and Fundtech, which is referred to as the Merger Agreement, is included as Annex A to this proxy statement. We encourage you to carefully read the Merger Agreement in its entirety because it is the principle legal agreement that governs the merger.

Structure of the Merger (page 30)

Subject to the terms and conditions of the Merger Agreement and in accordance with Israeli law, Merger Sub, a wholly owned subsidiary of the Company that was formed for the sole purpose of facilitating the merger, will be merged with and into Fundtech, with Fundtech surviving the merger and becoming a wholly owned subsidiary of the Company, referred to as the Merger. Accordingly, after the effective time of the Merger, Fundtech ordinary shares will no longer be publicly traded. Immediately following the Merger, the name of the Company will be changed to “Fundtech Corporation” (assuming the approval of such by our stockholders).

Merger Consideration (page 30)

Fundtech Shareholders.  As a result of the transaction, each Fundtech shareholder will have the right to receive 2.72 shares of Company common stock for each Fundtech ordinary share that he, she or it owned immediately prior to the effective time of the Merger, referred to as the Exchange Ratio.

We expect that, upon completion of the Merger, Company stockholders will own approximately 55% of the combined company and Fundtech shareholders will own approximately 45% of the combined company. The Company will not issue any fractional shares in the transaction. Fundtech shareholders will instead receive amounts in cash equal to the value of any fractional shares that would otherwise have been issued.

Company Stockholders.  Company stockholders will continue to own their existing shares of Company common stock after the Merger. Each share of Company common stock will represent one share of common stock in the combined company.

Comparative Per Share Market Price and Share Information (page 18)

Company common stock is listed on NASDAQ under the symbol “SONE.” Fundtech ordinary shares are listed on NASDAQ and the Tel Aviv Stock Exchange under the symbol “FNDT.” On June 14, 2011, Fundtech issued a press release confirming that it was in preliminary discussions regarding potential transactions, including a potential acquisition of Fundtech and a business combination transaction. On June 13, 2011, the last trading day prior to the day Fundtech issued such press release, the closing sale price of Fundtech ordinary shares on NASDAQ and the Tel Aviv Stock Exchange was $17.40 and approximately 58.45 New Israeli Shekels (NIS), respectively. The following table sets forth the closing sale prices of Company common stock as reported on NASDAQ and the closing sale prices of Fundtech ordinary shares as reported on NASDAQ and the Tel Aviv Stock Exchange, each on June 24, 2011, the last trading day before the day on which the Company and Fundtech announced the execution of the Merger Agreement, and on August 18, 2011, the last trading day before the date of this proxy statement. This table also shows the implied value of a Fundtech ordinary share, which was calculated by multiplying the closing price of Company common stock on those dates by 2.72, which is the total consideration in the Merger per share of Fundtech ordinary share common stock.

			Fundtech
		Fundtech	Ordinary
		Ordinary	Shares (Tel	Implied Value of
	Company	Shares	Aviv Stock	Fundtech Ordinary
	Common Stock	(NASDAQ)	Exchange)	Shares(1)

June 24, 2011	$7.54	$19.58	NIS 67.39 (2)	$20.51
August, 18, 2011	$8.90	$15.40	NIS 55.51	$24.21

(1)	Calculated by multiplying the closing price of the Company’s common stock as of the specified date by the exchange ratio of 2.72.

(2)	Reflects the closing price (rounded to the nearest whole NIS 0.01) of Fundtech ordinary shares on June 26, 2011, the last trading day on the Tel Aviv Stock Exchange before the day on which the Company announced the execution of the Merger Agreement.

As of August 18, 2011, the exchange rate of the NIS to the U.S. Dollar was $1 = NIS 3.567.

The market prices of Company common stock and Fundtech ordinary shares will fluctuate before the special meeting and before the Merger is completed. Therefore, you should obtain current market quotations for Company common stock and Fundtech ordinary shares.

Recommendation of the Company’s Board of Directors (page 34)

The board of directors of the Company has determined that the issuance of Company common stock in connection with the Merger is advisable and in the best interests of the Company and its stockholders. In addition, the board of directors has determined that the adoption of the certificate of amendment to the certificate of incorporation of the Company to change the Company’s name to “Fundtech Corporation” is in the best interests of the Company and its stockholders. The board of directors recommends that Company stockholders vote:

•	“FOR” the proposal to issue shares of Company common stock in connection with the Merger, referred to as the Share Issuance;

•	“FOR” the proposal to adopt the certificate of amendment to the certificate of incorporation of the Company, a copy of which is attached hereto as Annex B, to change the Company’s name to “Fundtech Corporation,” referred to as the Charter Amendment;

•	“FOR” the proposal to amend the S1 Corporation 2003 Stock Incentive Plan, as Amended and Restated Effective February 26, 2008, to increase the number of shares of S1 Corporation common stock available for issuance thereunder, referred to as the Incentive Plan Amendment;

•	“FOR” the proposal to approve, on an advisory (non-binding) basis, the compensation that may be paid or become payable to the Company’s named executive officers in connection with the Merger, and the agreements and understandings pursuant to which such compensation may be paid or become payable, which we refer to as the Potential Payments Under Compensation Arrangements; and

•	“FOR” the proposal to approve adjournments or postponements of the special meeting, if necessary, to permit further solicitation of proxies in favor of the Share Issuance and Charter Amendment proposals.

For additional information see “The Special Meeting — Board Recommendations” beginning on page 77.

In making its recommendations, the board of directors considered those matters set forth under the heading “The Merger — The Company’s Reasons for the Merger and Recommendation of the Company’s Board of Directors” beginning on page 34.

Opinion of Financial Advisor (page 36)

In connection with the proposed Merger, the Company’s board of directors received the written opinion, dated June 26, 2011, of the Company’s financial advisor, Raymond James & Associates, Inc., referred to as Raymond James, as to the fairness, from a financial point of view and as of the date of such opinion, of the Exchange Ratio to the Company. The full text of the written opinion is attached as Annex C to this proxy statement and is incorporated herein by reference. The written opinion sets forth, among other things, the assumptions made, procedures followed, factors considered and limitations on the review undertaken by the Company’s financial advisor in rendering its opinion. The opinion is addressed to the Company’s board of directors for its use in connection with its evaluation of the merger consideration and relates only to the fairness, from a financial point of view, of the Exchange Ratio to the Company. The opinion does not in any manner address the Company’s underlying business decision to proceed with or effect the Merger or any other matter and is not intended to and does not constitute a recommendation to any stockholder as to how such stockholder should vote or act with respect to the Merger or any related matter.

Stock Options and Other Equity-Based Awards (page 56)

Fundtech.  At the effective time of the Merger, each Fundtech stock option outstanding and unexercised will be assumed by the Company upon the same terms and conditions, except that (i) the option will be exercisable for the number of shares of Company common stock equal to the product of the number of Fundtech ordinary shares issuable upon the option’s exercise multiplied by the Exchange Ratio, and (ii) the exercise price will be equal to the quotient determined by dividing the exercise price per Fundtech ordinary share by the Exchange Ratio. Except for certain Fundtech stock options granted subsequent to the execution of the Merger Agreement and prior to the effective time of the Merger, all outstanding Fundtech stock options will vest in connection with the Merger.

Except for certain shares of Fundtech restricted stock granted subsequent to the execution of the Merger Agreement and prior to the effective time of the Merger, at the effective time of the Merger each outstanding share of Fundtech restricted stock will vest, all restrictions will lapse and such restricted stock will be automatically converted into Company common stock as adjusted to account for the Exchange Ratio. For more information regarding Fundtech equity-based awards, please see “The Merger Agreement — Stock Options and Other Equity-Based Awards” beginning on page 56.

The Company.  With the exception of unvested stock options and shares of restricted stock held by Johann Dreyer, the existing capital stock and derivative instruments of the Company will remain outstanding following the Merger. The vesting terms of Company stock options, restricted stock and restricted stock units held by individuals other than Mr. Dreyer will not accelerate in connection with the Merger. A portion of the unvested options and shares of restricted stock held by Mr. Dreyer will become fully vested and exercisable at the effective time of the Merger and, so long as Mr. Dreyer is continuously employed, additional portions of the unvested options and shares of restricted stock will vest monthly instead of annually. For more information see “The Merger — Interests of the Company’s Executive Officers and Directors in the Merger — Potential Change in Control Payments to Executive Officers beginning on page 41.

Interests of Company Executive Officers and Directors in the Merger (page 40)

In considering the Company’s board of directors’ recommendations to vote in favor of the Share Issuance, Charter Amendment, and the Potential Payments Under Compensation Arrangements proposal, you should be aware that the Company’s executive officers and directors might have interests in the Merger that may be different from, or in addition to, the interests of the Company’s stockholders generally. The Company’s board was aware of these interests and considered them, among other matters, when it approved the Merger Agreement and the Merger and the other transactions contemplated thereby. For more information see “The Merger — Interests of Company Executive Officers and Directors in the Merger” beginning on page 40.

No Appraisal Rights (page 50)

Neither Company stockholders nor Fundtech shareholders are entitled to appraisal rights in connection with the Merger.

Accounting Treatment (page 50)

The Merger will be accounted for as an acquisition by the Company of Fundtech under the acquisition method of accounting according to accounting principles generally accepted in the United States, referred to as GAAP.

Regulatory and Other Approvals Required for the Merger (page 52)

Court Approval.  The Merger is being effected as an arrangement between Fundtech and its shareholders under the Israeli Companies Law, 5759-1999 as amended (the “Israeli Companies Law”). Fundtech applied for the approval of the district court of Tel Aviv-Jaffa to convene the special meeting to approve the Merger. If Fundtech shareholder approval is obtained, Fundtech must seek Israeli court approval of the Merger Agreement, the Merger and other transactions contemplated by the Merger Agreement. Upon submission of the motion to the court to approve the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement, Fundtech will publish a notice in two newspapers with wide circulation in Israel and on Fundtech’s website, announcing (i) the receipt of shareholder approval of the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement and (ii) the submission of such motion to the court, and further advising that any person may submit a written objection to such motion during the period of 10 days following the publication or receipt of the notice, as applicable. Fundtech will also deliver a copy of the motion to its principal shareholders and major creditors. Assuming that (i) the special meeting of Fundtech shareholders is conducted in accordance with the court’s order and (ii) Fundtech’s shareholders approve the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement, we are not aware of any reason why the court would not approve the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement, such action referred to herein as the Court Approval. Nevertheless, the court’s approval is a matter for its discretion and there is no absolute assurance if or when such approval will be obtained.

If the Israeli court approves the Merger in accordance with the procedures described above, it is expected that the issuance of shares of Company common stock in the Merger will be made without registration under the Securities Act of 1933, as amended, referred to as the Securities Act, in reliance on an exemption under Section 3(a)(10) of the Securities Act and the Company intends to seek no-action relief from the SEC with respect thereto.

Regulatory Approvals.  The Merger is subject to review by federal and state antitrust authorities pursuant to applicable federal and state antitrust laws. Under the provisions of the Hart-Scott-Rodino Antitrust Improvements Acts of 1976, as amended, referred to as the HSR Act, and the rules and regulations thereunder, the Merger cannot be completed until the occurrence of the first of the following: (1) the early termination of both of the waiting periods; (2) the expiration of both of the required waiting periods; or (3) the resolution of any applicable federal or state litigation. Notification and report forms were required in connection with the Company’s acquisition of the shares of Fundtech and in connection with the exchange of Clal’s Fundtech shares for S1 shares. The notification and report forms required under the HSR Act were filed with the United States Department of Justice, Antitrust Division, referred to as the Antitrust Division, and the Federal Trade Commission, referred to as the FTC. The 30-day waiting period with respect to the Company’s acquisition of the shares of Fundtech commenced on July 19, 2011. On August 16, 2011, the Company voluntarily withdrew its notification and report form in connection with its acquisition of the shares of Fundtech in order to provide the Antitrust Division with additional time beyond the 30-day waiting period to complete its review, and refiled its notification and report form with the Antitrust Division and FTC on August 17, 2011, which restarted the waiting period. The 30-day waiting period with respect to the exchange of Clal’s Fundtech shares for S1 shares commenced on July 27, 2011. The Company understands that Clal intends to withdraw and refile its notification and report form in connection with the exchange of its Fundtech shares for S1 shares prior to the expiration of the waiting period, which will restart the 30-day waiting period.

Israeli Approvals.  In addition to the HSR Act filings, the transactions contemplated by the Merger Agreement require the consent or approval of:

•	The Office of Chief Scientist of the Ministry of Trade & Industry (which approval has been obtained);

•	Israeli tax authorities, in connection with the tax treatment of the merger consideration in Israel;

•	The Israeli Investment Center of the Israeli Ministry of Trade & Industry; and

•	The Israeli Securities Authority.

Voting Agreement (page 71)

On June 26, 2011, concurrently with the Company’s entry into the Merger Agreement, Clal, which currently owns approximately 58% of Fundtech’s ordinary shares, entered into a voting agreement with the Company pursuant to which Clal, among other things and subject to the terms and conditions thereof, agreed to vote in favor of the approval of the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement and against any alternative business combination transaction.

Registration and Information Rights Agreement (page 65)

In connection with the Merger, the Company has agreed that, upon the written request and subject to the terms and conditions of the Merger Agreement, it will enter into a registration and information rights agreement, referred to as the Registration and Information Rights Agreement, in the form attached as Exhibit D to the Merger Agreement, with Clal, (and to the extent they meet certain criteria, other shareholders) that will, among other things, require the Company to register those shares of its common stock issued to the shareholder or shareholders party to the Registration and Information Rights Agreement. For more information see ‘‘The Merger Agreement — Registration and Information Rights Agreement” on Page 65.

Listing of Company Common Stock (page 57)

The Company has agreed to use its reasonable best efforts to cause the shares of Company common stock that are to be issued pursuant to the Merger to be approved for listing on NASDAQ prior to the effective time of the Merger.

Conditions to Completion of the Merger (page 66)

Each party’s obligations to effect the Merger are subject to the satisfaction or waiver of mutual conditions, including the following:

•	receipt of the Court Approval and Fundtech shareholder approval as required under Israeli law;

•	the absence of any law, injunction, judgment or ruling prohibiting consummation of the Merger or making the consummation of the Merger illegal;

•	the expiration or termination of the waiting period under the HSR Act (and any extension thereof) applicable to the Merger under the HSR Act, and all approvals under any other antitrust laws shall have been obtained;

•	receipt of approval by all Israeli governmental entities required pursuant to Israeli legal requirements;

•	receipt of the Company stockholder approval of the Share Issuance and Charter Amendment (subject to Fundtech’s right to waive the receipt of the Company stockholder approval of the Charter Amendment);

•	the approval for listing on NASDAQ of the shares of Company common stock issuable in connection with the Merger; and

•	the representations and warranties of all parties to the Merger Agreement being true and correct except for de minimis inaccuracies, and true and correct (without giving effect to any qualifications) except where such failures to be true and correct would not reasonably be expected to have a material adverse effect in the case of certain representations and warranties, and each party to the Merger Agreement having performed in all material respects all of its obligations under the Merger Agreement.

There are also additional closing conditions specific to each of the Company and Fundtech.

Termination of the Merger Agreement (page 67)

The Merger Agreement may be terminated at any time before the effective time of the Merger by the written consent of the Company and Fundtech.

The Merger Agreement may also be terminated prior to the effective time of the Merger by either the Company or Fundtech if:

•	the Merger has not been consummated on or before March 31, 2012 (which date may be extended to June 30, 2012 in certain circumstances and is referred to as the Termination Date);

•	any governmental authority enacts, issues, promulgates, enforces or enters any law or takes any other action (that is final and nonappealable) having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger;

•	the Fundtech shareholders or Company stockholders fail to give the necessary approvals at their respective meetings or any adjournments or postponements thereof;

•	the Court Approval, which is preceded by the approval of Fundtech shareholders as required under Israeli law, has not been obtained after consideration by the district court of Tel Aviv-Jaffa; or

•	the Company or Fundtech breaches or fails to perform any of their respective representations, warranties, covenants or obligations, and such breach would result in the failure to satisfy by the Termination Date one or more conditions of the Merger and such breach cannot be cured or has not been cured after 30 days written notice of such breach from the other party.

The Merger Agreement may also be terminated prior to the effective time of the Merger by the Company under any of the following circumstances, collectively referred to herein as a Fundtech Termination:

•	Fundtech changes its recommendation to the Fundtech shareholders to approve the Merger Agreement;

•	Fundtech delivers a notice to the Company of its intent to change its recommendation to the Fundtech shareholders to approve the Merger Agreement;

•	Fundtech fails to include in the information statement, which Fundtech will distribute to its shareholders in connection with seeking their approval of the Merger, its recommendation to Fundtech shareholders to approve the Merger Agreement;

•	Fundtech fails to reaffirm its recommendation to Fundtech shareholders to approve the Merger Agreement, subject to certain restrictions; or

•	Fundtech breaches, in any material respect, its non-solicitation covenant.

In addition, the Company may terminate the Merger Agreement if the Company changes its recommendation to its stockholders to approve the Share Issuance and Charter Amendment in order to accept a written definitive acquisition proposal (as defined herein).

The Merger Agreement may also be terminated prior to the effective time of the Merger by Fundtech under any of the following circumstances, collectively referred to herein as a Company Termination:

•	the Company changes its recommendation to the Company stockholders to approve the Share Issuance and Charter Amendment;

•	the Company delivers a notice to Fundtech of its intent to change its recommendation to its stockholders to approve the Share Issuance and Charter Amendment;

•	the Company fails to include in the proxy statement sent to Company stockholders its recommendation to Company stockholders to approve the Share Issuance and Charter Amendment;

•	the Company fails to reaffirm its recommendation to Company stockholders to approve the Share Issuance and Charter Amendment, subject to certain restrictions; or

•	the Company breaches, in any material respect, its non-solicitation covenant.

In addition, Fundtech may terminate the Merger Agreement if Fundtech changes its recommendation to its shareholders to approve the Merger Agreement in order to accept a written definitive acquisition proposal.

Termination Fees (page 68)

Termination Fees Payable by the Company.  The Company has agreed to pay Fundtech a termination fee of $14.6 million under any of the following circumstances:

•	if the Merger Agreement is terminated by Fundtech pursuant to a Company Termination;

•	if the Merger Agreement is terminated by the Company due to the fact that the Company changes its recommendation to its stockholders to approve the Share Issuance and Charter Amendment in order to accept a written definitive acquisition proposal in accordance with the Merger Agreement; or

•	(A) if the Merger Agreement is terminated (i) by Fundtech, if there shall have been a breach of the representations, warranties, obligations or covenants of the Company or Merger Sub and such breach would result in the failure to satisfy by the Termination Date one or more conditions of Fundtech to the Merger and such breach is incapable of being cured or has not been cured within 30 days after written notice of such breach has been received by the Company or Merger Sub; (ii) by either party, if the Company stockholders fail to approve the Share Issuance or the Charter Amendment at the special meeting or any adjournments thereof; or (iii) by either party, if the Merger shall not have been consummated prior to the Termination Date (subject to certain exceptions), and in any such case an acquisition proposal (including a previously communicated acquisition proposal) in connection with the Company has been publicly announced or otherwise communicated to a member of senior management or the board of directors of the Company (or any person shall have publicly announced or communicated a bona fide intention, whether or not conditional, to make an acquisition proposal to the Company) at any time after the date of the Merger Agreement and prior to the vote of the Company’s stockholders at the special meeting, in the case of clause (ii), or the Termination Date, in the case of clauses (i) and (iii); and (B) within 12 months after the date of such termination, the Company enters into a definitive agreement to consummate or consummates an acquisition transaction (as defined in “The Merger Agreement — No Solicitation of Transactions” on page 61, provided, however, that for purposes of this bullet point only, references in the definition to 20% shall be deemed to mean 50%).

If the Merger Agreement is terminated due to the failure of the Company stockholders to give their necessary approvals at the special meeting or any adjournments or postponements thereof, and at such time Fundtech would not have grounds to terminate due to a Company Termination, then the Company shall pay Fundtech a fee of $3.0 million.

Termination Fees Payable by Fundtech.  Fundtech has agreed to pay the Company a termination fee of $11.9 million under any of the following circumstances:

•	if the Merger Agreement is terminated by the Company pursuant to a Fundtech Termination;

•	if the Merger Agreement is terminated by Fundtech due to the fact that Fundtech changes its recommendation to its shareholders to approve the Merger Agreement in order to accept a written definitive acquisition proposal in accordance with the Merger Agreement; or

•	(A) if the Merger Agreement is terminated (i) by the Company, if there shall have been a breach of the representations, warranties, obligations or covenants of Fundtech and such breach would result in the failure to satisfy by the Termination Date one or more conditions of the Company to the Merger and such breach is incapable of being cured or has not been cured within 30 days after written notice of such breach has been received by Fundtech; (ii) by either party, if the Court Approval shall not have been obtained; or (iii) by either party, if the Merger shall not have been consummated prior to the Termination Date (subject to certain exceptions), and in any such case an acquisition proposal (including a previously communicated acquisition proposal) in connection with Fundtech has been publicly announced or otherwise communicated to a member of senior management or the board of directors of Fundtech (or any person shall have publicly announced or communicated a bona fide intention, whether or not conditional, to make an acquisition proposal to Fundtech) at any time after the date of the Merger Agreement and prior to the receipt of Court Approval, in the case of clause (ii), or the Termination Date, in the case of clauses (i) and (iii); and (B) within 12 months after the date of such termination, the Company enters into a definitive agreement to consummate or consummates an acquisition transaction (as defined in “The Merger Agreement — No Solicitation of Transactions” on page 61, provided, however, that for purposes of this bullet point only, references in the definition to 20% shall be deemed to mean 50%).

If the Merger Agreement is terminated due to the failure to obtain Court Approval, and at such time the Company would not have grounds to terminate due to a Fundtech Termination, then Fundtech shall pay the Company a fee of $3.0 million.

Company Name Change (page 47)

Immediately following the closing of the Merger, and subject to the approval by the Company’s stockholders at the special meeting, the Company has agreed to effect a name change from “S1 Corporation” to “Fundtech Corporation” through the filing of a certificate of amendment to its certificate of incorporation under Delaware law. The bylaws of the Company will also be amended to, among other things, effect the name change.

Governance After the Merger (page 47)

At the effective time of the Merger, the size of the board of directors of the combined company will be set at eight. The board of directors of the combined company will be comprised of four directors who will have been designated by the Company and four directors who will have been designated by Fundtech.

After the effective time of the Merger, Reuven Ben Menachem, the current Chief Executive Officer of Fundtech, shall be appointed Executive Chairman of the board of directors of the combined company. John W. Spiegel, the current Chairman of the Company’s board of directors, will be appointed to the position of Lead Director, and Avi Fischer, the current Chairman of the board of directors of Fundtech, will become the Deputy Chairman of the combined company. In addition, Johann Dreyer, the current Chief Executive Officer of the Company, will serve as a director and Chief Executive Officer of the combined entity and Yoram Bibring, the current Chief Financial Officer of Fundtech, shall be appointed the Chief Financial Officer of the combined company.

Pursuant to the terms of the Merger Agreement, the Company will take all necessary action to amend or adopt, as applicable, effective as of the effective time of the Merger, corporate governance guidelines, principles or such other similar instrument or delegation of authority to set out the roles, duties and responsibilities of the Executive Chairman and the Chief Executive Officer of the combined company as set forth in Exhibit C to the Merger Agreement. For more information see the section entitled “The Merger — Governance After the Merger” beginning on page 47.

No Solicitation of Transactions (page 61)

The Merger Agreement contains restrictions on each of the Company and Fundtech to solicit an alternative acquisition proposal from a third party or to engage in discussions or negotiations with a third party with respect to proposals to acquire significant interests in the applicable company. Notwithstanding these restrictions, the Merger Agreement provides that if the Company or Fundtech receives a written unsolicited acquisition proposal from a third party prior to stockholder approval or the Court Approval, respectively, it may, under limited circumstances, furnish non-public information to that third party, engage in negotiations regarding the proposal, change its recommendation and ultimately terminate the Merger Agreement to commit itself to the transaction being proposed by the third party (subject to the payment of a termination fee).

Headquarters (page 50)

After completion of the Merger, the combined company will have its headquarters and principal executive offices at the Company’s offices in Norcross, Georgia.

Voting by Company Directors and Executive Officers (page 71)

On August 18, 2011, the record date set by the Company’s board of directors for the special meeting, the directors and executive officers of the Company and their affiliates beneficially owned and were entitled to vote 1,138,310 shares of Company common stock, or approximately 2% of the shares of Company common stock outstanding on that date.

The Special Meeting

Date, Time and Place (page 77)

The special meeting will be held on September 22, 2011 at 9:00 a.m., local time, at the Marriott Hotel located at 475 Technology Parkway, Norcross, GA 30092.

Purpose of the Special Meeting (page 77)

At the Special Meeting, Company stockholders will be asked to approve:

•	the Share Issuance;

•	the Charter Amendment;

•	the Incentive Plan Amendment;

•	the Potential Payments Under Compensation Arrangements; and

•	adjournments or postponements of the special meeting, if necessary, for the purpose of soliciting additional proxies in favor of the foregoing proposals.

Record Date; Shares Entitled to Vote (page 77)

The Company has fixed the close of business on August 18, 2011 as the record date, referred to as the record date, for determining the Company stockholders entitled to receive notice of and to vote at the special meeting. Only holders of record of Company common stock on the record date are entitled to receive notice of and vote at the special meeting, and any adjournment or postponement thereof.

SEC Rule 14a-13(a)(3) requires that companies give 20 business days’ advance notice of the record date to brokers, dealers, voting trustees, banks, associations and other entities that exercise fiduciary powers in nominee names or otherwise, collectively referred to as nominee holders, or if such inquiry is impracticable 20 business days prior to the record date of a special meeting, as many days before the record date of such meeting as is practicable. On August 11, 2011, the Company’s proxy solicitor, MacKenzie Partners, Inc., gave the notifications required by Rule 14a-13(a)(3). The Company’s notices were sent fewer than 20 business days prior to the record date, which did not comply with Rule 14a-13(a)(3), although the Company has confirmed that 100% of the nominee holders were notified of the record date prior to the record date. Since the purpose of Rule 14a-13(a)(3) is to ensure that nominee holders are provided sufficient notice to permit timely distribution of proxy or other meeting materials to all beneficial owners of shares held through nominee holders, the Company believes that this purpose has been satisfied notwithstanding the shortened notice period.

Each share of Company common stock is entitled to one vote on each matter brought before the special meeting. On the record date, there were 55,519,459 shares of Company common stock issued and outstanding.

Quorum Requirement (page 78)

Under Delaware law and the Company’s bylaws, a quorum of Company stockholders at the special meeting is necessary to transact business. The presence of holders representing one-third of the shares of Company common stock issued and outstanding on the record date entitled to vote at the special meeting will constitute a quorum for the transaction of business at the special meeting.

All of the shares of Company common stock represented in person or by proxy at the special meeting, including abstentions, will be treated as present for purposes of determining the presence or absence of a quorum at the special meeting.

Votes Required to Approve the Proposals (page 78)

The Company’s proposals require different percentages of votes in order to approve them:

•	In order to approve the Share Issuance proposal, the affirmative vote of the majority of total votes cast on the proposal must be obtained.

•	In order to approve the Charter Amendment proposal, the affirmative vote of the majority of our common stock entitled to vote on the proposal must be obtained.

•	In order to approve the Incentive Plan Amendment proposal, the affirmative vote of the majority of total votes cast on the proposal must be obtained.

•	In order to approve the Potential Payments Under Compensation Arrangements proposal, the affirmative vote of the majority of total votes cast on the proposal must be obtained.

•	In order to approve the proposal to permit the proxies to adjourn or postpone the special meeting, including for the purpose of soliciting additional proxies, the affirmative vote of the majority of shares of our common stock present in person or represented by proxy at the special meeting and entitled to vote on the record date must be obtained, regardless of whether a quorum is present.

The vote on the Potential Payments Under Compensation Arrangements and the Incentive Plan Amendment is a vote separate and apart from the votes to approve the Share Issuance and the Charter Amendment. Because the vote on Potential Payments Under Compensation Arrangements is advisory in nature only, it will not be binding on the Company. Approval of the Share Issuance and Charter Amendment proposals are a condition to the completion of the Merger (subject to Fundtech’s right to waive the approval of the Charter Amendment).

Failure to Vote; Abstentions and Broker Non-Votes (page 79)

No vote will be cast on any proposal at the special meeting on behalf of any stockholder of record who does not cast a vote on such proposal. However, if the stockholder properly submits a proxy prior to the special meeting, such stockholder’s shares of common stock will be voted as he or she directs. If he or she submits a proxy but no direction is otherwise made, the shares of common stock will be voted “FOR” the Share Issuance proposal, “FOR” the Charter Amendment proposal, “FOR” the Incentive Plan Amendment proposal, “FOR” the advisory (non-binding) proposal on the Potential Payments Under Compensation Arrangements and “FOR” the approval of any adjournments or postponements of the special meeting, if necessary, for the purpose of soliciting additional proxies in favor of the foregoing proposals.

Shares held by a Company stockholder who indicates on an executed proxy card that he or she wishes to abstain from voting will count toward determining whether a quorum is present and will be counted as votes cast and have the same effect as a vote “AGAINST” the Share Issuance proposal, the advisory (non-binding) proposal on the Potential Payments Under Compensation Arrangements, and the agreements and understandings pursuant to which such compensation may be paid or become payable, the Charter Amendment proposal, the Incentive Plan Amendment proposal and the proposal to permit the proxies to adjourn or postpone the special meeting.

If a broker non-vote occurs, the broker non-vote will count for purposes of determining a quorum. A broker non-vote is not deemed to be a vote cast. Therefore, the broker non-vote will not affect the outcome of the votes on the Share Issuance proposal, the advisory (non-binding) proposal on the Potential Payments Under Compensation Arrangements, and the agreements and understandings pursuant to which such compensation may be paid or become payable, or the Incentive Plan Amendment proposal. A broker non-vote will have the same effect as a vote “AGAINST” the Charter Amendment proposal and will not be counted in the tabulation of the results of the proposal to permit the proxies to adjourn or postpone the special meeting.

For more information see “The Special Meeting — Failure to Vote; Abstentions and Broker Non-Votes” beginning on page 79.

Solicitation of Proxies

This solicitation is made on behalf of the Company’s board of directors and the Company will pay the costs of soliciting and obtaining proxies, including the cost of reimbursing banks and brokers for forwarding proxy materials to their principals. We have retained MacKenzie Partners, Inc. to assist us in the solicitation of proxies. For more information see “The Special Meeting — Solicitation of Proxies” beginning on page 81.

Revocation of Proxies

You may revoke your proxy at any time prior to the close of voting at the special meeting by doing any one of the following: (1) complete, sign, date and submit another proxy (a properly executed, valid proxy will revoke any previously submitted proxies); (2) re-vote by telephone or on the Internet; (3) provide written notice of revocation to our Corporate Secretary; or (4) attend the special meeting and vote in person. For more information see “The Special Meeting — Revocation of Proxies” beginning on page 80.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA OF THE COMPANY

The following table sets forth certain of our consolidated financial data. The consolidated financial data as of and for the years ended December 31, 2010, 2009, 2008, 2007 and 2006 is derived from our audited consolidated financial statements. The selected balance sheet data as of December 31, 2010 and 2009 and selected statements of operations data for the years ended December 31, 2010, 2009 and 2008 are derived from our audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2010 which is incorporated by reference into this proxy statement. The selected balance sheet data as of December 31, 2008, 2007 and 2006 and selected statements of operations data for the years ended December 31, 2007 and 2006 are derived from our audited financial statements not included in this proxy statement. The consolidated financial information as of and for the six months ended June 30, 2011 and 2010 is derived from our unaudited consolidated financial statements which are included in our Quarterly Reports on Form 10-Q for the six months ended June 30, 2011 and 2010 incorporated by reference into this proxy statement and which, in our opinion, include all adjustments (consisting of normal, recurring adjustments) necessary for a fair statement of our financial position and results of operations for such periods. Interim results for the six months ended June 30, 2011 are not necessarily indicative of results for the remainder of the fiscal year or for any future period.

The selected historical financial data below should be read in conjunction with the consolidated financial statements for those periods and their accompanying notes.

	For the Year Ended December 31,					For the Six Months Ended June 30,
	2010	2009	2008	2007	2006	2011	2010
	(3)				(4)		(3)
	(In thousands, except per share data)

Statement of Operations Data:
Total revenue	$209,086	$238,927	$228,435	$204,925	$192,310	$121,165	$102,933
(Loss) income from continuing operations	(6,283)	30,423	21,850	19,495	(12,239)	4,380	(678)
Income from discontinued operations	—	—	—	—	30,141	—	—
Net (loss) income	(6,283)	30,423	21,850	19,495	17,902	2,189	(2,830)
Revenue from significant customer(1)	25,168	38,402	42,084	43,425	47,898	10,636	14,698
Stock-based compensation expense	3,700	1,602	8,092	8,522	5,663	2,485	1,182
Basic (loss) income per share:
Continuing operations	$(0.12)	$0.56	$0.38	$0.32	$(0.17)	$0.04	$(0.05)
Discontinued operations	—	—	—	—	0.42	—	—
Net (loss) income	(0.12)	0.56	0.38	0.32	0.25	$0.04	$(0.05)
Diluted (loss) income per share:
Continuing operations	$(0.12)	$0.55	$0.38	$0.32	$(0.17)	$0.04	$(0.05)
Discontinued operations	—	—	—	—	0.42	—	—
Net (loss) income	(0.12)	0.55	0.38	0.32	0.25	$0.04	$(0.05)
Balance Sheet Data:
Cash and cash equivalents	$61,917	$61,784	$63,840	$45,011	$69,612	$71,720	$51,707
Working capital	48,843	82,942	55,804	64,318	83,227	59,094	50,300
Goodwill	147,544	126,605	124,362	125,281	125,300	148,236	145,325
Total assets	309,653	300,066	278,686	281,844	307,805	327,113	305,767
Debt obligation, excluding current portion	35	5,026	6,126	8,805	4,119	27	14
Total liabilities	72,040	61,425	69,946	71,939	83,576	83,430	70,151
Stockholders’ equity	237,613	238,641	208,740	209,905	224,229	243,683	235,616
Other Selected Data:
Cash provided by operating activities	$37,249	$16,035	$34,147	$31,332	$3,460	$16,938	$23,311
Cash (used in) provided by investing activities	(37,704)	(7,688)	15,765	(13,893)	31,626	(3,039)	(32,371)
Cash used in financing activities(2)	(364)	(12,172)	(27,488)	(42,490)	(50,671)	(4,176)	(815)
Weighted average common shares outstanding — basic	52,495	52,584	55,734	59,746	70,780	53,475	51,791
Weighted average common shares outstanding — diluted	52,495	53,291	56,449	60,596	70,780	54,277	51,791

(1)	Revenue from State Farm.

(2)	For purposes of the years ended December 31, 2009, 2008, 2007 and 2006, cash used in financing activities included the repurchase of common stock of $9.6 million in 2009, $25.1 million in 2008, $51.0 million in 2007 and $55.8 million in 2006 pursuant to authorized stock repurchase programs.

(3)	Our 2010 selected financial data reflects, as of their respective dates of acquisition, our purchase of PM Systems Corporation for approximately $29.2 million, net of cash acquired, in March 2010 and certain assets from a reseller in Latin America for approximately $1.9 million, net of cash acquired, in August 2010.

(4)	In 2004, we acquired Mosaic Software Holdings Limited and we paid an additional cash acquisition cost of $14.0 million as earn-out consideration in 2006. Discontinued operations included our Risk and Compliance business sold in 2006 for approximately $32.6 million in cash.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA OF FUNDTECH

The following table sets forth certain of Fundtech’s consolidated financial data. The consolidated financial data as of and for the years ended December 31, 2010, 2009, 2008, 2007 and 2006 is derived from Fundtech’s audited consolidated financial statements. The audited consolidated financial statements as of December 31, 2010 and 2009, and for the years ended December 31, 2010, 2009 and 2008, are incorporated herein by reference. The selected balance sheet data as of December 31, 2008 and 2007, and for the years ended December 31, 2007 and 2006, and selected statements of operations data for the years ended December 31, 2007 and 2006, are derived from Fundtech’s audited financial statements not included in this proxy statement.

The selected historical consolidated financial data as of and for the six month periods ended June 30, 2011 and 2010 is derived from Fundtech’s unaudited condensed consolidated financial statements not included in this proxy statement.

The selected historical consolidated financial data below should be read in conjunction with the consolidated financial statements for these periods and the accompanying notes.

	For the Year Ended December 31,					For the Six Months Ended June 30,
	2010	2009	2008	2007	2006	2011	2010
	(In thousands, except per share amounts)

Statement of Operations Data:
Total revenues	$141,938	$117,757	$121,037	$104,634	$85,509	$77,671	$68,169
Operating income	13,258	4,044	2,984	6,117	2,731	5,285	5,816
Net income	12,532	4,673	1,240	7,107	3,751	4,446	3,808
Basic earnings per share	$0.82	$0.31	$0.08	$0.46	$0.25	$0.29	$0.25
Diluted earnings per share	$0.79	$0.30	$0.08	$0.43	$0.24	$0.28	$0.24
Balance Sheet Data:
Cash, cash equivalents, short-term short term marketable investments and securities	$53,245	$42,151	$40,620	$42,001	$47,167	$74,152	$54,561
Long-term marketable securities	753	774	2,204	12,847	—	754	749
Working capital	60,392	49,527	48,319	45,815	54,794	68,072	51,449
Total assets	157,460	140,352	138,994	128,272	112,063	183,581	150,732
Shareholders’ equity	115,462	108,182	106,147	102,132	89,786	124,076	105,816
Dividends per share	—	—	—	—	—	0.10	—

SELECTED UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL DATA

The following Selected Unaudited Pro Forma Condensed Combined Financial Data is based on the historical financial data of the Company and Fundtech, and has been prepared to illustrate the effects of the Merger. The Selected Unaudited Pro Forma Condensed Combined Financial Data does not give effect to any anticipated synergies, operating efficiencies or costs savings that may be associated with the Merger. The Selected Unaudited Pro Forma Condensed Combined Financial Data also does not include any integration costs the companies may incur related to the Merger as part of combining the operations of the companies.

The results of operations data below is presented as if the Merger were completed on December 31, 2010 and the balance sheet data below is presented as if the Merger were completed on June 30, 2011.

The unaudited pro forma financial data included in this proxy statement is based on the historical financial statements of the Company and Fundtech, and on publicly available information and certain assumptions that we believe are reasonable, which are described in the notes to the Unaudited Pro Forma Condensed Combined Financial Statements included in this proxy statement.

This data should be read in conjunction with the Company’s and Fundtech’s historical consolidated financial statements and accompanying notes in the Company’s Quarterly Report on Form 10-Q as of and for the six months ended June 30, 2011 and the Company’s Annual Report on Form 10-K as of and for the year ended December 31, 2010 and Fundtech’s Annual Report on Form 20-F as of and for the year ended December 31, 2010 and its unaudited condensed consolidated financial statements as of and for the six months ended June 30, 2011.

The Company has not performed a detailed valuation analysis necessary to determine the fair market values of Fundtech’s assets or liabilities. Accordingly, the pro forma financial statements include only a preliminary allocation of the purchase price, which will be finalized at closing using a third party financial valuation service. The preliminary purchase price allocation is primarily based on the carrying value of Fundtech’s assets, liabilities and noncontrolling interest. See also the Unaudited Pro Forma Condensed Combined Financial Statements and notes thereto beginning on page 84.

	For the Year Ended	For the Six Months
	December 31,	Ended June 30,
	2010	2011
	(In thousands, except per share data)

RESULTS OF CONTINUING OPERATIONS:
Total revenues	$351,024	$198,836
Net (loss) income	(273)	3,296
Net (loss) income per share:
Basic	$—	$0.03
Diluted	—	0.03
Weighted average shares outstanding:
Basic	95,058	96,037
Diluted	95,058	99,714

As of June 30,
2011
(In thousands)

BALANCE SHEET DATA:
Current assets	$257,867
Current liabilities	134,113
Total assets	823,233
Total liabilities	177,873
Total stockholders’ equity	645,360

COMPARATIVE HISTORICAL AND PRO FORMA PER SHARE DATA

The following table sets forth selected per share data for the Company and Fundtech separately on a historical basis. It also includes unaudited pro forma combined per share data for the Company, which combines the data of the Company and Fundtech on a pro forma basis giving effect to the Merger. This data does not give effect to any anticipated synergies, operating efficiencies or costs savings that may be associated with the Merger. This data also does not include any integration costs the companies may incur related to the Merger as part of combining the operations of the companies. This data should be read in conjunction with the Company’s and Fundtech’s historical consolidated financial statements and accompanying notes in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 and Fundtech’s Annual Report on Form 20-F for the year ended December 31, 2010. See also the Unaudited Pro Forma Condensed Combined Financial Statements and notes thereto beginning on page 84.

	As of and for the	As of and for the
	Year Ended	Six Months Ended
	December 31,	June 30,
	2010	2011

S1 Historical Per Share Data:
Net (loss) income per share:
Basic	$(0.12)	$0.04
Diluted	(0.12)	0.04
Cash dividends per share	—	—
Book value per diluted share		4.49
S1 Unaudited Pro Forma Combined Per Share Data:
Net (loss) income per share:
Basic	$—	$0.03
Diluted	—	0.03
Cash dividends per share	—	—
Book value per diluted share		6.47

	As of and for the	As of and for the
	Year Ended	Six Months Ended
	December 31,	June 30,
	2010	2011
	(In thousands, except per share data)

Fundtech Historical Per Share Data:
Net income per share:
Basic	$0.82	$0.29
Diluted	0.79	0.28
Cash dividends per share	—	0.10
Book value per diluted share		7.82
Fundtech Unaudited Equivalent Pro Forma Per Share Data:(1)
Net (loss) income per share:
Basic	$(0.01)	$0.09
Diluted	(0.01)	0.09
Cash Dividends per share	—	—
Book value per share		17.60

(1)	Derived by multiplying the combined company pro forma per share information by 2.72, the Merger exchange ratio.

COMPARATIVE PER SHARE MARKET PRICE AND SHARE INFORMATION

Shares of the Company’s common stock and Fundtech’s ordinary shares are each listed and principally traded on the NASDAQ Global Select Market. The Company’s common stock is listed for trading under the symbol “SONE” and Fundtech’s ordinary shares are listed for trading under the symbol “FNDT.” Fundtech ordinary shares are also listed on the Tel Aviv Stock Exchange under the symbol “FNDT.” The following table sets forth, for the periods indicated, the high and low sales prices per share of the Company’s common stock and Fundtech’s ordinary shares, in each case as reported on NASDAQ, and Fundtech’s ordinary shares as reported on the Tel Aviv Stock Exchange.

The Company has never declared or paid cash dividends for the fiscal years and interim periods shown below. The Company does not anticipate paying cash dividends on its common stock in the foreseeable future, although there are no restrictions on its ability to do so. Fundtech declared and paid a cash dividend of $0.10 per ordinary share in June 2011. The Merger Agreement provides that Fundtech will not pay cash dividends to its shareholders prior to closing. Because Fundtech has received benefits under Israel’s Law for the Encouragement of Capital Investments, 1959, as amended, which is referred to as the Investment Law, it will be required to recapture the deferred corporate income tax applicable to the amount distributed out of tax-exempt income generated by its “Approved Enterprise” status in Israel (grossed up to reflect such tax) at the rate which would have been applicable to such income had such income not been exempted from tax under the Investment Law. This rate generally ranges from 10% to 25%, depending on the extent of non-Israeli shareholdings in Fundtech. In addition, dividends paid out of any income generated by Fundtech’s Approved Enterprise are generally subject to withholding tax at the rate of 15%, or at the lower rate under an applicable tax treaty. The 15% tax rate is limited to dividends and distributions out of income derived during the benefits period and actually paid at any time up to 12 years thereafter. After this period, the withholding tax is applied at a rate of up to 25%, or at the lower rate under an applicable tax treaty.

Under the Israeli Companies Law, dividends may be paid by an Israeli company only out of its profits, as defined in such law, referred to as the profit test, provided that there is no reasonable concern that such distribution of dividends may deprive the company of its ability to pay its existing and anticipated debts when they become due, referred to as the solvency test. Notwithstanding the foregoing, a court may, on the application of an Israeli company, allow it to effect a distribution of dividends in respect of which the profit test is not fulfilled, provided that the court is convinced that the solvency test is met. Under Fundtech’s Articles of Association, the authority to declare dividends is vested in its board of directors.

On August 15, 2011, the last practicable trading day prior to the date of this proxy statement, there were 54,642,568 shares of the Company’s common stock outstanding and 15,256,960 ordinary shares of Fundtech outstanding. As of such date, the Company had 416 holders of record and Fundtech had 72 holders of record of its ordinary shares.

	S1 Corporation		Fundtech
			As traded on		As traded on
			the NASDAQ		the Tel Aviv
			Global Select Market		Stock exchange		Dividends
	High	Low	High	Low	High	Low	Declared

2009
First Quarter	$8.00	$4.75	$8.52	$5.11	NIS 34.99	NIS 21.23	—
Second Quarter	$7.42	$5.04	$10.12	$8.01	NIS 40.05	NIS 34.64	—
Third Quarter	$7.43	$5.87	$12.00	$8.37	NIS 45.03	NIS 33.40	—
Fourth Quarter	$6.60	$5.65	$14.24	$11.47	NIS 53.86	NIS 43.21	—
2010
First Quarter	$6.84	$5.80	$14.21	$12.63	NIS 53.22	NIS 47.04	—
Second Quarter	$6.80	$5.45	$14.04	$10.36	NIS 52.65	NIS 39.00	—
Third Quarter	$6.18	$4.73	$14.05	$10.19	NIS 52.76	NIS 39.21	—
Fourth Quarter	$7.24	$5.16	$16.75	$13.50	NIS 60.12	NIS 49.16	—
2011
First Quarter	$7.33	$5.90	$18.88	$16.49	NIS 68.10	NIS 58.12	—
Second Quarter	$7.75	$6.50	$21.35	$16.98	NIS 73.50	NIS 54.27	$0.10
Third Quarter (through August 18, 2011)	$9.47	$6.84	$20.22	$15.26	NIS 68.55	NIS 39.97	—

On June 14, 2011, Fundtech issued a press release confirming that it was in preliminary discussions regarding potential transactions, including a potential acquisition of Fundtech and a business combination transaction. On June 13, 2011, the last trading day prior to the day Fundtech issued such press release, the closing sale price of Fundtech ordinary shares on NASDAQ and the Tel Aviv Stock Exchange was $17.40 and approximately NIS 58.45, respectively. The following table shows the closing sales prices of the Company’s common stock and Fundtech’s ordinary shares as reported on NASDAQ and the Tel Aviv Stock Exchange on June 24, 2011, the last full trading day before the public announcement of the signing of the Merger Agreement, and on August 18, 2011, the last trading day before the date of this proxy statement. The table also sets forth the equivalent per share value of the Company common stock that holders of Fundtech ordinary shares would receive in the Merger for each ordinary share that they own if the Merger was completed on those dates.

	S1 Corporation		Fundtech Ordinary	Equivalent Value Per
	Common	Fundtech Ordinary	Shares (Tel Aviv	Share of Fundtech
	Stock	Shares (Nasdaq)	Stock Exchange)	Ordinary Shares (1)

June 24, 2011	$7.54	$19.58	NIS 67.39 (2)	$20.51
August 18, 2011	$8.90	$15.40	NIS 55.51	$24.21

(1)	Calculated by multiplying the closing price of the Company’s common stock as of the specified date by the exchange ratio of 2.72.

(2)	Reflects the closing price of Fundtech ordinary shares on June 26, 2011, the last trading day on the Tel Aviv Stock Exchange before the day on which the Company announced the execution of the Merger Agreement.

As of August 18, 2011, the exchange rate of the NIS to the U.S. Dollar was $1 = NIS 3.567.

RECENT DEVELOPMENTS

Litigation

On July 29, 2011, a putative stockholder class action captioned Levitan v. S1 Corp., et al., C.A. No-6730, was filed in the Court of Chancery of the State of Delaware against the Company and the individual members of the Company’s board of directors. The complaint alleged, among other things, that the Company’s directors breached their fiduciary duties in connection with a proposed acquisition of the Company by ACI Worldwide, Inc., referred to in this section as ACI. Among other things, the complaint sought to enjoin the Company and its directors from completing such a proposed acquisition by ACI or, alternatively, rescission of such a proposed acquisition by ACI in the event the Company and ACI were able to consummate such a transaction. For more information regarding ACI’s proposal and the Company’s response to it, please see “The Merger — Background of the Merger” beginning on page 30. On August 8, 2011, a putative stockholder filed an action in the Court of Chancery of the State of Delaware captioned Mang v. Dreyer, et al., C.A. No. 6760, asserting class and derivative claims against the Company and the individual members of the Company’s board of directors. The complaint alleged, among other things, that the Company’s directors breached their fiduciary duties and committed gross mismanagement and waste by reason of having rejected ACI’s proposal. On August 9, 2011, a putative stockholder class action was filed in the Court of Chancery of the State of Delaware captioned Yu v. S1 Corp., et al., C.A. No. 6771. The complaint alleged, among other things, that the Company’s directors had breached their fiduciary duties by failing to pursue the ACI proposal and/or failing to initiate a bidding or auction process for acquisition of the Company, and by issuing incomplete or misleading disclosures in the Company’s proxy solicitation materials. Both the Mang and Yu complaints sought, among other things, to enjoin both the stockholder vote in connection with, and any consummation of, the Merger.

On August 12, 2011, counsel for Plaintiffs Mang and Yu filed a proposed Order of Consolidation and Appointment of Lead Counsel, which would consolidate the Mang and Yu actions and designate the Yu complaint as the operative complaint in the consolidated action. On August 15, 2011, Plaintiff Levitan filed an Amended Verified Class Action Complaint, which no longer sought to enjoin the directors from pursuing the ACI proposal, but instead sought to enjoin the Merger. The Amended Complaint now alleges, among other things, that the Company’s directors breached their fiduciary duties by not adequately considering or pursuing the ACI proposal. On August 17, 2011, counsel for Plaintiffs in all three actions modified the previously-filed request for consolidation so as to request consolidation of all three actions, again designating the Yu complaint as the operative complaint, and advised the Court that the Defendants did not oppose such consolidation. On August 18, 2011, the Court granted the motion and ordered that the three cases be consolidated.

On August 19, 2011, the Court scheduled a hearing on Plaintiffs’ motion for preliminary injunction for September 16, 2011.

RISK FACTORS

In addition to the other information included in this proxy statement, including the matters addressed under the caption titled “Cautionary Statement Regarding Forward-Looking Statements” on page 29, you should carefully consider the following risk factors in determining how to vote at the special meeting. In addition, you should read and consider the risk factors associated with each of the businesses of the Company and Fundtech because these risk factors may affect the operations and financial results of the combined company. These risk factors may be found under Part I, Item 1A, “Risk Factors” of the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 and Part II, Item 1A, “Risk Factors” of the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2011, and Part 1, Item 3.D, “Key Information — Risk Factors” of Fundtech’s Annual Report on Form 20-F for the year ended December 31, 2010, each of which is on file with the SEC, and each of which is incorporated by reference into this proxy statement.

Risks Related to the Merger

Failure to complete the Merger could negatively impact our stock price, business, financial condition, results of operations or prospects.

The Merger is subject to the satisfaction or waiver of certain closing conditions summarized in the section in this proxy statement entitled “The Merger Agreement — Conditions to the Completion of the Merger” and set forth in the Merger Agreement attached to and included in this proxy statement as Annex A. We cannot assure you that each of the conditions will be satisfied. In addition, in certain circumstances, each party may terminate the Merger Agreement. If the conditions are not satisfied or waived in a timely manner and the Merger is delayed, we may lose some or all of the intended or perceived benefits of the Merger, which could cause our stock price to decline and harm our business.

If the Merger is not completed (including in the case the Merger Agreement is terminated), our ongoing business may be adversely affected and, without realizing any of the benefits of having completed the Merger, we will be subject to a number of risks, including the following:

•	we may be required to pay Fundtech a termination fee if the Merger is terminated under certain circumstances;

•	we will be required to pay certain costs relating to the Merger, including substantial legal and accounting fees, whether or not the Merger is completed;

•	our stock price may decline to the extent that the current market price reflects a market assumption that the Merger will be completed;

•	under the Merger Agreement, we are subject to certain restrictions on the conduct of our business prior to completing the Merger that may affect our ability to execute certain of our business strategies; and

•	matters relating to the Merger, including integration planning, may require substantial commitments of time and resources by our management, which could otherwise have been devoted to other opportunities that may have been beneficial to us as an independent company.

We also could be subject to litigation related to any failure to complete the Merger or related to any enforcement proceeding commenced against us to perform our obligations under the Merger Agreement. If the Merger is not completed, these risks may materialize and may adversely affect our stock price, business, financial condition, results of operations or prospects.

Prior to Fundtech obtaining Court Approval, Fundtech may receive a superior offer and decide to terminate the Merger, and such termination may adversely affect the value of our common stock.

In certain circumstances, prior to Fundtech obtaining Court Approval, Fundtech may furnish nonpublic information to and participate in discussions or negotiations with a person making an unsolicited competing proposal to acquire or merge with Fundtech, provided, that the Fundtech board of directors determines in good faith (after consultation with its outside legal counsel and a financial advisor) that such a proposal constitutes, or would reasonably be expected to result in, a superior proposal. After Fundtech receives Court Approval, Fundtech may not participate in discussions or negotiations with a person making a competing proposal and may not terminate the Merger Agreement in order to accept a superior proposal. Any termination of the Merger Agreement under these circumstances could have a negative effect on the price of our common stock or have an adverse effect on our ongoing business, as described in the risk factor above.

We expect to incur significant one-time costs associated with the Merger that could affect our period-to-period operating results following the completion of the Merger.

We anticipate that we will incur one-time charges of approximately $7.0 million to $8.0 million as a result of costs associated with the Merger. We will not be able to quantify the exact amount of this charge or the period in which it will be incurred until after the Merger is completed. Some of the factors affecting the costs associated with the Merger include the timing of the completion of the Merger and the resources required in integrating Fundtech and S1. The amount and timing of this charge could adversely affect our period-to-period operating results, which could result in a reduction in the market price of our common stock.

Estimates as to the future value of the combined company are inherently uncertain. You should not rely on such estimates without considering all of the information contained in this proxy statement.

Any estimates as to the future value of the combined company, including estimates regarding the price at which the common stock of the combined company will trade following the Merger, are inherently uncertain. The future value of the combined company will depend upon, among other factors, the combined company’s ability to achieve projected revenue and earnings expectations and to realize the anticipated synergies described in this proxy statement, all of which are subject to the risks and uncertainties described in this proxy statement, including these risk factors. Accordingly, you should not rely upon any estimates as to the future value of the combined company, or the price at which the common stock of the combined company will trade following the Merger, whether made before or after the date of this proxy statement by the Company’s or Fundtech’s respective management or affiliates or others, without considering all of the information contained in this proxy statement.

We may fail to realize some or all of the anticipated benefits of the proposed Merger, which may adversely affect the value of our common stock.

The success of the Merger will depend, in part, on our ability to realize the anticipated benefits and cost savings from combining the Company and Fundtech. However, to realize these anticipated benefits and cost savings, the businesses of the Company and Fundtech must be successfully combined and the two companies’ respective operations, technologies and personnel must be integrated following the closing of the Merger. If we are not able to achieve these objectives within the anticipated time frame, or at all, the anticipated benefits and cost savings of the Merger may not be realized fully or at all or may take longer to realize than expected and the value of the Company’s common stock may be adversely affected. In addition, the overall integration of the businesses is a complex, time-consuming and expensive process that, without proper planning and effective and timely implementation, could significantly disrupt our operations following closing.

We have operated and, until the closing, will continue to operate independently of Fundtech. It is possible that the integration process could result in the loss of key employees and other senior management, the disruption of our business or adversely affect our ability to maintain our research and development operations, or otherwise achieve the anticipated benefits of the Merger.

Specifically, risks in integrating Fundtech into our operations to realize the anticipated benefits of the Merger include, among other things, failure to:

•	effectively coordinate efforts to communicate our capabilities and products following closing;

•	compete effectively for the additional opportunities expected to be available to us following closing;

•	integrate and harmonize financial reporting and information technology systems of the Company and Fundtech;

•	retain the Company’s and Fundtech’s relationships with other companies;

•	integrate the Company and Fundtech senior management teams and to successfully integrate members onto the board of directors of the post-closing company;

•	retain and integrate key Company and Fundtech employees;

•	coordinate operations across time zones, continents and cultures;

•	manage the diversion of management’s attention from business matters to integration issues;

•	retain customers of the Company and Fundtech;

•	transition all facilities to a common information technology environment; and

•	combine our business culture with the business culture of Fundtech.

In addition, the actual integration may result in additional and unforeseen expenses, and the anticipated benefits of the integration plan may not be realized. Actual cost synergies, if achieved at all, may be lower than we expect and may take longer to achieve than anticipated. If we are not able to adequately address these challenges, we may be unable to successfully integrate our operations with Fundtech’s operations, or to realize the anticipated benefits of the integration following the closing. The anticipated benefits and synergies assume a successful integration and are based on projections, which are inherently uncertain, and other assumptions. Even if integration is successful, anticipated benefits and synergies may not be achieved. An inability to realize the full extent of, or any of, the anticipated benefits of the Merger, as well as any delays encountered in the integration process, could have an adverse effect on our business and results of operations, which may affect the value of the shares of our common stock after the closing.

Lawsuits have been filed against the Company and individual members of the Company’s board of directors challenging, among other things, the Merger, and an unfavorable judgment or ruling in this lawsuit could prevent or delay the consummation of the Merger, result in substantial costs or both.

The Company and individual members of the Company’s board of directors have been named in putative stockholder class action complaints, as amended, filed in Delaware state court all of which now have been consolidated into a single action. The complaints allege, among other things, that the Company’s directors breached their fiduciary duties and committed gross mismanagement and waste by entering into the proposed acquisition, by rejecting or failing to pursue the proposed acquisition of the Company by ACI Worldwide, Inc. and/or failing to initiate a bidding or auction process for acquisition of the Company, and by issuing incomplete or misleading disclosures in the Company’s proxy solicitation materials. The plaintiffs are seeking, among other things, to enjoin the stockholder vote in connection with, and any consummation of, the Merger.

If the plaintiffs are successful in obtaining the injunction they seek, the Merger may be blocked or delayed, or there could be substantial costs to the Company. It is possible that other similar lawsuits may be filed in the future. The Company cannot estimate any possible loss from this or similar future litigation at this time. The Company has obligations under certain circumstances to hold harmless and indemnify each of the defendant directors against judgments, fines, settlements and expenses related to claims against such directors and otherwise to the fullest extent permitted under Delaware law and the Company’s certificate of incorporation, bylaws and contractual agreements with its directors.

We must continue to retain, motivate and recruit executives and other key employees, which may be difficult in light of uncertainty regarding the Merger, and failure to do so could negatively affect our operations.

For the Merger to be successful, during the period before the Merger is completed, we must continue to retain, motivate and recruit executives and other key employees. We also must be successful at retaining key employees following the closing of the Merger. Experienced executives are in high demand, and competition for their talents can be intense. Employees may experience uncertainty about their future role with us until, or even after, strategies with regard to our operations and product development following the closing are announced or executed. These potential distractions of the Merger may adversely affect our ability to attract, motivate and retain executives and other key employees and keep them focused on applicable strategies and goals. A failure to retain and motivate executives and other key employees during the period prior to or after the closing of the Merger could have a material and adverse impact on our business and results of operations.

Some of our current directors and executive officers have interests in the Merger that may differ from the interests of our stockholders, and these persons may have conflicts of interest in recommending to our stockholders that they approve the proposals to be voted upon at the special meeting.

Some of the members of management and the Company’s board of directors may have interests in the Merger that differ from, or are in addition to, their interests as stockholders, including the continuing service of several of the Company’s existing directors and executive officers following the closing.

These interests could cause management or members of the Company’s board of directors to have a conflict of interest in recommending approval of the proposals to be voted upon at the special meeting to our stockholders.

Our obligation to pay a termination fee under certain circumstances and the restrictions on our ability to solicit or engage in negotiations with respect to other acquisition proposals may discourage other transactions that may be favorable to our stockholders.

Until the Merger is completed or the Merger Agreement is terminated, with limited exceptions, the Merger Agreement prohibits us from entering into, soliciting or engaging in negotiations with respect to acquisition proposals or other business combinations with a party other than Fundtech. We have agreed to pay Fundtech a termination fee of up to $14.6 million under specified circumstances, including in connection with a change in recommendation to our stockholders regarding the Share Issuance or Charter Amendment. These provisions could discourage other companies from proposing alternative transactions that may be more favorable to our stockholders than the Merger.

Our existing stockholders will experience dilution of their percentage ownership of Company common stock.

Pursuant to the Merger Agreement and subject to our stockholders’ approval, we would be issuing new shares of common stock to Fundtech shareholders, which would represent approximately 45% of the total outstanding voting power of all Company stockholders following the closing of the Merger. The issuance of these shares would cause our current stockholders to experience immediate and significant dilution in their percentage ownership of the Company’s outstanding common stock.

The stock ownership of the combined company may be highly concentrated, and, as a result, certain stockholders may influence the affairs of the combined company significantly.

Clal currently owns approximately 58% of Fundtech’s ordinary shares and, after the effective time of the Merger, will own approximately 24% of the combined company’s outstanding shares of common stock. Clal may exert considerable influence over the combined company’s policies, business and affairs, and in any corporate transaction or other matter, including mergers, consolidations and the sale of all or substantially all of our assets. This concentration in control may have the effect of delaying, deterring or preventing a change of control that otherwise would yield a premium upon the price of the combined company’s common stock. This concentration of ownership may also have the effect of reducing the amount of stock in the combined company’s public float, which may impact share trading values.

Sales of shares of our common stock after the Merger may negatively affect the market price of our common stock.

The shares of Company common stock issued in the Merger to holders of ordinary shares of Fundtech will generally be eligible for immediate resale. The sale of a substantial number of shares of Company common stock by former Fundtech security holders or by our other stockholders within a short period of time could cause our stock price to decrease, and make it more difficult for us to raise funds through future offerings of common stock.

The merger consideration is fixed and will not be adjusted in the event the value of the business or assets of Fundtech decline before the Merger is completed.

The number of shares of our common stock we will pay as merger consideration is fixed and will not be adjusted in the event that the value of Fundtech’s business declines prior to the consummation of the Merger. We will not be required to consummate the Merger if Fundtech experiences a “material adverse effect” (as this term is defined below in “The Merger Agreement — Representations and Warranties”). However, we will not be permitted to terminate the Merger Agreement because of any changes in the value of the Fundtech business that do not rise to the level of a material adverse effect or otherwise cause Fundtech to fail to satisfy a condition to closing. In the event of such a material adverse effect, however, we may be required under federal securities laws to amend the proxy statement to disclose additional material information and re-solicit the vote of our stockholders.

If the Merger is not consummated by the termination date set forth in the Merger Agreement, either the Company or Fundtech may, in certain circumstances, choose not to proceed with the Merger.

Either the Company or Fundtech may terminate the Merger Agreement if, in certain circumstances, the Merger has not been completed by March 31, 2012, or, in certain circumstances, June 30, 2012, unless the failure of the Merger to be completed has resulted from or was principally caused by the failure of the party seeking to terminate the Merger Agreement to perform its obligations.

Risks Relating to the Combined Entity After the Merger

The combined company may not fully realize the anticipated synergies and related benefits of the Merger or within the timing anticipated.

The Company and Fundtech entered into the Merger Agreement because each company believes that the Merger will be beneficial to each of the Company and the Company stockholders and Fundtech and the Fundtech shareholders, respectively, including, among other things, as a result of the anticipated synergies resulting from the combined company’s operations. The Company’s management anticipates annual pre-tax cost savings of approximately $12 million by the end of 2012, fully realizable by 2013. The companies may not be able to achieve the anticipated operating and cost synergies or long-term strategic benefits of the Merger within the timing anticipated or at all. For example, elimination of duplicative costs may not be fully achieved or may take longer than anticipated. For at least the first year after consummation of the Merger, and possibly longer, the benefits from the Merger will be offset by the costs incurred in integrating the businesses and operations, or adverse conditions imposed by regulatory authorities on the combined business in connection with granting approval for the Merger. An inability to realize the full extent of, or any of, the anticipated synergies or other benefits of the Merger, as well as any delays that may be encountered in the integration process, which may delay the timing of such synergies or other benefits, could have an adverse effect on the business and results of operations of the combined company, and may affect the value of the shares of Company common stock after the completion of the Merger.

The Merger may not be accretive and may cause dilution to the combined company’s earnings per share, which may harm the market price of our common stock after the Merger.

While we believe the Merger has the potential to be accretive to future earnings, there can be no assurance with respect to the timing and scope of the accretive effect or whether it will be accretive at all. The combined company could encounter additional transaction and integration-related costs or other factors such as the failure to realize all of the benefits anticipated in the Merger or a downturn in its business. These factors could cause dilution to the combined company’s earnings per share or decrease the expected accretive effect of the Merger and cause a decrease in the share price of our common stock after the Merger.

The price of the common stock of the combined company may be affected by factors different from those affecting the price of Company common stock or Fundtech ordinary shares independently.

After completion of the Merger, as the combined company integrates the businesses of the Company and Fundtech, the results of operations as well as the stock price of the combined company may be affected by factors different than those factors affecting the Company and Fundtech as independent stand-alone entities. The combined company may face additional risks and uncertainties not otherwise facing each independent company prior to the Merger.

For a discussion of the Company and Fundtech’s businesses and certain factors to consider in connection with their respective businesses, see the respective sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 and Fundtech’s Annual Report on Form 20-F for the year ended December 31, 2010 and other documents incorporated by reference into this proxy statement.

The Company may have failed to discover undisclosed liabilities of Fundtech.

The Company’s investigations and due diligence review of Fundtech may have failed to discover undisclosed liabilities of Fundtech. The Company has tried to minimize its exposure to undisclosed liabilities by obtaining certain protections under the Merger Agreement, including representations and warranties from Fundtech regarding undisclosed liabilities. However, there can be no assurance that such provisions in the Merger Agreement will protect the Company against any undisclosed liabilities being discovered or provide an adequate remedy for any undisclosed liabilities that are discovered. Additionally, the representations and warranties from Fundtech do not survive beyond the effective time of the Merger. Therefore, there can be no assurance that the Company will have a remedy that is enforceable, collectible or sufficient in amount, scope or duration, or a remedy at all, to offset, fully or partially, any undisclosed liabilities arising from the Merger. Such undisclosed liabilities could have an adverse effect on the business and results of operations of the Company and may adversely affect the value of the shares of Company common stock after the consummation of the Merger.

Government regulations could increase our costs of production and our business could be adversely affected.

We are subject to government regulation, including external audits, examination, and are indirectly regulated by the Office of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the Office of Thrift Supervision, National Credit Union Association and the various state financial regulatory agencies that supervise and regulate the banks, credit unions and thrift institutions for which we provide data processing services. Following the Merger, there may be changes in the legal and regulatory environment, and governmental entities or agencies in jurisdictions where we operate may impose new restrictions, which could increase our costs and affect our profitability. In addition, the Merger will expose us, as part of the combined company, to the legal and regulatory environments of Israel and additional jurisdictions, including, but not limited to, the labor laws of each jurisdiction, which could increase our costs and affect our profitability. These additional regulatory burdens could increase our costs and adversely affect our business.

The acquisition of other product lines or businesses could pose risks to our business and the market price of our common stock.

We intend to continue to review acquisition prospects that we believe could complement our business. Any such future acquisitions could result in accounting charges, potentially dilutive issuances of stock, and increased debt and contingent liabilities, any of which could have an adverse effect on our business and the market price of our common stock. Acquisitions entail many financial, managerial and operational risks, including difficulties integrating the acquired operations, effective and immediate implementation of internal controls over financial reporting, diversion of management attention during the negotiation and integration phases, uncertainty entering markets in which we have limited prior experience, and potential loss of key employees of acquired organizations. We may be unable to integrate product lines or businesses that we acquire, which could have an adverse effect on our business and on the market price of our common stock.

Uncertainties associated with the Merger or the combined company may cause delays in customer orders or even the loss of customers, which could offset any benefits we may realize from the diversification of our customer base.

In response to the announcement of the Merger, or due to the diversion of management’s attention, current and potential customers of the Company and Fundtech may delay or defer decisions concerning their use of products and services of the Company and/or Fundtech. In particular, prospective customers could be reluctant to purchase the combined company’s products due to uncertainty about the direction of the combined company’s product offerings and our willingness to support and service existing products. To the extent that the Merger creates uncertainty among those persons and organizations contemplating purchases such that one large customer, or a significant group of smaller customers, delays, defers or changes purchases in connection with the Merger, our results of operations would be adversely affected. Further, we may make customer assurances to address our customers’ uncertainty about the direction of the combined company’s product and related support offerings that may result in additional obligations of the combined company.

Future results of the combined company may differ materially from the unaudited pro forma financial statements presented in this proxy statement.

The combined company’s future results may be materially different from those shown in the unaudited pro forma financial statements presented in this proxy statement that show only a combination of the Company’s and Fundtech’s historical results. The Company expects to incur significant costs associated with completing the Merger and combining the operations of the two companies, and the exact magnitude of these costs is not yet known. Furthermore, these costs may decrease capital that could be used by the Company for future income-earning investments in the future.

Political, economic and military conditions in Israel and the Middle East as a whole, could negatively impact the combined company.

Political, economic and military conditions in Israel will have a direct influence on the combined company because one of its significant research and development facilities and one of its executive offices will be located there. Since the establishment of the State of Israel in 1948, a number of armed conflicts have taken place between Israel and its Arab neighbors. Hostility between factions in neighboring countries, varying in degree and intensity, has led to security and economic problems for Israel. Any major hostilities involving Israel, acts of terrorism or the interruption or curtailment of trade between Israel and its present trading partners could adversely affect the combined company’s operations. We cannot assure you that ongoing hostilities related to Israel, or the recent events in Egypt and other Middle Eastern nations, will not have a material adverse effect on the combined company’s business or share price. Several Arab and Muslim countries still restrict business with Israeli companies and these restrictions may have an adverse impact on the combined company’s operating results, financial condition or the expansion of the combined company’s business. Any on-going or future violence between Israel and the Palestinians, armed conflicts, terrorist activities, tension along the Israeli-Lebanese or the Israeli-Syrian borders, or escalating political instability in the region could disrupt international trading activities in Israel and may materially and negatively affect the combined company’s business conditions and could harm its results of operations. Certain countries, as well as certain companies and organizations, continue to participate in a boycott of Israeli firms and others doing business with Israel and Israeli companies. Thus, there have been sales opportunities that Fundtech could not pursue and there may be such opportunities in the future from which the combined company will be precluded. The combined company is also precluded from marketing its products to certain of these countries due to U.S. and Israeli regulatory restrictions. In addition, such boycott, restrictive laws, policies or practices may change over time and we cannot predict which countries, as well as whether certain companies and organizations, will be subject thereto. The boycott, restrictive laws, policies or practices directed towards Israel or Israeli businesses could, individually or in the aggregate, have a material adverse affect on the combined company’s business in the future.

Some of the combined company’s officers and employees are currently obligated to perform annual reserve duty, depending on their age and position in the Israeli army. Additionally, they may be called to active reserve duty at any time under emergency circumstances for extended periods of time. The combined company’s operations could be disrupted by the absence for a significant period of one or more of its senior officers or key employees due to military service, and any significant disruption in the combined company’s operations could harm its business. We believe that Fundtech has operated effectively given these requirements since it began operations. Nevertheless, the full impact on the combined company’s workforce or business if some of its executive officers and employees were to be called upon to perform military service, especially in times of national emergency, is difficult to predict. Although we believe that Fundtech has operated effectively under these requirements since it began operations, we cannot assess the full impact of these requirements on the combined company’s workforce or business if political and military conditions should change, and we cannot predict the effect on the combined company of any expansion or reduction of these obligations.

CAUTIONARY STATEMENT REGARDING
FORWARD-LOOKING STATEMENTS

This proxy statement contains certain forward-looking information about the Company, Fundtech and the combined company that is intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. These statements may be made directly in this proxy statement or may be incorporated into this proxy statement by reference to other documents and may include statements for the period following the completion of the Merger. Representatives of the Company may also make forward-looking statements. Forward-looking statements are statements that are not historical facts. Words such as “expect,” “believe,” “will,” “may,” “anticipate,” “plan,” “estimate,” “intend,” “should,” “can,” “likely,” “could” and similar expressions are intended to identify forward-looking statements. These statements include, but are not limited to, statements regarding the expected completion of the Merger and timing thereof, our expected revenues, our market and growth opportunities, the amount of anticipated cost synergies and other benefits associated with the proposed Merger and other statements that are not historical facts.

These forward-looking statements are based on currently available competitive, financial and economic data together with management’s views and assumptions regarding future events and business performance as of the time the statements are made and are subject to risks and uncertainties. We wish to caution you that there are some known and unknown factors that could cause actual results to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements, including but not limited to, uncertainties as to whether the Court Approval will be granted, whether the court will impose additional requirements or demands on Fundtech, the ability to obtain regulatory and other approvals of the transaction on the proposed terms and schedule, how many shareholders will vote in favor of the Merger and/or the issuance of Company common stock, the possibility that competing offers will be made, the possibility that various closing conditions for the Merger may not be satisfied or waived, operational challenges in achieving strategic objectives and executing our plans, the risk that markets do not evolve as anticipated, the potential impact of general economic conditions and competition in the industry.

We refer you to the documents that we file from time to time with the SEC, including the section titled “Risk Factors” in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, as well as the section titled “Risk Factors” in this proxy statement, which contain and identify other important factors that could cause actual results to differ materially from those contained in our projections or forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this proxy statement. All subsequent written and oral forward-looking statements by or concerning the Company are expressly qualified in their entirety by the cautionary statements above. Except as may be required by law, we do not undertake any obligation to publicly update or revise any forward-looking statements because of new information, future events or otherwise.

THE MERGER

The following discussion contains important information relating to the Merger. You are urged to read this discussion together with the Merger Agreement and the related documents attached as Annexes to this proxy statement before voting.

Structure of the Merger

Subject to the terms and conditions of the Merger Agreement and in accordance with Israeli law, Finland Holdings (2011) Ltd., a wholly owned subsidiary of the Company that was formed for the sole purpose of facilitating the Merger, will be merged with and into Fundtech, with Fundtech surviving the Merger and becoming a wholly owned subsidiary of the Company. Accordingly, after the effective time of the Merger, Fundtech ordinary shares will no longer be publicly traded. Immediately following the Merger, the name of the Company will be changed to “Fundtech Corporation” (assuming approval of such by our stockholders).

Merger Consideration

Fundtech Shareholders.  As a result of the transaction, each Fundtech shareholder will have the right to receive 2.72 shares of Company common stock for each Fundtech ordinary share he, she or it owned immediately prior to the effective time of the Merger.

The Company will not issue fractional shares of Company common stock in the Merger. All fractional shares of Company common stock to which a holder of Fundtech ordinary shares would otherwise be entitled as a result of the Merger will be aggregated. For any fractional share that results from such aggregation, the exchange agent will pay the holder an amount of cash, without interest, equal to the product of such fraction of a share of Company common stock which the Fundtech shareholder would otherwise have been entitled to pursuant to the Merger, multiplied by the average closing sale price per share of Company common stock on NASDAQ for the five consecutive trading days ending on and including the second trading day immediately prior to the effective time of the Merger. The Company shall deposit with the exchange agent the funds required to make such cash payments when and as needed.

Company Stockholders.  Company stockholders will continue to own their existing shares of Company common stock after the Merger. Each share of Company common stock will represent one share of common stock in the combined company.

Ownership of the Combined Company After the Merger

As of August 15, 2011, the last practicable trading day prior to the mailing of this proxy statement, approximately 15.3 million shares of Fundtech ordinary shares were outstanding and approximately 2.0 million shares of Fundtech ordinary shares were reserved for the exercise of outstanding Fundtech options and settlement of other outstanding Fundtech equity-based awards. In accordance with terms of the Merger, at the effective time of the Merger, the Company (1) will issue up to approximately 42.6 million shares of Company common stock to Fundtech shareholders pursuant to the Merger Agreement and (2) will reserve for issuance approximately 4.4 million shares of Company common stock in connection with the exercise or settlement of Fundtech equity-based awards. The Company and Fundtech expect that the shares of Fundtech common stock issued in connection with the Merger in respect of Fundtech ordinary shares will represent approximately 45% of the outstanding common stock of the combined company immediately after the Merger. Shares of Company common stock held by Company stockholders immediately prior to the Merger will represent approximately 55% of the outstanding common stock of the combined company immediately after the Merger.

BACKGROUND OF THE MERGER

Since late 2002, the Company and Fundtech, through their respective management teams and representatives have, from time to time, discussed a potential strategic combination, including discussions regarding a potential acquisition of Fundtech by the Company in 2003. In 2006, Fundtech representatives met in person in Atlanta, Georgia with representatives of the Company as one of several Companies that participated in a formal strategic exploration process that the Company conducted at that time. That process eventually resulted in the Company determining to carry out its long-term business plan as an independent entity. Between 2006 and March 2011, senior representatives of the Company and Fundtech occasionally informally communicated with one another concerning, among other things, a potential strategic business combination. During this period, representatives of the Company also engaged in discussions concerning strategic combinations with other industry participants and reviewed the substance of such discussions with members of the Company’s board of directors.

On August 30, 2010, Mr. Johann Dreyer, the Company’s Chief Executive Officer, met with the chief executive officer of another industry participant, ACI Worldwide, Inc., referred to herein as Company A, at the request of Company A’s chief executive officer. During that meeting, Company A’s chief executive officer expressed an interest in potentially acquiring the Company. On September 30, 2010, members of the Company’s senior management met with members of the senior management of Company A, at Company A’s request, to discuss Company A’s interest in acquiring the Company. Pursuant to the authorization of the Company’s board of directors, from time to time between October 2010 and February 2011, certain of the Company’s senior managers, representatives of the Company’s financial advisor, Raymond James & Associates, Inc., hereafter Raymond James, and representatives of the Company’s external legal counsel, Hogan Lovells US LLP, hereafter Hogan Lovells, held additional discussions with members of Company A’s senior management team and advisors concerning a possible transaction. During this time, the Company’s senior managers and representatives of Raymond James and Hogan Lovells periodically updated the Company’s board of directors as to the status of such discussions and the board members considered, among other things and in light of such discussions and their fiduciary responsibilities, as presented to them by representatives of Hogan Lovells, the likelihood of consummating a transaction with Company A. On November 19, 2010, Company A submitted to the Company a proposal to acquire the Company in an all cash transaction at a price of $8.40 per share of the Company. Following the submission of such proposal, the Company’s board of directors considered, in light of their fiduciary responsibilities, as presented to the directors at board meetings by representatives of Hogan Lovells, Company A’s proposal and the likelihood of consummating a transaction with Company A. On December 9, 2010, Mr. Dreyer and Mr. John W. Spiegel, Chairman of the Company’s board of directors, spoke with Company A’s chief executive officer. As a follow-up to that call, on December 20, 2010, Company A presented a draft definitive merger agreement to the Company. On February 18, 2011, pursuant to the Company’s board of directors’ determination that the Company should focus on executing its long-term business plan, the Company terminated discussions with Company A.

On March 3, 2011, the executive assistant to Mr. Reuven Ben Menachem, the Chief Executive Officer of Fundtech, inquired as to whether Mr. Dreyer was available to meet with Mr. Ben Menachem when Mr. Ben Menachem was expected to be in Atlanta, Georgia on other business. Mr. Dreyer and Mr. Ben Menachem agreed to meet on April 8, 2011.

In the interim, in late March 2011, Company A’s chief executive officer initiated contact with the Company in order to reengage in discussions concerning an acquisition of the Company. On April 5, 2011, Mr. Dreyer and Mr. Spiegel met in person in Atlanta, Georgia with Company A’s chief executive officer.

On April 8, 2011, Mr. Dreyer and Mr. Ben Menachem met in person and discussed the merits of a potential strategic combination of the Company and Fundtech.

On April 12, 2011, members of the Company’s senior management met in New York with members of the senior management of Fundtech and discussed potential synergies between the companies. Prior to the beginning of the meeting, the Company and Fundtech executed a non-disclosure agreement. On that same date, Company A’s chief executive officer contacted Messrs. Dreyer and Spiegel with a proposal (including a revised draft of a definitive merger agreement) to acquire the Company at a price of $8.40 per share of the Company, 55% of which was to be paid in cash and 45% in shares of Company A’s common stock.

On April 15, 2011, a representative of Raymond James held a discussion with one of Company A’s financial advisors concerning Company A’s proposal. The representatives had additional contacts from time to time concerning the proposal between April 15, 2011 and June 14, 2011.

On April 17, 2011, Mr. Ben Menachem communicated to Mr. Dreyer Fundtech’s desire to continue to engage in discussions with the Company’s representatives concerning a potential strategic combination.

During a meeting of the Company’s board of directors held on May 2, 2011, members of the Company’s senior management briefed the board concerning the discussions held with Fundtech’s representatives and the contacts between representatives of the Company and Company A. The board members considered written materials prepared and delivered by Raymond James concerning the two potential transactions and engaged in extensive discussions regarding the merits of the two potential transactions, including each transaction’s anticipated execution risk. Following such consideration and discussions, the board determined that a strategic combination with Fundtech should be further pursued.

On May 6, 2011, members of the Company’s senior management traveled to Tel Aviv, Israel to hold additional discussions with Fundtech’s representatives and to meet with representatives of Clal Industries and Investments Ltd., Fundtech’s largest shareholder, hereafter Clal. On May 7, 2011, members of the senior management of the Company and Fundtech met and discussed a framework for a transaction and certain potential key transaction terms. Specifically, the parties discussed, among other things, (i) the structure of a transaction, (ii) the exchange ratio and (iii) the possibility of Messrs. Dreyer and Ben Menachem serving as co-chief executive officers of the combined company, with Mr. Dreyer and Mr. Ben Menachem having primary responsibility for the Americas and international operations, respectively. Further, the parties discussed the relative percentage of ownership that stockholders of the Company and Fundtech would have in the combined company and the combined company’s expected cash balance. The parties came to a general understanding, in light of the respective market capitalizations of the Company and Fundtech, that stockholders of the Company would hold 55% of the combined company’s outstanding common stock and former shareholders of Fundtech would hold 45%. In light of the combined company’s expected cash balance post-closing, the parties also considered the payment of a cash dividend in connection with the transaction in an amount between $0.50 and $0.60 per share. On May 8, 2011, members of the senior management of the Company and Fundtech met to further discuss these matters with representatives of Clal. During the meeting, the parties came to a general understanding regarding the structure of a transaction and certain transaction terms, including that stockholders of the Company would hold 55% of the combined company’s outstanding common stock and former shareholders of Fundtech would hold 45% and that prior to the effective time of the Merger, each of the Company and Fundtech would pay a cash dividend of $0.60 per share.

On May 11, 2011, at a meeting of the Company’s board of directors, members of the Company’s senior management briefed the board on the substance of the discussions held in Tel Aviv and discussed a proposed due diligence process and transaction timeline.

On May 19, 2011 and May 20, 2011, senior managers and representatives of the Company and Fundtech met in person in New York to make detailed presentations covering their respective businesses and to conduct a preliminary due diligence review of each company’s businesses and operations. On May 20, 2011, counsel for Fundtech circulated a first draft of the Merger Agreement to the Company for review. Between May 20, 2011 and June 26, 2011, the parties engaged in negotiations concerning the terms of the transaction.

On May 24, 2011, at a meeting of the Company’s board of directors, members of the Company’s senior management briefed the board on the status of the ongoing discussions with Fundtech and the results of the preliminary due diligence review of Fundtech.

Upon the agreement of each of the Company and Fundtech, on May 25, 2011, senior managers and representatives of the Company and Fundtech met in person in New York to further undertake due diligence and discuss potential synergies between the parties. At this meeting, the parties also discussed further the merits and amount of any cash dividends.

On June 3, 2011, members of the senior management of the Company and Fundtech met and discussed the potential corporate structure of a combined company, the proposed responsibilities of certain key members of the parties’ respective management teams in a combined company, and certain of the specific terms of a potential transaction.

On June 6, 2011, the Company’s board of directors met with its advisors and certain members of senior management to discuss the status of negotiations and due diligence with Fundtech and recent inquiries by Company A and its financial advisor.

On June 14, 2011, at the direction of the Company’s board of directors following its consideration of Company A’s proposal and of the likelihood of consummating a transaction with Company A, Messrs. Dreyer and Spiegel informed Company A’s chief executive officer that the Company was not interested in pursuing the proposed transaction with Company A. Later that afternoon, the Company’s board of directors met with its advisors and members of senior management to discuss matters relating to the negotiations with and diligence of Fundtech and the communications that occurred earlier that day with Company A’s chief executive officer. The Company also executed an amendment to its existing engagement letter with Raymond James to address a potential transaction with Fundtech. Additionally, on this date, Fundtech, in response to news articles and in compliance with Clal’s disclosure obligation in Israel, publicly announced that it was in preliminary discussions regarding potential transactions, including a merger transaction with a company based in the United States.

From June 16, 2011 to June 19, 2011, members of the Company’s senior management met in New York with members of Fundtech’s senior management and further discussed specific details of a potential transaction between the Company and Fundtech. On June 16, 2011, Mr. Dreyer and Mr. Ben Menachem discussed a management structure under which Mr. Dreyer would serve as the chief executive officer and Mr. Ben Menachem would serve as executive chairman of the combined company. Following this discussion and during negotiations which occurred from June 16 to June 26, 2011 regarding this and other governance matters, the parties developed and negotiated Exhibit C to the Merger Agreement which would serve as a framework to allocate responsibilities between Messrs. Dreyer and Ben Menachem in these respective roles. Additionally, on June 16, 2011, representatives of Fundtech communicated that Fundtech no longer supported the payment of cash dividends, and the parties agreed during subsequent meetings that it would be appropriate for the combined company’s board of directors, following the closing of the Merger, to consider all available options to maximize stockholder value, including a stock buyback. At the meetings held in person in New York during this period and continuing through June 26, 2011, the parties also reconfirmed their prior agreement concerning the structure of the transaction and sought to achieve consensus on specific aspects of the Merger Agreement. In-depth discussions were held repeatedly concerning, among other things, (i) non-solicitation provisions, (ii) termination provisions and fees, and (iii) a voting agreement to be executed by Clal and the specific conditions under which such agreement would terminate. Further, from June 16 to June 26, 2011, the parties negotiated the terms of a registration and information rights agreement that the Company would, following consummation of a transaction and upon request and subject to the terms of the Merger Agreement, enter into with certain shareholders of Fundtech.

On June 19, 2011, the Company’s board of directors met with its advisors and certain members of senior management. At the meeting, members of the Company’s senior management, representatives of PricewaterhouseCoopers LLP, referred to as PWC (which had been engaged by the Company to undertake financial due diligence on Fundtech), Raymond James and Hogan Lovells, reviewed for the board, among other things, the status of the negotiations, preliminary diligence results, certain financial matters, the directors’ fiduciary duties, and the draft Merger Agreement. The Company and Fundtech continued to negotiate transaction terms and conduct due diligence following the meeting.

On June 26, 2011, the Company’s board of directors met with representatives of Hogan Lovells, Raymond James, PWC and certain members of the Company’s senior management to consider the proposed transaction. Following a report to the board concerning the results of the Company’s due diligence review of Fundtech, a representative of Hogan Lovells advised the board of directors of its fiduciary duties and, along with members of the Company’s senior management, reviewed the terms of the draft Merger Agreement with the board and answered questions from the board members about the transaction. A representative of Raymond James then presented Raymond James’ financial analysis of the proposed transaction and orally expressed Raymond James’ opinion (subsequently confirmed in writing) that as of such date, based upon and subject to the considerations, assumptions, qualifications and limitations set forth in the opinion, the exchange ratio of 2.72 shares of the Company’s common stock for each ordinary share of Fundtech issued and outstanding immediately prior to the effective time of the Merger was fair, from a financial point of view, to the Company. Thereafter, the board of directors, having taken into consideration the information presented, including the opinion of Raymond James, unanimously determined that the Merger was advisable and in the best interests of the Company and its stockholders and approved, subject to the approval of the Company’s stockholders, the Merger Agreement and the transactions contemplated thereby. Promptly following the vote of the members of the Company’s board of directors, Raymond James delivered its written fairness opinion, dated June 26, 2011, a copy of which is attached hereto as Annex A.

Following the approval of the boards of directors of the Company and Fundtech, the parties executed the Merger Agreement and certain related agreements on June 26, 2011 and issued a joint press release announcing the transaction on the morning of June 27, 2011.

On July 26, 2011, the Company received an unsolicited written proposal from Company A to acquire the Company for $9.50 per share in a mix of cash and common stock of Company A. On that date, the Company publicly announced that it had received Company A’s unsolicited proposal and that the Company’s board of directors would evaluate the terms of Company A’s proposal in a manner consistent with its obligations under the Merger Agreement and applicable Delaware law. On August 2, 2011, the Company announced that its board of directors, after thorough consideration and consultation with its legal and financial advisors, had rejected Company A’s proposal and affirmed its commitment to the Company’s pending business combination with Fundtech. Later that day, Company A publicly reaffirmed its proposal.

On August 11, 2011, the Company’s board of directors set the record date and date for the special meeting of the Company’s stockholders in connection with the Merger.

On August 12, 2011, Company A filed a preliminary proxy statement to solicit votes of the Company’s stockholders in opposition to the Merger. On August 15, 2011, the Company announced that (i) it urged stockholders of the Company to disregard Company A’s voting recommendations and to vote for all of the proposals associated with the Merger when they receive the Company’s proxy solicitation materials and (ii) the Company’s board of directors continued to believe that the Merger would establish a strong platform to accelerate revenue growth, increase earnings and generate significant value for stockholders of the Company.

The Company’s Reasons for the Merger and the Recommendation of the Company’s Board of Directors Relating to the Merger

Reasons for the Merger.  The Company’s board of directors believes that the Merger will create a company with a compelling leadership position in the transaction banking industry and establish a platform to accelerate revenue growth and increase profitability. In evaluating the Share Issuance and Charter Amendment in connection with the Merger, the Company board of directors consulted with the Company’s senior management and legal and financial advisors. The Company’s board of directors has recommended the approval of the Share Issuance and the Charter Amendment.

In reaching its conclusion to recommend the approval of the Share Issuance and the Charter Amendment, the Company’s board of directors considered a number of factors, including, but not limited to, those discussed below:

•	the possible alternatives to the Merger, including the possibility of continuing to operate as an independent entity;

•	the current and prospective environment in which we operate, including the transaction banking industry, international, national and local economic conditions, the competitive environment, and the likely effect of these factors on potential growth, development, productivity, profitability and strategic options;

•	historical financial information concerning our business, management, financial performance and conditions, technology, operations, prospects and competitive position;

•	the size of Fundtech and related economies of scale, and that the diversification of our transaction banking capabilities beyond the level that may be reasonably achievable on an independent basis was becoming increasingly important to continued success in our industry;

•	the likelihood that the Merger will be completed, including the likelihood that the regulatory, court and stockholder approvals needed to complete the transaction will be obtained;

•	current financial market conditions and historical market prices, volatility and trading information with respect to our common stock;

•	the governance structure and policies of the combined company;

•	the opinion of Raymond James as to the fairness, from a financial point of view and as of the date of such opinion, of the Exchange Ratio to the Company; and

•	the structure of the Merger and the financial and other terms of the Merger, including the consideration to be paid by the Company to Fundtech shareholders in the transaction and the form of such consideration.

Our board of directors also specifically identified and considered a number of other positive factors supporting its decision to approve the Merger, including, but not limited to:

•	Creation of a Global Transaction Banking Leader. The Company’s board of directors believes that the transaction creates a compelling leadership position in the transaction banking industry. By combining the two companies, the board of directors believes that the transaction will create a combined entity with a best-of-breed suite of payment products, end-to-end cash management solutions and compelling trade solutions.

•	Enhances Our Global Presence. The Company believes that the Merger will establish a financial technology leader of global scale. While both companies have a global presence, each entity has strengths in different regions. For example, the Company has a presence in Latin America and Africa, whereas Fundtech has commercial strength in India and Western Europe. By combining the two entities, we can effectively increase the depth of the markets that we currently serve, as well as increase the width of the markets we can reach.

•	Larger Client Base Allows for Cross-Selling Opportunities. One of the greatest assets that each company has is its customer base. Each of the companies have sold to some of the world’s largest financial organizations. By combining companies, the new entity will have more than 4,000 customers, including 15 of the top 20 banks worldwide, the top 10 banks in the United States, 33 banks in Latin America, four of the world’s top 10 brands, two of the largest ATM networks in the world and 13 of the top 15 sub-Saharan Africa banks. This expanded customer base, along with the expanded products and services of the combined entity, will allow for greater cross-selling opportunities for our respective products.

•	Enhanced Financial Position. The Company’s board of directors believes that the Merger will be accretive to the Company’s 2012 non-GAAP earnings per share. The Company believes that the Merger will increase the Company’s revenues, earnings and enhance cash flow generation and create a strong balance sheet with no debt.

•	Synergies and Cost Savings of the Combined Company. The management of the Company anticipates annual synergies of approximately $12 million by the end of 2012, fully realizable in 2013, and believes there may be potential to achieve additional synergies thereafter. The Company believes that the Merger would result in a number of important synergies. These synergies are expected to result primarily from achieving greater operating efficiencies, capturing inherent economies of scale and leveraging corporate resources. Any synergies achieved will further enhance the free cash flow and return on invested capital of the combined company.

Our board of directors also identified and considered a variety of risks and other countervailing factors in its deliberations concerning whether to approve the Merger and to enter into the Merger Agreement, including, but not limited to:

•	the possibility that the transaction might not be completed and the potential effects of the public announcement and pendency of the Merger on management’s attention, our ability to retain employees, our relationship with customers and suppliers, and our sales, operating results and stock price;

•	the restrictions the Merger Agreement imposes on our ability to enter into an alternative transaction before closing and the fact that we may be obligated to pay Fundtech a termination fee of up to $14.6 million under specified circumstances, as described in “The Merger Agreement — Termination Fees” beginning on page 68;

•	the restrictions that the Merger Agreement imposes on our operations during the period between the signing of the Merger Agreement and the completion of the Merger and the fact that, should the Merger not occur, such restrictions could have an adverse effect on our operations;

•	the fact that certain of our directors and executive officers may have conflicts of interest in connection with the transaction, as they may receive certain benefits that are different from, and in addition to, those of our stockholders, as described in “The Merger — Interests of the Company’s Executive Officers and Directors in the Merger” beginning on page 40;

•	that, while the Merger is expected to be completed, there can be no assurance that all conditions to the parties’ obligations to complete the Merger will be satisfied, and as a result, it is possible that the Merger may not be completed, even if our stockholders approve the Share Issuance and Charter Amendment, as described in “The Merger Agreement — Conditions to the Completion of Merger” beginning on page 66;

•	the risks (i) that even if the Merger is completed, the potential benefits sought may not be fully realized; (ii) associated with the substantial expenses and charges to be incurred in connection with the Merger, including costs of integrating the businesses and transaction expenses arising from the Merger; (iii) that the stock price of the Company may be negatively impacted by the dilution caused by the Merger; and (iv) that despite the efforts of the combined company, key employees may not remain employed by the combined company; and

•	other applicable risks described in this proxy statement under “Risk Factors” beginning on page 21.

The preceding discussion is not meant to be an exhaustive description of the information and factors considered by our board of directors, but is believed to address the material information and factors considered. In view of the wide variety of factors considered in connection with its evaluation of the Merger and the complexity of these matters, our board of directors did not find it practicable to, and did not, quantify or otherwise attempt to assign relative weights to the various factors considered in reaching its determination. In considering the factors described above, individual members of the board may have given different weight to different factors.

Recommendation of the Company’s Board of Directors.  After careful consideration, and taking into account all of the factors outlined above, the Company’s board of directors unanimously recommends that the stockholders vote “FOR” the Share Issuance, “FOR” the Charter Amendment, “FOR” the Incentive Plan Amendment, “FOR” the Potential Payments Under Compensation Arrangements proposal, and “FOR” the adjournment or postponement of the special meeting, if necessary, to solicit additional proxies in favor of the foregoing proposals.

Opinion of the Company’s Financial Advisor

By letter dated July 7, 2010, the Company retained Raymond James to act as the Company’s financial advisor in connection with certain corporate transactional matters and the engagement letter was amended on June 14, 2011 in connection with the potential transaction with Fundtech. The Company selected Raymond James because Raymond James is a nationally recognized investment banking firm with substantial experience in transactions similar to the Merger and is familiar with the Company and its business. In the ordinary course of its investment banking business, Raymond James is engaged in the valuation of businesses and their securities in connection with mergers and acquisitions. In selecting Raymond James, the Company also considered its prior relationship with Raymond James. Raymond James in the past has provided, currently provides, and in the future may provide, investment banking and other financial services to the Company and has received or in the future may receive compensation for these services. In connection with this engagement, the Company’s board of directors requested that Raymond James evaluate the fairness, from a financial point of view, to the Company of the Exchange Ratio pursuant to the Merger Agreement.

At the June 26, 2011 meeting of the board of directors, Raymond James delivered its opinion that, as of such date and based upon and subject to various qualifications and assumptions described with respect to its opinion, the Exchange Ratio pursuant to the Merger Agreement was fair, from a financial point of view, to the Company.

The full text of the written opinion of Raymond James, dated June 26, 2011, which sets forth the assumptions made, matters considered, and limits on the scope of review undertaken, is attached as Annex C to this document. The summary of the opinion of Raymond James set forth in this document is qualified in its entirety by reference to the full text of such opinion.

Holders of Company common stock are urged to read this opinion in its entirety. Raymond James’s opinion, which is addressed to the Company board of directors, is directed only to the fairness, from a financial point of view, of the Exchange Ratio in connection with the Merger. Raymond James’s opinion to the Company does not constitute a recommendation to any holder of Company common stock as to how such stockholder should vote at the special meeting and does not address any other aspect of the proposed Merger or any related transaction. Raymond James does not express any opinion as to the likely trading range of the Company’s common stock following the Merger, which may vary depending on numerous factors that generally impact the price of securities or on the financial condition of S1 at that time.

In connection with rendering its opinion, Raymond James, among other things:

•	reviewed the financial terms and conditions of the Merger as stated in the draft of the Merger Agreement dated June 23, 2011;

•	reviewed the Company’s Annual Report filed on Form 10-K for the year ended December 31, 2010, as well as the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2011, September 30, 2010, June 30, 2010 and March 31, 2010;

•	reviewed Fundtech’s Annual Report filed on Form 20-F for the year ended December 31, 2010, as well as Fundtech’s Reports on Form 6-K reporting financial results for the quarters ended March 31, 2011, September 30, 2010, June 30, 2010 and March 31, 2010;

•	reviewed other financial and operating information of the Company and Fundtech provided by the Company and Fundtech;

•	reviewed certain other publicly available information on the Company and Fundtech;

•	reviewed and discussed with senior management of the Company and Fundtech the historical and current financial performance of the Company and Fundtech, certain internal financial projections for Fundtech prepared by its senior management, and certain internal financial projections for the Company and Fundtech prepared by senior management of the Company, all of which were approved for Raymond James’s use by the Company; and

•	performed other such analyses and studies, and considered such other factors, as Raymond James considered appropriate.

In connection with its review, with the consent of the Company, Raymond James assumed and relied upon the accuracy and completeness of all information supplied or otherwise made available to Raymond James by the Company, Fundtech or any other party, and did not undertake any duty or responsibility to verify independently, and did not so verify, any of such information. Raymond James did not make or obtain an independent appraisal of the assets or liabilities (contingent or otherwise) of the Company. With respect to the information and data provided to or otherwise reviewed by or discussed with Raymond James, Raymond James, with the Company’s consent, assumed that such information and data were reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of management, and relied upon each party to advise Raymond James promptly if any information previously provided became inaccurate or was required to be updated during the period of its review. Based upon the terms specified in the Merger Agreement, Raymond James assumed that the Merger would qualify as a reorganization under the provisions of Section 368(a) of the Code.

In rendering its opinion, Raymond James assumed that the Merger would be consummated on the terms described in the form of the Merger Agreement it reviewed. Furthermore, Raymond James assumed, in all respects material to its analysis, that the representations and warranties of each party contained in the Merger Agreement were true and correct, that each party would perform all of the covenants and agreements required to be performed by it under the Merger Agreement and that all conditions to the consummation of the Merger would be satisfied without being waived. Raymond James also assumed that all material governmental, regulatory or other consents and approvals would be obtained and that, in the course of obtaining any necessary governmental, regulatory or other consents and approvals, or any amendments, modifications or waivers to any documents to which the Company is a party, as contemplated by the Merger Agreement, no restrictions would be imposed or amendments, modifications or waivers made, that would have any material adverse effect on the Company. In its financial analyses, Raymond James assumed the Exchange Ratio pursuant to the Merger Agreement was 2.72 shares of Company common stock per share of Fundtech ordinary shares. In its fairness opinion, Raymond James expressed no opinion as to the underlying business decision to effect the Merger, the structure or tax consequences of the Merger Agreement, or the availability or advisability of any alternatives to the Merger. In the capacity of rendering the opinion, Raymond James reviewed the terms of a near-final draft of the Merger Agreement and offered no judgment as to the negotiations resulting in such terms.

In conducting its investigation and analyses and in arriving at its opinion expressed, Raymond James took into account such accepted financial and investment banking procedures and considerations as it deemed relevant, including the review of (i) historical and projected revenues, earnings before interest, taxes, depreciation and amortization (as adjusted to exclude stock-based compensation), net income and cash net income (which is defined as net income determined in accordance with GAAP, plus stock-based compensation, intangible amortization and deferred taxes) of the Company and Fundtech; (ii) the equity market capitalization of the Company and Fundtech, as well as the financial results and equity market capitalization of certain other publicly held companies in businesses deemed to be comparable to those of the Company and Fundtech; (iii) the current and projected financial position and results of operations of the Company and Fundtech; (iv) the historical market prices and trading activity of the Company common stock and of the Fundtech ordinary shares; and (v) the general condition of the securities markets.

The following summarizes the material financial analyses presented by Raymond James to the board of directors of the Company at its meeting on June 26, 2011, which material was considered by Raymond James in rendering the opinion described below.

Contribution Analysis.  Raymond James analyzed the pro rata contribution of the Company and Fundtech to the combined company’s results for the year ended December 31, 2010, and projected results for the years ending December 31, 2011, and December 31, 2012. Raymond James used actual results for 2010 and estimated future operating and financial information for the Company and Fundtech for fiscal years 2011 and 2012 provided by S1 and Fundtech management. Such information included, for each of the Company and Fundtech, a) revenue, b) adjusted EBITDA (defined herein as earnings before interest, taxes, depreciation and amortization, adjusted to exclude stock-based compensation), c) GAAP net income, and d) cash net income (as previously defined). Raymond James analyzed the potential financial contributions of the Company and Fundtech to the combined company following completion of the Merger. For purposes of this analysis, Raymond James reviewed the treasury-method based fully diluted enterprise values of S1 and Fundtech and adjusted the respective contribution percentages resulting from revenue and adjusted EBITDA to reflect the relative capital structures for each of the Company and Fundtech. The relative contribution analysis did not give effect to the impact of any synergies as a result of the proposed Merger. The implied equity values were used to drive an implied exchange ratio. The results of this analysis are summarized below:

	Company Equity Value			Fundtech Equity Value
	Contribution			Contribution			Implied Exchange Ratio
	2010	2011E	2012E	2010	2011E	2012E	2010	2011E	2012E

Revenue	56.1%	56.7%	54.0%	43.9%	43.3%	46.0%	2.60	2.54	2.83
Adjusted EBITDA	33.0%	50.2%	53.0%	67.0%	49.8%	47.0%	6.77	3.29	2.95
GAAP Net Income	NM	33.3%	47.2%	NM	66.7%	52.8%	NM	6.68	3.72
Cash Net Income	1.5%	43.7%	52.5%	98.5%	56.3%	47.5%	213.95	4.28	3.02

Historical Exchange Ratio Analysis.  Raymond James reviewed the reported prices for Company common stock and Fundtech ordinary shares as of various dates and over various periods between June 14, 2010 and June 13, 2011, which was the last trading day prior to the public disclosure by Fundtech of a potential transaction on June 14, 2011. Raymond James calculated historical implied exchange ratios by dividing the closing price per share of Fundtech ordinary shares on particular dates and the average trading price per share of Fundtech ordinary shares over particular periods by the closing price per share of Company common stock on such dates and the average trading price per share of Company common stock over such periods, respectively. Raymond James also noted the maximum implied exchange ratio and the minimum implied exchange ratio that occurred between June 14, 2010, and June 13, 2011. Raymond James then compared such implied exchange ratios with the Exchange Ratio pursuant to the Merger Agreement of 2.72x and calculated the premium or discount such implied exchange ratio represented. The following table presents the results of the foregoing calculations:

			Implied
	Implied		Premium /
	Exchange		(Discount)
Period	Ratio		to 2.72x

June 13, 2011	2.34	x	(13.9)%
Last month average	2.46	x	(9.4)%
Average from June 14, 2010	2.46	x	(9.4)%
Minimum exchange ratio from June 14, 2010	1.71	x	(37.1)%
Maximum exchange ratio from June 14, 2010	2.86	x	5.1%%

Discounted Cash Flow Analysis.  Raymond James analyzed the discounted present value of the respective projected free cash flows of each company, both separately and on a standalone basis, for the years ending December 31, 2012 through 2016. Fundtech provided its projected free cash flows through 2012. The Company provided its projected free cash flows and its estimate of Fundtech’s projected free cash flows through 2016. Raymond James used unleveraged free cash flows, defined as earnings before interest, after taxes, plus depreciation, plus amortization, plus stock-based compensation, less capital expenditures, less investment in working capital. Additionally, Raymond James estimated the effect of and utilized both companies’ net operating losses in their calculations.

The discounted cash flow analysis was based on projections of the financial performance of S1 and Fundtech that represented the best available estimates and judgment of management. Consistent with the periods included in the financial projections, Raymond James used fiscal year 2016 as the final year for the analysis and applied multiples, ranging from 8.0x to 10.0x, to fiscal year 2016 adjusted EBITDA in order to derive a range of terminal values for the Company and Fundtech in 2016.

The projected unleveraged free cash flows and terminal values were discounted using rates ranging from 11% to 15%, which reflected the weighted average after-tax cost of debt and equity capital. The resulting range of present enterprise values were adjusted by each company’s current capitalization and divided by the number of diluted shares outstanding in order to arrive at a range of present values per Company share and a range of present values per Fundtech share. Raymond James reviewed the ranges of per share prices derived in the discounted cash flow analysis for each company and calculated a range of implied exchange ratios by dividing the maximum implied per share price of Fundtech ordinary shares by the minimum implied per share price of Company common stock to calculate the maximum implied exchange ratio, and by dividing the minimum implied per share price of Fundtech ordinary shares by the maximum implied per share price of Company common stock to calculate the minimum implied exchange ratio. The results of the discounted cash flow analysis are summarized below:

	Implied Exchange
	Ratio

Minimum	1.86	x
Maximum	3.10	x
Exchange Ratio Pursuant to the Merger Agreement	2.72	x

Additional Considerations.  The preparation of a fairness opinion is a complex process and is not necessarily susceptible to a partial analysis or summary description. Raymond James believes that its analyses must be considered as a whole and that selecting portions of its analyses, without considering the analyses taken as a whole, would create an incomplete view of the process underlying the analyses set forth in its opinion. In addition, Raymond James considered the results of all such analyses and did not assign relative weights to any of the analyses, but rather made qualitative judgments as to significance and relevance of each analysis and factor, so the ranges of valuations resulting from any particular analysis described above should not be taken to be Raymond James’s view of the actual value of the Company.

In performing its analyses, Raymond James made numerous assumptions with respect to industry performance, general business, economic and regulatory conditions and other matters, many of which are beyond the control of the Company. The analyses performed by Raymond James are not necessarily indicative of actual values, trading values or actual future results which might be achieved, all of which may be significantly more or less favorable than suggested by such analyses. Such analyses were provided to the Company’s board of directors and were prepared solely as part of Raymond James’s analysis of the fairness, from a financial point of view, to the Company of the Exchange Ratio pursuant to the Merger Agreement. The analyses do not purport to be appraisals or to reflect the prices at which companies may actually be sold, and such estimates are inherently subject to uncertainty. The opinion of Raymond James was one of many factors taken into consideration by the Company board of directors in making its determination to approve the Merger. Consequently, the analyses described above should not be viewed as determinative of the Company board of directors’ or the Company management’s opinion with respect to the value of the Company. The Company placed no limits on the scope of the analysis performed, or opinion expressed, by Raymond James.

Raymond James’s opinion was necessarily based upon market, economic, financial and other circumstances and conditions existing and disclosed to it as of June 26, 2011, and any material change in such circumstances and conditions may affect Raymond James’s opinion, but Raymond James does not have any obligation to update, revise or reaffirm that opinion.

For services rendered in connection with the delivery of its opinion, the Company paid Raymond James a fee of $450,000 upon delivery of its opinion. The Company will also pay Raymond James a fee for its advisory services in connection with the Merger in the amount of $2.65 million. The payment of this fee is contingent upon the closing of the Merger. The Company also agreed to reimburse Raymond James for its expenses incurred in connection with its services, including the fees and expenses of its counsel, and will indemnify Raymond James against certain liabilities arising out of its engagement.

Raymond James is actively involved in the investment banking business and regularly undertakes the valuation of investment securities in connection with public offerings, private placements, business combinations and similar transactions. In the ordinary course of business, Raymond James may trade in the securities of the Company and Fundtech for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities.

Interests of the Company’s Executive Officers and Directors in the Merger

In considering the Company’s board of directors’ recommendations with respect to the Merger, you should be aware that the Company’s executive officers and directors might have interests in the Merger that may be different from, or in addition to, the interests of the Company’s stockholders generally. These additional interests are described below. The Company’s board of directors was aware of these interests and considered them, among other matters, when it approved the Merger Agreement and the Merger and the other transactions contemplated thereby.

Johann Dreyer’s Current Employment Agreement.  Johann Dreyer is party to an agreement entered into with the Company on December 24, 2008 which provides, in relevant part, that upon a “change in control”, as that term is defined below, of the Company, the vesting of outstanding stock options or restricted shares which do not become fully vested and exercisable as a result of the change in control will become accelerated. Under the agreement, a “change in control” will occur in a variety of circumstances, including, but not limited to, when, as a result of, or in connection with, a business combination transaction, the persons who were directors of the Company before the consummation of the business transaction cease to constitute at least a majority of the board of directors of the successor corporation. As described under the heading “The Merger — Governance After the Merger” beginning on page 47, at the effective time of the Merger, the size of the board of directors of the combined company will be set at eight and the board will be comprised of four directors who will have been designated by the Company and four directors who will have been designated by Fundtech. Accordingly, a “change in control” will be deemed to have occurred for purposes of Mr. Dreyer’s employment agreement upon the effective time of the Merger and Mr. Dreyer will benefit from the acceleration of vesting for a portion of his outstanding option and restricted stock awards and, so long as Mr. Dreyer is continuously employed by the Company, monthly accelerated vesting with respect to additional portions of Mr. Dreyer’s outstanding option and restricted stock awards. For more information see “The Merger — Interests of the Company’s Executive Officers and Directors in the Merger — Potential Change in Control Payments to Executive Officers” beginning on page 41.

New Employment Agreements.  The Merger Agreement provides that the parties will use commercially reasonable efforts to negotiate and execute employment agreements effective as of immediately following the effective time of the Merger for the Executive Chairman of the combined company’s board of directors and the Chief Executive Officer of the combined company. For information regarding the proposed composition of the combined company’s board of directors and executive officers at the effective time of the Merger, please see “The Merger — Governance After the Merger” beginning on page 47. The employment agreements are to be on substantially equivalent terms (including with respect to equity compensation) and to reflect the roles, duties and responsibilities of the respective offices and consistent with certain post-closing governance principles of the combined company which are set forth in Exhibit C to the Merger Agreement attached hereto as Annex A. In any event, the terms of the employment agreements with respect to compensation (including equity compensation) are to be on terms no less favorable to the Executive Chairman of the combined company and/or the Chief Executive Officer of the combined company than such corresponding terms of the employment agreement for Johann Dreyer in effect as of June 26, 2011 and as further described below.

Compensation of Board Members and Governance After the Merger.  At the effective time of the Merger, the size of the board of directors of the combined company will be set at eight. The board of directors of the combined company will be comprised of four directors who will have been designated by the Company and four directors who will have been designated by Fundtech. The board members will be compensated for their service on the board of directors of the combined company in accordance with the policies of the Company.

For information concerning the proposed composition of the combined company’s board of directors and executive officers at the effective time of the Merger, please see “The Merger — Governance After the Merger” beginning on page 47.

Potential Change in Control Payments to Executive Officers.  Pursuant to the terms of agreements with Mr. Dreyer, Paul Parrish, Chief Financial Officer, Greg Orenstein, Senior Vice President — Corporate Development, Chief Legal Officer and Secretary, Jan Kruger, President of the Company’s global large financial institutions business Pierre Naude, President of the Company’s U.S. branch and community financial business and Francois van Schoor, President of the Company’s global payments business, each are entitled to compensation and/or vesting of equity awards in case of, among other things, (i) termination by the Company within two years after a “change in control” without “cause” or by the executive with “good reason,” each referred to as a qualifying termination, or (ii) a change in control. The Merger would constitute a “change in control” for purposes of these agreements. Except for partial accelerated vesting with respect to Mr. Dreyer’s outstanding stock options and shares of restricted stock, each of Messrs. Dreyer, Parrish, Orenstein, Kruger, Naude and van Schoor will not receive the compensation and vesting of equity awards described below unless his employment with the Company is terminated by the Company without cause or by the executive with good reason within two years after the Merger.

A summary of the terms “cause” and “good reason” follows:

•	“Cause” means:

•	the conviction of a felony, indictment by a grand jury (with respect to Messrs. Parrish, Kruger, Naude and van Schoor), or a crime involving moral turpitude (excluding a traffic violation not involving any period of incarceration) or the willful commission of any other act or omission involving dishonesty or fraud with respect to, and materially adversely affecting the business affairs of, the Company or any of its subsidiaries or any of their customers or suppliers;

•	conduct tending to bring the Company or any of its subsidiaries into substantial public disgrace or disrepute that causes substantial and material injury to the business and operations of the Company or such subsidiary;

•	substantial and repeated failure to perform duties of the office held by the executive as reasonably directed by the Company (other than any such failure resulting from the executive’s incapacity due to injury or illness);

•	gross negligence or willful misconduct with respect to the Company or any of its subsidiaries that causes substantial and material injury to the business and operations of the Company or such subsidiary; or

•	any material breach of the executive’s Confidentiality, Non-Disclosure and Non-Solicitation Agreement with the Company.

•	“Good Reason” means:

•	any requirement by the Company, without the written consent of the executive, that the executive relocate to a place more than 50 miles from Norcross, Georgia to perform his duties;

•	with respect to Messrs. Parrish, Kruger, Naude and van Schoor, a material reduction or change, without the written consent of the executive, in the executive’s reporting, duties and/or job title that also results in a reduction in the executive’s base salary or annual bonus potential; or

•	with respect to Messrs. Dreyer and Orenstein, a material reduction, without his written consent, in the scope of his duties including, without limitation, any transaction that results in the executive reporting to anyone in a position having less authority than the person to whom he reported immediately before such transaction and, in the event the Company is not the parent corporation of any controlled group of which the Company is a member, the failure to offer the executive a position with such parent corporation involving the same or substantially equivalent duties;

provided that in each of the circumstances set forth in the three immediately preceding bullet points (i) the executive provides written notice to the Company of such action, (ii) the Company does not remedy such action within thirty (30) days, and (iii) the executive resigns within thirty (30) days following the Company’s failure to remedy such action.

Johann Dreyer.  The agreement between the Company and Mr. Dreyer provides that if a change in control occurs while he is employed by the Company his unvested options and shares of restricted stock that do not, by their terms, become fully vested and exercisable as a result of the change in control will vest as of the date of the change in control in accordance with the formula set forth in the first bullet point below. Additionally, so long as Mr. Dreyer is continuously employed by the Company, certain of his remaining unvested options and shares of restricted stock will vest monthly as set forth in the second bullet point below.

Any remaining unvested options and shares of restricted stock will vest in accordance with the terms as in effect before the change in control.

•	As of the date of the change in control, each such option and restricted stock grant shall become vested and exercisable to the extent of (A) two-thirds of the unvested shares multiplied by (B) a fraction, the numerator of which is the number of full calendar months between (i) the most recent date on which such option and restricted stock grant became vested and exercisable, referred to as the Most Recent Vesting Date, and (ii) the date of the change in control, and the denominator of which is the number of full calendar months between the Most Recent Vesting Date and the date on which such option and restricted stock grant would have become fully vested and exercisable as a result of his continued employment by the Company, assuming such employment continued, referred to as the Remaining Vesting Term;

•	A pro rata portion of the annual bonus that would have been payable for the calendar year of termination; and

•	As of the end of each full calendar month commencing on or after the date of the change in control, so long as his continuous employment by the Company has not ended, each such option and restricted stock grant shall become vested and exercisable to the extent of two-thirds of the unvested shares divided by the number of full calendar months in the Remaining Vesting Term.

If, within two years after a change in control the Company terminates Mr. Dreyer’s employment without cause or he terminates his employment for good reason, he will also be entitled to receive the severance and other benefits described below:

•	Salary continuation for one year;

•	A pro rata portion of the annual bonus that would have been payable for the calendar year of termination;

•	Reimbursement of COBRA premiums for one year;

•	A cash payment equal to the average variable cash incentives paid over the previous three years; and

•	Full vesting of all equity awards.

In the event the above payments and benefits constitute “parachute payments” within the meaning of Section 280G(b)(2) of the Code and, as a result of receiving a parachute payment, the aggregate after-tax amounts received by Mr. Dreyer would be less than the maximum after-tax amount that he could receive without causing any payment to be considered a parachute payment, then the total amount of such payments and benefits will be reduced to the maximum after-tax amount that Mr. Dreyer can receive without causing any payment to be considered a parachute payment.

Assuming that the Merger occurred on September 1, 2011 and Mr. Dreyer experiences a qualifying termination of employment as of that date, he would be entitled to receive approximately $642,194 in cash and benefits under the terms of his agreement with the Company.

Paul M. Parrish.  The agreement between the Company and Mr. Parrish provides that if, within two years after a change in control, the Company terminates his employment without cause or he terminates his employment for good reason, he will be entitled to receive the severance and other benefits described below:

•	Salary continuation for one year;

•	A pro rata portion of the annual bonus that would have been payable for the calendar year of termination;

•	Reimbursement of COBRA premiums for one year;

•	A cash payment equal to the average variable cash incentives paid over the previous three years; and

•	Full vesting of all equity awards.

In the event the above payments and benefits constitute “parachute payments” within the meaning of Section 280G(b)(2) of the Code and, as a result of receiving a parachute payment, the aggregate after-tax amounts received by Mr. Parrish would be less than the maximum after-tax amount that he could receive without causing any payment to be considered a parachute payment, then the total amount of such payments and benefits will be reduced to the maximum after-tax amount that Mr. Parrish can receive without causing any payment to be considered a parachute payment.

Assuming that the Merger occurred on September 1, 2011 and Mr. Parrish experiences a qualifying termination of employment as of that date, he would be entitled to receive approximately $413,081, in cash and benefits under the terms of his agreement with the Company.

Gregory D. Orenstein.  The agreement between the Company and Mr. Orenstein provides that if, within two years after a change in control, the Company terminates his employment without cause or he terminates his employment for good reason, he will be entitled to receive the severance and other benefits described below:

•	Salary continuation for one year;

•	A pro rata portion of the annual bonus that would have been payable for the calendar year of termination;

•	Reimbursement of COBRA premiums for one year;

•	A cash payment equal to the average variable cash incentives paid over the previous three years; and

•	Full vesting of all equity awards.

In the event the above payments and benefits constitute “parachute payments” within the meaning of Section 280G(b)(2) of the Code and, as a result of receiving a parachute payment, the aggregate after-tax amounts received by Mr. Orenstein would be less than the maximum after-tax amount that he could receive without causing any payment to be considered a parachute payment, then the total amount of such payments and benefits will be reduced to the maximum after-tax amount that Mr. Orenstein can receive without causing any payment to be considered a parachute payment.

Assuming that the Merger occurred on September 1, 2011 and Mr. Orenstein experiences a qualifying termination of employment as of that date, he would be entitled to receive approximately $340,438 in cash and benefits under the terms of his agreement with the Company.

Jan Kruger.  The agreement between the Company and Mr. Kruger provides that if, within two years after a change in control, the Company terminates his employment without cause or he terminates his employment for good reason, he will be entitled to receive the severance and other benefits described below:

•	Salary continuation for one year;

•	A pro rata portion of the annual bonus that would have been payable for the calendar year of termination;

•	Reimbursement of COBRA premiums for one year;

•	A cash payment equal to the average variable cash incentives paid over the previous three years;

•	Reimbursement of up to $100,000 for relocation expenses if required to leave the United States as a result of termination; and

•	Full vesting of all equity awards.

In the event the above payments and benefits constitute “parachute payments” within the meaning of Section 280G(b)(2) of the Code and, as a result of receiving a parachute payment, the aggregate after-tax amounts received by Mr. Kruger would be less than the maximum after-tax amount that he could receive without causing any payment to be considered a parachute payment, then the total amount of such payments and benefits will be reduced to the maximum after-tax amount that Mr. Kruger can receive without causing any payment to be considered a parachute payment.

Assuming that the Merger occurred on September 1, 2011 and Mr. Kruger experiences a qualifying termination of employment as of that date, he would be entitled to receive approximately $534,828 in cash and benefits under the terms of his agreement with the Company.

Pierre Naude and Francois van Schoor.  The agreements between the Company and each of Messrs. Naude and van Schoor provide that if, within two years after a change in control, the Company terminates the executive’s employment without cause or the executive terminates his employment for good reason, the executive will be entitled to receive the severance and other benefits described below:

•	Salary continuation for one year;

•	A pro rata portion of the annual bonus that would have been payable for the calendar year of termination;

•	Reimbursement of COBRA premiums for one year; and

•	Full vesting of all equity awards.

In the event the above payments and benefits constitute “parachute payments” within the meaning of Section 280G(b)(2) of the Code and, as a result of receiving a parachute payment, the aggregate after-tax amounts received by Messrs. Naude or van Schoor, respectively, would be less than the maximum after-tax amount that he could receive without causing any payment to be considered a parachute payment, then the total amount of such payments and benefits will be reduced to the maximum after-tax amount that Messrs. Naude or van Schoor, respectively, can receive without causing any payment to be considered a parachute payment.

Assuming that the Merger occurred on September 1, 2011 and Messrs. Naude and van Schoor experience qualifying terminations of employment as of that date, Messrs. Naude and van Schoor would be entitled to receive approximately $411,014 and $399,489 respectively in cash and benefits under the terms of each agreement with the Company.

Potential Change in Control Payments to Named Executive Officers.  The following table sets forth the estimated amounts of compensation that each named executive officer could receive that are based on or otherwise relate to the Merger. These amounts have been calculated assuming that the merger is consummated on September 1, 2011 and, where applicable, assuming each named executive officer experiences a qualifying termination of employment as of that date. To the extent applicable, calculations of cash severance are based on the named executive officer’s current base salary and average incentive compensation earned over the Company’s 2009-2011 fiscal years (assuming 100% of incentive compensation is earned for 2011). Certain of the amounts payable may vary depending on the actual dates of completion of the Merger and any qualifying termination. The table below, entitled “Golden Parachute Compensation,” along with its footnotes, is subject to an advisory (non-binding) vote of the Company’s stockholders, as described under “The Merger — Advisory Vote on Golden Parachute Arrangements” below.

Golden Parachute Compensation

Named Executive Officer	Cash ($)(1)	Equity ($)(2)		Total ($)(4)

Johann Dreyer	$642,194	$1,131,869	(3)	$1,774,063
Paul M. Parrish	413,081	729,463		1,142,544
Jan Kruger	534,828	434,563		969,391
Pierre Naude	411,014	360,983		771,997
Francois van Schoor	399,489	370,968		770,457

(1)	As described above, the potential cash payments for the named executive officers consist of (a) payment of a salary continuation and reimbursement of COBRA premiums for one year for Messrs. Dreyer, Parrish, Kruger, Naude and van Schoor, (b) payment equal to the average variable cash incentives paid over the previous three years for Messrs. Dreyer, Parrish and Kruger and (c) reimbursement of up to $100,000 for relocation expenses for Mr. Kruger if Mr. Kruger is required to leave the United States as a result of termination, in each case, payable upon a qualifying termination of employment within two years following the consummation of the Merger. Accordingly, these potential payments are “double-trigger” as they will only be payable in the event of a termination of employment following the consummation of the Merger. These payments are based on the compensation and benefit levels we anticipate to be in effect on September 1, 2011; therefore, if compensation and benefit levels are increased after September 1, 2011, actual payments to a named executive officer could be greater than those provided for above.

The three amounts are broken down as follows:

	Salary Continuation
	and COBRA	Average Variable	Relocation
	Reimbursement	Cash Incentives	Expenses
Named Executive Officer	($)	($)	($)

Johann Dreyer	$433,289	$208,905	$—
Paul M. Parrish	318,786	94,295	—
Jan Kruger	343,786	91,042	100,000
Pierre Naude	268,786	142,228	—
Francois van Schoor	268,786	130,703	—

The salary continuation and COBRA reimbursement components of the cash severance, respectively, for each named executive officer are as follows: Mr. Dreyer, $18,289 and $415,000; (ii) Mr. Parrish, $18,786 and $300,000; (iii) Mr. Kruger, $18,786 and $325,000; (iv) Mr. Naude, $18,786 and $250,000; and (v) Mr. van Schoor, $18,786 and $250,000.

(2)	As described above, the equity amounts consist of the accelerated vesting of equity awards. Except for awards payable to Mr. Dreyer, the full accelerated vesting of equity awards is “double-trigger” in that it will only occur if within two years after a change in control the Company terminates the executive’s employment without cause or he terminates his employment for good reason. The following table shows the amounts in this column attributable to the equity awards:

				Resulting
		Resulting	No. of Shares	Consideration
	No. of Shares of	Consideration from	Underlying Unvested	from Unvested
Named Executive Officer	Restricted Stock	Restricted Stock ($)	Stock Options	Stock Options ($)

Johann Dreyer	126,667	$938,602	168,334	$193,267
Paul M. Parrish	90,383	669,738	53,750	59,725
Jan Kruger	48,750	361,238	68,750	73,325
Pierre Naude	39,750	294,548	57,750	66,435
Francois van Schoor	40,750	301,958	60,250	69,010

Since the value of the Company is not fixed, the value of restricted stock and unvested stock options is based on the average closing sale price per share of Company common stock on NASDAQ for the first five business days following public announcement of the Merger, or $7.41. Accordingly, actual payments may be greater or less than those provided for above. Depending on when consummation of the Merger occurs, certain shares of restricted stock and certain stock options shown as unvested in the table may become vested in accordance with their terms without regard to the Merger.

(3)	As described above, for Mr. Dreyer accelerated vesting of certain equity awards is “single-trigger” in that it will occur if a change in control occurs while he is employed by the Company even if his employment does not terminate within two years after the change in control. For purposes of the amount provided for Mr. Dreyer in the Golden Parachute Compensation table, we have assumed that within two years after a change in control the Company will terminate Mr. Dreyer’s employment without cause or he will terminate his employment for good reason. Regardless of whether the Company terminates Mr. Dreyer’s employment without cause or Mr. Dreyer terminates his employment for good reason within two years after the change in control, awards equal to approximately $147,926 will vest immediately as of the date of the change of control and, assuming Mr. Dreyer remains continuously employed, additional awards equal to two-thirds of his unvested shares divided by the number of full calendar months in the Remaining Vesting Term will vest and become exercisable monthly.

(4)	Payment and benefits to a named executive officer may be less than those provided for above if any payments or benefits are “parachute payments” within the meaning of Section 280G(b)(2) of the Code and, as a result of receiving a parachute payment, the aggregate after-tax amounts received by the named executive officer would be less than the maximum after-tax amount that he could receive without causing any payment to be considered a parachute payment. Under these circumstances the total amount of such payments and benefits to a named executive officer are reduced to result in the named executive officer receiving the maximum after-tax amount that he could receive without causing any payment to be considered a parachute payment.

Advisory Vote on Golden Parachute Arrangements

The Company is providing its stockholders with the opportunity to cast an advisory vote on the compensation that may be payable to its named executive officers in connection with the Merger. The Company is asking its stockholders to vote on the adoption of the following resolution:

“RESOLVED, that the compensation that may be paid or become payable to the Company’s named executive officers in connection with the Merger, as disclosed in the table entitled “The Merger — Interests of the Company’s Executive Officers and Directors in the Merger — Potential Change in Control Payments to Named Executive Officers” on page 45, including the associated narrative discussion, and the agreements or understandings pursuant to which such compensation may be paid or become payable, are hereby APPROVED.”

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THIS PROPOSAL.

The vote on Potential Payments Under Compensation Arrangements and the vote on the Incentive Plan Amendment are votes separate and apart from the votes to approve the Share Issuance and Charter Amendment. Accordingly, you may vote to approve the Potential Payments Under Compensation Arrangements and/or Incentive Plan Amendment and vote not to approve the Share Issuance and/or Charter Amendment and vice versa. In addition, because the vote on Potential Payments Under Compensation Arrangements is advisory in nature only, it will not be binding on the Company. Accordingly, because the Company is contractually obligated to pay the compensation, such compensation will be payable, subject only to the conditions applicable thereto, if the Merger is completed and regardless of the outcome of the advisory vote.

The affirmative vote of the majority of the votes cast at the Company’s special meeting at which a quorum is present will be required to approve the advisory resolution on the Potential Payments Under Compensation Arrangements. Abstentions and broker non-votes (if a properly executed proxy card is returned) will be counted towards a quorum. However, if you are a stockholder of record, and you fail to vote by proxy or by ballot at the special meeting, your shares will not be counted for purposes of determining a quorum.

Failure to submit a proxy card or vote in person or a broker non-vote will not affect whether this matter has been approved. An abstention will have the same effect as a vote “AGAINST” this proposal.

Company Name Change

Immediately following the closing of the Merger, and subject to approval by the Company’s stockholders at the special meeting, the Company has agreed to effect a name change from “S1 Corporation” to “Fundtech Corporation” through the filing of a certificate of amendment to its certificate of incorporation under Delaware law. The board of directors of the Company has also agreed to amend the bylaws to, among other things, effect the name change.

Governance After the Merger

Board Composition.  At the effective time of the Merger, the size of the board of directors of the combined company will be set at eight. The initial board of directors of the combined company will be comprised of four directors who will have been designated by the Company and four directors who will have been designated by Fundtech. The board of directors of the combined company will be divided into three classes, with each serving staggered terms, with the class of directors whose term expires at third annual meeting following the effective time to consist of four directors (two of whom shall be nominated by the Company and two of whom shall be nominated by Fundtech) and the remaining classes to contain two directors each (in each such class, one director nominated by the Company and one director nominated by Fundtech). In addition, as of the effective time, the bylaws of the Company will be amended to allow for directors appointed to fill a vacancy to hold office for the remainder of the unexpired term of the class of directors in which the vacancy occurred.

As of the date hereof, John W. Spiegel, Johann Dreyer, Thomas P. Johnson, Jr. and Edward Terino have each been designated by the Company to serve on the combined company’s board of directors. For more information regarding Messrs, Spiegel, Dreyer, Johnson and Terino, please see the sections entitled “Information as to our Directors and Executive Officers,” “Board of Directors and Corporate Governance,” “Compensation Committee Report,” “Compensation Discussion and Analysis’’ “Executive Compensation Tables,” “Section 16(a) Beneficial Ownership Reporting Compliance,” “Security Ownership of Certain Beneficial Owners and Management” and “Transactions with Management and Related Parties,” included in our Definitive Proxy Statement filed with the SEC on April 8, 2011 and incorporated herein by reference.

As of the date hereof, Reuven Ben Menachem and Avi Fischer have each been designated to serve on the combined company’s board of directors by Fundtech. Fundtech will designate two other individuals, each of whom is expected to be a current member of Fundtech’s board of directors (although Fundtech may determine to designate other individuals), to serve on the board of directors of the combined company prior to the effective time of the Merger.

Mr. Ben Menachem, age 50, a co-founder of Fundtech, has served as the Chief Executive Officer and as a director of Fundtech since its inception in April 1993. He served as Chairman of the Board of Directors of Fundtech from August 1998 to July 2003. Before founding Fundtech, Mr. Ben Menachem was employed at Logica Data Architects, a funds transfer software provider located in Waltham, Massachusetts from 1986 until 1992, most recently as a Technical Director and a Product Manager. From January 1984 until June 1986, Mr. Ben Menachem served as Director of Banking Systems at Manof Communications Systems, a middleware software provider located in Tel Aviv, Israel. Prior to joining Manof, Mr. Ben Menachem served as a senior programmer/analyst in the Israeli Air Force. As of August 15, 2011, Mr. Ben Menachem beneficially owned approximately 472,480 Fundtech ordinary shares. If the Merger were to occur on August 15, 2011, after the effective time Mr. Ben Menachem would beneficially own approximately 1,585,801 shares of Company common stock, or approximately 2% of the shares of Company common stock outstanding on that date.

Mr. Fischer , age 54, was elected to serve as Chairman of the Board of Directors of Fundtech on February 17, 2009. Since May 2003, Mr. Fischer has served as the Deputy Chairman of IDB Group. IDB Group is one of Israel’s largest business groups. Since June 2003, Mr. Fischer has served as a Co-Chief Executive Officer and a director of Clal, a conglomerate that invests in a few segments of the economy, including: core industrial holdings, high-tech and biotechnology, retail and logistics. Prior to 2003, Mr. Fischer was a managing partner of Fischer Behar Chen Well Orion & Co., one of Israel’s leading law firms. Mr. Fischer is also a co-founder of the Ganden Group, which is the controlling shareholder of IDB Group. Mr. Fischer currently serves on the boards of numerous Israeli companies, including: Discount Investments Corp. Ltd. (TASE: DIC), Clal Biotech Ltd. (TASE: CBI), Makhteshim Agan Industries Ltd. (TASE: MAIN), Koor Industries Ltd. (TASE: KOR) and Infinity Israel-China Fund, where he serves as a co-Chairman. Mr. Fischer’s philanthropic activities include serving as the Co-Chairman of “Matan — Investing in the Community”, one of Israel’s largest philanthropic organizations, and as a board member of the Israel Democracy Institute (IDI). Mr. Fischer earned an L.L.B. from the Tel-Aviv University and was a faculty member at the Tel-Aviv University Law School between 1983-1989. As of the August 15, 2011, Mr. Fischer owned no shares of Fundtech ordinary stock, excluding shares beneficially owned by Clal (for which Mr. Fischer serves as Co-Chief Executive Officer), with respect to which Mr. Fischer disclaims beneficial ownership.

For more information regarding the members of Fundtech’s board of directors, please see the sections entitled “Directors, Senior Management and Employees” and “Major Shareholders and Related Party Transactions,” included in Fundtech’s Annual Report on Form 20-F filed with the SEC on May 31, 2011 and incorporated herein by reference.

Executive Chairman.  At the effective time of the Merger, Reuven Ben Menachem will be appointed to the position of Executive Chairman of the board of directors of the combined company, subject to Mr. Ben Menachem being an employee in good standing with Fundtech as of immediately prior to the effective time of the Merger and being willing and able to hold such position. The Executive Chairman will be considered an officer and member of the senior management team of the combined company.

Lead Director; Deputy Chairman.  At the effective time of the Merger, John W. Spiegel, the current Chairman of the board of directors of the Company, will be appointed to the position of Lead Director of the board of directors of the combined company, and Avi Fischer, the current Chairman of the board of directors of Fundtech, will be appointed to the position of Deputy Chairman of the board of directors of the combined company, subject, in each case, to such individual being willing and able to hold such position.

Executive Officers.  At the closing of the Merger, in addition to the appointment of Reuven Ben Menachem as Executive Chairman, Johann Dreyer will serve as Chief Executive Officer of the combined entity and Yoram Bibring, the current Chief Financial Officer of Fundtech, shall be appointed the Chief Financial Officer of the combined company, subject, in each case, to Messrs. Dreyer and Bibring each being an employee in good standing with the Company and Fundtech, respectively, as of immediately prior to the effective time of the Merger and being willing and able to hold such position.

Corporate Governances Guidelines.  Pursuant to the terms of the Merger Agreement, the Company will take all necessary action to amend or adopt, as applicable, effective as of the effective time of the Merger, corporate governance guidelines, principles or such other similar instrument or delegation of authority to set out the roles, duties and responsibilities of the Executive Chairman and the Chief Executive Officer of the combined company, referred to as the Corporate Governance Guidelines, which are set out in Exhibit C to the Merger Agreement.

As described in Exhibit C to the Merger Agreement, it is the intent of the corporate governance guidelines that the Executive Chairman and the Chief Executive Officer of the combined company work together in a cooperative manner to formulate and further the strategic, financial and managerial direction of the combined company, subject at all times to the oversight and approval of the board of directors. In furtherance of this policy, unless authorized by the board of directors of the combined company in advance, neither the Executive Chairman nor the Chief Executive Officer nor any other officer of the combined company or its subsidiaries shall take any action (other than discussing or presenting a proposal for any such action to the board of directors), without the prior authorization or consent of each of the Executive Chairman and Chief Executive Officer, in furtherance of any of the following items:

•	subject to certain exceptions, the issuance of any equity interests of the combined company or its subsidiaries or any securities exercisable or exchangeable for or convertible into equity interests of the combined company or its subsidiaries;

•	incurrence of any indebtedness for borrowed money, other than indebtedness (i) outstanding as of the closing date of the Merger; or (ii) incurred in the ordinary course of business;

•	engaging in any merger, consolidation or other business combination transactions or recapitalization or reorganization;

•	acquisition of any enterprise or business (whether by merger, stock or assets) or other significant assets outside of the ordinary course of business;

•	sale or other disposition of any assets of the combined company or any of its subsidiaries outside of the ordinary course of business;

•	acquisition or development of any material new product or service offering;

•	engaging in any line of business substantially different from those lines of business conducted by the combined company and its subsidiaries immediately following the closing date of the Merger;

•	hiring or termination of the executive chairman, chief executive officer, chief financial officer, chief operating officer, chief legal officer and each individual (including any consultant or other individual, even if not technically an employee) performing the functions of any such office, each referred to as a Senior Officer, or any individual who directly reports (including any consultant or other individual, even if not technically an employee) to any Senior Officer, referred to, together with the Senior Officers, each as an Applicable Employee;

•	modification of the salary or other compensation of any Applicable Employee, materially changing the responsibilities of any Applicable Employee, or making any material changes to the employment agreement of any Applicable Employee;

•	approval of (i) any operating or capital expenditure budget of the combined company or any of its subsidiaries or (ii) any material amendment or supplement to or other modification thereof;

•	institution, settlement, withdrawal or compromise of any material lawsuit, claim, counterclaim or other legal proceeding by or against the combined company or any of its subsidiaries or with respect to any of their respective material properties or assets; or

•	delegate any authority to take any of the foregoing actions to any other officer or employee.

The combined company’s board of directors may only change any of these principles by an action of a majority of all members of the combined company’s board of directors.

Headquarters

After completion of the Merger, the Company will continue to have its headquarters and principal executive offices at the Company’s offices in Norcross, Georgia.

Accounting Treatment

The Merger will be accounted for as an acquisition of Fundtech by the Company under the acquisition method of accounting of GAAP. Under the acquisition method of accounting, the assets and liabilities of the acquired company are, as of completion of the Merger, recorded at their respective fair values and added to those of the reporting public issuer, including an amount for goodwill representing the difference between the purchase price and the fair value of the identifiable net assets. The financial statements of the Company issued after the Merger will reflect the operations of the combined company beginning at the effective time of the Merger. The consolidated financial statements of the combined company will not be restated retroactively to reflect the historical financial position or results of operations of Fundtech.

All unaudited pro forma condensed combined financial statements contained in this proxy statement were prepared using the acquisition method of accounting. The final allocation of the purchase price will be determined after the Merger is completed and after completion of an analysis to determine the fair value of Fundtech’s assets and liabilities. Accordingly, the final purchase accounting adjustments may be materially different from the unaudited pro forma adjustments. Any decrease in the fair value of the assets or increase in the fair value of the liabilities of Fundtech as compared to the unaudited pro forma information included in this proxy statement will have the effect of increasing the amount of the purchase price allocable to goodwill.

Appraisal Rights

The Company’s stockholders are not entitled to appraisal rights under Delaware law in connection with the Merger. Fundtech’s shareholders are not entitled to appraisal rights under the laws of the State of Israel in connection with the Merger.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

The parties intend for the Merger to qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, which is referred to as the Code, and not to result in the recognition of income, gain or loss to us. In any event, because our stockholders do not participate in the Merger, our stockholders will not recognize gain or loss in connection with the Merger.

REGULATORY MATTERS

Under the Merger Agreement, each of the Company and Fundtech has agreed to use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties to the Merger Agreement in doing, all things under such party’s control or which such party is required to do under the Merger Agreement, or is necessary to do, to consummate and make effective, as soon as reasonably practicable, the Merger and the other transactions contemplated by the Merger Agreement, including obtaining of all necessary actions or nonactions, waivers, consents and approvals from governmental entities and making all necessary registrations and filings and taking all steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any governmental entity in connection with the execution, delivery or performance of the Merger Agreement or the consummation of the transactions contemplated thereby.

A condition to the Company’s and Fundtech’s respective obligations to consummate the Merger is that any waiting period applicable to the Merger under the HSR Act will have expired or been terminated. See “The Merger Agreement — Conditions to Completion of the Merger” beginning on page 66.

Antitrust Filings

Under the HSR Act and the rules and regulations promulgated thereunder, certain transactions, including the Merger, may not be consummated unless certain waiting period requirements have expired or been terminated. Pursuant to the requirements of the HSR Act, the required Notification and Report Forms with respect to the Merger have been filed with the Antitrust Division and the FTC. Pursuant to the requirements of the HSR Act, the Merger may be closed following the expiration of a 30-calendar day waiting period (if the thirtieth day falls on a weekend or holiday, the waiting period will expire on the next business day) following such filings with the FTC and the Antitrust Division, unless the federal government terminates the waiting period early or issues a request for additional information and documentary material. The 30-calendar day waiting period with respect to the Company’s acquisition of the shares of Fundtech restarted on August 17, 2011, when the Company refiled its notification and report form. The 30-day waiting period with respect to the exchange of Clal’s Fundtech shares for S1 shares commenced on July 27, 2011. The Company understands that Clal intends to withdraw and refile its notification and report form in connection with the exchange of its Fundtech shares for S1 shares prior to the expiration of the waiting period, which will restart the 30-day waiting period.

If, within the initial 30-day waiting period, either the Antitrust Division or the FTC requests additional information and documentary material concerning the Merger, the waiting period will be extended and will expire at 11:59 p.m., New York City time, on the thirtieth calendar day after the date of substantial compliance with that request. If the thirtieth day falls on a weekend or holiday, the waiting period will expire on the next business day. After that time, the Company and Fundtech may close the transaction, unless the Company and Fundtech agree with the Antitrust Division or the FTC to delay closing the transaction or the Antitrust Division or the FTC obtains a court order staying the transaction. In practice, complying with a request for additional information or material can take a significant amount of time. In addition, if the Antitrust Division or the FTC raise substantive issues in connection with a proposed transaction, the parties will engage in negotiations with the relevant governmental agency concerning possible means of addressing those issues and may agree to delay completion of the transaction while those negotiations continue.

Private parties (including individual states) may also bring legal actions under the antitrust laws. The Company and Fundtech do not believe that the closing of the Merger will result in a violation of any applicable antitrust laws. However, there can be no assurance that a challenge to the Merger on antitrust grounds will not be made, or if such a challenge is made, what the result will be. See “The Merger Agreement — Conditions to Completion of the Merger” for certain conditions.

Other than the filings described above and below, neither the Company and Fundtech is aware of any material regulatory approvals issued by the United State government, or any foreign, state or local government, required to be obtained, or waiting periods required to expire, to complete the Merger. If the Company and Fundtech discover that other such material approvals or waiting periods are necessary, the Company and Fundtech will seek to obtain or comply with them in accordance with the Merger Agreement.

Israeli Regulatory Filings

Israeli Investment Center.  The change in the composition of Fundtech’s shareholders in connection with the Merger requires the approval of the Investment Center, established under the Law for the Encouragement of Capital Investment, 5719-1959. This law provides that capital investments in eligible facilities may be designated upon application as an “approved enterprise” or “benefited enterprise.” The benefits include government grants, government guaranteed loans, tax holidays and combinations thereof. Obtaining the approval of the Israeli Investment Center in connection with the Merger is a condition to completion of the Merger.

Israeli Office of the Chief Scientist.  The change in the composition of Fundtech’s shareholders in connection with the Merger and the transfer of control therein to a non-Israeli entity require the submission of notice to the Office of the Chief Scientist of the Ministry of Industry, Trade and Labor of the State of Israel, referred to as the OCS. Fundtech submitted such notice to the OCS and such notice was acknowledged by the OCS on July 12, 2011. As a non-Israeli entity, the Company will also be required to execute an OCS undertaking as to its intention and commitment to strictly observe all the requirements of the Law for the Encouragement of Industrial Research and Development, 5744-1984 and the regulations, rules and procedures promulgated thereunder, as applied to Fundtech, and to further act, in its capacity as a shareholder of Fundtech, to make all reasonable efforts in order to cause Fundtech to strictly comply with such statutory requirements. Under the Law for the Encouragement of Industrial Research and Development, 5744-1984, and the regulations promulgated thereunder, research and development programs approved by the OCS are eligible to receive grants if they meet specified criteria in exchange for the payment of royalties from the sale of the products developed in the course of research and development programs funded by the OCS.

Israeli Tax Authority.  Generally, an exchange of shares and options in Fundtech into shares and options in the Company would constitute a taxable event for holders of shares and options in Fundtech. On June 30, 2011, Fundtech applied to the Israeli Tax Authority for a tax ruling in connection with the transaction, referred to as the Tax Ruling, that will generally provide for:

•	Deferral of the taxable event in accordance with Section 104H of the Israeli Income Tax Ordinance [New Version], 1961, referred to as the Ordinance. Accordingly, unless (i) otherwise elected by any particular shareholder of Fundtech, or (ii) a certain shareholder is otherwise entitled to a tax exemption which is sufficiently evidenced, either by a declaration made by the shareholder in a form provided under the Tax Ruling or by another certificate issued by the Israeli Tax Authority the exchange of shares in Fundtech into shares of the Company as part of the Merger, referred to in this section only as the Company Exchanged Shares, shall not constitute a taxable event. Instead, the taxable event will be deferred to the date of the sale of Company Exchanged Shares. The Tax Ruling would further provide that holders of 5% or more of Fundtech shares as of immediately prior to the closing, would be deemed to have sold 50% of the Company Exchanged Shares at the lapse of a 24-month period following the closing, whereas the balance of the Company Exchanged Shares shall be deemed to have been disposed of at the lapse of 48 months following the closing date, unless, in each case, actually sold earlier. As of the date hereof the only holder of 5% or more of Fundtech shares is Clal.

•	With respect to shares and options in Fundtech issued in accordance with Sections 102(b) or 3(i) of the Ordinance (generally, shares and options issued to employees, directors and office holders), the exchange of Fundtech shares and/or share options into Company’s shares and share options will not constitute a taxable event, but rather shall be deemed to have been issued by the Company at the original date of issue by Fundtech.

While the obtainment of the Tax Ruling in manner which is satisfactory to both Fundtech and the Company is a condition precedent to the consummation of the Merger, there is no assurance that the Tax Ruling will be granted as originally sought.

Israeli Securities Authority.  Generally, the Israeli Securities Law (1968), referred to as the Israeli Securities Law, requires the filing and publication of a certain disclosure document with the Israeli Securities Authority, referred to as the ISA, in respect of the exchange of Fundtech’s stock options for the Company’s stock options, referred to in this subsection only as the Company’s Stock Options, (which will take place at the effective time of the merger). Nevertheless, pursuant to Section 15D of the Israeli Securities Law, the ISA may exempt from such requirement a corporation whose securities are listed on NASDAQ (such as the Company) and which offers or sells its securities to its employees or to the employees of a corporation under its control (such as Fundtech), in Israel, within the framework of an employees benefit plan, if the ISA is satisfied with the protection offered to such option holders by the filing of a Form S-8 by the Company with the SEC in respect of such issuance of stock options. The Company filed with the ISA an application for an exemption from the requirements of the Israeli Securities Law under the provisions of said Section 15D based upon the Form S-8 contemplated to be filed with SEC by the Company in respect of the Company’s Stock Options. On July 28, 2011, the Company received notice that such application was accepted and approved by the ISA.

Court Approval

The Merger is being effected as an arrangement between Fundtech and its shareholders under Section 350 of the Israeli Companies Law. Fundtech applied for the approval of the district court of Tel Aviv-Jaffa to convene the special meeting to approve the Merger. If Fundtech shareholder approval is obtained, Fundtech must seek Israeli court approval of the Merger Agreement, the Merger and other transactions contemplated by the Merger Agreement by the Israeli court. Upon submission of the motion to the court to approve the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement, Fundtech will publish a notice in two newspapers with wide circulation in Israel and on Fundtech’s website, announcing (i) the receipt of shareholder approval of the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement and (ii) the submission of such motion to the court, and further advising that any person may submit a written objection to such motion during the period of 10 days following the publication or receipt of the notice, as applicable. Fundtech will also deliver a copy of the motion to its principal shareholders and major creditors. Assuming that (i) the special meeting of Fundtech shareholders is conducted in accordance with the court’s order and (ii) Fundtech’s shareholders approve the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement, we are not aware of any reason why the court would not approve the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement. Nevertheless, the court’s approval is a matter for its discretion and there is no absolute assurance if or when such approval will be obtained.

If the Israeli court approves the proposed Merger in accordance with the procedures described above, it is expected that the issuance of shares of Company common stock in the Merger will be made without registration under the Securities Act of 1933, as amended, referred to as the Securities Act, in reliance on an exemption under Section 3(a)(10) of the Securities Act and the Company intends to seek no-action relief from the SEC with respect thereto.

THE COMPANIES

S1 Corporation

The Company is a leading global provider of payments and financial services software solutions. We offer payments solutions for ATM and retail point-of-sale driving, card management, and merchant acquiring, as well as financial services solutions for consumer, small business and corporate online banking, trade finance, mobile banking, voice banking, branch banking and call center banking. We sell our solutions primarily to banks, credit unions, retailers and transaction processors. As of and for the six months ended June 30, 2011, the Company had total assets of $327.1 million, total revenues of $121.2 million, total liabilities of $83.4 million and total stockholder equity of $243.7 million.

The Company’s principal executive offices are located at 705 Westech Drive, Norcross, Georgia 30092.

This proxy statement incorporates important business and financial information about the Company from other documents that are not included in or delivered with this proxy statement. For a list of the documents incorporated by reference in this proxy statement, see “Where You Can Find More Information” beginning on page 93.

Fundtech Corporation

Fundtech is a leading provider of transaction banking software solutions for financial institutions and corporations. These solutions are grouped into three broad sectors: (i) payment processing; (ii) bbp (financial messaging); and (iii) cash management systems. Fundtech’s payments systems include wire transfers, ACH origination, cross-border payments and remittance. Its cash management systems are designed for large corporate through small business clients. Fundtech operates the world’s largest SWIFT service bureau. It also offers an extensive line of financial supply chain applications including electronic invoice presentment and supply chain financing and it is a leading provider of CLS systems to the world’s largest banks. As of and for the six months ended June 30, 2011, Fundtech had total assets of $183.6 million, total revenues of $77.7 million, total liabilities of $59.5 million and total stockholder equity of $124.1 million.

Fundtech’s principal offices are located at 10 Hamada Street, 5th Floor, Herzliya, Israel 46140.

This proxy statement incorporates important business and financial information about Fundtech from other documents that are not included in or delivered with this proxy statement. For a list of the documents incorporated by reference in this proxy statement, see “Where You Can Find More Information” beginning on page 93.

THE MERGER AGREEMENT

The following is a summary of the material terms of the Agreement and Plan of Merger and Reorganization, dated as of June 26, 2011, by and among S1 Corporation, Finland Holdings (2011) Ltd. and Fundtech Corporation, which is referred to as the Merger Agreement, which is attached to this proxy statement as Annex A and which we incorporate by reference into this proxy statement. This summary may not contain all of the information about the Merger Agreement that is important to you. Therefore, we recommend that you read carefully the Merger Agreement attached to this proxy statement as Annex A in its entirety, as the rights and obligations of the parties are governed by the express terms of the Merger Agreement and not by this summary or any other information contained in this proxy statement.

Structure of the Merger

Subject to the terms and conditions of the Merger Agreement and in accordance with Israeli law, Finland Holdings (2011) Ltd., a wholly owned subsidiary of the Company that was formed for the sole purpose of facilitating the Merger, will be merged with and into Fundtech, with Fundtech surviving the Merger and becoming a wholly owned subsidiary of the Company. Accordingly, after the effective time of the Merger, Fundtech ordinary shares will no longer be publicly traded. Immediately following the Merger, the name of the Company will be changed to “Fundtech Corporation” (assuming the approval of such by our stockholders).

Merger Consideration

Fundtech Shareholders.  As a result of the transaction, each Fundtech shareholder will have the right to receive 2.72 shares of Company common stock for each Fundtech ordinary share that he, she or it owned immediately prior to the effective time of the Merger.

The Company will not issue fractional shares of Company common stock in the Merger. All fractional shares of Company common stock to which a holder of shares of Fundtech ordinary shares would otherwise be entitled as a result of the Merger will be aggregated. For any fractional share that results from such aggregation, the exchange agent will pay the holder an amount of cash, without interest, equal to the product of such fraction of a share of Company common stock which the Fundtech shareholder would otherwise have been entitled to pursuant to the Merger multiplied by the average closing sale price per share of Company common stock on NASDAQ for the five consecutive trading days ending on and including the second trading day immediately prior to the effective time of the Merger. The Company shall deposit with the exchange agent the funds required to make such cash payments when and as needed.

Company Stockholders.  Company stockholders will continue to own their existing shares of Company common stock after the Merger. Each share of Company common stock will represent one share of common stock in the combined company.

Stock Options and Other Equity-Based Awards

Fundtech.  At the effective time of the Merger, each Fundtech stock option outstanding and unexercised will be assumed by the Company upon the same terms and conditions, except that (i) the option will be exercisable for the number of shares of Company common stock equal to the product of the number of Fundtech ordinary shares issuable upon the option’s exercise multiplied by the Exchange Ratio, and (ii) the exercise price will be equal to the quotient determined by dividing the exercise price per Fundtech ordinary share by the Exchange Ratio, rounded up to the nearest whole cent. Except for certain Fundtech stock options granted subsequent to the execution of the Merger Agreement and prior to the effective time of the Merger, all outstanding Fundtech stock options will vest in connection with the Merger.

Except for certain shares of Fundtech restricted stock granted subsequent to the execution of the Merger Agreement and prior to the effective time of the Merger, at the effective time of the Merger each outstanding share of Fundtech restricted stock will vest, all restrictions will lapse and such restricted stock will be automatically converted into Company common stock as adjusted to account for the Exchange Ratio.

The Company.  With the exception of unvested stock options and shares of restricted stock held by Johann Dreyer, the proposed Merger will not have any impact on the existing capital stock and derivative instruments of the Company. The vesting terms of Company stock options, restricted stock and restricted stock units held by individuals other than Mr. Dreyer will not accelerate in connection with the Merger. A portion of the unvested options and shares of restricted stock held by Mr. Dreyer will become fully vested and exercisable at the effective time of the Merger and, so long as Mr. Dreyer is continuously employed by the Company, additional portions of the unvested options and shares of restricted stock will vest monthly instead of annually. For more information see “The Merger — Interests of the Company’s Executive Officers and Directors in the Merger — Potential Change in Control Payments to Executive Officers” beginning on page 41.

Listing of Company Stock

The Company has agreed to use its reasonable best efforts to cause the Company common stock to be issued in connection with the Merger to be approved for listing on NASDAQ prior to the effective time of the Merger. The approval for listing of these shares on NASDAQ is a condition to the obligations of the Company and Fundtech to complete the Merger, subject only to official notice of issuance. After the effective time of the Merger, the combined company will trade on NASDAQ under the symbol “FNDT.”

Representations and Warranties

The Merger Agreement contains a number of substantially reciprocal representations made by and to the Company and Merger Sub, on the one hand, and Fundtech, on the other hand. The assertions embodied in those representations and warranties were made for purposes of the Merger Agreement and are subject to qualifications and limitations as agreed by the Company and Fundtech in connection with negotiating the terms of the Merger Agreement. In addition, certain representations and warranties were made as of a specified date, may be subject to a contractual standard of materiality different from what might be viewed as material to stockholders or may have been used for the purpose of allocation of risk between the respective parties rather than establishing matters as facts. For the foregoing reasons, you should not rely on the representations and warranties as statements of factual information. Representations made by and to the Company and Merger Sub, on the one hand, and Fundtech, on the other hand, in the Merger Agreement relate to, among other things:

•	due incorporation or organization, good standing and qualification;

•	ownership of subsidiaries;

•	corporate authority to enter into the Merger Agreement and consummate the transactions contemplated thereby;

•	capitalization;

•	absence of any breach of organizational documents, laws, agreements and instruments as a result of the Merger;

•	required consents and filings with governmental entities;

•	accuracy and sufficiency of documents filed with the SEC;

•	conformity of the financial statements with applicable accounting requirements and that the financial statements fairly present, in all material respects, the consolidated financial positions of the Company and Fundtech, respectively;

•	absence of undisclosed liabilities;

•	since December 31, 2010, the absence of any material adverse event, change, effect or development;

•	material contracts;

•	intellectual property matters;

•	certain business practices;

•	takeover laws;

•	taxes;

•	employee benefit plans and labor and employment matters;

•	absence of material pending or threatened legal proceedings;

•	compliance with laws, regulations and court orders and permits;

•	absence of any obligation to pay brokers’ or other similar fees;

•	receipt of opinions from financial advisors;

•	the required stockholder vote to (i) adopt the Merger Agreement, in the case of Fundtech, and (ii) to approve the (x) Share Issuance and (y) Charter Amendment, in the case of the Company;

•	related party transactions;

•	insurance matters;

•	environmental matters; and

•	in the case of Fundtech, grants, incentives and subsidies and encryption and other restricted technology.

Significant portions of the representations and warranties of the Company and Fundtech are qualified as to “materiality” or “material adverse effect.” For the purposes of the Merger Agreement, a material adverse effect means, when used in connection with the Company or Fundtech: (A) any event, change, effect, development, condition or occurrence that is materially adverse on or with respect to the business, financial condition or continuing results of operations of that party and its subsidiaries, taken as a whole or that would prevent or materially delay that party from consummating the transactions contemplated by the Merger Agreement; or (B) otherwise prevent or materially delay that party from performing its obligations under the Merger Agreement. Provided, however, that with regard to subsection (A) none of the following shall constitute, or shall be considered in determining whether there has occurred, a material adverse effect:

(a) any event, change, effect, development, condition or occurrence in or generally affecting the economy or the financial, commodities or securities markets in the United States, Israel or elsewhere in the world or the industry or industries in which such party or its subsidiaries generally operate, to the extent that such event, change, effect, development, condition or occurrence does not affect such party and its subsidiaries, taken as a whole, in a materially disproportionate manner relative to other participants in the business, industries and geographic region or territory in which such party and its subsidiaries operate; or

(b) any event, change, effect, development, condition or occurrence resulting from or arising out of:

(i) the pendency or announcement of or compliance with the Merger Agreement or the transactions contemplated thereby;

(ii) any departure or termination of any officers, directors, employees or independent contractors of such party or any of its subsidiaries;

(iii) any changes in GAAP, laws, regulations, court orders and permits or accounting standards or interpretations thereof, to the extent that such event, change, effect, development, condition or occurrence does not affect such party and its subsidiaries, taken as a whole, in a materially disproportionate manner relative to other participants in the business, industries and geographic region or territory in which such party and its subsidiaries operate;

(iv) any natural disasters or weather-related or other force majeure events;

(v) any change in national or international political conditions, including any engagement in hostilities, whether or not pursuant to the declaration of a national emergency or war, the outbreak or escalation of hostilities or acts of war, sabotage or terrorism;

(vi) the failure of such party to meet any internal or published projections, forecasts or revenue or earnings prediction (it being understood that the facts or occurrences giving rise or contributing to such failure may be deemed to constitute, or be taken into account in determining whether there has been or would reasonably be expected to be, a material adverse effect);

(vii) any change in the market price or trading volume of such party’s securities (it being understood that the facts or occurrences giving rise or contributing to such failure may be deemed to constitute, or be taken into account in determining whether there has been or would reasonably be expected to be, a material adverse effect); or

(viii) any action, suit or other legal proceeding brought by shareholders or stockholders of such party arising from or relating to the Merger or the transactions contemplated by the Merger Agreement.

The representations and warranties in the Merger Agreement do not survive the completion of the Merger except for those provisions that by their terms apply after the effective time of the Merger.

Conduct of Business by the Company and Fundtech

Restrictions on the Company’s Interim Operations.  The Company has agreed that until the effective date of the Merger, the Company will conduct its business in the ordinary course of business consistent with past practice and use commercially reasonable efforts to preserve intact its current business organization, keep available the services of its current officers and employees and keep its relationships with its customers, suppliers, licensors, licensees, distributors and others having business dealings with them, subject to certain exceptions. The Company has further agreed generally to not take, and to not permit its subsidiaries to take, the following actions (subject in each case to the exceptions provided in the Merger Agreement) prior to the completion of the Merger without the prior written consent of Fundtech (which consent may not be unreasonably withheld, delayed or conditioned):

•	declare, set aside or pay any dividends on, or make any other distributions in respect of, any capital stock;

•	split, combine, or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock;

•	purchase, redeem or otherwise acquire any shares of capital stock of the Company or its subsidiaries or any other securities thereof or any rights, warrants or options to acquire any shares or other securities;

•	issue, deliver, sell or grant (i) any shares of its capital stock or other voting securities, (ii) any securities convertible into or exchangeable for, or any options, warrants or rights to acquire, any such shares, voting securities or convertible or exchangeable securities or (iii) any phantom stock, phantom stock rights, stock appreciation rights or stock-based performance units;

•	amend the Company’s organizational documents or other comparable charter or organizational documents of any subsidiary of the Company;

•	in any single transaction or series of related transactions having a purchased (including any assumed debt) in excess of $2 million in the aggregate, acquire or agree to acquire (i) any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization or other legal entity, referred to as a Person, or business, whether by merging or consolidating with, or by purchasing a substantial equity interest in or portion of the assets of such Person or business or otherwise, or (ii) any assets that are material, individually or in the aggregate, to the Company and its subsidiaries, taken as a whole;

•	(i) grant or announce any incentive awards or any increase in compensation, severance or termination pay to any employee, officer, director or other service provider of the Company or any of its subsidiaries, (ii) hire any new employees or officers, (iii) establish, adopt, enter into, amend, modify or terminate in any material respect any collective bargaining agreement or employee benefit plan, or (iv) take any action to accelerate any rights or benefits, pay or agree to pay any pension, retirement allowance, termination or severance pay, bonus or other employee benefit, or make any material determinations not in the ordinary course of business consistent with prior practice, under any collective bargaining agreement or employee benefit plan;

•	make any change in accounting methods, principles or practices materially affecting the reported consolidated assets, liabilities or results of operations of the Company, except as required by a change in GAAP;

•	sell, lease (as lessor), license or otherwise dispose of or subject to any lien any properties or assets that are material, individually or in the aggregate, to use the Company and its subsidiaries, taken as a whole;

•	incur any indebtedness for borrowed money or guarantee any such indebtedness of another individual or Person, issuance or sell any debt securities or warrants or other rights to acquire any debt securities of the Company or any of its subsidiaries, guarantee any debt securities of another individual or Person, enter into any “keep well” or other agreement to maintain any financial statement condition of another Person or enter into any arrangement having the economic effect of any of the foregoing;

•	make or agree to make any new capital expenditures (other than in the ordinary course of business or capital expenditures that are contemplated by the Company’s annual budget for 2011 and capital expenditure plan for 2012) that are in excess of $2.5 million in the aggregate;

•	with respect to any of the Company’s intellectual property, except in the ordinary course of business consistent with past practice, and except for agreements between or among the Company and its subsidiaries, (A) encumber, impair, abandon, fail to maintain, transfer, license to any individual or Person (including through an agreement with a reseller, distributor, franchisee or other similar channel partner), or otherwise dispose of any right, title or interest of the Company or any of its subsidiaries in any of its intellectual property or software products or (B) divulge, furnish to or make accessible any material confidential or other non-public information in which the Company or any of its subsidiaries has trade secret or equivalent rights within the Company’s intellectual property to any individual or Person who is not subject to an enforceable written agreement to maintain the confidentiality of such confidential or other non-public information;

•	make or change any material tax election or settle or compromise any tax liability or claim in excess of $1 million in the aggregate;

•	waiver, release, assign, settle or compromise any claim, action or proceeding, other than waivers, releases, assignments, settlements or compromises that (i) involve the payment of monetary damages equal to or lesser than the amounts specifically reserved with respect thereto on the balance sheet as of December 31, 2010 included in the Company’s filings with the SEC or that do not exceed $1 million individually or in the aggregate, (ii) if involving any non-monetary outcome, will not have a material effect on the continuing operations of the Company and (iii) are with respect to ordinary course customer disputes;

•	enter into any new line of business outside of the Company’s existing business;

•	take any action, or knowingly fail to take any action, which action or failure to act would prevent or impede, or would be reasonably likely to prevent or impede, the Merger from qualifying as a reorganization within of the meaning of Section 368(a) of the Internal Revenue Service Code; or

•	authorize, agree or commit to take any of the above actions.

Restrictions on Fundtech’s Interim Operations.  Fundtech has agreed that until the effective date of the Merger, Fundtech will conduct its business in the ordinary course of business consistent with past practice and use commercially reasonable efforts to preserve intact its current business organization, keep available the services of its current officers and employees and keep its relationships with its customers, suppliers, licensors, licensees, distributors and others having business dealings with them, subject to certain exceptions. Fundtech has further agreed to substantially similar restrictions as those imposed on the Company, as set forth above.

Company Stockholder Meeting, Court Approval and Board Recommendations

The Company has agreed, subject to applicable law and the terms of the Merger Agreement, that it will:

•	as promptly as practicable following the execution of the Merger Agreement, take all action necessary to cause a meeting of Company stockholders to be duly called and held for the purpose of approving the Share Issuance and Charter Amendment;

•	cause the proxy statement to contain the recommendation of the Company board of directors that the Company stockholders approve the Share Issuance and Charter Amendment, and that such actions are advisable and in the best interests of the Company’s stockholders, referred to as the Company Board Recommendation, except to the extent the Company’s board of directors has withdrawn or modified its recommendation as permitted by the Merger Agreement;

•	not, except as permitted in the Merger Agreement, withhold, withdraw or modify, or propose to withhold, withdraw or modify, in any manner adverse to Fundtech, the Company Board Recommendation, or make any statement, filing or release inconsistent with the Company Board Recommendation; and

•	use its reasonable best efforts to solicit from the Company stockholders proxies in favor of the approval of the Share Issuance and Charter Amendment.

Fundtech has agreed, subject to applicable law and the terms of the Merger Agreement, that it will:

•	as promptly as practicable following the execution of the Merger Agreement, and in accordance with Israeli law, take all actions necessary to obtain the Court Approval;

•	cause any documents submitted to Fundtech’s shareholders or an applicable court, including any information statement, to contain the recommendation of Fundtech’s board of directors that Fundtech shareholders approve the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement, and that such actions are advisable and in the best interests of Fundtech’s shareholders, referred to as the Fundtech Board Recommendation and together with the Company Board Recommendation, each referred to as a Board Recommendation, except to the extent the Fundtech board of directors has withdrawn or modified its recommendation as permitted by the Merger Agreement;

•	not, except as permitted in the Merger Agreement, withhold, withdraw or modify, or propose to withhold, withdraw or modify, in any manner adverse to the Company, the Fundtech Board Recommendation, or make any statement, filing or release inconsistent with the Fundtech Board Recommendation; and

•	use its reasonable best efforts to solicit from the Company stockholders proxies in favor of the approval of the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement.

No Solicitation of Transactions

Each party has agreed that neither it nor its subsidiaries nor any of their respective officers, directors, employees or representatives will:

•	solicit, initiate, seek or knowingly encourage the submission or announcement of any acquisition proposal; (as defined below);

•	furnish any nonpublic information regarding such party or any of its subsidiaries to any individual or Person in connection with or in response to an acquisition proposal;

•	continue or otherwise engage or participate in any discussions or negotiations with any individual or Person with respect to any acquisition proposal;

•	subject to certain exceptions, approve, endorse or recommend any acquisition proposal; or

•	subject to certain exceptions, enter into any letter of intent, arrangement, agreement or understanding relating to any acquisition transaction (as defined below).

Notwithstanding the restrictions described above, each party is not prohibited from:

•	complying with Rule 14d-9 or Rule 14e-2(a) of the Securities Exchange Act of 1934, as amended;

•	furnishing nonpublic information, pursuant to a customary and acceptable confidentiality agreement, regarding the party or any of its subsidiaries to, or entering into or participating in discussion or negotiations with any, any third party in response to such party’s unsolicited, bona fide acquisition proposal, after the board of directors of such party, or any committee thereof, concludes in good faith (after consultation with outside legal counsel and a financial advisor) that the relevant acquisition proposal constitutes, or would reasonably be expected to constitute, a superior offer (as defined below), but in each case only if:

•	in the case of Fundtech, the Court Approval has not yet been obtained, or in the case of the Company, the approval of the Company’s stockholders in connection with the proposals set forth herein has not yet been obtained;

•	the board of directors of such party, or a committee thereof, concludes in good faith that (after consultation with outside legal counsel), the failure to take such action with respect to such acquisition proposal would be reasonably likely to result in a breach of its fiduciary duties under applicable law;

•	such party is in compliance with the provisions regarding other proposals in the Merger Agreement; and

•	such party has furnished notice to the other party in accordance with the terms of the Merger Agreement.

•	effecting a change in such party’s Board Recommendation, but only if, prior to taking such action:

•	in the case of Fundtech, the Court Approval has not yet been obtained, or in the case of the Company, the approval of the Company’s stockholders in connection with the proposals set forth herein has not yet been obtained;

•	an acquisition proposal is made to such party by a third party and such offer is not withdrawn;

•	the board of directors of such party, or any committee thereof, concludes in good faith that (after consultation with outside legal counsel and a financial advisor) such offer constitutes a superior offer, and (after consultation with outside legal counsel) the failure to take such action with respect to such acquisition proposal would be reasonably likely to result in a breach of its fiduciary duties under applicable law;

•	the Company has notified Fundtech or Fundtech has notified the Company, as the case may be, in writing, at least five business days prior to such change in Board Recommendation that it is considering taking such action, specifying the terms and conditions of such superior offer and the identity of the party making such superior offer; and

•	at the end of the five business day period set forth above, the board of directors of such party, or a committee thereof again makes the determination in good faith that (after consultation with outside legal counsel and a financial advisor) the acquisition proposal continues to be a superior offer and (after consultation with outside legal counsel) the failure to take such action would be reasonably likely to result in a breach of its fiduciary duties, but only after, in the case of Fundtech, negotiating in good faith with the Company and its representatives if requested by the Company, and in the case of the Company, negotiating in good faith with Fundtech and its representatives if requested by Fundtech, regarding any adjustments or modifications to the terms of the Merger Agreement proposed by the Company or Fundtech, as the case may be, and taking into account such adjustments or modifications.

The term “acquisition proposal” means any offer, proposal or indication of interest received from a third party (other than a party to the Merger Agreement) providing for any acquisition transaction, including any renewal or revision to such a previously made offer, proposal or indication of interest.

The term “acquisition transaction” means any transaction or series of transactions involving: (a) any merger, consolidation, share exchange, recapitalization, business combination or similar transaction involving the Company, Fundtech or any of their respective subsidiaries; (b) any direct or indirect acquisition of securities, tender offer, exchange offer or other similar transaction in which a person or “group” (as defined in the Exchange Act) of persons directly or indirectly acquires beneficial or record ownership of securities representing twenty percent (20%) or more of the outstanding capital stock of the Company, Fundtech or any of their respective subsidiaries; (c) any direct or indirect acquisition of any business or businesses or of assets that constitute or account for twenty percent (20%) or more of the consolidated net revenues, net income or assets of the Company, Fundtech or any of their respective subsidiaries, taken as a whole (based on the fair market value thereof); (d) any liquidation or dissolution of the Company, Fundtech or any of their respective material subsidiaries; or (e) any combination of the foregoing (in each case, other than the Merger).

The term “superior offer” means a bona fide written acquisition proposal (for purposes of this definition, replacing all references in such definition to twenty percent (20%) with fifty percent (50%)) that the board of directors of, as the case may be, the Company or Fundtech or any committee thereof determines, in good faith, after consultation with outside legal counsel and a financial advisor (i) is on terms that are more favorable from a financial point of view to, as the case may be, the Company’s stockholders or Fundtech’s shareholders than the Merger and the transactions contemplated by the Merger Agreement (including any proposal by, as the case may be, the Company or Fundtech to amend the terms of this Agreement) after taking into account all of the terms and conditions of such proposal and (ii) is likely to be completed (without material modification of its terms), in each of the cases of clause (i) and (ii) taking into account all financial, regulatory, legal and other aspects of such acquisition proposal (including the timing and likelihood of consummation thereof) and the payment, if any, of a termination fee.

Neither party’s board of directors will take any of the actions referred to above unless such party has delivered to the other party a prior written notice advising the other party that it intends to take such action, and the party taking such action is obligated to continue to advise the other party after taking such action. Each party is required to notify the other party promptly (but in no event later than 24 hours) after receipt by such party of an acquisition proposal or any request for nonpublic information relating to such party and its subsidiaries in connection with an acquisition proposal. The party receiving the acquisition proposal is required to provide such notice orally and in writing and to identify the third party making, and the material terms and conditions of, any such acquisition proposal, as well as to provide a copy of the acquisition proposal and any draft agreements (if in writing) and to and to keep the other party informed on a prompt basis with respect to any change to the material terms of such acquisition proposal (but in no event later than 24 hours following any such change), including providing the other party with a copy of any draft agreements and modifications thereof. Fundtech must negotiate in good faith with the Company and its representatives if requested by the Company, and the Company must negotiate in good faith with Fundtech and its representatives if requested by Fundtech, regarding any adjustments or modifications to the terms of the Merger Agreement proposed by the Company or Fundtech, as the case may be.

Each party has agreed to, and to cause its subsidiaries and its and their respective officers, directors and employees and use reasonable best efforts to cause its and their respective and representatives to, immediately cease and terminate any existing activities, discussions or negotiations between such party and any third party that relate to any acquisition proposal and to use its reasonable best efforts to cause any such third party in possession of confidential information about such party, that such party previously furnished to the third party within 12 months of the date of the Merger Agreement, to return or destroy such confidential information.

Efforts to Consummate the Merger

Subject to the terms and conditions of the Merger Agreement, the Company and Fundtech have each agreed to use their respective reasonable best efforts to take, or cause to be taken, all actions and do, or cause to be done, and to assist and cooperate with the other party to the Merger Agreement in doing, all things under such party’s control or which such party is required to do under the Merger Agreement, or is necessary to do, to consummate and make effective, as soon as reasonably practicable, the Merger and the other transactions contemplated by the Merger Agreement, including (i) obtaining all necessary actions or nonactions, waivers, consents, and approvals from governmental entities and making all necessary registrations and filings and taking all steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any governmental entity in connection with the execution, delivery or performance of the Merger Agreement or the consummation of the transactions contemplated by the Merger Agreement, (ii) obtaining all necessary consents, approvals or waivers from third parties in connection with the execution, delivery or performance of the Merger Agreement or the consummation of the transactions contemplated by the Merger Agreement, (iii) defending any lawsuits or other legal proceedings, whether judicial or administrative, challenging the Merger Agreement or the transactions contemplated by the Merger Agreement, and (iv) executing and delivering any additional instruments necessary to consummate the transactions contemplated by the Merger Agreement.

Each of the Company and Fundtech have agreed to promptly (i) file the notification and report form required for the transactions contemplated by the Merger Agreement with the Antitrust Division and the FTC, and any supplemental information requested in connection therewith, pursuant to the HSR Act, and (ii) file with any over governmental entity any other filings, reports, information and documentation required for the transactions contemplated by the Merger Agreement pursuant to any other antitrust laws.

Notwithstanding the foregoing, nothing in the Merger Agreement will be deemed to require the Company or Fundtech to commit to and/or effect any action, by consent decree, consent order, hold separate order or otherwise, that would result in (i) the sale, divestiture, disposition or holding separate of any of such party’s assets, properties, businesses or holdings or (ii) any conduct restriction, prohibition or other negative or affirmative requirement, that in the case of either clauses (i) and (ii) would have or would reasonably be expected to have a material adverse effect on the Company, after giving effect to the Merger.

Indemnification and Insurance

The Merger Agreement provides that the Company and the surviving corporation will indemnify all current and former directors, officers and employees of Fundtech or a subsidiary of Fundtech, to the fullest extent permitted by applicable law, for all acts or omissions occurring prior to the effective time of the Merger.

The Merger Agreement also provides that prior to the effective time of the merger, Fundtech will purchase a “tail” policy covering acts or omissions occurring at or prior to the effective time with respect to those persons covered prior to the effective time of the merger by Fundtech’s directors’ and officers’ liability insurance policy which shall provide such directors and officers coverage for seven years after the effective time of the Merger, on terms no less advantageous to such persons than those in effect as of the date of the Merger Agreement. The Company’s obligation to provide this insurance coverage is subject to a maximum annual expenditure of 250% of the annual premium currently paid by Fundtech for such coverage.

The rights of any indemnified party under such provisions of the Merger Agreement are in addition to any other rights such party may have under any law or contract or constituent documents of any person. In the event the Company or the surviving company or any of its successors or assigns (i) consolidates with or merges into any other person and is not the continuing or surviving company or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then and in each such case, proper provision will be made so that the successors and assigns of the Company and the surviving corporation will assume all of the foregoing obligations.

Employee Matters

The Merger Agreement contains covenants relating to certain employee matters. Under these covenants, the Company and Fundtech have agreed, among other things, to:

•	for a period of one year following the effective time of the Merger, provide individuals who were employed by either the Company, Fundtech or any of their respective subsidiaries immediately prior to the effective time of the Merger and that continue to be employed by the Company or any of its subsidiaries, including the surviving corporation, following the effective time, with salaries and benefits that are in the aggregate approximately equal to the salaries and benefits (other than equity compensation) such employee received prior to the effective time of the Merger, subject to certain adjustments as determined by the Company from time to time;

•	provide Fundtech employees with service credit for the purposes of any vesting, eligibility, and benefits entitled under benefit plans, programs or arrangements made available to Fundtech employees following the closing date, to the same extent as such Fundtech employee was entitled to credit for such service under the respective Fundtech benefit plans, provided that such crediting of service shall not operate to duplicate any benefits and shall not be counted for the purpose of crediting benefit accrual under any defined benefit plan; and

•	for purposes of each plan providing health benefits to any Fundtech employee after the effective time of the Merger, to use its reasonable best efforts to cause such employee to receive (i) a waiver of all limitations as to pre-existing conditions, exclusions and waiting periods and (ii) credit for all amounts paid by such active employee for purposes of satisfying all deductible, co-payments and out-of-pocket maximums as though such amounts had been paid in accordance with the terms and conditions of the parallel plan, program or arrangement of the Company or the surviving corporation.

Registration and Information Rights Agreement

In connection with the Merger, the Company has agreed that, upon the written request and subject to the terms and conditions of the Merger Agreement, it will enter into a Registration and Information Rights Agreement in the form attached as Exhibit D to the Merger Agreement with Clal, (and, to the extent they meet certain criteria, other shareholders) that will, among other things, require the Company to register those shares of its common stock issued to the shareholder or shareholders party to the Registration and Information Rights Agreement.

The Registration and Information Rights Agreement, once entered into, will require the Company to file a registration statement, referred to as a Shelf Registration, pursuant to Rule 415 under the Securities Act covering the sale from time to time of the shares of common stock of the Company issued pursuant to the Merger Agreement and any additional shares of common stock that would not be freely transferable in accordance with the intended method of disposition under Rule 144 under the Securities Act in one transaction, referred to collectively as the Registrable Securities. The Company will be obligated to file the Shelf Registration as soon as practicable, but in any event not earlier than 20 days after but not later than 40 days after the issuance of shares of common stock of the Company pursuant to the Merger Agreement. The Company will be required to use reasonable best efforts to cause the Shelf Registration to be declared effective by the SEC as promptly as practicable after the filing of such Shelf Registration and to be continuously effective and usable for the resale of the Registrable Securities for a period of three years from the date the Shelf Registration is declared effective or until such earlier date as all of the Registrable Securities have been sold pursuant to the Shelf Registration. The Company will have the right in certain circumstances to postpone the filing of any Shelf Registration or suspend the use of any effective Shelf Registration for a reasonable period of time (not, in any event, to exceed 45 days in any 12-month period).

Holders of Registrable Securities will also have a right, subject to certain terms and conditions, to (i) demand a registration if the Shelf Registration is not effective or usable and (ii) participate in any registration statement, including any offering thereunder, under the Securities Act that the Company files (other than a registration statement (x) on Form S-8 or Form S-4 or any successor forms thereto, or (y) filed solely in connection with a dividend reinvestment plan or an employee benefit plan).

In addition, certain holders of Registrable Securities will have a right to receive certain information that may be required by such holder to comply with any applicable law.

Certain Other Covenants

Court Approval Process; Israel Income Tax Rulings.  The Merger Agreement contains additional covenants of Fundtech, with the cooperation, where applicable, of the Company, to take all actions necessary in connection with the Court Approval, including preparing documents required to be filed with the Israeli court in connection with the Court Approval and delivering to each Fundtech shareholder certain documents, including an information statement, in connection with Fundtech’s shareholder meeting. Additionally, the Merger Agreement provides that Fundtech will prepare and file with the Israeli Income Tax Commissioner applications for rulings (i) concerning the Israeli withholding tax treatment of the Merger, and (ii) allowing any holder of Fundtech ordinary shares or options to defer such tax in accordance with Section 104H of the Israeli Income Tax Ordinance.

Other Covenants.  The Merger Agreement contains additional and generally mutual covenants, including covenants relating to cooperation in connection with the preparation of this proxy statement and the documents required to be filed with the Israeli court pursuant to the Court Approval, public announcements, notices of certain events, the establishment of a transition committee, cooperation in connection with the de-listing of Fundtech ordinary shares from NASDAQ and the Tel Aviv Stock Exchange and the deregistration of Fundtech ordinary shares under the Exchange Act, matters relating to Section 16 under the Exchange Act, in the case of the Company, the use of reasonable best efforts to cause the shares of Company common stock to be issued in connection with the Merger to be listed on NASDAQ and, in the case of Fundtech, to use reasonable best efforts to cause its Israeli counsel to file an application with the Israeli Tax Authority for a ruling concerning the conversion of Fundtech ordinary shares and stock options into Company shares and stock options.

Conditions to Completion of the Merger

Each party’s obligations to effect the Merger are subject to the satisfaction or waiver of mutual conditions, including the following:

•	receipt of the Court Approval;

•	the absence of any law, injunction, judgment or ruling prohibiting consummation of the Merger or making the consummation of the Merger illegal;

•	the expiration or termination of the waiting period under the HSR Act (and any extension thereof) applicable to the Merger under the HSR Act, and all approvals under any other antitrust laws shall have been obtained;

•	receipt of approval by all Israeli governmental entities required pursuant to Israeli legal requirements;

•	receipt of the Company stockholder approval of the Share Issuance and Charter Amendment (subject to Fundtech’s right to waive the receipt of the Company stockholder approval of the Charter Amendment);

•	the approval for listing on NASDAQ of the shares of Company common stock issuable in connection with the Merger; and

•	the representations and warranties of all parties to the Merger Agreement being true and correct except for de minimis inaccuracies, and true and correct (without giving effect to any qualifications) except where such failures to be true and correct would not reasonably be expected to have a material adverse effect in the case of certain representations and warranties, and each party to the Merger Agreement having performed in all material respects all of its obligations under the Merger Agreement.

The obligations of Fundtech to effect the Merger are subject to the satisfaction or waiver of the following conditions:

•	no material adverse effect shall have occurred with respect to the Company;

•	the Company shall have filed the certificate of amendment to its certificate of incorporation with the Secretary of State of the State of Delaware in accordance with Delaware law and amended its bylaws effective as of the effective time of the Merger;

•	the Company shall have executed and filed with the Office of Chief Scientist in the State of Israel an undertaking in the Office of Chief Scientist’s standard form; and

•	Fundtech must have received the opinion of its own counsel that the Merger will be treated for Federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code.

The obligations of the Company and Merger Sub to effect the Merger is subject to the satisfaction or waiver of the following conditions:

•	no material adverse effect shall have occurred with respect to Fundtech; and

•	the Company must have received the opinion of its own counsel that the Merger will be treated for Federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code.

The term “material adverse effect” has the meaning set forth in “The Merger Agreement — Representations and Warranties” beginning on page 57.

Termination of the Merger Agreement

The Merger Agreement may be terminated at any time before the effective time of the Merger by the written consent of the Company, Fundtech and Merger Sub.

The Merger Agreement may also be terminated prior to the effective time of the Merger by either the Company or Fundtech if:

•	the Merger has not been consummated on or before March 31, 2012 (which date may be extended to June 30, 2012 in certain circumstances and is referred to as the Termination Date);

•	any governmental authority enacts, issues, promulgates, enforces or enters any law or takes any other action (that is final and nonappealable) having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger;

•	the Fundtech shareholders or Company stockholders fail to give the necessary approvals at their respective meetings or any adjournments or postponements thereof;

•	the Court Approval has not been obtained after consideration by the district court of Tel Aviv-Jaffa;

•	the Company or Fundtech breaches or fails to perform any of their respective representations, warranties, covenants or obligations, and such breach would result in the failure to satisfy by the Termination Date one or more conditions of the Merger and such breach cannot be cured or has not been cured after 30 days written notice of such breach from the other party.

The Merger Agreement may also be terminated prior to the effective time of the Merger by the Company under any of the following circumstances, collectively referred to as a Fundtech Termination:

•	Fundtech changes its recommendation to the Fundtech shareholders to approve the Merger Agreement;

•	Fundtech delivers a notice to the Company of its intent to change its recommendation to the Fundtech shareholders to approve the Merger Agreement;

•	Fundtech fails to include in the information statement sent to Fundtech shareholders its recommendation to Fundtech shareholders to approve the Merger Agreement;

•	Fundtech fails to reaffirm its recommendation to Fundtech shareholders to approve the Merger Agreement, subject to certain restrictions; or

•	Fundtech breaches, in any material respect, its non-solicitation covenant.

In addition, the Company may terminate the Merger Agreement if the Company changes its recommendation to its stockholders to approve the Share Issuance and Charter Amendment in order to accept a written definitive acquisition proposal.

The Merger Agreement may also be terminated prior to the effective time of the Merger by Fundtech under any of the following circumstances, collectively referred to herein as a Company Termination:

•	the Company changes its recommendation to the Company stockholders to approve the Share Issuance and Charter Amendment;

•	the Company delivers a notice to Fundtech of its intent to change its recommendation to its stockholders to approve the Share Issuance and Charter Amendment;

•	the Company fails to include in the proxy statement sent to Company stockholders its recommendation to Company stockholders to approve the Share Issuance and Charter Amendment;

•	the Company fails to reaffirm its recommendation to Company stockholders to approve the Share Issuance and Charter Amendment, subject to certain restrictions; or

•	the Company breaches, in any material respect, its non-solicitation covenant.

In addition, Fundtech may terminate the Merger Agreement if Fundtech changes its recommendation to its stockholders to its shareholders to approve the Merger Agreement in order to accept a written definitive acquisition proposal.

Effect of Termination

If the Merger Agreement is validly terminated, the Merger Agreement, with the exception of certain sections thereof, will become null and void.

Termination Fees

Termination Fees Payable by the Company.  The Company has agreed to pay Fundtech a termination fee of $14.6 million under any of the following circumstances:

•	if the Merger Agreement is terminated by Fundtech pursuant to a Company Termination;

•	if the Merger Agreement is terminated by the Company due to the fact that the Company changes its recommendation to its stockholders to approve the Share Issuance and Charter Amendment in order to accept a written definitive acquisition proposal in accordance with the Merger Agreement; or

•	(A) if the Merger Agreement is terminated (i) by Fundtech, if there shall have been a breach of the representations, warranties, obligations or covenants of the Company or Merger Sub and such breach would result in the failure to satisfy by the Termination Date one or more conditions of Fundtech to the Merger and such breach is incapable of being cured or has not been cured within 30 days after written notice of such breach has been received by the Company or Merger Sub; (ii) by either party, if the Company stockholders fail to approve the Share Issuance or Charter Amendment at the special meeting or any adjournments thereof; or (iii) by either party, if the Merger shall not have been consummated prior to the Termination Date (subject to certain exceptions), and in any such case an acquisition proposal (including a previously communicated acquisition proposal) in connection with the Company has been publicly announced or otherwise communicated to a member of senior management or the board of directors of the Company (or any person shall have publicly announced or communicated a bona fide intention, whether or not conditional, to make an acquisition proposal to the Company) at any time after the date of the Merger Agreement and prior to the vote of the Company’s stockholders at the special meeting, in the case of clause (ii), or the Termination Date, in the case of clauses (i) and (iii); and (B) within 12 months after the date of such termination, the Company enters into a definitive agreement to consummate or consummates an acquisition transaction (as defined in “The Merger Agreement — No Solicitation of Transactions” on page 61, provided, however, that for purposes of this bullet point only, references in the definition to 20% shall be deemed to mean 50%).

If the Merger Agreement is terminated due to the failure of the Company stockholders to give their necessary approvals at the special meeting or any adjournments or postponements thereof, and at such time Fundtech would not have grounds to terminate due to a Company Termination, then the Company shall pay Fundtech a fee of $3.0 million.

Termination Fees Payable by Fundtech.  Fundtech has agreed to pay the Company a termination fee of $11.9 million under any of the following circumstances:

•	if the Merger Agreement is terminated by the Company pursuant to a Fundtech Termination;

•	if the Merger Agreement is terminated by Fundtech due to the fact that Fundtech changes its recommendation to its shareholders to approve the Merger Agreement in order to accept a written definitive acquisition proposal in accordance with the Merger Agreement; or

•	(A) if the Merger Agreement is terminated (i) by the Company, if there shall have been a breach of the representations, warranties, obligations or covenants of Fundtech and such breach would result in the failure to satisfy by the Termination Date one or more conditions of the Company to the Merger and such breach cannot is incapable of being cured or has not been cured within 30 days after written notice of such breach has been received by Fundtech; (ii) by either party, if the Court Approval shall not have been obtained; or (iii) by either party, if the Merger shall not have been consummated prior to the Termination Date (subject to certain exceptions), and in any such case an acquisition proposal (including a previously communicated acquisition proposal) in connection with Fundtech has been publicly announced or otherwise communicated to a member of senior management or the board of directors of Fundtech (or any person shall have publicly announced or communicated a bona fide intention, whether or not conditional, to make an acquisition proposal to Fundtech) at any time after the date of the Merger Agreement and prior to the receipt of Court Approval, in the case of clause (ii), or the Termination Date, in the case of clauses (i) and (iii); and (B) within 12 months after the date of such termination, the Company enters into a definitive agreement to consummate or consummates an acquisition transaction (as defined in “The Merger Agreement — No Solicitation of Transactions” on page 61, provided, however, that for purposes of this bullet point only, references in the definition to 20% shall be deemed to mean 50%).

If the Merger Agreement is terminated due to the failure to obtain Court Approval, and at such time the Company would not have grounds to terminate due to a Fundtech Termination, then Fundtech shall pay the Company a fee of $3.0 million.

Expenses

All fees and expenses incurred in connection with the Merger Agreement and the other transactions contemplated by the Merger Agreement will be paid by the party incurring such fees and expenses, whether or not the Merger is consummated.

Amendments; Waivers

The parties may:

•	at any time prior to the receipt of Court Approval, the approval of Fundtech shareholders or the approvals of the Company stockholders, amend the Merger Agreement;

•	after the receipt of Court Approval, the approval of Fundtech shareholders or the approvals of the Company stockholders, amend the Merger Agreement, but no amendment that by law requires further approval of the Fundtech shareholders or Company stockholders can be made without such further approval; or

•	at any time before the effective time of the Merger, (a) waive any inaccuracies in the representations and warranties of the other party contained in the Merger Agreement, (b) extend the time for performance of the obligations or other acts under the Merger Agreement or (c) waive compliance by the other party with any of the agreements or conditions contained in the Merger Agreement.

Governing Law

The Merger Agreement is governed by and will be construed in accordance with the laws of the State of New York, without regard to its rules on conflict of laws. However, any matter involving the internal corporate affairs of Fundtech or any other party to the Merger Agreement shall be governed by the provisions of jurisdictions of its incorporation. The rights of the Fundtech shareholders and the provisions of the Merger Agreement relating to the Court Approval and Merger that are required under the laws of the State of Israel to be governed by the laws of the State of Israel shall be governed by the laws of the State of Israel.

Specific Performance

Given the irreparable damage that would occur in the event that any provision of the Merger Agreement were not performed in accordance with its specific terms or were otherwise breached, damages and other remedies at law would be inadequate. Accordingly, the Merger Agreement provides that the parties shall be entitled to an injunction or injunctions to prevent breaches of the Merger Agreement and to enforce specifically the terms and provisions entitled therein in any court having jurisdiction related to the Merger Agreement without the necessity of demonstrating damages or posting a bond, this being in addition to any other remedy to which they are entitled at law or in equity.

THE VOTING AGREEMENT

Concurrently with the execution of the Merger Agreement, the Company entered into a voting agreement, referred to as the Voting Agreement, with Clal. The Voting Agreement is with respect to 8,797,398 ordinary shares, referred to as the Clal Shares, of Fundtech, that Clal held as of June 26, 2011, or approximately 58% of Fundtech’s issued and outstanding ordinary shares. As of such date, Clal also held 2,000 shares of restricted stock of Fundtech, which shares are unvested and not subject to the terms of the Voting Agreement.

The following is a summary of the material terms and conditions of the Voting Agreement. This summary may not contain all the information about the Voting Agreement that is important to you and is qualified in its entirety by reference to the Voting Agreement which is attached as Annex D, and incorporated by reference into, this proxy statement. You are encouraged to read the Voting Agreement in its entirety.

Voting of Shares

Under the Voting Agreement, Clal has agreed, subject to the terms and conditions set forth therein, including the termination provisions described below, to vote or cause to be voted all of the Clal Shares to approve the Merger, the Merger Agreement and all of the other transactions contemplated thereby at any meeting of the shareholders of Fundtech, and at any adjournment thereof, at which the Merger Agreement (or any amended version thereof) is submitted for the consideration and vote of Fundtech’s shareholders.

Clal has further agreed that it will (i) vote the Clal Shares against any acquisition proposal with respect to Fundtech (other than the Merger Agreement and the transactions contemplated thereby, including the Merger), (ii) not enter into, for so long as the Voting Agreement remains in effect, any voting agreement or voting trust with respect to the Clal Shares that would prohibit, undermine, limit or otherwise adversely affect Clal’s compliance with its obligations under the Voting Agreement and (iii) not grant, for so long as the Voting Agreement remains in effect, a proxy or power of attorney with respect to the Clal Shares, in either case, which is inconsistent with its obligations under the Voting Agreement.

Transfer and Other Restrictions

Clal has agreed that, until the termination of the Voting Agreement, it will not, directly or indirectly:

•	sell, pledge, encumber, grant an option with respect to, transfer, dispose, enter into an agreement or commitment providing for the sale of, pledge of, encumbrance of, grant of an option with respect to, transfer of or disposition (other than a pledge, encumbrance or option that will not affect the obligations of Clal under the Voting Agreement), each referred to as a Transfer, of any of the Clal Shares; or

•	deposit (or permit the deposit of) any of the Clal Shares into a voting trust or grant any proxy or enter into any voting agreement or similar agreement in contravention of the Clal’s obligations under the Voting Agreement.

Clal may cause or permit a Transfer of any of the Clal Shares to (i) another person if, prior thereto or concurrently therewith, such person executes a voting undertaking on the same terms and conditions as the voting agreement and Clal continues to be jointly and severally liable for any breach of that voting undertaking or (ii) an affiliate of Clal, if upon such Transfer Clal will continue to be the beneficial owner of the Clal Shares and continue to have the right to control the vote of the Clal Shares in accordance with the terms of the Voting Agreement.

Clal has further agreed, subject to certain exceptions and until the earlier of the termination of the Voting Agreement or the payment by Fundtech of a termination fee in connection therewith, not to, among other things, (i) solicit, initiate, seek or knowingly encourage the making, submission or announcement of any alternative acquisition proposal with respect to Fundtech, (ii) furnish any nonpublic information regarding Fundtech to any person in connection with an alternative acquisition proposal or (iii) continue or otherwise engage or participate in any discussions with any person with respect to any such alternative acquisition proposal.

Termination

The Voting Agreement will terminate on the earlier of:

•	the termination of the Merger Agreement in accordance with its terms;

•	the occurrence of a change in the Fundtech Board Recommendation; or

•	the date and time that the Merger becomes effective in accordance with the terms and provisions of the Merger Agreement.

PROPOSAL TO APPROVE AMENDMENTS TO THE
S1 CORPORATION 2003 STOCK INCENTIVE PLAN

On August 18, 2011 the Company’s board of directors adopted amendments to the S1 Corporation 2003 Stock Incentive Plan, as amended and restated effective February 26, 2008, referred to in this proxy statement as the Incentive Plan, which have been set forth in the first amendment to the amended and restated Stock Incentive Plan, referred to as the Incentive Plan Amendment, to increase the number of shares of common stock subject to awards under the Incentive Plan by 5,000,000, from 11,727,108 to 16,727,108. The Incentive Plan, as amended, is intended to enhance the Company’s ability to attract and retain highly qualified officers, directors and other employees, and to motivate such persons to serve the Company and to expend maximum effort to improve the business results and earnings of the Company, by providing to such persons an opportunity to acquire or increase a direct proprietary interest in the operations and future success of the Company. Potentially all officers, employees and directors of the Company are eligible to participate in the Incentive Plan. Because participation and the types of awards under the Incentive Plan are subject to the discretion of the Company’s Compensation Committee (the “Committee”), the benefits or amounts that will be received by any participant or groups of participants if the Incentive Plan is approved are not currently determinable. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting is required to approve the Amendment.

Under the Incentive Plan, as of August 15, 2011 there were (i) awards outstanding with respect to 6,406,424 shares of common stock, (ii) options to purchase 4,277,154 shares of common stock outstanding, (iii) 817,116 shares of restricted stock outstanding, and (iv) 1,312,154 shares that remained available for grant. Additionally, options to purchase 394,176 shares of common stock and no restricted stock awards were outstanding under equity plans that existed prior to the adoption of the Incentive Plan (we no longer make grants under any of these plans). There are no outstanding stock appreciation rights that are settled in shares of common stock. As of August 15, 2011, there were 579,151 stock appreciation rights outstanding with a weighted average exercise price of $4.86. The stock appreciation rights are settled in cash and do not count against the maximum limit of shares in these plans. The following table summarizes information about stock options outstanding by price range at August 15, 2011:

	Options Outstanding			Options Exercisable
		Weighted-
		Average	Weighted-		Weighted-
	Number	Remaining	Average	Number	Average
	Outstanding	Contractual	Exercise	Exercisable	Exercise
Range of Exercise Price	(000’s)	Life (Yrs)	Price	(000’s)	Price

$ 3.51 - 4.00	98	2.2	$3.60	98	$3.60
4.01 - 5.00	1,368	4.8	4.58	1,369	4.58
5.01 - 6.00	389	5.1	5.33	381	5.32
6.01 - 7.00	1,541	7.4	6.28	1,003	6.33
7.01 - 8.00	472	6.8	7.20	350	7.21
8.01 - 9.00	529	3.6	8.33	514	8.34
9.01 - 19.30	274	0.5	15.15	274	15.15

3.51 - 19.30	4,671	5.4	6.49	3,989	6.51

After giving effect to the 5,488,446 aggregate shares of common stock subject to currently outstanding awards under all of the Company’s equity compensation plans, the Company’s equity compensation grants total only 10% of its shares of common stock outstanding (based on 55,519,459 shares of common stock outstanding as of August 18, 2011). As a result, the Company is seeking an increase in the number of shares of common stock subject to the Incentive Plan from 11,727,108 to 16,727,108 in order to provide adequate availability to issue new awards to Company and Fundtech employees, board members and consultants who will be involved in the operations of the combined company going forward since currently only 1,312,154 shares remain available for future grants. The Company believes this allocation of new awards under the Incentive Plan will be adequate to address all equity compensation related needs of the larger combined company over the next two to three year period. The Company’s board of directors believes that the equity awards are a key component of overall employee compensation and will help maintain the Company’s performance-oriented culture and further align the interests of the Company’s employees and shareholders.

The following is a summary description of the Incentive Plan as amended by the Incentive Plan Amendment. This summary and the description set forth above of the changes from the Incentive Plan are qualified in their entirety by the detailed provisions of the Incentive Plan Amendment which is attached as Annex E to this Proxy Statement, the description of the Incentive Plan, which is incorporated by reference to Proposal 3 of the Company’s Proxy Statement for the fiscal year ended December 31, 2007, and the detailed provisions of the Incentive Plan, a copy of which is attached as Annex F to this Proxy Statement. For the avoidance of doubt, please note that only the Incentive Plan Amendment and not the entire Incentive Plan is subject to this proposal.

Key Features of the Incentive Plan

The following are several key features of the Incentive Plan:

Award Types.  The Incentive Plan provides for the granting of stock options, restricted stock, stock appreciation rights, performance awards and other incentive awards, referred to as an Awards.

Shares Available Under the Incentive Plan.  If the Amendment is approved by the requisite vote of stockholders, a total of 16,727,108 shares will be authorized for issuance, representing an increase of 5,000,000 shares over the number of shares previously approved under the Incentive Plan. Of the total shares available for issuance, no more than 5,608,487 shares will be issued as Awards other than stock options and stock appreciation rights after August 18, 2011. Shares issued pursuant to the Incentive Plan may be authorized but unissued shares of common stock or treasury shares. To the extent that any Award based on common stock expires or terminates without having been exercised in full or is forfeited, the shares of common stock subject to that Award will be available for other Awards. The maximum number of shares of common stock subject to options that can be awarded under the Incentive Plan to any person is 2,000,000 per year and the maximum number of shares that can be awarded under the Incentive Plan to any person, other than pursuant to an option, is 1,000,000 per year.

Incentive Plan Administration.  The Incentive Plan is administered by the board of directors or a Committee appointed by the board of directors, referred to as a Committee. Subject to certain exceptions, the Incentive Plan requires that the membership of any Committee appointed by the board of directors to administer the Incentive Plan meet the requirements for exempting transactions involving Awards from the short-swing profit recovery rules under the Exchange Act, and the requirements for exempting Awards from the limits on tax deductions imposed by Code Section 162(m). Among other things, the board of directors will have the authority, subject to the terms of the Incentive Plan, to (i) select grantees, (ii) determine the type or types of Awards to be made to a grantee, (iii) determine the number of shares of common stock to be subject to an Award; (iv) determine the terms and conditions of each Award (including, but not limited to, the exercise price of an option and the nature or duration of any restriction or condition relating to the vesting, exercise or forfeiture of an Award), provided that no awards under the Incentive Plan may accelerate due to a corporate transaction unless such transaction is consummated and (v) determine the other terms and conditions of Awards. All determinations and interpretations made by the board of directors with respect to the Incentive Plan will be final and binding on the Company and participants. The Incentive Plan prohibits all repricing of equity awards unless approved by the Company’s stockholders.

Options.  The Incentive Plan provides both for incentive stock options, referred to as Incentive Options, specifically tailored to the provisions of the Code and for options not qualifying as Incentive Options, referred to as Non-Qualified Options, each of which may be granted in conjunction with other Awards. Incentive Options and Non-Qualified Options are sometimes referred to herein collectively as Options. The Incentive Plan provides that the per-share exercise price cannot be less than 100% of the fair market value of a share of common stock on the grant date; provided, however, that in the event that a grantee is a ten percent stockholder, the option price of an option granted to such grantee that is intended to be an Incentive Stock Option shall be not less than 110% of the fair market value of a share of common stock on the grant date. Payment of the option price may be made in cash, through the exchange of common stock held by the grantee for more than six months, or through a broker-assisted exercise. The board of directors determines when and in what manner an option may be exercised and establishes its maximum term, which will generally be 10 years after the grant date. Except to the extent permitted by specific terms of any Non-Qualified Option, no option will be assignable or transferable except by will, the laws of descent and distribution, or, in the discretion of the board of directors. Additionally, no option may be transferred for consideration.

Restricted Stock.  The Incentive Plan allows the Board to make awards in the form of restricted stock. Awards of restricted stock may be made subject to forfeiture upon termination of employment if the Company or the grantee fails to meet specified performance goals or upon failure to satisfy such other conditions as the board of directors may specify. The grantee of an Award of restricted stock has the right to vote the restricted stock, and to receive dividends and other distributions on the restricted stock, although dividends in the form of common stock and other non-cash dividends and distribution will also be restricted. The board of directors may specify the price, if any, to be paid by the grantee for restricted stock, except that the grantee must pay at least the aggregate par value of the shares represented by such restricted stock. Payment of the price may be made in cash or through the exchange of common stock held by the grantee for more than six months.

Stock Appreciation Rights.  A stock appreciation right, referred to as SAR, may be granted alone or in conjunction with another Award. A SAR is exercisable on conditions established by the board of directors. Upon exercise of a SAR, the grantee will receive the excess of the fair market value of a share of common stock on the date the SAR is exercised over the fair market value of a share of common stock on the date the SAR was granted.

Performance Awards.  Performance awards may be granted alone or in conjunction with other Awards. In connection with the grant of any performance award, the board of directors will establish one or more performance goals and designate a period of up to 10 years for the measurement of attainment of the goals. Performance goals shall be established no later than 90 days after the beginning of any performance period applicable to such performance award, or at such other date as may be required or permitted for “performance-based compensation” under Section 162(m) of the Code. Awards to individuals who are covered under Section 162(m) of the Code, or who the Committee designates as likely to be covered in the future, will comply with the requirement that payments to such employees qualify as performance-based compensation under Section 162(m) of the Code to the extent that the Committee so designates. Such employees include the Chief Executive Officer and the three highest compensated executive officers (other than the Chief Financial Officer) determined at the end of each year.

Other Incentive Awards.  The board of directors may grant other types of awards of common stock or awards based by reference to common stock, referred to as Other Incentive Awards. These awards include stock units, dividend equivalent rights and annual incentive awards. The board of directors will determine the time of granting, the size and all other conditions of Other Incentive Awards, including any restrictions, deferral period or performance requirements.

Amendment and Termination of the Incentive Plan.  The board of directors may amend, suspend or terminate the Incentive Plan as to any shares as to which Awards have not been granted. An amendment shall be contingent on approval of the Company’s stockholders to the extent stated by the board of directors or required by applicable law. No amendment, suspension or termination of the Incentive Plan shall, without the consent of the grantee, alter or impair rights or obligations under any Award theretofore granted under the Incentive Plan. The Incentive Plan will terminate in any event no later than ten years after its effective date (or February 26, 2018).

Adjustments.  In the event of any change in the outstanding common stock by reason of a stock dividend, recapitalization, reclassification, stock split or other increase or decrease in such shares affected without receipt of consideration by the Company, the number and kind of shares subject to any outstanding Award shall be adjusted proportionately by the Company.

Equity Compensation Plan Information

The following table provides information with respect to compensation plans under which equity securities of the Company were authorized for issuance to employees, non-employee directors and others as of December 31, 2010:

	(a)	(b)	(c)
			Number of Securities
			Remaining Available for
	Number of Securities		Future Issuance Under
	to be Issued Upon	Weighted-Average	Equity Compensation
	Exercise of	Exercise Price of	Plans (Excluding
	Outstanding Options,	Outstanding Options,	Securities Reflected in
Plan Category	Warrants and Rights	Warrants and Rights	Column (a))

Equity compensation plans approved by security holders	6,497,179	$5.82	1,214,340
Equity compensation plans not approved by security holders(1)	645,374	11.52	—
Total	7,142,553	6.38	1,214,340

(1)	As of December 31, 2010, we had outstanding stock option awards previously granted under the following equity incentive plans not approved by our stockholders: S1 Corporation 1997 Employee Stock Option Plan, Security First Technologies Corporation 1998 Directors’ Stock Option Plan and Software Dynamics, Incorporated 1998 Stock Incentive Plan. These plans are closed to new grants.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THIS PROPOSAL.

THE SPECIAL MEETING

The Company’s board of directors is using this proxy statement to solicit proxies from stockholders of the Company who hold shares of Company common stock on the record date for use at the special meeting. The Company is first mailing this proxy statement and accompanying form of proxy to Company stockholders on or about August 22, 2011.

Date, Time and Place

The special meeting will be held on September 22, 2011 at 9:00 a.m., local time, at the Marriott Hotel located at 475 Technology Parkway, Norcross, GA 30092.

Purpose of the Special Meeting

At the special meeting, Company stockholder will be asked to approve:

•	the Share Issuance;

•	the Charter Amendment;

•	the Incentive Plan Amendment;

•	the Potential Payments Under Compensation Arrangements; and

•	an adjournment or postponement of the special meeting, if necessary, to permit further solicitation of proxies in favor of the foregoing proposals.

Board Recommendation

The Company’s board of directors has determined that each of the Share Issuance and Charter Amendment is advisable and in the best interests of the Company’s stockholders. The board of directors recommends that Company stockholders vote:

•	“FOR” the Share Issuance;

•	“FOR” the Charter Amendment;

•	“FOR” the Incentive Plan Amendment;

•	“FOR” the Potential Payments Under Compensation Arrangements; and

•	“FOR” the adjournment or postponement of the special meeting, if necessary, to permit further solicitation of proxies in favor of the foregoing proposals.

Record Date; Shares Entitled to Vote

The Company has fixed the close of business on August 18, 2011 as the record date for determining the Company’s stockholders entitled to receive notice of and to vote at the special meeting. Only holders of record of Company common stock on the record date are entitled to receive notice of and vote at the special meeting, and any adjournment or postponement thereof.

SEC Rule 14a-13(a)(3) requires that companies give 20 business days’ advance notice of the record date to brokers, dealers, voting trustees, banks, associations and other entities that exercise fiduciary powers in nominee names or otherwise, collectively referred to as nominee holders, or if such inquiry is impracticable 20 business days prior to the record date of a special meeting, as many days before the record date of such meeting as is practicable. On August 11, 2011, the Company’s proxy solicitor, MacKenzie Partners, Inc., gave the notifications required by Rule 14a-13(a)(3). The Company’s notices were sent fewer than 20 business days prior to the record date, which did not comply with Rule 14a-13(a)(3), although the Company has confirmed that 100% of the nominee holders were notified of the record date prior to the record date. Since the purpose of Rule 14a-13(a)(3) is to ensure that nominee holders are provided sufficient notice to permit timely distribution of proxy or other meeting materials to all beneficial owners of shares held through nominee holders, the Company believes that this purpose has been satisfied notwithstanding the shortened notice period.

Each share of Company common stock is entitled to one vote on each matter brought before the meeting. On the record date, there were approximately 55,519,459 shares of Company common stock issued and outstanding, held by 416 holders of record. Shares of Company common stock held by the Company as treasury shares will not be entitled to vote.

Quorum Requirement

Under Delaware law and the Company’s bylaws, a quorum of Company stockholders at the special meeting is necessary to transact business. The presence of holders representing one-third of the shares of Company common stock issued and outstanding on the record date entitled to vote at the special meeting will constitute a quorum for the transaction of business at the special meeting.

All of the shares of Company common stock represented in person or by proxy at the special meeting, including abstentions, will be treated as present for purposes of determining the presence or absence of a quorum at the special meeting.

Stock Ownership of Directors and Executive Officers

On August 18, 2011, the record date, the directors and executive officers of the Company and their respective affiliates, as a group, beneficially owned and were entitled to vote 1,138,310 shares of Company common stock. These shares represent approximately 2% of the shares of Company common stock outstanding on that date. Information pertaining to the security ownership of certain beneficial owners and directors and executive officers of the Company is incorporated by reference to the Company’s Definitive Proxy Statement, filed with the SEC on April 8, 2011. The Company currently expects that each of its directors and executive officers and their affiliates will vote their shares of Company common stock “FOR” each of the proposals presented at the special meeting, although none of them has entered into an agreement requiring them to do so.

When considering the Company’s board of directors’ recommendations to vote in favor of each of the proposals presented at the special meeting, you should be aware that the executive officers and directors have financial interests in the Merger that may be different from, or in addition to, the interests of the stockholders of the Company. See “The Merger — Interests of Company Executive Officers and Directors in the Merger” beginning on page 44.

Votes Required to Approve the Proposals

Approval of the Company’s proposals to be considered at the special meeting requires the vote percentages described below. You may vote for or against any of the proposals submitted at the special meeting or you may abstain from voting.

Required Vote for Share Issuance.  In order to approve the Share Issuance proposal, the affirmative vote of the majority of total votes cast on the proposal must be obtained.

Required Vote for Certificate of Amendment.  In order to approve the Charter Amendment proposal, the affirmative vote of the majority of our common stock entitled to vote on the proposal must be obtained.

Required Vote for Incentive Plan Amendment.  In order to approve the Incentive Plan Amendment proposal, the affirmative vote of the majority of total votes cast on the proposal must be obtained.

Required Vote for Potential Payments Under Compensation Arrangements.  In order to approve the Potential Payments Under Compensation Arrangements proposal, the affirmative vote of the majority of total votes cast on the proposal must be obtained.

Required Vote for Adjournment or Postponement of Special Meeting.  In order to approve the proposal to permit the proxies to adjourn or postpone the special meeting, including for the purpose of soliciting additional proxies, the affirmative vote of the majority of shares of our common stock present in person or represented by proxy at the special meeting and entitled to vote on the record date must be obtained, regardless of whether a quorum is present.

The votes on the Potential Payments Under Compensation Arrangements and the Incentive Plan Amendment are votes separate and apart from the votes to approve the Share Issuance and the Charter Amendment. Because the vote on Potential Payments Under Compensation Arrangements is advisory in nature only, it will not be binding on the Company. Approval of the Share Issuance and Charter Amendment proposals are a condition to the completion of the Merger (subject to Fundtech’s right to waive the approval of the Charter Amendment).

Failure to Vote; Abstentions and Broker Non-Votes

No vote will be cast on any proposal at the special meeting on behalf of any stockholder of record who does not cast a vote on such matter. However, if the stockholder properly submits a proxy prior to the special meeting, his or her shares of common stock will be voted as he or she directs. If he or she submits a proxy but no direction is otherwise made, the shares of common stock will be voted “FOR” the Share Issuance proposal, “FOR” the Charter Amendment proposal, “FOR” the Incentive Plan Amendment proposal, “FOR” the advisory (non-binding) proposal on the Potential Payments Under Compensation Arrangements, and “FOR” the approval of any adjournments or postponements of the special meeting, if necessary, for the purpose of soliciting additional proxies in favor of the foregoing proposals.

Shares held by a Company stockholder who indicates on an executed proxy card that he or she wishes to abstain from voting will count toward determining whether a quorum is present and will be counted as votes cast and have the same effect as a vote “AGAINST” the Share Issuance proposal, the advisory (non-binding) proposal on the Potential Payments Under Compensation Arrangements, and the agreements and understandings pursuant to which such compensation may be paid or become payable, the Incentive Plan Amendment proposal, the Charter Amendment proposal, and the proposal to permit the proxies to adjourn or postpone the special meeting.

A broker “non-vote” occurs when a broker or other nominee holding shares for a beneficial owner signs and returns a proxy with respect to shares of common stock held in a fiduciary capacity (typically referred to as being held in “street name”) but does not vote on a particular matter because the nominee does not have the discretionary voting power with respect to that matter and has not received instructions from the beneficial owner. Under the rules that govern brokers who are voting with respect to shares held in street name, brokers have the discretion to vote such shares on routine matters but not on non-routine matters. The proposals that Company stockholders are being asked to vote on at the special meeting are not considered routine matters and accordingly brokers or other nominees may not vote without instructions.

If a broker non-vote occurs, the broker non-vote will count for purposes of determining a quorum. A broker non-vote is not deemed to be a vote cast. Therefore, the broker non-vote will not affect the outcome of the votes on the Share Issuance proposal, the advisory (non-binding) proposal on the Potential Payments Under Compensation Arrangements, and the agreements and understandings pursuant to which such compensation may be paid or become payable, or the Incentive Plan Amendment proposal. A broker non-vote will have the same effect as a vote “AGAINST” the Charter Amendment proposal and will not be counted in the tabulation of the results of the proposal to permit the proxies to adjourn or postpone the special meeting.

Submission of Proxies

If your Company common stock is held by a broker, bank or other nominee (i.e., in “street name”), you will receive instructions from that person or entity that you must follow in order to have your shares of Company common stock voted. If you give the broker instructions, your shares will be voted as you direct. If you do not give instructions, the broker will not vote your shares on any proposal at the special meeting, as set forth above.

If you hold your Company common stock in your own name and not through your broker or another nominee, you may vote your shares at the special meeting or by proxy in one of three ways:

•	By using the Internet website and instructions listed on the proxy card;

•	By using the toll-free telephone number listed on the proxy card; or

•	By signing, dating and mailing the enclosed proxy card in the postage-paid envelope.

Whichever of those methods you select to transmit your instructions, the proxy holders will vote your shares in accordance with those instructions. If you return a proxy card without specific voting instructions, your proxy will be voted by the proxy holders as recommended by the board of directors.

Vote by Internet.  If you are a stockholder of record, you may also choose to submit your proxy on the Internet. The website for Internet proxy submission and the unique control number you will be required to provide are on the proxy card. Internet proxy submission is available 24 hours a day and will be accessible until 11:59 p.m. Eastern time on September 21, 2011. If you are a beneficial owner, please refer to your proxy card or the information provided by your bank, broker, custodian or record holder for information on Internet proxy submission. As with telephone proxy submission, you will be given the opportunity to confirm that your instructions have been properly recorded. If you hold shares through a broker or other custodian, please check the voting form used by that firm to see if it offers Internet proxy submission. If you vote on the Internet, please note that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, for which you will be responsible. If you submit your proxy on the Internet, you do not need to return your proxy card.

Vote by Telephone.  If you hold your Company common stock in your own name and not through your broker or another nominee, you can vote by telephone by following the instructions provided on the Internet voting site, or if you requested proxy material, by following the instructions provided with your proxy material and on your proxy card. Telephone voting is available 24 hours a day until 11:59 p.m. (E.T.) on September 21, 2011. If you are a beneficial owner, please refer to your proxy card or the information provided by your bank, broker, custodian or record holder for information on telephone proxy submission. If you hold shares through a broker or other custodian, please check the voting form used by that firm to see if it offers telephone proxy submission. Easy-to-follow voice prompts allow you to vote your shares of stock and confirm that your instructions have been properly recorded. The Company’s telephone voting procedures are designed to authenticate stockholders by using individual control numbers. If you vote by telephone, you do not need to return your proxy card.

Vote by Mail.  A proxy card is enclosed for your use. To submit your proxy by mail, the Company asks that you sign and date the accompanying proxy and, if you are a stockholder of record, return it as soon as possible in the enclosed postage-paid envelope or pursuant to the instructions set out in the proxy card. If you are a beneficial owner, please refer to your proxy card or the information provided to you by your bank, broker, custodian or record holder. When the accompanying proxy is returned properly executed, the shares of Company common stock represented by it will be voted at the special meeting in accordance with the instructions contained in the proxy.

Voting in Person.  If you wish to vote in person at the special meeting, a ballot will be provided at the special meeting. However, if your shares are held in the name of your bank, broker, custodian or other record holder, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote at the special meeting. You should allow yourself enough time prior to the special meeting to obtain this proxy from the holder of record.

Revocation of Proxies

You may revoke your proxy at any time prior to the close of voting at the special meeting by doing any one of the following:

•	complete, sign, date and submit another proxy (a properly executed, valid proxy will revoke any previously submitted proxies);

•	re-vote by telephone or on the Internet;

•	provide written notice of revocation to our Corporate Secretary; or

•	attend the special meeting and vote in person.

Solicitation of Proxies

This solicitation is made on behalf of the Company’s board of directors and the Company will pay the costs of soliciting and obtaining proxies, including the cost of reimbursing banks and brokers for forwarding proxy materials to their principals. Proxies may be solicited, without extra compensation, by the Company’s officers and employees in person or by mail, telephone, fax or other methods of communication. The Company has engaged MacKenzie Partners, Inc. to assist it in the distribution and solicitation of proxies at a fee of $50,000, plus reimbursement of out of pocket expenses. The Company will also reimburse brokers and other custodians, nominees and fiduciaries for their expenses in sending these materials to you and getting your voting instructions.

Householding

Under SEC rules, a single set of annual reports and proxy statements may be sent to any household at which two or more Company stockholders reside if they appear to be members of the same family. Each Company stockholder continues to receive a separate proxy card. This procedure, referred to as householding, reduces the volume of duplicate information Company stockholders receive and reduces mailing and printing expenses for the Company. Brokers with accountholders who are Company stockholders may be householding the Company’s proxy materials. As indicated in the notice previously provided by these brokers to Company stockholders, a single proxy statement will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from an affected Company stockholder. Once you have received notice from your broker that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, please notify your broker. Company stockholders who currently receive multiple copies of the proxy statement at their address and would like to request householding of their communications should contact their broker.

Solicitation of ACI Worldwide, Inc.

ACI Worldwide, Inc. has commenced a proxy solicitation in opposition to the Merger. ACI Worldwide, Inc. may send you solicitation materials in an effort to solicit your votes in opposition to the Company’s proposals described above. Our board of directors believes that these actions are not in your best interests. We urge you to sign and return the enclosed proxy card and not to return any proxy card that ACI Worldwide, Inc. may send you.

DESCRIPTION OF THE COMPANY’S CAPITAL STOCK

The following is a summary of the material terms of the capital stock of the Company and is not complete. You should refer to the Company’s amended and restated certificate of incorporation, as amended, referred to as the Charter, and amended and restated bylaws, as well as to the applicable provisions of the Delaware General Corporation Law, for a complete description of the rights and preferences of the Company’s capital stock. Copies of the Company’s Charter, and bylaws, as amended and restated, will be sent to holders of the Company’s capital stock upon request. See “Where You Can Find More Information” beginning on page 93.

Authorized Capital Stock

Under the Company’s Charter, the authorized capital stock of the Company consists of 350 million shares of common stock, $0.01 par value per share, and 25 million shares of serial preferred stock, par value $0.01 per share, of which 1,637,832 shares are designated as Series A Junior Participating Preferred Stock, 749,064 shares are designated as Series B Redeemable Convertible Preferred Stock, 215,000 shares are designated as Series C Convertible Preferred Stock, 244,000 shares are designated as Series D Convertible Preferred Stock and 649,150 shares are designated as Series E Convertible Preferred Stock.

The only equity securities outstanding as of the date of this proxy statement are shares of common stock. As of August 18, 2011, the Company had 55,519,459 shares of common stock issued and outstanding and, as of August 15, 2011, had reserved 6,800,600 shares of common stock for issuance under equity incentive plans. The outstanding shares of the Company’s common stock are validly issued, fully paid and non-assessable.

Common Stock

General.  Each share of the Company’s common stock has the same relative rights and is identical in all respects to each other share of the Company’s common stock.

Dividend Rights.  The holders of shares of the Company’s common stock may receive dividends as declared by the Company’s board of directors, subject to the rights of holders of any preferred stock of the Company then outstanding.

Voting Rights.  Each holder of shares of the Company’s common stock is entitled to one vote for each share held of record on the applicable record date on all matters submitted to a vote of the Company’s stockholders, including the election of directors. If a quorum exists at a special or annual meeting of the Company’s stockholders, action on a matter is approved if the votes cast favoring the action exceed the votes cast opposing the action (other than the election of directors as directors must be elected by a plurality of the votes cast by those entitled to vote).

Preemptive Rights.  Holders of the shares of the Company’s common stock have no preemptive rights.

Rights upon Liquidation, Dissolution or Winding Up.  Each share of the Company’s common stock is entitled to participate pro rata in distributions upon the liquidation, dissolution or winding up of the Company, subject to the rights of holders of any preferred stock of the Company then outstanding.

Stock Exchange Listing.  The Company’s common stock is listed on NASDAQ under the symbol “SONE.”

Transfer Agent.  The Company’s transfer agent is American Stock Transfer & Trust Company.

Preferred Stock

At the close of business on August 18, 2011, the record date, no shares of the Company’s preferred stock were outstanding.

Subject to the limitations and the provisions of the Company’s Charter, the Company’s board of directors may, by resolution and without further action or vote by the Company’s stockholders, provide for the issuance of shares of preferred stock in one or more series having such voting powers, and such designations, preferences and relative, participating, optional, or other special rights and qualifications, limitations, or restrictions thereof, as the board of directors may determine.

Anti-Takeover Protections

Delaware Law.  The Company is subject to Section 203 of the Delaware General Corporation Law. Section 203 restricts transactions which may be entered into by a corporation and certain of its stockholders. Section 203 provides, in essence, that the corporation may not engage in certain business combination transactions with a stockholder that acquires 15% or more of the outstanding voting stock of the corporation subject to Section 203 (referred to herein as an interested stockholder) for a period of three years following the time that such stockholder became an interested stockholder. Section 203 defines the term “business combination” to include a wide variety of transactions with or caused by an interested stockholder, including, but not limited to, mergers, consolidations, specific types of asset sales, and specified issuances of additional shares to the interested stockholder.

Classification of Board of Directors.  Under the Company’s Charter, the Company’s board of directors is divided into three classes of directors, with each serving staggered terms.

Preferred Stock.  The issuance of preferred stock by the Company may have the effect of delaying or preventing a change in control of the Company and the issuance of preferred stock with voting or conversion rights may adversely affect the voting power of the holders of shares of the Company’s common stock.

Share Issuance

Pursuant to the terms of the Merger Agreement, approximately 42.6 million shares of common stock of the Company will be issued to those who are holders of ordinary shares of Fundtech immediately prior to the effective time of the merger. See “The Merger” beginning on page 30, for a description of the Merger.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial information combines the historical consolidated financial statements of the Company and Fundtech which will be accounted for as a business combination under GAAP. The Company will be deemed the accounting acquirer, and Fundtech will be deemed the accounting acquiree. The pre-acquisition financial statements of the Company will be treated as the historical financial statements of the combined company. The Merger Agreement provides that each outstanding ordinary share of Fundtech will be converted into the right to receive 2.72 shares of Company common stock with cash to be paid in lieu of fractional shares.

The total purchase price has been preliminarily allocated based on available information and preliminary estimates and assumptions that management believes are reasonable. However, the allocation of purchase price has not been finalized and the actual adjustments to the Company’s financial statements upon the closing of the Merger will depend on a number of factors, including additional information available and the net assets on the closing date of the transaction. Additionally, the values of the identified intangibles are preliminary and have not been valued at the reporting unit level and potentially, other intangible assets may exist. Accordingly, there can be no assurance that the final allocation of purchase price will not materially differ from the preliminary allocations reflected in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2010 and the six months ended June 30, 2011 give effect to the transaction as if it had occurred on January 1, 2010. The unaudited pro forma condensed combined balance sheet as of June 30, 2011 assumes that the transaction was completed on June 30, 2011.

The unaudited pro forma condensed combined financial information includes unaudited pro forma adjustments that are factually supportable and directly attributable to the acquisition of Fundtech. The pro forma adjustments are based upon available information, preliminary estimates and certain assumptions that the Company believes are reasonable and are described in the accompanying notes to the unaudited pro forma condensed combined financial information. The unaudited pro forma condensed combined financial information does not take into account any synergies or cost savings that may or are expected to occur as a result of the Merger. The unaudited pro forma condensed consolidated statement of operations does not include any non-recurring items including, but not limited to (i) costs associated with the Merger that are not capitalized as part of the transaction, and (ii) the impact of the decrease of deferred revenue upon consummation of the Merger. However, the unaudited pro forma condensed consolidated balance sheet includes both recurring and non-recurring items that the Company expects to incur in connection with the Merger. The unaudited pro forma condensed combined financial information has been prepared in accordance with GAAP principles and SEC rules and regulations.

The unaudited pro forma condensed combined financial information is provided for informational purposes only, is subject to a number of uncertainties and assumptions, does not purport to represent what the combined company’s actual performance or financial position would have been if the Merger had occurred on the dates indicated, and does not purport to indicate financial position or results of operations as of any future date or for any future period. Please refer to the following information in conjunction with this unaudited pro forma condensed combined financial information: the accompanying notes to the unaudited pro forma condensed combined financial information, the Company’s and Fundtech’s historical financial statements and the accompanying notes thereto, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” from the Company’s Annual Report on Form 10-K for the year ended December 31, 2010, the Company’s Quarterly Report on Form 10-Q as of and for the six months ended June 30, 2011, and Fundtech’s Annual Report on Form 20-F for the year ended December 31, 2010.

Unaudited Pro Forma Condensed Combined Balance Sheet

As of June 30, 2011

			Fundtech
			Merger
	Historical		Pro Forma		Pro Forma
	S1 Corporation	Fundtech	Adjustments	Notes	Combined
	(In thousands except per share data)

ASSETS
Current assets:
Cash and cash equivalents	$71,720	$44,214	$—		$115,934
Short-term investments	2,000	3,370	—		5,370
Marketable securities	—	26,568	—		26,568
Accounts receivable, net	54,349	32,096	—		86,445
Deferred tax assets	2,639	4,574	—		7,213
Prepaid expenses and other current assets	8,732	7,605	—		16,337

Total current assets	139,440	118,427	—		257,867
Severance pay fund	—	2,203	—		2,203
Deferred tax assets	4,831	551	—		5,382
Property and equipment, net	21,196	11,002	—		32,198
Goodwill, net	148,236	43,418	221,379	A	413,033
Intangible assets, net	10,411	2,940	91,160	B	104,511
Other assets	2,999	5,040	—		8,039

Total assets	$327,113	$183,581	$312,539		$823,233

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$11,975	$8,954	$7,500	C	$28,429
Accrued compensation and benefits	14,249	9,840	—		24,089
Deferred revenues	50,018	28,545	(4,088)	D	74,475
Other current liabilities	4,104	3,016	—		7,120

Total current liabilities	80,346	50,355	3,412		134,113
Accrued severence pay and pension obligation	—	6,365	—		6,365
Deferred tax liabilities	579	1,280	32,455	E	34,314
Other liabilities	2,505	1,505	(929)	D	3,081

Total liabilities	83,430	59,505	34,938		177,873

Stockholders’ equity:
Common stock	539	51	375	F	965
Additional paid-in-capital	1,805,627	164,298	244,453	F	2,214,378
Accumulated deficit	(1,561,628)	(23,819)	16,319	C,F	(1,569,128)
Accumulated other comprehensive (loss) income	(855)	5,243	(5,243)	F	(855)
Treasury stock	—	(21,697)	21,697	F	—

Total stockholders’ equity	243,683	124,076	277,601		645,360

Total liabilities and stockholders’ equity	$327,113	$183,581	$312,539		$823,233

See accompanying notes to the unaudited pro forma condensed combined financial information.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Twelve Months Ended December 31, 2010

			Fundtech
			Merger
	Historical		Pro Forma		Pro Forma
	S1 Corporation	Fundtech	Adjustments	Notes	Combined
	(In thousands except per share data)

Revenue:
Software licenses	$26,237	$17,598	$—		$43,835
Support and maintenance	63,034	29,662	—		92,696
Professional services	65,180	42,670	—		107,850
Hosting	54,635	52,008	—		106,643

Total revenue	209,086	141,938	—		351,024
Operating expenses:
Cost of software licenses	2,242	1,578	4,484	B	8,304
Cost of professional services, hosting, support and maintenance	110,373	61,800	—		172,173
Selling and marketing	28,172	18,907	—		47,079
Product development	35,508	21,228	—		56,736
General and administrative	27,134	18,766	—		45,900
Depreciation and amortization	10,161	6,401	6,208	B	22,770

Total operating expenses	213,590	128,680	10,692		352,962

Operating (loss) income	(4,504)	13,258	(10,692)		(1,938)
Interest and other expense, net	(1,608)	(765)	—		(2,373)
(Loss) income before income tax (expense) benefit	(6,112)	12,493	(10,692)		(4,311)
Income tax (expense) benefit	(171)	39	4,170	E	4,038

Net (loss) income	(6,283)	12,532	(6,522)		(273)

Net (loss) income per share:
Basic	$(0.12)	$0.82		G	$—
Diluted	$(0.12)	$0.79		G	$—
Weighted average common shares outstanding:
Basic	52,495	15,209	27,354	G	95,058
Diluted	52,495	15,918	26,645	G	95,058

See accompanying notes to the unaudited pro forma condensed combined financial information

Unaudited Pro Forma Condensed Combined Statement of Operations
For the Six Months Ended June 30, 2011

			Fundtech
			Merger
	Historical		Pro Forma		Pro Forma
	S1 Corporation	Fundtech	Adjustments	Notes	Combined
	(In thousands except per share data)

Revenue:
Software licenses	$17,959	$7,853	$—		$25,812
Support and maintenance	33,108	22,042	—		55,150
Professional services	41,826	31,199	—		73,025
Hosting	28,272	16,577	—		44,849

Total revenue	121,165	77,671	—		198,836
Operating expenses:
Cost of software licenses	1,124	542	2,379	B	4,045
Cost of professional services, hosting, support and maintenance	62,432	35,938	—		98,370
Selling and marketing	14,489	10,255	—		24,744
Product development	17,320	10,863	—		28,183
General and administrative	16,312	11,948	—		28,260
Depreciation and amortization	5,108	2,840	3,095	B	11,043

Total operating expenses	116,785	72,386	5,474		194,645

Operating income	4,380	5,285	(5,474)		4,191
Interest and other (expense) income, net	(1,021)	439	—		(582)
Income before income tax expense	3,359	5,724	(5,474)		3,609
Income tax (expense) benefit	(1,170)	(1,278)	2,135	E	(313)

Net income	2,189	4,446	(3,339)		3,296

Net income per share:
Basic	$0.04	$0.29		G	$0.03
Diluted	$0.04	$0.28		G	$0.03
Weighted average common shares outstanding:
Basic	53,475	15,115	27,447	G	96,037
Diluted	54,277	15,873	29,564	G	99,714

See accompanying notes to the unaudited pro forma condensed combined financial information.

Notes To The Unaudited Pro Forma Condensed Combined Financial Information

Note 1.	Basis of Pro Forma Presentation

The unaudited pro forma condensed combined financial information has been prepared based on the historical financial information of the Company and Fundtech giving effect to the Merger and related adjustments described in these notes. Certain note disclosures normally included in the financial statements prepared in accordance with generally accepted accounting principles in the United States have been condensed or omitted as permitted by SEC rules and regulations.

Based on the amounts reported in the consolidated statements of operations and balance sheets, certain financial statement line items included in the Company’s and Fundtech’s historical presentation have been reclassified to conform to corresponding financial statement line items. These reclassifications have no material impact on the historical operating income (loss), net income (loss), total assets, liabilities or shareholders’ equity reported by the Company or Fundtech.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2010 and the six months ended June 30, 2011 give effect to the Merger as if it had occurred on January 1, 2010. The unaudited pro forma condensed combined balance sheet assumes that the Merger was completed on June 30, 2011 and combines the Company’s historical consolidated balance sheet as of June 30, 2011 with Fundtech’s historical consolidated balance sheet as of June 30, 2011.

The unaudited pro forma condensed combined financial information includes unaudited pro forma adjustments that are factually supportable and directly attributable to Merger. The pro forma adjustments are based upon available information, preliminary estimates and certain assumptions that the Company believes are reasonable and are described in the accompanying notes to the unaudited pro forma condensed combined financial information. The unaudited pro forma condensed combined financial information does not take into account any synergies or cost savings that may or are expected to occur as a result of the Merger. The unaudited pro forma condensed consolidated statement of operations does not include any non-recurring items including, but not limited to (i) costs associated with the Merger that are not capitalized as part of the transaction, and (ii) the impact of the decrease of deferred revenue upon consummation of the Merger. However, the unaudited pro forma condensed consolidated balance sheet includes both recurring and non-recurring items that the Company expects to incur in connection with the Merger. The unaudited pro forma condensed combined financial information has been prepared in accordance with United States generally accepted accounting principles and SEC rules and regulations.

The pro forma combined provision for income taxes and the pro forma combined balances of deferred taxes may not represent the amounts that would have resulted had the Company and Fundtech filed consolidated income tax returns during the periods presented.

Note 2.	Preliminary Purchase Price

The Merger of the Company and Fundtech has been accounted for using the acquisition method of accounting in accordance with United States generally accepted accounting principles. The purchase price is allocated to the assets acquired and liabilities assumed based on their estimated fair values, with any excess of the purchase price over the estimated fair value of the identifiable net assets acquired recorded as goodwill. The Merger Agreement provides that each outstanding ordinary share of Fundtech will be converted into the right to receive 2.72 shares of Company common stock.

The preliminary purchase price included in the accompanying unaudited pro forma condensed combined financial information is based on a preliminary valuation of the fair value of the assets and liabilities assumed of Fundtech and may change when the final valuation of certain intangible assets and acquired working capital is determined. The significant items which could change are net assets, goodwill, and commitments and contingencies.

The preliminary purchase price of Fundtech was calculated by the outstanding ordinary shares of Fundtech and total estimated fair value of Fundtech’s vested stock compensation awards outstanding. The

Notes To The Unaudited Pro Forma Condensed Combined Financial Information — (Continued)

ultimate purchase price will change based on movements in the Company’s share price until the final closing date. The following represents the preliminary cost of Merger (in thousands, except share price and exchange ratio):

Fundtech shares eligible for conversion	15,648
Common stock exchange ratio per share	2.72

Equivalent new shares issued (par value $0.01)	42,563
S1 common stock price on August 15, 2011	$9.24
Preliminary purchase price for common stock	$393,278
Fair value of vested stock compensation awards	$15,899

Total preliminary purchase price	$409,177

The purchase price will be computed using the value of Company common stock on the closing date, therefore the actual purchase price will fluctuate with the market price of Company common stock until the transaction is closed. As a result, the final purchase price could differ significantly from the current estimate, which could materially impact the pro forma financial statements. An increase or decrease in the market price of the Company’s common stock price from the price used above would change the purchase price by approximately (in thousands):

Percent Change in Price	Change in Estimate
of S1 Common Stock	of Purchase Price

10%	$39,328
20%	78,656
30%	117,983
40%	157,311

The estimated purchase price also assumes that all Fundtech stock options’ vesting will accelerate prior to closing and be exchanged on a 1.00 to 2.72 basis for Company stock options. We used Fundtech’s stock price as of August 15, 2011, which was $16.12, as the per share price in calculating the value of options using the Black-Scholes option pricing model. The following assumptions were used to determine the fair value of the stock compensation awards: expected term of 6.0 years, risk-free interest rate of 1.48%, expected volatility of 40% and no expected dividend yield.

Goodwill represents the excess of the purchase price over the fair value of net tangible and identifiable intangible assets acquired. Goodwill is not amortized; rather it is tested for impairment on an annual basis or between annual tests if an event occurs or circumstances change that would more likely than not reduce the fair value below its carrying value. In the event that we determine that the value of goodwill has become impaired, we will incur an accounting charge for the amount of impairment during the fiscal quarter in which such determination is made. Identifiable intangible assets acquired consist of acquired technology, customer relationships and trade names. The fair value of identifiable intangible assets is based on a preliminary estimate of fair value. Net tangible assets were valued at their respective carrying amounts, which we believe approximate fair market value, except for adjustments to deferred revenues. Based upon the estimated

Notes To The Unaudited Pro Forma Condensed Combined Financial Information — (Continued)

purchase price and preliminary valuation, the following represents the preliminary calculation of the goodwill related to the acquired net assets of Fundtech as of June 30, 2011 (in thousands):

Aggregate preliminary purchase price	$409,177
Net tangible assets	(77,718)
Identifiable intangible assets	(94,100)
Deferred tax adjustment	32,455
Deferred revenue adjustment	(5,017)

Goodwill	$264,797

The following represents the allocation of the total purchase price based on management’s preliminary valuation which includes adjustments for deferred taxes and deferred revenues as described in Note 3 (in thousands):

Cash and cash equivalents	$44,214
Accounts receivables	32,096
Indentifiable intangible assets	94,100
Goodwill	264,797
Property and equipment	11,002
Other assets	49,911
Deferred revenue	(24,981)
Deferred tax liabilities	(32,455)
Other liabilities	(29,507)

Total	$409,177

Note 3.	Adjustments to Pro Forma Financial Statements

A. Goodwill.  Reflects the pro forma impact of the goodwill resulting from the Merger less Fundtech’s historical existing goodwill. Goodwill is not amortized, but is rather assessed for impairment at least annually, or more frequently when circumstances indicate that goodwill may be impaired.

B. Identifiable Intangibles.  Reflects the pro forma impact of the recognized identifiable intangible assets of Fundtech acquired in this transaction less Fundtech’s historical existing identifiable intangibles. The preliminary estimate of the fair value of intangible assets has been allocated to acquired technology (included in Costs of software licenses), customer relationships (included in Depreciation and amortization expense), and trademarks (included in Depreciation and amortization expense). The estimated fair value of the identifiable intangible assets are based on management’s best estimate of the fair value for the preparation of the pro forma financial information and is subject to the final management analyses, with the assistance of valuation advisors, at the completion of the merger. The following table shows the identifiable intangible assets, the amortization expense for the new intangible assets, and Fundtech’s historical amortization expense for 2010 (in thousands):

				Pre-acquisition
	Estimated	Estimated	Annual	Historical
	Fair Value	Useful Life	Amortization	Amortization

Trademarks	$9,800	5-7 years	$1,633	$—
Acquired technology	34,400	5-7 years	5,733	1,249
Customer relationships	49,900	7-12 years	4,990	416

	$94,100

Notes To The Unaudited Pro Forma Condensed Combined Financial Information — (Continued)

C. Accounts payable.  Reflects the accrual for the estimate of non-recurring merger transaction costs of $7.5 million to be incurred as part of closing the Merger.

D. Deferred revenue.  Reflects the preliminary fair value adjustment to deferred revenue of Fundtech. The preliminary fair value represents an amount equivalent to the estimated cost plus an appropriate profit margin to perform services based on deferred revenue balances of Fundtech as of June 30, 2011. The adjustment to reduce deferred revenue was $4.1 million and $0.9 million to short-term and long-term, respectively. For purposes of the pro forma condensed combined statements of operations, we did not show a reduction to revenue for the impact of the deferred revenue adjustment.

E. Income taxes.  The pro forma adjustment to deferred taxes represents the estimated impact of the pro forma adjustments. The statutory rate is different from the Company’s effective tax rate which includes the impact of our valuation allowance on our deferred tax assets, other tax charges or benefits, and does not take into account any historical or possible future tax events that may impact the combined company. Additionally, the pro forma adjustments for income tax (expense) benefit reflect the statutory tax rate of 39%. Deferred taxes on acquired identifiable intangible assets, deferred revenue adjustments and acquired fair value of vested stock compensation awards were computed as follows (in thousands):

	Deferred	Statutory Tax	Tax Asset
	Amount	Rate	(Liability)

Identifiable intangible assets	$94,100	39%	$(36,699)
Deferred revenue adjustment	5,017	39%	(1,957)
Fair value of vested stock compensation awards	(15,899)	39%	6,201

Deferred tax liability			$(32,455)

F. Stockholder’s Equity.  Reflects the elimination of Fundtech’s historical equity balances, recognition of approximately 42.6 million new Company common shares issued ($0.4 million of common stock at $0.01 par value and $408.8 million of additional paid-in-capital). The amounts in additional paid-in-capital includes $15.9 million to reflect the portion of the purchase price related to the total estimated fair value of stock compensation awards outstanding for vested awards. Additionally, accumulated deficit was increased by $7.5 million, net of tax, for the adjustment to Accounts payable for transaction costs as discussed above in Note 3 — sub item C.

G. Net (loss) income per share.  We calculate net income per share by allocating income between the weighted average common shares outstanding and the weighted average outstanding participating securities during periods in which we record net income. For periods in which we incur a net loss, we calculate net loss per share as the net loss during the period divided by the weighted average number of common shares outstanding during the period, as the effect of applying the two-class method would be anti-dilutive. The pro forma weighted average number of basic shares outstanding is calculated by adding the Company’s weighted average number of basic shares outstanding for the periods presented and the number of Company shares expected to be issued to Fundtech shareholders as a result of the Merger. The pro forma weighted average number of diluted shares outstanding is calculated by adding the Company’s weighted average number of diluted shares outstanding for the periods presented, the number of Company shares expected to be issued as a result of the Merger and the dilutive effect of the Fundtech employee equity-based awards outstanding. As the combined Company in the unaudited pro forma condensed combined statement of operations incurred a net loss for the year ended December 31, 2010, the diluted weighted average shares are equal to the basic weighted average shares as the dilution from stock options would be anti-dilutive.

Notes To The Unaudited Pro Forma Condensed Combined Financial Information — (Continued)

	For the Six Months	For Year Ended
	Ended June 30,	December 31,
	2011	2010

Basic:
S1 weighted average shares outstanding	53,474	52,495
Equivalent Fundtech common shares after exchange	42,563	42,563

Weighted average shares outstanding of combined company	96,037	95,058

Diluted:
S1 weighted average shares outstanding	54,277	52,495
Equivalent Fundtech common shares after exchange	42,563	42,563
Equivalent Fundtech employee equity-based awards outstanding	2,874	—

Weighted average shares outstanding of combined company	99,714	95,058

DEADLINE FOR SUBMISSION OF STOCKHOLDER PROPOSALS FOR INCLUSION IN THE PROXY STATEMENT FOR NEXT YEAR’S ANNUAL MEETING

Any proposal which a Company stockholder wishes to have included in the Company’s proxy statement and form of proxy for our 2012 Annual Meeting of Stockholders under Exchange Act Rule 14a-8 must be received by the Company’s Corporate Secretary at 705 Westech Drive, Norcross, Georgia 30092 by December 14, 2011.

DEADLINE FOR SUBMISSION OF OTHER PROPOSALS FOR PRESENTATION
AT NEXT YEAR’S ANNUAL MEETING

Any other proposal for consideration by Company stockholders at the Company’s 2012 Annual Meeting of Stockholders must be delivered to or mailed to and received at the Company’s principal executive offices not less than 90 days and not more than 120 days prior to May 24, 2012 (the anniversary date of the 2011 Annual Meeting of Stockholders); provided, however, that in the event that (i) the date of the 2012 Annual Meeting is more than 60 days prior to or more than 60 days after May 24, 2012, and (ii) less than 60 days notice or prior public disclosure of the date of the 2012 Annual Meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the 2012 Annual Meeting is mailed or such public disclosure is made. Proposals should be addressed to the Company’s Corporate Secretary at 705 Westech Drive, Norcross, Georgia 30092, and include the information set forth in our bylaws, which are on file with the SEC. Nothing in this paragraph shall be deemed to require us to include in our proxy statement and form of proxy for the 2012 Annual Meeting any stockholder proposal which does not meet the requirements of the SEC in effect at the time.

OTHER MATTERS

As of the date of this proxy statement, the board of directors knows of no matters that will be presented for consideration at the special meeting other than as described in this proxy statement. However, if any other matter shall properly come before the special meeting or any adjournment or postponement thereof and shall be voted upon, the proposed proxy will be deemed to confer authority to the individuals named as authorized therein to vote the shares represented by the proxy as to any matters that fall within the purposes set forth in the notice of special meeting.

WHERE YOU CAN FIND MORE INFORMATION

The Company and Fundtech file reports, proxy statements and other information with the SEC under the Exchange Act. You may obtain copies of this information in person or by mail from the public reference room at the SEC, 100 F Street, N.E., Room 1024, Washington, D.C. 20549, at prescribed rates. You may obtain information on the operation of the public reference room by calling the SEC at (800) SEC-0330 or (202) 942-8090. The SEC also maintains an Internet website that contains reports, proxy statements and other information about issuers like the Company and Fundtech, which file electronically with the SEC. The address of that site is http://www.sec.gov.

The SEC allows the Company to incorporate by reference information into this proxy statement. This means that the Company can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this proxy statement, except any information superseded by information that is included directly in this proxy statement or incorporated by reference subsequent to the date of this proxy statement.

This proxy statement incorporates by reference the documents (or portions of documents) listed below that the Company and Fundtech previously filed with the SEC and any additional documents filed by the Company or Fundtech pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement and prior to the date of the special meeting (other than, in each case, those documents, or the portions of those documents or exhibits thereto, deemed to be furnished and not filed in accordance with SEC rules). The information contained in any of these documents will be considered part of this proxy statement from the date these documents are filed.

Company SEC Filings	Period

Annual Report on Form 10-K	For the year ended December 31 2010, filed with the SEC on March 11, 2011
Quarterly Report on Form 10-Q	For the quarters ended March 31, 2011, filed with the SEC on May 5, 2011, and June 30, 2011, filed with the SEC on August 4, 2011
Current Reports on Form 8-K	Filed with the SEC on May 26, 2011, June 28, 2011, July 14, 2011, July 27, 2011, August 2, 2011, August 11, 2011 and August 15, 2011
Proxy Statement on Schedule 14A	Filed with the SEC on April 8, 2011
The description of Company common stock set forth in its Registration Statement on Form 8-A	Filed with the SEC on September 30, 1998

Fundtech SEC Filings	Period

Annual Report on Form 20-F	For the year ended December 31 2010, filed with the SEC on May 31, 2011
Report of Foreign Private Issuer on Form 6-K	Submitted to the SEC on November 19, 2010, February 17, 2011, February 23, 2011, May 4, 2011, June 13, 2011, June 14, 2011, June 27, 2011, July 27, 2011 and August 3, 2011

No persons have been authorized to give any information or to make any representations other than those contained in this proxy statement and, if given or made, such information or representations must not be relied upon as having been authorized by us or any other person. This proxy statement is dated August 19, 2011. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date, and the mailing of this proxy statement to stockholders shall not create any implication to the contrary.

Annex A

EXECUTION COPY

AGREEMENT AND PLAN OF MERGER AND REORGANIZATION
by and among
S1 CORPORATION,
FINLAND HOLDINGS (2011) LTD.
and
FUNDTECH LTD.
Dated as of June 26, 2011

The Merger Agreement has been provided solely to inform investors of its terms. The representations, warranties and covenants contained in the Merger Agreement were made only for the purposes of such agreement and as of specific dates, were made solely for the benefit of the parties to the Merger Agreement and may be intended not as statements of fact, but rather as a way of allocating risk to one of the parties if those statements prove to be inaccurate. In addition, such representations, warranties and covenants may have been qualified by certain disclosures not reflected in the text of the Merger Agreement and may apply standards of materiality in a way that is different from what may be viewed as material by stockholders of, or other investors in, the Company. The Company’s stockholders and other investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or conditions of the Company, Parent, Merger Sub or any of their respective subsidiaries or affiliates.

A-i

A-ii

A-iii

EXHIBITS

Exhibit A — Certificate Amendment

Exhibit B — Post-Closing Board of Directors of Parent

Exhibit C — Post-Closing Governance Principles of Parent

Exhibit D — Form of Registration Rights Agreement

A-iv

AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

This AGREEMENT AND PLAN OF MERGER AND REORGANIZATION (this “Agreement”) is made and entered into as of June 26, 2011 by and among S1 Corporation, a Delaware corporation (“Parent”), Finland Holdings (2011) Ltd., a company organized under the laws of Israel and a wholly-owned direct subsidiary of Parent (“Merger Sub”), and Fundtech Ltd., a company organized under the laws of Israel (the “Company”). Capitalized terms in this Agreement shall have the meanings ascribed to them as provided in Section 1.1.

WITNESSETH:

WHEREAS, the Boards of Directors of Parent, Merger Sub and the Company have each determined that it is in the best interests of their respective shareholders or stockholders, as applicable, for Parent and the Company to enter into a business combination transaction upon the terms and subject to the conditions of this Agreement whereby Merger Sub will merge (such merger, the “Merger”) with and into the Company by way of a court approved arrangement between the Company and its shareholders and creditors, in accordance with Sections 350 and 351 of the Companies Law 5759-1999 of the State of Israel (together with the regulations promulgated thereunder, the “Israeli Companies Law”), and, upon the effectiveness of the Merger, Merger Sub will cease to exist, the Company as the surviving corporation in the Merger will become a wholly-owned Subsidiary of Parent, and the Company Shares will be exchanged for shares of Parent Common Stock, in each case all in accordance with the terms of this Agreement and the Israeli Companies Law;

WHEREAS, the Board of Directors of the Company: (i) determined that this Agreement, the Merger and the other transactions contemplated by this Agreement are fair to, and in the best interests of, the Company and its shareholders, and that, considering the financial position of the merging companies, no reasonable concern exists that the Surviving Corporation will be unable to fulfill the obligations of the Company to its creditors existing as of immediately prior to the Effective Time; (ii) approved this Agreement, the Merger and the other transactions contemplated by this Agreement; and (iii) determined to recommend that the shareholders of the Company approve this Agreement, the Merger and the other transactions contemplated by this Agreement;

WHEREAS, the Board of Directors of Parent has: (i) determined that this Agreement, the Merger and the other transactions contemplated by this Agreement are fair to, and in the best interests of, Parent and its stockholders and that, considering the financial position of the merging companies, no reasonable concern exists that the Surviving Corporation will be unable to fulfill the obligations of Parent or Merger Sub to its respective creditors existing as of immediately prior to the Effective Time; (ii) approved this Agreement, the Merger and the other transactions contemplated by this Agreement; and (iii) determined to recommend that the stockholders of Parent approve the amendments of the Parent Certificate to change Parent’s name as described in Exhibit A (the “Certificate Amendment”), and the issuance of shares of Parent Common Stock in connection with the Merger (the “Share Issuance”);

WHEREAS, the Board of Directors of Merger Sub has by unanimous written consent: (i) determined that this Agreement, the Merger and the other transactions contemplated by this Agreement are fair to, and in the best interests of, Merger Sub and its shareholder and that, considering the financial position of the merging companies, no reasonable concern exists that the Surviving Corporation will be unable to fulfill the obligations of Merger Sub to its creditors existing as of immediately prior to the Effective Time; (ii) approved this Agreement, the Merger and the other transactions contemplated by this Agreement; and (iii) determined to recommend that the shareholder of Merger Sub approve the Merger and the other transactions contemplated by this Agreement; and WHEREAS, concurrently with the execution and delivery of this Agreement, as a condition and inducement to Parent’s willingness to enter into this Agreement, Parent is entering into a voting agreement with a shareholder of the Company pursuant to which, among other things, such shareholder has agreed, subject to the terms and conditions therein, to vote with respect to all Company Shares owned by such shareholder in favor of approval of this Agreement and the transactions contemplated hereby.

NOW, THEREFORE, in consideration of the foregoing premises, the mutual covenants, promises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS

1.1 Certain Defined Terms.  As used in this Agreement, the following terms have the meanings specified in this Section 1.1.

“102 Holding Period” shall have the meaning set forth in Section 6.4(d).

“Affiliate” shall have the meaning set forth in Rule 12b-2 of the Exchange Act.

“Agreement” shall have the meaning set forth in the Preamble.

“Antitrust Laws” means any antitrust, competition or trade regulatory Law of any Governmental Entity.

“Applicable Court” shall have the meaning set forth in Section 6.2(a).

“Arrangement Regulations” shall have the meaning set forth in Section 6.2(a).

“Blue Sky Laws” shall have the meaning set forth in Section 3.5(b).

“Business Day” means any day other than a Saturday, Sunday or other day on which the banks in New York or Israel are authorized by Law or executive order to be closed.

“Certificate” shall have the meaning set forth in Section 2.4(c).

“Certificate Amendment” shall have the meaning set forth in the Preamble.

“Closing” shall have the meaning set forth in Section 2.2.

“Closing Date” shall have the meaning set forth in Section 2.2.

“Code” shall have the meaning set forth in Section 2.4(g).

“Companies Registrar” means the Registrar of Companies of the State of Israel.

“Company” shall have the meaning set forth in the Preamble.

“Company 102 Securities” shall have the meaning set forth in Section 6.4(d).

“Company Acquisition Proposal” means any offer, proposal or indication of interest received from a third party (other than a party to this Agreement) providing for any Company Acquisition Transaction, including any renewal or revision to such a previously made offer, proposal or indication of interest.

“Company Acquisition Transaction” means any transaction or series of transactions involving: (a) any merger, consolidation, share exchange, recapitalization, business combination or similar transaction involving the Company or any of its Subsidiaries; (b) any direct or indirect acquisition of securities, tender offer, exchange offer or other similar transaction in which a person or “group” (as defined in the Exchange Act) of persons directly or indirectly acquires beneficial or record ownership of securities representing twenty percent (20%) or more of the outstanding Company Shares; (c) any direct or indirect acquisition of any business or businesses or of assets that constitute or account for twenty percent (20%) or more of the consolidated net revenues, net income or assets of the Company and its Subsidiaries, taken as a whole (based on the fair market value thereof); (d) any liquidation or dissolution of the Company or any material Subsidiary of the Company; or (e) any combination of the foregoing (in each case, other than the Merger).

“Company Change of Recommendation” shall have the meaning set forth in Section 6.6(d).

“Company Charter Documents” shall have the meaning set forth in Section 3.1.

“Company Designated Directors” shall have the meaning set forth in Section 2.9(a).

“Company D&O Policy” shall have the meaning set forth in Section 6.11(b).

“Company Disclosure Documents” means any document submitted to the Applicable Court or the Company’s shareholders or, if applicable, creditors, in connection with obtaining the Court Approval, including the Information Statement.

“Company Disclosure Schedule” means the disclosure schedule delivered by the Company to Parent prior to the execution of this Agreement.

“Company Employee” means any current, former or retired employee, officer or director of the Company or any of its Subsidiaries.

“Company Employee Plans” shall have the meaning set forth in Section 3.13.

“Company Employment Agreements” shall have the meaning set forth in Section 3.13.

“Company ERISA Affiliate” shall have the meaning set forth in Section 3.14(a).

“Company Insiders” shall have the meaning set forth in Section 6.14.

“Company Intellectual Property” means all Intellectual Property owned by the Company or any of its Subsidiaries.

“Company Material Contracts” shall have the meaning set forth in Section 3.8.

“Company Meetings” shall have the meaning set forth in Section 6.2(a).

“Company Pension Plans” shall have the meaning set forth in Section 3.14(a).

“Company Recommendation” shall have the meaning set forth in Section 3.3(b).

“Company SEC Documents” shall have the meaning set forth in the preamble to Article III.

“Company Shares” shall have the meaning set forth in Section 2.3(a).

“Company Software Products” means all Software products developed and owned by the Company or any of its Subsidiaries that are (i) offered for license by the Company or its Subsidiaries, or (ii) used in the conduct of their respective businesses.

“Company Stock Option” shall have the meaning set forth in Section 2.6(a).

“Company Superior Offer” means a bona fide written Company Acquisition Proposal (for purposes of this definition, replacing all references in such definition to twenty percent (20%) with fifty percent (50%)) that the Board of Directors of the Company or any committee thereof determines, in good faith, after consultation with outside legal counsel and a financial advisor (i) is on terms that are more favorable from a financial point of view to the Company’s shareholders than the Merger and the transactions contemplated by this Agreement (including any proposal by Parent to amend the terms of this Agreement) after taking into account all of the terms and conditions of such proposal and (ii) is likely to be completed (without material modification of its terms), in each of the cases of clause (i) and (ii) taking into account all financial, regulatory, legal and other aspects of such Company Acquisition Proposal (including the timing and likelihood of consummation thereof) and the payment, if any, of the Company Termination Fee.

“Company Systems” shall have the meaning set forth in Section 3.9(f).

“Company Termination Fee” means a fee payable by the Company in the amount of $11.9 million.

“Contract” shall have the meaning set forth in Section 3.5(a).

“Court Approval” shall have the meaning set forth in Section 6.2(a).

“DGCL” shall have the meaning set forth in Section 4.4(a).

“Disclosure Schedules” means the Company Disclosure Schedule and the Parent Disclosure Schedule.

“DOJ” means the United States Department of Justice.

“Effective Time” shall have the meaning set forth in Section 2.2.

“Environmental Claim” means any administrative, regulatory or judicial actions, suits, orders, demands, directives, claims, liens, investigations, proceedings or written or oral notices of noncompliance, violation, liability or obligation, by or from any Person alleging liability of whatever kind or nature arising out of, based on or resulting from (i) the presence or Release of, or exposure to, any Hazardous Materials at any location; or (ii) any Environmental Law or any permit issued pursuant to any Environmental Law.

“Environmental Laws” means any and all Laws which (i) regulate or relate to the protection or clean up of the environment; the use, treatment, storage, transportation, handling, disposal or release of Hazardous Materials, the preservation or protection of waterways, groundwater, drinking water, air, wildlife, plants or other natural resources; or the health and safety of persons or property, including protection of the health and safety of employees; or (ii) impose liability or responsibility with respect to any of the foregoing.

“ERISA” means the United States Employee Retirement Income Security Act of 1974.

“Exchange Act” means the United States Securities Exchange Act of 1934.

“Exchange Agent” shall have the meaning set forth in Section 2.4(a).

“Exchange Fund” shall have the meaning set forth in Section 2.4(b).

“Exchange Ratio” shall have the meaning set forth in Section 2.3(a).

“FTC” means the United States Federal Trade Commission.

“GAAP” means United States generally accepted accounting principles.

“Governmental Entity” means any United States federal, state of the United States or foreign governmental or regulatory agency, commission, court, body, entity or authority.

“Grants” shall have the meaning set forth in Section 3.22.

“Hazardous Materials” means any pollutant, chemical, substance and any toxic, infectious, carcinogenic, reactive, corrosive, ignitable or flammable chemical, or chemical compound, or hazardous substance, material or waste, whether solid, liquid or gas, that is subject to regulation, control or remediation under any Environmental Laws, including any quantity of asbestos in any form, urea formaldehyde, PCBs, radon gas, crude oil or any fraction thereof, all forms of natural gas, petroleum products or by-products or derivatives.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

“Information Statement” shall have the meaning set forth in Section 6.2(a).

“Insured Parties” shall have the meaning set forth in Section 6.11(b).

“Intellectual Property” means any and all intellectual property or proprietary rights throughout the world, including all (i) trademarks, service marks, trade names, Internet domain names, web sites, trade dress, logos, slogans, company names and other indicia of source (including any goodwill associated with each of the foregoing) and all registrations and applications for registration of the foregoing; (ii) inventions (whether or not patentable or reduced to practice), patents and industrial designs, patent applications, patent disclosures and related know how and all continuations, continuations-in-part, revisions, divisionals, extensions and reexaminations in connection therewith; (iii) works of authorship (whether or not copyrightable), copyrights, copyrightable works, moral rights, and mask works and all registrations and applications for registration of the foregoing; (iv) Software; (v) trade secrets, know-how, technology, processes, designs, algorithms, methods, formulae, and other confidential and proprietary information (including technical data, customer and supplier lists, pricing and cost information, and business and marketing plans); and (vi) all rights to sue or recover and retain damages and costs and attorneys’ fees for past, present and future infringement or misappropriation of any of the foregoing.

“Investment Center” means the Israeli Investment Center of the Israeli Ministry of Trade & Industry.

“IRS” means the United States Internal Revenue Service.

“ISA” means the Israeli Securities Authority.

“Israeli Companies Law” shall have the meaning set forth in the Preamble.

“Israeli Income Tax Ruling” shall have the meaning set forth in Section 6.4(b).

“Israeli Securities Law” means the Israeli Securities Law, 5728-1968.

“Knowledge” means with respect to a party hereto, with respect to any matter in question, the actual knowledge of the chief executive officer, the president, the chief financial officer or the general counsel of such party.

“Law” means any statute, law (including common law), ordinance, rule or regulation or any judgment, decree, injunction or other order.

“Liens” shall have the meaning set forth in Section 3.2(a).

“Material Adverse Effect” means, with respect to any party hereto, any event, change, effect, development, condition or occurrence that (I) is materially adverse on or with respect to the business, financial condition or continuing results of operations of the such party and its Subsidiaries, taken as a whole, other than any event, change, effect, development, condition or occurrence: (a) in or generally affecting the economy or the financial, commodities or securities markets in the United States, Israel or elsewhere in the world or the industry or industries in which such party or its Subsidiaries operate generally, or (b) resulting from or arising out of (i) the pendency or announcement of or compliance with this Agreement or the transactions contemplated hereby, (ii) any departure or termination of any officers, directors, employees or independent contractors of such party or any of its Subsidiaries, (iii) any changes in GAAP, Law or accounting standards or interpretations thereof, (iv) any natural disasters or weather-related or other force majeure event, (v) any changes in national or international political conditions, including any engagement in hostilities, whether or not pursuant to the declaration of a national emergency or war, the outbreak or escalation of hostilities or acts of war, sabotage or terrorism, (vi) the failure of such party to meet any internal or published projections, forecasts or revenue or earnings predictions (it being understood that the facts or occurrences giving rise or contributing to such failure may be deemed to constitute, or be taken into account in determining whether there has been or would reasonably be expected to be, a Material Adverse Effect), (vii) any change in the market price or trading volume of such party’s securities (it being understood that the facts or occurrences giving rise or contributing to such change may be deemed to constitute, or be taken into account in determining whether there has been or would reasonably be expected to be, a Material Adverse Effect), or (viii) any action, suit or other legal proceeding brought by shareholders or stockholders of such party arising from or relating to the Merger or the transactions contemplated by this Agreement, to the extent, in each of clauses (a) and (b)(iii), that such event, change, effect, development, condition or occurrence does not affect such party and its Subsidiaries, taken as a whole, in a materially disproportionate manner relative to other participants in the business, industries and geographic region or territory in which such party and its Subsidiaries operate; or (II) would prevent or materially delay such party from consummating the transactions contemplated by this Agreement or otherwise prevent or materially delay such party from performing its obligations under this Agreement.

“Merger” shall have the meaning set forth in the Preamble.

“Merger Consideration” shall have the meaning set forth in Section 2.3(a).

“Merger Proposal” shall have the meaning set forth in Section 6.2(a).

“Merger Sub” shall have the meaning set forth in the Preamble.

“Nasdaq” shall mean the Nasdaq Stock Market.

“NIS” means the New Israeli Shekel.

“Non-Disclosure Agreement” shall have the meaning set forth in Section 6.5.

“OCS” means the office of the Chief Scientist of the Israeli Ministry of Trade & Industry.

“Open Source Software” means any software that is generally available to the public in source code form under licenses substantially similar to those approved by the Open Source Initiative and listed at http://www.opensource.org/licenses, which licenses include the GNU General Public License (GPL), the GNU Library or Lesser General Public License (LGPL); or under any other license that purports to require one to (i) require, or condition the use, license or distribution of any software on, the disclosure, licensing or distribution of any source code and/or (ii) permit any licensee of any software to modify any source code relating to such software.

“Ordinance” means the Israeli Income Tax Ordinance [New Version], 1961.

“Other Filings” shall have the meaning set forth in Section 6.1(d).

“Parent” shall have the meaning set forth in the Preamble.

“Parent Acquisition Proposal” means any offer, proposal or indication of interest received from a third party (other than a party to this Agreement) providing for any Parent Acquisition Transaction, including any renewal or revision to such a previously made offer, proposal or indication of interest.

“Parent Acquisition Transaction” means any transaction or series of transactions involving: (a) any merger, consolidation, share exchange, recapitalization, business combination or similar transaction involving Parent or any of its Subsidiaries; (b) any direct or indirect acquisition of securities, tender offer, exchange offer or other similar transaction in which a person or “group” (as defined in the Exchange Act) of persons directly or indirectly acquires beneficial or record ownership of securities representing twenty percent (20%) or more of the outstanding shares of Parent Common Stock; (c) any direct or indirect acquisition of any business or businesses or of assets that constitute or account for twenty percent (20%) or more of the consolidated net revenues, net income or assets of Parent and its Subsidiaries, taken as a whole (based on the fair market value thereof); (d) any liquidation or dissolution of Parent or any material Subsidiary of Parent; or (e) any combination of the foregoing (in each case, other than the Merger).

“Parent By-Law Amendments” shall have the meaning set forth in Section 2.9(g).

“Parent Change of Recommendation” shall have the meaning set forth in Section 6.7(d).

“Parent Certificate” shall have the meaning set forth in Section 4.1.

“Parent Charter Documents” shall have the meaning set forth in Section 4.1.

“Parent Common Stock” means the common stock, par value $0.01 per share, of Parent.

“Parent Designated Directors” shall have the meaning set forth in Section 2.9(a).

“Parent Disclosure Schedule” means the disclosure schedule delivered by Parent to the Company prior to the execution of this Agreement.

“Parent Employee Plans” shall have the meaning set forth in Section 4.13.

“Parent Employment Agreements” shall have the meaning set forth in Section 4.13.

“Parent ERISA Affiliate” shall have the meaning set forth in Section 4.14(a).

“Parent Intellectual Property” means all Intellectual Property owned by Parent or any of its Subsidiaries.

“Parent Material Contracts” shall have the meaning set forth in Section 4.8.

“Parent Pension Plans” shall have the meaning set forth in Section 4.14(a).

“Parent Preferred Stock” shall have the meaning set forth in Section 4.4(a).

“Parent Recommendation” shall have the meaning set forth in Section 4.3(b).

“Parent SEC Documents” shall have the meaning set forth in the preamble to Article IV.

“Parent Software Products” means all Software products developed and owned by Parent or any of its Subsidiaries that are (i) offered for license by Parent or its Subsidiaries, or (ii) used in the conduct of their respective businesses.

“Parent Stock Options” shall have the meaning set forth in Section 6.4(b).

“Parent Stockholder Approval” shall have the meaning set forth in Section 4.20.

“Parent Stockholders Meeting” shall have the meaning set forth in Section 6.1(b).

“Parent Superior Offer” means a bona fide written Parent Acquisition Proposal (for purposes of this definition, replacing all references in such definition to twenty percent (20%) with fifty percent (50%)) that the Board of Directors of Parent or any committee thereof determines, in good faith, after consultation with outside legal counsel and a financial advisor (i) is on terms that are more favorable from a financial point of view to Parent’s stockholders than the Merger and the transactions contemplated by this Agreement (including any proposal by the Company to amend the terms of this Agreement) after taking into account all of the terms and conditions of such proposal and (ii) is likely to be completed (without material modification of its terms), in each of the cases of clause (i) and (ii) taking into account all financial, regulatory, legal and other aspects of such Parent Acquisition Proposal (including the timing and likelihood of consummation thereof) and the payment, if any, of the Parent Termination Fee.

“Parent Systems” shall have the meaning set forth in Section 4.9(f).

“Parent Termination Fee” means a fee payable by Parent in the amount of $14.6 million.

“Permitted Lien” means any Lien (a) for Taxes or governmental assessments, charges or claims of payment not yet due, being contested in good faith or for which adequate accruals or reserves have been established; (b) which is a carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other similar lien arising in the ordinary course of business consistent with past practice; (c) arising from licenses of or other grants of rights to use Intellectual Property not incurred in connection with the borrowing of money; or (d) which does not and would not reasonably be expected to materially impair the continued use of any owned real property or leased real property.

“Person” means an individual, corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization, Governmental Entity or other legal entity.

“Post-Merger Employees” shall have the meaning set forth in Section 6.13(a).

“Proxy Statement” shall have the meaning set forth in Section 6.1(a).

“Registration Rights Agreement” shall have the meaning set forth in Section 6.17.

“Related Person” means, with respect to any party, an employee, officer, director, holder of more than five percent (5%) of the equity securities of such party, partner or member of such party or of any of such party’s Subsidiaries and any member of his or her immediate family or any of their respective Affiliates.

“Release” means any actual or threatened release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into or through the environment (including ambient air, surface water, groundwater, land surface or subsurface strata).

“Representatives” of any Person shall mean such Person’s accountants, consultants, legal counsel, financial advisors and agents and other representatives.

“Residence Certificate” shall have the meaning set forth in Section 2.4(c).

“SEC” means the United States Securities and Exchange Commission.

“Section 16 Information” shall have the meaning set forth in Section 6.14.

“Section 102 Ruling” shall have the meaning set forth in Section 6.4(d).

“Section 350 Vote” shall have the meaning set forth in Section 6.2(a).

“Securities Act” means the United States Securities Act of 1933.

“Share Issuance” shall have the meaning set forth in the Preamble.

“Significant Company Shareholder” means any shareholder of the Company who (x) based on the number of Company Shares held by such shareholder as of the date hereof (if such shares were to be held through the Effective Time), will receive shares of Parent Common Stock in connection with the Merger that will be equal to at least fifteen percent (15%) of the total outstanding shares of Parent Common Stock after giving effect to the Merger and (y) may be deemed to be an Affiliate of Parent from and after the Closing.

“Significant Company Subsidiary” means any Subsidiary of the Company that constitutes a significant Subsidiary within the meaning of Rule 1-02 of Regulation S-X of the SEC.

“Significant Parent Subsidiary” means any Subsidiary of Parent other than Merger Sub that constitutes a significant Subsidiary within the meaning of Rule 1-02 of Regulation S-X of the SEC.

“Software” means any and all (i) computer programs, including any and all software implementations of algorithms, models and methodologies, and all software development tools, whether in source code or object code; (ii) databases and compilations, including any and all data and collections of data, whether machine readable or otherwise; (iii) descriptions, schematics, flow-charts and other work product used to design, plan, organize and develop any of the foregoing; and (iv) documentation, manuals, specifications and training materials relating to the foregoing.

“Subsidiary” of any Person shall mean any corporation, partnership, limited liability company, joint venture, trust, association, unincorporated organization or other legal entity of any kind of which such Person (either alone or through or together with one or more of it Subsidiaries) (a) owns, directly or indirectly, fifty percent (50%) or more of the capital stock or other equity interests, the holders of which are (i) generally entitled to vote for the election of the board of directors or other governing body of such legal entity or (ii) generally entitled to share in the profits or capital of such legal entity or (b) otherwise owns, directly or indirectly, an amount of voting securities sufficient to elect at least a majority of the board of directors or other governing body of such legal entity.

“Surviving Corporation” shall have the meaning set forth in Section 2.1.

“TASE” means the Tel-Aviv Stock Exchange.

“Tax Return” means all federal, state, local, provincial and non-United States Tax returns, declarations, statements, reports, schedules, forms and information returns and any amended Tax return relating to Taxes.

“Taxes” means taxes, governmental fees or like assessments or charges, whenever created or imposed, and whether of the United States, Israel or elsewhere, and whether imposed by a local, municipal, governmental, state, non-United States, federal or other Governmental Entity, including all interest, penalties and additions imposed with respect to such amounts.

“Transition Co-Chairpersons” shall have the meaning set forth in Section 6.16.

“Transition Committee” shall have the meaning set forth in Section 6.16.

“Termination Date” shall have the meaning set forth in Section 8.1(b).

“Uncertificated Shares” shall have the meaning set forth in Section 2.4(c).

“Voting Company Debt” shall have the meaning set forth in Section 3.4(a).

“Voting Parent Debt” shall have the meaning set forth in Section 4.4(a).

“Withholding Ruling” shall have the meaning set forth in Section 6.4(b).

ARTICLE II

PLAN OF MERGER

2.1 The Merger.  Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the Israeli Companies Law, at the Effective Time, Merger Sub (as the target company (Chevrat Yaad) in the Merger) shall be merged with and into the Company (as the absorbing company (Chevra Koletet) in the Merger). As a result of the Merger, the separate corporate existence of Merger Sub shall cease and the Company shall continue as the Surviving Corporation (the “Surviving Corporation”) and shall (a) become a wholly-owned direct Subsidiary of Parent, (b) be governed by the Laws of the State of Israel, (c) maintain a registered office in the State of Israel, and (d) succeed to and assume all of the rights, properties and obligations of Merger Sub and the Company in accordance with the Israeli Companies Law.

2.2 Effective Time; Closing Date.  The closing of the Merger and the other transactions contemplated by this Agreement (the “Closing”) shall take place at the offices of Kirkland & Ellis LLP, 601 Lexington Avenue, New York, New York 10022, at 9:00 a.m. (local time) on the date that is the fifth (5th) Business Day after the satisfaction or waiver of the conditions set forth in Article VII (other than those conditions which by their terms are to be satisfied or waived as of the Closing but subject to the satisfaction or waiver thereof), including the receipt of the Court Approval, or at such other time, date or location as the parties hereto shall mutually agree. The date upon which the Closing actually occurs is referred to herein as the “Closing Date.” On or before the Closing Date, Merger Sub and the Company shall each, in coordination with each other, deliver to the Companies Registrar a notice informing the Companies Registrar that the Merger was approved by the general shareholders meeting of Merger Sub and by the Applicable Court. The Merger shall become effective upon the issuance by the Companies Registrar of a certificate evidencing the completion of the Merger in accordance with the Israeli Companies Law. The time at which the Merger becomes effective is referred to herein as the “Effective Time.”

2.3 Effects of the Merger.  At the Effective Time, without any action on the part of Parent, Merger Sub, the Company or the holders of any of the following securities, the following shall occur:

(a) Conversion of Company Shares.  Each Ordinary Share, NIS 0.01 par value per share, of the Company (collectively, the “Company Shares”) issued and outstanding immediately prior to the Effective Time, other than Company Shares canceled pursuant to Section 2.3(b), shall automatically be converted into and represent the right to receive 2.72 shares (the “Exchange Ratio”) of Parent Common Stock (the “Merger Consideration”).

(b) Parent-Owned Stock and Stock Held in Treasury.  Each Company Share held in the treasury of the Company or owned by Parent or any direct or indirect wholly-owned Subsidiary of the Company or of Parent immediately prior to the Effective Time shall be canceled and retired without any conversion or consideration paid in respect thereof and shall cease to exist.

(c) Capital Stock of Merger Sub.  Each Ordinary Share, NIS 0.01 par value per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into one validly issued, fully paid and nonassessable Ordinary Share, NIS 0.01 par value per share, of the Surviving Corporation. Each certificate evidencing ownership of such shares of Merger Sub immediately prior to the Effective Time shall, as of the Effective Time, evidence ownership of such shares of the Surviving Corporation.

(d) Adjustments to Merger Consideration.  The Exchange Ratio shall be adjusted to reflect appropriately the effect of any forward or reverse stock split, stock dividend (including any dividend or distribution of securities exercisable or exchangeable for or convertible into Parent Common Stock or Company Shares), stock sale, reorganization, recapitalization, reclassification, combination, exchange of shares or other like change with respect to shares of Parent Common Stock or Company Shares occurring on or after the date hereof and prior to the Effective Time.

(e) Fractional Shares.  No fraction of a share of Parent Common Stock will be issued to represent any fractional share interests in Parent Common Stock to be delivered hereunder in exchange for

Company Shares, but in lieu thereof each holder of shares of Company Shares who would otherwise be entitled to a fraction of a share of Parent Common Stock (after aggregating all fractional shares of Parent Common Stock that otherwise would be received by such holder) shall, upon surrender by such holder of each Certificate held thereby, receive from Parent an amount of cash (rounded to the nearest whole cent), without interest, equal to the product of (i) such fraction, multiplied by (ii) the average closing sale price per share of Parent Common Stock for the five (5) consecutive days that Parent Common Stock has traded ending on and including the second trading day immediately prior to the Effective Time as reported on Nasdaq. The parties hereto acknowledge that payment of the cash consideration in lieu of issuing fractional shares is not separately bargained for consideration, but merely represents a mechanical rounding off for purposes of simplifying the corporate and accounting complexities that would otherwise be caused by the issuance of fractional shares.

2.4 Surrender of Certificates.

(a) Exchange Agent.  Prior to the Effective Time, Parent shall appoint one or more bank or trust companies maintaining offices in the United States and Israel mutually acceptable to Parent and the Company to act as exchange agent (the “Exchange Agent”) and shall enter into an agreement reasonably acceptable to the Company with the Exchange Agent relating to the services to be performed by the Exchange Agent.

(b) Parent to Provide Merger Consideration.  At or prior to the Effective Time, Parent shall deposit with the Exchange Agent, for exchange in accordance with this Article II, the aggregate shares of Parent Common Stock constituting the aggregate Merger Consideration and cash in an amount sufficient for payment in lieu of fractional shares of Parent Common Stock to which holders of Company Shares may be entitled pursuant to Section 2.3(e) and any dividends or distributions to which holders of Company Shares may be entitled pursuant to Section 2.4(d) (collectively, the “Exchange Fund”). In the event that the shares and/or cash in the Exchange Fund shall be insufficient to fully satisfy all of the payment obligations to be made by the Exchange Agent hereunder (including pursuant to Section 2.3(e) and 2.4(d)), Parent shall promptly make available to the Exchange Agent the amounts so required to satisfy such payment obligations in full. The Exchange Agent shall deliver the Merger Consideration, cash in lieu of any fractional shares of Parent Common Stock and any dividends or other distributions contemplated to be paid for Company Shares pursuant to this Agreement out of the Exchange Fund as contemplated hereby. Except as contemplated by this Section 2.4, the Exchange Fund shall not be used for any other purpose. Amounts of cash in the Exchange Fund shall be invested by the Exchange Agent as directed by Parent; provided, however, that: (i) no such investment or losses thereon shall affect the Merger Consideration payable to the holders of Company Shares; and (ii) such investments shall be in obligations of or guaranteed by the United States or America of any agency or instrumentality thereof and backed by the full faith and credit of the United States of America, in commercial paper obligations rated A-1 or P-1 or better by Moody’s Investors Service, Inc. or Standard & Poor’s Corporation, respectively, or in certificates of deposit, bank repurchase agreements or banker’s acceptances of commercial banks with capital exceeding $1 billion (based on the most recent financial statements of such bank that are then publicly available). Any net profit resulting from, or interest or income produced by, such investments shall be payable to the Surviving Corporation or Parent.

(c) Exchange Procedures.  As soon as reasonably practicable after the Effective Time (but no later than three (3) Business Days thereafter), Parent shall cause the Exchange Agent to mail to each holder of record as of the Effective Time of one or more certificates (each, a “Certificate”) or uncertificated Company Shares (“Uncertificated Shares”) that immediately prior to the Effective Time represented issued and outstanding Company Shares that were converted into the right to receive Merger Consideration pursuant to Section 2.3: (i) a letter of transmittal in customary form (which shall specify that delivery shall be effected, and risk of loss and title to the Certificate or Uncertificated Shares shall pass, only upon delivery of the Certificate or the Uncertificated Shares to the Exchange Agent), that shall also be in such form and have such other provisions as Parent and the Company may reasonably specify, (ii) instructions for use in effecting the surrender of the Certificate or the transfer of Uncertificated Shares in exchange for the Merger Consideration and (iii) a certificate or declaration in customary form to be used to confirm the status of a Person as a Resident of Israel within the meaning of the Ordinance (a “Residence Certificate”). Upon (x) surrender of Certificates for cancellation to the Exchange Agent or (y) receipt of an “agent’s message” by the Exchange Agent (or such other evidence, if any, of transfer as the Exchange Agent may reasonably request) in the case of a book-entry transfer of Uncertificated Shares, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holders of such Certificates or Uncertificated Shares shall be entitled to receive in exchange therefor the Merger Consideration, cash in lieu of fractional shares of Parent Common Stock to which such holder is entitled pursuant to Section 2.3(e) and any dividends or other distributions to which such holder is entitled pursuant to Section 2.4(d), and the Certificates so surrendered or the Uncertificated Shares so transferred shall forthwith be canceled. Until so surrendered or canceled, outstanding Certificates and Uncertificated Shares will be deemed from and after the Effective Time to evidence only the right to receive, upon surrender and without interest, the Merger Consideration into which the Company Shares theretofore represented by such Certificates shall have been converted pursuant to Section 2.3, cash in lieu of fractional shares of Parent Common Stock pursuant to Section 2.3(e) and any dividends or other distributions pursuant to Section 2.4(d).

(d) Distributions with Respect to Unexchanged Shares.  No dividends or other distributions declared or made after the date hereof with respect to Parent Common Stock with a record date at or after the Effective Time will be paid to the holders of any unsurrendered Certificate or untransferred Uncertificated Shares with respect to the shares of Parent Common Stock represented thereby until the surrender of such Certificate or transfer of such Uncertificated Share in accordance with this Section 2.4. Subject to applicable Law, following surrender of any such Certificate or transfer of any such Uncertificated Share, the Exchange Agent shall promptly deliver to the record holder thereof, without interest, whole shares of Parent Common Stock issued in exchange therefor along with payment of the amount of cash, if any, into which the aggregate number of Company Shares previously represented by such Certificate surrendered or Uncertificated Share transferred shall have been converted pursuant to this Agreement, cash payable in lieu of fractional shares pursuant to Section 2.3(e) and the amount of any such dividends or other distributions with a record date at or after the Effective Time theretofore paid with respect to such whole shares of Parent Common Stock.

(e) Transfers of Ownership.  If shares of Parent Common Stock are to be issued in a name other than that in which the Certificates surrendered in exchange therefor are registered, it will be a condition of the issuance thereof that the Certificates so surrendered will be properly endorsed and otherwise in proper form for transfer and that the Persons requesting such exchange will have paid to Parent or any agent designated by it any transfer or other Taxes required by reason of the issuance of shares of Parent Common Stock in any name other than that of the registered holder of the Certificates surrendered, or established to the satisfaction of Parent or any agent designated by it that such Tax has been paid or is not payable.

(f) Lost, Stolen or Destroyed Certificates.  If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent or the Exchange Agent to the extent in accordance with customary practice, the posting by such Person of a bond in such reasonable amount as Parent or the Exchange Agent may direct as indemnity against any claim that may be made against them with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration into which the Company Shares represented by such Certificate immediately prior to the Effective Time shall have been converted pursuant to Section 2.3, any cash in lieu of fractional shares of Parent Common Stock payable to the holder thereof pursuant to Section 2.3(e) and any dividends or other distributions payable to the holder thereof pursuant to Section 2.4(d).

(g) Required Withholding.  Each of the Exchange Agent and Parent shall be entitled to deduct and withhold from any consideration, or other amounts, payable or otherwise deliverable pursuant to this Agreement to any holder or former holder of Company Shares or any other Person such amounts as are required to be deducted or withheld therefrom under any applicable Law (including the Ordinance and the regulations promulgated thereunder, the Israeli Income Tax Rulings or any other provision of Israeli Law, statute, regulation, administrative ruling, pronouncement or other authority or judicial opinion, as well as any withholding provision of the Internal Revenue Code of 1986 (the “Code”) and the Treasury regulations promulgated thereunder); provided that no withholding under Israeli Tax Law will be made from any consideration payable hereunder to a holder of Company Shares to the extent that such holder has provided Parent or the Exchange Agent, as the case may be, prior to the time such payment or delivery is made, with a valid exemption or ruling issued by the Israeli Tax Authority exempting the payment or delivery of the Merger Consideration to the relevant holder of Company Shares or Company Stock Options, or the other amounts payable or otherwise deliverable pursuant to this Agreement, from withholding Tax; provided, further, that with respect to any withholding under the Laws of the State of Israel, the Exchange Agent and Parent shall act in accordance with the Israeli Income Tax Rulings, if obtained, provided that in no event shall Parent and/or Exchange Agent be required to deliver consideration deliverable under this Agreement until the cash amount required to be withheld is provided to Parent or the Exchange Agent by the intended recipient (whether in cash or by way of binding written instructions to sell any part of the shares of Parent Common Stock due to such holder and use the proceeds of such sale (net after Tax and transaction costs) to make the withholding of the Tax). To the extent amounts are deducted or withheld pursuant to this Section 2.4(g), such amounts shall be treated for all purposes under this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid and such amounts shall be remitted to the applicable Governmental Entity in accordance with applicable Law and notice thereof shall be provided to the applicable holder of Company Shares. Any purported withholding of Taxes from payments or other deliveries made in accordance with the provisions of this Agreement, the amount of which was forwarded to the relevant Governmental Entity, shall not be deemed a breach of this Agreement and the amount so withheld shall be treated for all purposes under this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid, notwithstanding that withholding of Taxes might have not been required. Any holder or former holder of Company Shares or Company Stock Options that instructed Parent or the Exchange Agent to sell any part of the shares of Parent Common Stock due to such holder shall have no claim against Parent or the Exchange Agent and/or their officers or directors with respect to such sale, including the timing of such sale, the price received for the sold shares or the transaction costs.

(h) Termination of Exchange Fund.  Promptly following the date that is one year after the Closing Date, the Surviving Corporation shall be entitled to require the Exchange Agent to deliver to Parent any portion of the Exchange Fund which has not been disbursed to holders of Company Shares (including all interest and other income received by the Exchange Agent in respect of the Exchange Fund), and thereafter each holder of a Company Share may surrender or transfer, as applicable, such Company Share to Parent or the Surviving Corporation and (subject to abandoned property, escheat and other similar Laws) receive in consideration therefor the Merger Consideration into which such Company Shares shall have been converted pursuant to Section 2.3, cash in lieu of fractional shares of Parent Common Stock pursuant to Section 2.3(e) and any dividends or other distributions pursuant to Section 2.4(d), in each case without interest, but such holder shall have no greater rights against Parent or the Surviving Corporation than may be accorded to general creditors of Parent or the Surviving Corporation under applicable Law.

(i) No Liability.  Notwithstanding anything to the contrary in this Section 2.4, neither the Exchange Agent, Parent nor any party hereto shall be liable to a holder of shares of Parent Common Stock or Company Shares for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar Law.

2.5 Company’s Transfer Books Closed; No Further Ownership Rights in Company Shares.  At the Effective Time: (a) the share transfer books of the Company shall be deemed closed, and no transfer of any Company Shares or certificates with respect thereto shall thereafter be made or consummated; and (b) all holders of Company Shares shall cease to have any rights as shareholders of the Company except for any right to receive the Merger Consideration, cash in lieu of fractional shares of Parent Common Stock pursuant to Section 2.3(e) and any dividends or other distributions pursuant to Section 2.4(d). All shares of Parent Common Stock issued in accordance with the terms hereof (including any cash paid in respect thereof pursuant to Section 2.3(e) or 2.4(d)) shall be deemed to have been issued in full satisfaction of all rights pertaining to such Company Shares.

2.6 Stock Options; Restricted Shares; Registration Statement.

(a) Stock Options.  Effective as of the Effective Time, each outstanding option or right to acquire Company Shares then outstanding (each, a “Company Stock Option”), whether or not then exercisable, shall become fully vested and be assumed by Parent and converted into an option to purchase shares of Parent

Common Stock in accordance with this Section 2.6(a). Each Company Stock Option so converted shall continue to have, and be subject to, the same material terms and conditions as set forth in the applicable agreement pursuant to which such Company Stock Option was granted immediately prior to the Effective Time, except that, as of the Effective Time, (i) each Company Stock Option shall be exercisable for that number of whole shares of Parent Common Stock equal to the product of the number of Company Shares that were issuable upon exercise of such Company Stock Option immediately prior to the Effective Time multiplied by the Exchange Ratio, rounded down to the nearest whole number of shares of Parent Common Stock, and (ii) the per share exercise price for each share of Parent Common Stock issuable upon exercise of each Company Stock Option so converted shall be equal to the quotient determined by dividing the exercise price per Company Share at which such Company Stock Option was exercisable immediately prior to the Effective Time (expressed in U.S. Dollars based on the exchange rate in effect as of the close of business on the Business Day immediately preceding the date hereof) by the Exchange Ratio, rounded up to the nearest whole cent.

(b) Restricted Shares.  Effective as of the Effective Time, each outstanding award of restricted Company Shares then outstanding shall become fully vested and all restrictions therein shall lapse and such restricted Company Shares then outstanding shall be exchanged for Merger Consideration with respect thereto in accordance with the provisions of Section 2.3(a).

(c) Registration Statement.  As soon as practicable following the Effective Time (and in any event within ten (10) calendar days thereafter), Parent shall register the shares of Parent Common Stock issuable upon exercise of Company Stock Options converted pursuant to Section 2.6(a) by filing an effective registration statement on Form S-8 (or any successor form) or another appropriate form with the SEC (as defined herein), and Parent shall use reasonable best efforts to maintain the effectiveness of such registration statement and maintain the current status of the prospectus with respect thereto for so long as such options remain outstanding.

2.7 Articles of Association and Directors and Officers of the Surviving Corporation.

(a) Articles of Association.  At the Effective Time, the Articles of Association of the Company shall be the Articles of Association of the Surviving Corporation until thereafter amended in accordance with the Israeli Companies Law and such Articles of Association.

(b) Directors and Officers.  The initial directors of the Surviving Corporation shall be the directors of Merger Sub immediately prior to the Effective Time, each to hold office in accordance with the Articles of Association of the Surviving Corporation until their respective successors are duly elected or appointed and qualified. The initial officers of the Surviving Corporation shall be the officers of the Company immediately prior to the Effective Time, each to hold office in accordance with the Articles of Association of the Surviving Corporation until their respective successors are duly appointed.

2.8 Taking of Necessary Action; Further Action.  If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and the transactions contemplated hereby, the officers and directors of either the Surviving Corporation or Parent may take any and all such lawful and necessary action.

2.9 Post-Closing Governance of Parent; Headquarters.

(a) Board Composition.  Parent shall take all necessary action to cause, effective at the Effective Time, (i) the size of the Board of Directors of Parent to be set at eight (8) directors and (ii) the Board of Directors of Parent to be comprised of (A) four (4) directors who shall have been designated by Parent prior to the Effective Time (each a “Parent Designated Director” and collectively the “Parent Designated Directors”), which Parent Designated Directors shall include the two (2) individuals designated as such on Exhibit B and two (2) additional individuals designated by Parent prior to the Effective Time (subject to such individuals being willing and able to hold such position); provided that Parent shall have the right to change any Parent Designated Directors designated by Parent or designate further Parent Designated Directors only with the prior written consent of the Company (such consent not be unreasonably withheld, conditioned or delayed), and (B) four (4) directors who shall have been designated by the Company prior to the Effective Time (each a

“Company Designated Director” and collectively the “Company Designated Directors”), which Company Designated Directors shall include the two (2) individuals designated as such on Exhibit B and two (2) additional individuals designated by the Company prior to the Effective Time (subject to such individuals being willing and able to hold such position); provided that the Company shall have the right to change any Company Designated Directors designated by the Company or designate further Company Designated Directors only with the prior written consent of Parent (such consent not to be unreasonably withheld, conditioned or delayed). Except as otherwise agreed to in writing by the parties to this Agreement prior to the Closing Date, Parent shall cause (A) the class of directors whose term expires at the third (3rd) annual meeting following the Effective Time to consist of four (4) directors, two (2) of whom shall be Parent Designated Directors and two (2) of whom shall be Company Designated Directors, (B) the class of directors whose term expires at the second (2nd) annual meeting following the Effective Time to consist of two (2) directors, one (1) of whom shall be a Parent Designated Director and one (1) of whom shall be a Company Designated Director and (C) the class of directors whose term expires at the first (1st) annual meeting following the Effective Time to consist of two (2) directors, one (1) of whom shall be a Parent Designated Director and one (1) of whom shall be a Company Designated Director. Without limiting the foregoing, Parent shall take all actions reasonably necessary to obtain the resignations of directors currently serving on the Board of Directors of Parent and to make the designation of Parent Designated Directors and Company Designated Directors so that the Board of Directors of Parent is comprised of the directors serving in such classes as contemplated by this Section 2.9(a). Prior to the Effective Time, Parent and the Company shall reasonably cooperate to determine which Parent Designated Directors and Company Designated Directors shall be in each class of directors as of the Effective Time, the consent to which shall not be unreasonably denied, withheld or conditioned by either party.

(b) Committee Composition.  Parent shall take all necessary action to cause the various standing committees of the Board of Directors of Parent effective at the Effective Time to be comprised of Company Designated Directors and Parent Designated Directors in an amount proportional to their representation on the full Board of Directors of Parent at the Effective Time, all subject to such Company Designated Directors and Parent Designated Directors being qualified to serve on such committees.

(c) Executive Chairman.  Parent shall take all necessary action to cause, effective at the Effective Time, the Chief Executive Officer of the Company as of the date hereof to be appointed to the position of Executive Chairman of the Board of Directors of Parent, subject to such individual being an employee in good standing with the Company as of immediately prior to the Effective Time and being willing and able to hold such position. In such capacity, the Executive Chairman of the Board of Directors of Parent will be (i) the Chairman of the Board, (ii) an officer and (iii) a member of the senior management team of Parent and will be entitled to participate in all meetings thereof.

(d) Chief Executive Officer.  Parent shall take all necessary action to cause, effective at the Effective Time, the Chief Executive Officer of Parent as of the date hereof to remain as the Chief Executive Officer of Parent, subject to such individual being an employee in good standing with Parent as of immediately prior to the Effective Time and being willing and able to hold such position.

(e) Chief Financial Officer.  Parent shall take all necessary action to cause, effective at the Effective Time, the Chief Financial Officer of the Company as of the date hereof to be appointed to the position of Chief Financial Officer of Parent, subject to such individual being an employee in good standing with the Company as of immediately prior to the Effective Time and being willing and able to hold such position.

(f) Lead Director; Deputy Chairman.  Parent shall take all necessary action to cause, effective at the Effective Time, (i) the Chairman of the Board of Directors of Parent as of the date hereof to be appointed to the position of Lead Director of the Board of Directors of Parent, who shall serve as the lead independent director, and (ii) the Chairman of the Board of Directors of the Company as of the date hereof to be appointed to the position of Deputy Chairman of the Board of Directors of Parent, who shall preside at all meetings of the Board of Directors at which the Executive Chairman of the Board of Directors is absent or otherwise unable to preside, in each case, subject to such individual being willing and able to hold such position.

(g) Organization Documents; Governance Principles.  Prior to the Effective Time, the Company shall take all necessary action to change the corporate name of Fundtech Corporation, a Delaware corporation and a wholly-owned subsidiary of the Company, such that it will not conflict with the filing or acceptance of the Certificate Amendment. Subject to the foregoing sentence, Parent shall take all necessary action to cause, effective at the Effective Time, the Certificate Amendment and the amendments to the By-laws of Parent as contemplated by Exhibit A (the “Parent By-Law Amendments”) to take effect as of the Effective Time. Parent shall take all necessary action, including by resolution of the Board of Directors, to amend or adopt, as applicable, effective as of the Effective Time, Parent’s Corporate Governance Guidelines, governance principles or other similar instrument or delegation of authority, to set out the roles, duties and responsibilities of the Executive Chairman of the Board of Directors and Chief Executive Officer of Parent to substantially conform with the principles set forth on Exhibit C and to amend any by-law and to withdraw any prior resolution, governance guideline or other similar instrument or delegation of authority of Parent that is inconsistent therewith. The Company and Parent shall prepare the form of the Parent By-Law Amendments and the form of board resolutions and Corporate Governance Guidelines as soon as practicable following the date hereof in a form that is reasonably acceptable to the Company and Parent.

(h) Employment Agreements.  The parties hereto shall use their commercially reasonable efforts to negotiate and execute, as promptly as practicable after the date hereof, employment agreements effective as of immediately following the Effective Time for each of the Executive Chairman of the Board of Directors of Parent and the Chief Executive Officer of Parent, on substantially equivalent terms (including with respect to equity compensation), but in any event reflecting the roles, duties and responsibilities of their respective offices to be consistent with the principles set forth on Exhibit C. In any event, the terms of the employment agreements with respect to compensation (including equity compensation) shall be on terms no less favorable to the Executive Chairman of the Board and/or the Chief Executive Officer of Parent than such corresponding terms of the employment agreement of the Chief Executive Officer of Parent with Parent existing as of the date hereof.

(i) Rule 14f-1.  Parent shall promptly take all necessary action pursuant to Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder in order to fulfill its obligations under this Section 2.9 and shall include in the Proxy Statement such information with respect to the Company Designated Directors, the Parent Designated Directors and any other information as is required under Section 14(f) and Rule 14f-1 in order to fulfill its obligations under this Section 2.9. The Company shall provide to Parent in writing, and be responsible for, any information with respect to itself, its officers, its Affiliates and the Company Designated Directors required by Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder.

(j) Cooperation.  Parent and the Company shall cooperate in good faith to effect the intent of the parties contemplated by the foregoing provisions of this Section 2.9 and consult and reasonably cooperate with the other parties hereto with respect to the actions required to effect such provisions.

(k) Headquarters.  Effective at the Effective Time, Parent shall continue to have its headquarters located in Norcross, Georgia.

2.10 Tax Treatment.  The Merger is intended to qualify as a reorganization within the meaning of Section 368(a) of the Code and this Agreement is intended to be a “plan of reorganization” within the meaning of the Treasury Regulations promulgated thereunder. Each Party, to the extent it is required to make any filings, agrees to treat the Merger as a reorganization within the meaning of Section 368(a) of the Code for all U.S. federal income tax purposes and to not take any position on any Tax Return or otherwise take any Tax reporting position inconsistent with such treatment, unless otherwise required by Law.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as disclosed in (a) the reports, schedules, forms, statements and other documents filed or furnished by the Company with the SEC since December 31, 2009 (the “Company SEC Documents”) filed on or prior to the date five days prior to the date hereof (excluding any risk factor disclosure and disclosure of risks included in any “forward-looking statements” disclaimer or similar statements included in such Company SEC Documents that are predictive, forward-looking or primarily cautionary in nature); provided that this clause (a) shall not qualify Sections 3.1, 3.3, 3.4(a), 3.7, 3.18 and 3.20, or (b) the Company Disclosure Schedule, the Company represents and warrants to Parent and Merger Sub as follows:

3.1 Organization, Standing and Power.  Each of the Company and each Significant Company Subsidiary is duly organized, validly existing and, to the extent applicable, in good standing under the Laws of the jurisdiction in which it is organized and has full corporate power and authority to conduct its businesses as presently conducted. The Company and each Significant Company Subsidiary is duly qualified to do business in each jurisdiction where the nature of its business or its ownership or leasing of its properties make such qualification necessary and the failure to so qualify has had or would reasonably be expected to have a Material Adverse Effect on the Company. The Company has made available to Parent true and complete copies of its Memorandum of Association and Articles of Association as amended through the date of this Agreement (together, the “Company Charter Documents”) and the comparable charter and organizational documents of each Significant Company Subsidiary, in each case as amended through the date of this Agreement.

3.2 Company Subsidiaries.

(a) All the outstanding shares of capital stock of each Subsidiary of the Company have been validly issued and are fully paid and nonassessable and, except as set forth in the Company Disclosure Schedule, are owned by the Company, by another Subsidiary of the Company or by the Company and another Subsidiary of the Company, free and clear of all pledges, liens, charges, mortgages, encumbrances and security interests of any kind or nature whatsoever (collectively, “Liens”) other than Permitted Liens.

(b) Except for its interests in the Company’s wholly-owned Subsidiaries and except for the ownership interests set forth in the Company Disclosure Schedule, the Company does not own, directly or indirectly, any capital stock, membership interest, partnership interest, joint venture interest or other equity interest in any other Person.

3.3 Authority; Execution and Delivery; Enforceability.

(a) The Company has all requisite corporate power and authority to execute and deliver this Agreement. The execution and delivery by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company, subject, in the case of the Merger, to receipt of the Court Approval, an affirmative Section 350 Vote and the matters listed on Section 3.3(a) of the Company Disclosure Schedule. The Company has duly executed and delivered this Agreement, and this Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

(b) The Board of Directors of the Company, at a meeting duly called and held in compliance with the requirements of the Israeli Companies Law, has (i) determined that this Agreement, the Merger and the other transactions contemplated by this Agreement are fair to, and in the best interests of, the Company and its shareholders, and that, considering the financial position of the merging companies, no reasonable concern exists that the Surviving Corporation will be unable to fulfill the obligations of the Company to its creditors existing as of immediately prior to the Effective Time; (ii) approved this Agreement, the Merger and the other transactions contemplated by this Agreement; and (iii) determined to recommend that the shareholders of the Company approve this Agreement, the Merger and the other transactions contemplated by this Agreement (the “Company Recommendation”).

3.4 Capital Structure.

(a) The registered (authorized) share capital of the Company consists of 30,000,000 Company Shares. At the close of business on June 23, 2011, (i) 17,194,812 Company Shares were issued and outstanding, including 1,959,093 Company Shares held by the Company in its treasury, and (ii) 5,641,815 Company Shares were reserved for issuance under Company Employee Plans, of which 1,653,790 were subject to outstanding options or the grant of rights to purchase Company Shares, 393,754 were restricted Company Shares and 723,845

Company Shares were available for future option or restricted share grants. Except as set forth above, at the close of business on June 23, 2011, no shares of capital stock or other voting securities of the Company were issued, reserved for issuance or outstanding. All outstanding Company Shares are, and all such shares that may be issued prior to the Effective Time will be when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the Israeli Companies Law, the Company Charter Documents or any Contract to which the Company is a party or otherwise bound. There are no bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which holders of Company Shares may vote (“Voting Company Debt”). Except as set forth above, as of the date of this Agreement, there are no options, warrants, rights, convertible or exchangeable securities, “phantom” stock rights, stock appreciation rights, stock-based performance units, commitments, Contracts, arrangements or undertakings of any kind to which the Company or any of its Subsidiaries is a party or by which any of them is bound (i) obligating the Company or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity interests in, or any security convertible or exercisable for or exchangeable into any capital stock of or other equity interest in, the Company or of any of its Subsidiaries or any Voting Company Debt or (ii) obligating the Company or any of its Subsidiaries to issue, grant, extend or enter into any such option, warrant, call, right, security, commitment, Contract, arrangement or undertaking. As of the date of this Agreement, there are no outstanding contractual obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of the Company or any of its Subsidiaries.

(b) The Company Disclosure Schedule sets forth the following information with respect to each Company Stock Option or restricted Company Share as of June 23, 2011: (i) the name of the grantee; (ii) the particular plan, if applicable, pursuant to which such award was granted, (iii) the number of Company Shares subject to such award; (iv) the exercise price, if any, of such award; (v) the date on which such award was granted; (vi) the applicable vesting schedule, including the vesting commencement date and any accelerated vesting provisions; and (vii) the date on which such award expires. The Company has made available to Parent accurate and complete copies of all equity plans pursuant to which the Company has granted such awards that are currently outstanding and the form of all equity award agreements evidencing such awards. All Company Shares subject to issuance as aforesaid have been duly authorized and, upon issuance on the terms and conditions specified in the instrument pursuant to which they are issuable, will be validly issued, fully paid and nonassessable. Effective as of the Effective Time, each outstanding award of restricted Company Shares then outstanding shall become fully vested and all restrictions therein shall lapse. All outstanding Company Shares, all outstanding Company Stock Options, and all outstanding shares of capital stock of each Subsidiary of the Company have been issued and granted (i) in compliance with all applicable securities laws and other applicable Laws and (ii) in material compliance with all applicable requirements set forth in the Company Employee Plans.

3.5 No Conflicts; Consents.

(a) The execution and delivery by the Company of this Agreement does not, and the consummation of the Merger and the other transactions contemplated hereby will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancelation or acceleration of any obligation or to loss of a material benefit under, or to increased, additional, accelerated or guaranteed rights or entitlements of any Person under, or result in the creation of any Lien upon any of the properties or assets of the Company or any of its Subsidiaries under, any provision of (i)(A) the Company Charter Documents or (B) the comparable charter or organizational documents of any Subsidiary of the Company, (ii) any contract, lease, license, indenture, note, bond, agreement, permit, concession, franchise or other instrument (a “Contract”) to which the Company or any of its Subsidiaries is a party or by which any of their respective properties or assets is bound or (iii) subject to the filings and other matters referred to in Section 3.5(b) and obtaining the Section 350 Vote, any material Law applicable to the Company or any of its Subsidiaries or their respective properties or assets other than, in the case of clauses (i)(B), (ii) or (iii) above, any such items that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect on the Company.

(b) Other than with respect to procedures under the Israeli Companies Law, the execution and delivery of this Agreement by the Company does not and the consummation of the transactions contemplated hereby do not, and the performance of this Agreement and the transactions contemplated hereby by the Company shall not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity or any third party, except (i) for applicable requirements, if any, of the Securities Act, the Exchange Act, state securities Laws (“Blue Sky Laws”), Israeli Securities Law, the HSR Act, the requirements of any Governmental Entity under applicable competition, antitrust or non-United States investment Laws, the approval of the Investment Center, the approval of the OCS, the required approvals of this Agreement by the Company’s shareholders pursuant to Israeli Law, the rules and regulations of Nasdaq and the TASE, and such other filings, notices, permits, authorizations, consents or approvals as may be required by reason of the status of Parent, Merger Sub or their Affiliates, and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company.

(c) The revenues of the Company and its Subsidiaries in Israel in each of the 2009 and 2010 fiscal years are set forth in Section 3.5(c) of the Company Disclosure Schedule. To the Knowledge of the Company, the share of the Company and its Subsidiaries in the production, sales, marketing or acquisitions in Israel of any particular asset do not represent a market share of more than fifty percent (50%) in any market. To the Knowledge of the Company, the consolidated market share of Parent as a result of the consummation of the Merger will not exceed fifty (50%) in the production, sales, marketing or acquisitions in Israel of any particular asset in any market.

3.6 SEC Documents; Undisclosed Liabilities.

(a) The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company with the SEC since December 31, 2009 pursuant to Sections 13(a) and 15(d) of the Exchange Act.

(b) As of its respective date, each Company SEC Document filed with the SEC complied in all material respects with the requirements of the Exchange Act or the Securities Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Company SEC Document, and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent that information contained in any Company SEC Document filed with the SEC has been revised or superseded by a later filed Company SEC Document, none of the Company SEC Documents filed with the SEC contained any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of the Company included in the Company SEC Documents filed with the SEC comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods shown (subject, in the case of unaudited statements, to normal year-end audit adjustments).

(c) Except (i) as reflected or reserved against in the balance sheet (or the notes thereto) as of December 31, 2010 included in the Company SEC Documents, (ii) as permitted or contemplated by this Agreement, (iii) for liabilities and obligations incurred since December 31, 2010 in the ordinary course of business, and (iv) for liabilities or obligations which have been discharged or paid in full in the ordinary course of business, neither the Company nor any of its Subsidiaries has any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, that would be required by GAAP to be reflected on a consolidated balance sheet of the Company and its consolidated Subsidiaries (or in the notes thereto), other than those that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company.

(d) The Company maintains a system of “internal control over financial reporting” (as defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act) sufficient to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP and includes those policies and procedures that (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the Company’s and its Subsidiaries’ assets; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, and that the Company’s and its Subsidiaries’ receipts and expenditures are being made only in accordance with authorizations of the Company’s management and directors; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company’s and its Subsidiaries’ assets that could have a material effect on the Company’s financial statements.

(e) The “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act) utilized by the Company are reasonably designed to ensure that all information (both financial and non-financial) required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC and that all such information required to be disclosed is accumulated and communicated to the management of Company, as appropriate, to allow timely decisions regarding required disclosure and to enable the chief executive officer and chief financial officer of the Company to make the certifications required under the Exchange Act with respect to such reports.

3.7 Absence of Certain Changes or Events.  Since December 31, 2010 until the date of this Agreement, there has not been any event, change, effect or development that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect on the Company.

3.8 Material Contracts.

(a) Other than the Contracts, including amendments thereto, required to be filed as an exhibit to any report of the Company filed pursuant to the Exchange Act of the type described in Item 601(b)(10) of Regulation S-K promulgated by the SEC, each of which was filed in an unredacted form, the Company Disclosure Schedule sets forth a true and correct list of:

(i) each Contract to which the Company or any of its Subsidiaries is a party to or bound that (A) expressly imposes any material restriction on the right or ability of the Company or any of its Subsidiaries to compete with any other Person, (B) contains any right of first refusal, right of first offer or similar term that materially restricts the right or ability of the Company or any of its Subsidiaries to acquire or dispose of the securities of another Person; or (C) expressly imposes any material restriction on the right or ability of the Company or any of its Subsidiaries to engage or compete in any line of business or in any geographic area or that contains exclusivity or non-solicitation provisions (excluding customary employee non-solicitation provisions with customers and partners); or

(ii) each Contract to which the Company or any of its Subsidiaries is a party to or bound that was entered into not in the ordinary course of business and would purport to bind, or purport to be applicable to the conduct of, Parent or its Subsidiaries (other than the Company or its Subsidiaries) in any materially adverse respect (whether before or after the Effective Time).

Contracts, including amendments thereto, required to be filed as an exhibit to any report of the Company filed pursuant to the Exchange Act of the type described in Item 601(b)(10) of Regulation S-K promulgated by the SEC, together with any Contracts of the type described in clauses (i) and (ii) above, are referred to herein as “Company Material Contracts”.

(b) A true and correct copy of each Company Material Contract has previously been made available to Parent and each such Contract is a valid and binding agreement of the Company or its Subsidiary party thereto and, to the Knowledge of the Company, any counterparty thereto, and is in full force and effect, and none of the Company or its Subsidiaries nor, to the Knowledge of the Company, any other party thereto is in default or breach in any respect under the terms of any such Company Material Contract, except for such default or breach as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company.

3.9 Intellectual Property.

(a) To the Knowledge of the Company, the Company and its Subsidiaries exclusively own or possess all right, title and interest in and to, or have the rights to use pursuant to a valid, binding and enforceable license agreement, all Intellectual Property necessary to conduct the business of the Company and its Subsidiaries. The Company Intellectual Property is, to the Knowledge of the Company, valid, subsisting and enforceable and none of such Company Intellectual Property has been misused, withdrawn, canceled or abandoned except as would not adversely affect the operations of the Company as currently conducted. All application and maintenance fees for such Company Intellectual Property for which the Company has applied for or received registration from any Governmental Entity have been paid in full and are current.

(b) To the Knowledge of the Company, the operation of the business of the Company and its Subsidiaries as currently conducted and as currently proposed to be conducted does not infringe, misappropriate, dilute or otherwise violate or conflict with the Intellectual Property of any other Person. Section 3.9(b) of the Company Disclosure Schedule sets forth a list of all suits, actions, proceedings or litigation alleging any of the foregoing that are pending or that have been threatened in writing within two (2) years prior to the date hereof. Neither the Company nor any of its Subsidiaries has received any written notice of any claims or assertions, contesting the ownership, use, validity or enforceability of any Company Intellectual Property. To the Knowledge of the Company, no Person has been engaged, is engaging or is proposed to engage in any activity or use of any Intellectual Property that infringes, misappropriates, dilutes or otherwise violates or conflicts with the Company Intellectual Property.

(c) The Company and its Subsidiaries have implemented reasonable measures to maintain and protect the secrecy, confidentiality and value of any trade secrets and other confidential information related to the business of the Company and its Subsidiaries. Each current and former employee and independent contractor of, and consultant to, the Company or any of its Subsidiaries has entered into a valid and enforceable written agreement or the Company and its Subsidiaries otherwise has rights enforceable under applicable Law pursuant to which such employee, independent contractor or consultant agrees or is required to maintain the confidentiality of the confidential information of the Company or its Subsidiary and assigns to the Company or its applicable Subsidiary all rights, title and interest in Intellectual Property authored, developed or otherwise created by such employee, independent contractor or consultant in the course of their employment or other relationship with the Company or the applicable Subsidiary of the Company. To the Knowledge of the Company, no employee and no independent contractor or consultant or other third party to any such agreement is in breach thereof.

(d) The Company and its Subsidiaries have implemented commercially reasonable measures to protect and limit access to the source code for the Company Software Products. Except as set forth on Section 3.9(d) of the Company Disclosure Schedule or otherwise in the ordinary course of their respective businesses, neither the Company nor any of its Subsidiaries has disclosed, delivered, licensed or otherwise made available, and does not have a duty or obligation (whether present, contingent or otherwise) to disclose, deliver, license or otherwise make available, any source code for any Company Software Products to any Person who was not, as of the date of disclosure or delivery, an employee or contractor of the Company or one of its Subsidiaries.

(e) Neither the Company nor any of its Subsidiaries has granted, nor agreed or committed to grant, nor given an option to obtain, ownership of or any exclusive license with respect to any Intellectual Property, including any Company Software Products, to any other Person. Immediately following the Effective Time, the Surviving Corporation shall continue to hold the same ownership rights or valid licenses (as applicable) to all of the Company Intellectual Property, in each case, free from liens, encumbrances, security interests, orders and arbitration awards, and on the same terms and conditions as in effect with respect to the Company prior to the Effective Time. Neither this Agreement nor the Merger will result in: (i) Parent’s or the Surviving Corporation’s granting to any third party any right to or with respect to any Intellectual Property owned by, or licensed to, either of them; (ii) either Parent’s or the Surviving Corporation’s being bound by, or subject to, any non-compete or other restriction on the operation or scope of their respective businesses; or (iii) either Parent’s or the Surviving Corporation’s being contractually obligated to pay any royalties or other amounts to any third party in excess of those payable by Parent or the Surviving Corporation, respectively, prior to the Effective Time.

(f) The Company and its Subsidiaries have implemented commercially reasonable measures to the extent within their control to protect the internal and external security and integrity of all computer and telecom servers, systems, sites, circuits, networks, interfaces, platforms and other computer and telecom assets and equipment used by the Company or its Subsidiaries (the “Company Systems”), and the data stored or contained therein or transmitted thereby including procedures preventing unauthorized access and the introduction of viruses, worms, Trojan horses, “back doors” and other contaminants, bugs, errors, or problems that disrupt their operation or have an adverse impact on the operation of other software programs or operating systems, and the taking and storing on-site and off-site of back-up copies of critical data. There have been (i) to the Company’s Knowledge, no material unauthorized intrusions or breaches of the security of the Company Systems, and (ii) no material failures or interruptions in the Company Systems for the two (2) years prior to the date hereof. All Company Systems are sufficient for the conduct of the business of the Company and its Subsidiaries as currently conducted.

(g) Except as would not reasonably be expected to have a Material Adverse Effect on the Company, the Company and its Subsidiaries comply with and have at all times (i) complied with and (ii) conducted their business in accordance with all applicable data protection or privacy Laws governing the collection, use, storage, transfer and dissemination of personal information and any privacy policies, programs or other notices that concern the collection or use of personal information by the Company or its Subsidiaries. There have not been any material complaints or notices to, or audits, proceedings or investigations conducted or claims asserted against, the Company and its Subsidiaries by any Person regarding the collection, use, storage, transfer or dissemination of personal information by any Person in connection with the business of the Company or its Subsidiaries or compliance by the Company or any of its Subsidiaries with any applicable privacy Laws or privacy policies, programs or other notices. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, and any resulting disclosure to and use by Parent and Merger Sub and their Affiliates of, data, personally identifiable information and other information maintained by the Company will comply in all material respects with the Company’s privacy policies and terms of use, any applicable Contracts to which it is party or by which it is bound, and with all applicable Laws relating to privacy and data security (including any such laws in the jurisdictions where the applicable information is collected).

(h) Except as set forth on Section 3.9(h) of the Company Disclosure Schedule, no government funding, facilities at a university, college, other educational institution or research center or funding from third parties was used in the development of any Company Intellectual Property. To the Knowledge of the Company, no current or former employee, consultant or independent contractor of the Company or any of its Subsidiaries, who was involved in, or who contributed to, the creation or development of any Company Intellectual Property, has performed services for the government, any university, college, or other educational institution or research center during a period of time during which such employee, consultant or independent contractor was also performing services for the Company or any of its Subsidiaries.

(i) Except as would not reasonably be expected to have a Material Adverse Effect on the Company, to the Knowledge of the Company, (i) there are no defects in any of the Company Software Products that would prevent the same from performing substantially in accordance with its user specifications, and (ii) all Company Software Products are free of all undocumented viruses, worms, Trojan horses, “back doors” and other contaminants and do not contain any bugs, errors, or problems that disrupt their operation or have an adverse impact on the operation of other software programs or operating systems.

(j) To the Knowledge of the Company, in no case does the Company’s or any of its Subsidiaries’ use, incorporation or distribution of Open Source Software give rise to any obligation to disclose or distribute any source code, to license any Company Software Products or Intellectual Property for the purpose of making derivative works or to distribute any Company Software Products or Intellectual Property without charge.

(k) During the preceding two (2) years, neither the Company nor any of its Subsidiaries has received any warranty or indemnity claims related to the Company Software Products that are (i) claims under any “epidemic failure” or similar clause or (ii) other material claims outside the ordinary course of business. During the preceding two (2) years, neither the Company nor any of its Subsidiaries has resolved any warranty or indemnity claims related to the Company Software Products for amounts in excess of $250,000 over the Company’s accounting reserves under GAAP, with respect to any specific customer.

(l) The Company and its Subsidiaries are not, nor will they be as a result of the execution and delivery of this Agreement or the performance of the obligations of the Company under this Agreement, in breach of any license, sublicense or other agreement relating to Intellectual Property, and the execution and delivery of this Agreement or the performance of the obligations under this Agreement by the Company will not result in the loss or impairment of, or give rise to any right of any third party to terminate, any of the Company’s or its Subsidiaries’ rights to any Intellectual Property, nor require the consent of any Governmental Entity or third party in respect of any Intellectual Property.

3.10 Certain Business Practices.  Neither the Company nor any of its Subsidiaries (nor any of their respective Representatives acting on its behalf) (a) has made or agreed to make any contribution, payment, gift or entertainment to, or accepted or received any contributions, payments, gifts or entertainment from, any government official, employee, political party or agent or any candidate for any federal, state, local or non-United States public office, where either the contribution, payment or gift or the purpose thereof was illegal under the Laws of any federal, state, local or non-United States jurisdiction; or (b) has engaged in or otherwise participated in, assisted or facilitated any transaction that is prohibited by any applicable embargo or related trade restriction imposed by the United States Office of Foreign Assets Control or any other United States federal Governmental Entity.

3.11 Takeover Laws.  No “fair price,” “moratorium,” “control share acquisition” or similar anti-takeover statute is applicable to this Agreement, the Merger or the other transactions contemplated hereby.

3.12 Taxes.

(a) Each of the Company and each of its Subsidiaries has timely filed, or has caused to be timely filed on its behalf, all Tax Returns required to be filed by it, and all such Tax Returns are true, complete and accurate, except to the extent any failure to file or any inaccuracies in any filed Tax Returns, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect on the Company. All Taxes shown to be due on such Tax Returns, or otherwise owed, have been timely paid, except to the extent that any failure to pay, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect on the Company. Each of the Company and each of its Subsidiaries has complied with all applicable Laws relating to Taxes including Laws relating to (i) the withholding and payment over to the appropriate Governmental Entity or other Tax authority of all Taxes required to be withheld by the Company or any of its Subsidiaries, (ii) information reporting with respect to, any payment made or received by the Company or any of its Subsidiaries and (iii) the keeping of books and records, except to the extent any failure to so comply, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect on the Company.

(b) The most recent financial statements contained in the Company SEC Documents filed with the SEC reflect an adequate reserve for all Taxes payable by the Company and its Subsidiaries (excluding any reserve for deferred Taxes to reflect timing differences between book and Tax items) for all Taxable periods and portions thereof through the date of such financial statements. No deficiency with respect to any Taxes has been proposed, asserted or assessed against the Company or any of its Subsidiaries, and no requests for waivers of the time to assess any such Taxes are pending, except to the extent any such deficiency or request for waiver, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect on the Company. There is no audit, proceeding or investigation now pending against or with respect to the Company or any of its Subsidiaries in respect of any Tax or Tax asset and neither the

Company nor any of its Subsidiaries has received any written notice of any proposed audit, proceeding or investigation with regard to any such Tax or Tax asset, except to the extent that any such pending or proposed audit, proceeding or investigation has not had and would not reasonably be expected to have a Material Adverse Effect on the Company.

(c) There are no material Liens for Taxes (other than for current Taxes not yet due and payable) on the assets of the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries is bound by any agreement with respect to Taxes.

(d) The Company has no reason to believe that any conditions exist that would reasonably be expected to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

(e) Neither the Company nor any of its Subsidiaries has entered into or has been a “material advisor” with respect to any transactions that are or would be part of any “reportable transaction” or that could give rise to any list maintenance obligation under Sections 6011, 6111, or 6112 of the Code (or any similar provision under any state or local Law) or the regulations thereunder.

3.13 Benefit Plans.  From the date of the most recent audited financial statements included in the Company SEC Documents filed with the SEC prior to the date of this Agreement and other than as set forth on the Company Disclosure Schedule, there has not been any adoption or amendment in any material respect by the Company or any of its Subsidiaries of any collective bargaining agreement or any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, change in control, retention, disability, death benefit, hospitalization, medical or other plan, arrangement or understanding (whether or not legally binding) providing benefits to any current or former employee, officer, director or independent contractor of the Company or any of its Subsidiaries (collectively, with the Company Pension Plans, any Company “employee welfare benefit plans” (as defined in Section 3(1) of ERISA), the Company International Employee Plans and the Company Employment Agreements, the “Company Employee Plans”), excluding standard employment agreements or offer letters entered into in the ordinary course of business consistent with past practice with employees outside the United States in accordance with local Law and offer letters, severance or employment agreements that have been entered into in the ordinary course of business or that provide for severance or change in control benefits with a value of less than $100,000. As of the date of this Agreement, other than as set forth on the Company Disclosure Schedule, there are no employment, consulting, severance or termination agreements or arrangements (other than standard employment agreements or offer letters entered into in the ordinary course of business consistent with past practice with employees outside the United States in accordance with local Law and offer letters, severance or employment agreements that have been entered into in the ordinary course of business or that provide for severance or change in control benefits to employees with a value of less than $100,000) between the Company or any of its Subsidiaries and any current or former employee, executive officer or director of the Company or any of its Subsidiaries (collectively, the “Company Employment Agreements”), nor does the Company or any of its Subsidiaries have any general severance plan or policy. For purposes of this Agreement, “Company International Employee Plan” shall mean each Company Employee Plan and each government-mandated plan or program that has been adopted or maintained by Company or any Company ERISA Affiliate, whether informally or formally, or with respect to which Company or any Company ERISA Affiliate will or may have any liability, for the benefit of Company Employees who perform services outside the United States. For the avoidance of doubt, this shall include, in Israel, manager’s insurance or other provident or pension funds which are not government-mandated but were set up to provide for Company’s legal obligation to pay statutory severance pay (Pitzuay Piturim) under the Severance Pay Law 5723-1963.

3.14 ERISA Compliance; Excess Parachute Payments; Other Benefits Matters.

(a) The Company Disclosure Schedule contains a true and complete list of all “employee pension benefit plans” (as defined in Section 3(2) of ERISA) (“Company Pension Plans”), “employee welfare benefit plans” (as defined in Section 3(1) of ERISA) and all other material Company Employee Plans (other than standard employment agreements or offer letters entered into in the ordinary course of business consistent with past practice with employees outside the United States in accordance with local Law and offer letters, severance or employment agreements that have been entered into in the ordinary course of business or that provide for severance or change in control benefits with a value of less than $100,000) maintained, or contributed to, by the Company or any of its Subsidiaries or any entity that would be treated as a “single employer” with the Company or any of its Subsidiaries within the meaning of Section 414(b), (c), (m) or (o) of the Code (“Company ERISA Affiliate”) for the benefit of any current or former employees, consultants, officers or directors of the Company or any of its Subsidiaries or with respect to which the Company or any of its Subsidiaries could have any direct or contingent liability. Each Company Employee Plan has been administered in compliance with its terms and in accordance with all applicable Laws, other than instances of noncompliance that, individually and in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect on the Company. No proceeding has been threatened, asserted, instituted or, to the Knowledge of the Company, is anticipated against any of the Company Employee Plans, any trustee or fiduciaries thereof, or any of the assets of any trust of any of the Company Employee Plans that would reasonably be expected to have a Material Adverse Effect on the Company.

(b) All Company Pension Plans (other than a Company International Employee Plan) have been the subject of determination letters from the IRS to the effect that such Company Pension Plans are qualified and exempt from federal income taxes under Sections 401(a) and 501(a), respectively, of the Code, and no such determination letter has been revoked nor, to the Knowledge of the Company, has revocation been threatened, nor has any such Company Pension Plan been amended since the date of its most recent determination letter or application therefor in any respect that would adversely affect its qualification or materially increase its costs.

(c) No Company Pension Plan (other than a Company International Employee Plan), had, as of the respective last annual valuation date for each such Company Pension Plan, an “unfunded benefit liability” (as such term is defined in Section 4001(a)(18) of ERISA), based on actuarial assumptions that have been furnished to the Company. None of the Company Pension Plans (other than a Company International Employee Plan) has an “accumulated funding deficiency” (as such term is defined in Section 302 of ERISA or Section 412 of the Code), whether or not waived. None of the Company, any of its Subsidiaries, any officer of the Company or any of its Subsidiaries or any of the Company Employee Plans which are subject to ERISA, including the Company Pension Plans, any trusts created thereunder or any trustee or administrator thereof, has engaged in a “prohibited transaction” (as such term is defined in Section 406 of ERISA or Section 4975 of the Code) or any other breach of fiduciary responsibility that could subject the Company, any of its Subsidiaries or any officer or fiduciary of the Company or any of its Subsidiaries to the tax or penalty on prohibited transactions imposed by such Section 4975 or to any liability under Section 502(i) or 502(1) of ERISA. None of such Company Employee Plans (other than a Company International Employee Plan) and related trusts has been terminated, nor has there been any “reportable event” (as that term is defined in Section 4043 of ERISA) with respect to any Company Employee Plan during the last five years. Neither the Company nor any Company ERISA Affiliate has incurred a “complete withdrawal” or a “partial withdrawal” (as such terms are defined in Sections 4203 and 4205, respectively, of ERISA) since the effective date of such Sections 4203 and 4205 with respect to any Company Pension Plan that is a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA (other than a Company International Employee Plan). All premiums to the Pension Benefit Guaranty Corporation have been timely paid in full for all Company Pension Plans subject to Title IV of ERISA. The Pension Benefit Guaranty Corporation has not instituted proceedings to terminate any Company Pension Plan subject to Title IV of ERISA and, to the Knowledge of the Company, no condition exists that presents a risk that such proceedings will be instituted or which would constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, such plan.

(d) With respect to any Company Employee Plan that is an employee welfare benefit plan, (i) no such Company Employee Plan (other than a Company International Employee Plan) is unfunded or funded through a “welfare benefits fund” (as such term is defined in Section 419(e) of the Code); (ii) each such Company Employee Plan (other than a Company International Employee Plan) that is a “group health plan” (as such term is defined in Section 5000(b)(1) of the Code), complies in all material respects with the applicable requirements of Section 4980B(f) of the Code; (iii) each such Company Employee Plan (including any such plan covering retirees or other former employees) may be amended or terminated without material liability to the Company or any of its Subsidiaries on or at any time after the Effective Time; and (iv) no such Company Employee Plan (other than a Company International Employee Plan) provides post-retirement health and welfare benefits to any current or former employee of the Company or any of its Subsidiaries, except as required under Section 4980B of the Code, Part 6 of Title I of ERISA or any other applicable Law.

(e) Except as set forth in the Company Disclosure Schedule, (i) the consummation of the Merger alone, or in combination with any other event, will not give rise to any liability under any Company Employee Plan, including liability for severance pay, unemployment compensation, termination pay or withdrawal liability, or accelerate the time of payment or vesting or increase the amount of compensation or benefits due to any employee, officer, director, independent contractor, stockholder or other service provider of the Company or any of its Subsidiaries (whether current, former or retired) or their beneficiaries and (ii) any amount that could be received (whether in cash or property or the vesting of property) as a result of the consummation of the Merger or any other transaction contemplated hereby by any employee, officer, director or independent contractor of the Company or any of its Affiliates who is a “disqualified individual” (as such term is defined in proposed Treasury Regulation Section 1.280G-1) under any employment, severance or termination agreement, other compensation arrangement or Company Employee Plan currently in effect would not be characterized as an “excess parachute payment” (as defined in Section 280G(b)(1) of the Code).

(f) Each Company International Employee Plan has been established, maintained and administered in material compliance with its terms and conditions and with the requirements prescribed by any and all statutory or regulatory laws that are applicable to such Company International Employee Plan. Furthermore, no Company International Employee Plan has unfunded liabilities, that as of the Effective Time, will not be offset by insurance or fully accrued. Except as required by law, no condition exists that would prevent the Company from terminating or amending any Company International Employee Plan at any time for any reason without liability to the Company or its Company ERISA Affiliates (other than ordinary administration expenses or routine claims for benefits).

(g) The Company has provided or made available to Parent correct and complete copies of: (i) all documents embodying each Company Employee Plan, other than legally-mandated plans, programs and arrangements and each Company Employment Agreement including all amendments thereto and all related trust documents, administrative service agreements, group annuity contracts, group insurance contracts, and policies pertaining to fiduciary liability insurance covering the fiduciaries for each Plan; (ii) the most recent annual actuarial valuations, if any, prepared for each Company Employee Plan; (iii) the three (3) most recent annual reports (Form Series 5500 and all schedules and financial statements attached thereto), if any, required under ERISA or the Code in connection with each Company Employee Plan; (iv) if Company Employee Plan is funded, the most recent annual and periodic accounting of Company Employee Plan assets; (v) the most recent summary plan description together with the summary(ies) of material modifications thereto, if any, required under ERISA with respect to each Company Employee Plan; and (vi) all current IRS determination, opinion, notification and advisory letters, and all applications and correspondence to or from the IRS or the DOL with respect to any such outstanding application.

3.15 Labor and Employment Matters.  Neither the Company nor any of its Subsidiaries is a party to or bound by any collective bargaining agreement and there are no labor unions, works councils or other organizations representing, purporting to represent or attempting to represent any employee of the Company or any of its Subsidiaries. Except as set forth in the Company Disclosure Schedule, (i) no strike, slowdown, picketing, work stoppage, concerted refusal to work overtime or other similar labor activity has occurred or been threatened within the past two years or, to the Knowledge of the Company, is anticipated with respect to any employee of the Company or any of its Subsidiaries, (ii) there are no material labor disputes currently subject to any grievance procedure, arbitration or litigation and there is no material representation petition pending, threatened or, to the Knowledge of the Company, anticipated with respect to any employee of the Company or any of its Subsidiaries, (iii) to the Knowledge of the Company, neither the Company nor any of its Subsidiaries has engaged in any unfair labor practices within the meaning of the National Labor Relations Act, and (iv) the Company and each of its Subsidiaries are in compliance in all material respects with all applicable Laws relating to employment and employment practices, workers’ compensation, terms and conditions of employment, worker classification, worker safety, wages and hours, civil rights, discrimination, immigration, collective bargaining, and the Worker Adjustment and Retraining Notification Act, 29 U.S.C. §2109 et seq. or the regulations promulgated thereunder.

3.16 Litigation.  There is no suit, action or proceeding pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect on the Company, nor is there any material judgment, order or decree outstanding against the Company or any of its Subsidiaries that has had or would reasonably be expected to have a Material Adverse Effect on the Company.

3.17 Compliance with Applicable Laws.  To the Knowledge of the Company, the Company and its Subsidiaries are, and during the two (2) years prior to the date hereof have been, in compliance with all applicable Laws, except for instances of noncompliance that, individually and in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect on the Company.

3.18 Brokers.  No broker, investment banker, financial advisor or other Person, other than Citigroup Global Markets Inc., the fees and expenses of which will be paid by the Company, is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the Merger and the other transactions contemplated hereby based upon arrangements made by or on behalf of the Company.

3.19 Opinion of Financial Advisor.  The Board of Directors of the Company has received the opinion of Citigroup Global Markets Inc. substantially to the effect that, as of the date of such opinion and subject to the limitations and assumptions set forth therein, the Exchange Ratio is fair, from a financial point of view, to the holders of Company Shares (other than holders entering into voting agreements and their respective Affiliates). The Company shall, promptly following receipt of said opinion in written form, furnish an accurate and complete copy of said opinion to Parent for informational purposes only.

3.20 Vote Required.  The Section 350 Vote is the only vote of the shareholders of the Company necessary or required in order to approve this Agreement, or to approve or permit the consummation of the Merger and the other transactions contemplated by this Agreement.

3.21 Related Party Transactions.  Except as would not reasonably be expected to be, individually or in the aggregate, material to the Company, no Related Person of the Company (i) has any right or other interest in any property used in, or pertaining to, the Company’s business; (ii) owns (of record or as a beneficial owner) an equity interest or any other financial or profit interest in a Person that has or has had business dealings or a material financial interest in any transaction with the Company; (iii) is a director, officer, employee or partner of, or consultant to, or lender to or borrower from, any Person which is a competitor, supplier, customer, landlord, tenant, creditor or debtor of the Company or any of its Subsidiaries; (iv) has any interest, directly or indirectly, in any Contract to which the Company is a party or subject or by which it or any of its properties is bound or affected, except for expenses incurred in the ordinary course of business consistent with past practice, and, with regard to employees and officers, other than current compensation and benefits incurred in the ordinary course of business consistent with past practice; (v) owes any amount to the Company or any of its Subsidiaries nor does the Company or any of its Subsidiaries owe any amount to, or has the Company or any of its Subsidiaries committed to make any loan or extend or guarantee credit to or for the benefit of, any Related Person of the Company; and (vi) has any claim or cause of action against the Company or any of its Subsidiaries. The Company is not a guarantor or indemnitor of any material indebtedness of any Related Person of the Company.

3.22 Grants, Incentives and Subsidies.  Section 3.22 of the Company Disclosure Schedule provides a complete list, as of the date hereof, of all pending and outstanding grants, incentives, exemptions and subsidies (collectively, “Grants”) from the Government of the State of Israel or any agency thereof, or from any non-United States governmental or administrative agency, granted to Company, including (i) grant of Approved Enterprise Status from the Investment Center and grants from OCS. Section 3.22 of the Company Disclosure Schedule lists, as of the date hereof: (a) the aggregate amount of each Grant; (b) the aggregate outstanding obligations of the Company under each Grant with respect to royalties; (c) the outstanding amounts to be paid by OCS to the Company. The Company has made available to Parent, prior to the date hereof, correct copies of all documents evidencing Grants submitted by the Company and of all letters of approval, certificates of completion, and supplements and amendments thereto, granted to the Company, and all material correspondence related thereto. The Company is in compliance, in all material respects, with the terms and conditions of all Grants has duly fulfilled, in all material respects, all the undertakings required thereby. To the Knowledge of the Company, there are no events or other set of circumstances which would reasonably be expected to lead to the revocation or material modification of any of the Grants.

3.23 Encryption and Other Restricted Technology.  The Company’s business as currently conducted does not involve the use or development of, or engagement in, encryption technology, or other technology whose development, commercialization or export is restricted under Israeli law, and the Company’s business as currently conducted does not require the Company to obtain a license from the Israeli Ministry of Defense or an authorized body thereof pursuant to Section 2(a) of the Control of Products and Services Declaration (Engagement in Encryption), 1974, or other legislation regulating the development, commercialization or export of technology.

3.24 Insurance.  Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company, each insurance policy of the Company or any of its Subsidiaries is in full force and effect and was in full force and effect during the periods of time such insurance policy is purported to be in effect, and neither the Company nor any of the Company’s Subsidiaries is (with or without notice or lapse of time, or both) in breach or default (including any such breach or default with respect to the payment of premiums or the giving of notice) under any such policy.

3.25 Environmental Matters.  Except for matters that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect on the Company:

(a) the Company and its Subsidiaries are now, and have been during the five (5) years prior to the date hereof, in compliance with all Environmental Laws, which compliance includes obtaining and complying with any permits required by Environmental Law for the operations of the Company and its Subsidiaries, and neither the Company nor any of its Subsidiaries has received any written communication from a Person that alleges that the Company or any of its Subsidiaries is in violation of, or has liability or obligations under, any Environmental Law or any permit issued pursuant to Environmental Law;

(b) there are no Environmental Claims pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries;

(c) there have been no Releases of any Hazardous Material that would reasonably be expected to form the basis of any Environmental Claim against the Company or any of its Subsidiaries; and

(d) neither the Company nor any of its Subsidiaries has retained or assumed, either contractually or, to the Knowledge of the Company, by operation of Law, any liabilities or obligations of another Person that would reasonably be expected to form the basis of any Environmental Claim against the Company or any of its Subsidiaries.

3.26 No Additional Representations and Warranties.  The Company acknowledges that neither Parent nor Merger Sub makes any representation or warranty as to any matter whatsoever except as expressly set forth in this Agreement or in any certificate delivered by Parent or Merger Sub to the Company in accordance with the terms hereof, and specifically (but without limiting the generality of the foregoing) that neither Parent nor Merger Sub makes any representation or warranty with respect to (a) any projections, estimates or budgets delivered or made available to the Company (or any of their respective Affiliates, officers, directors, employees or Representatives) of future revenues, results of operations (or any component thereof), cash flows or financial condition (or any component thereof) of Parent or its Subsidiaries or (b) the future business and operations of Parent or its Subsidiaries.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Except as disclosed in (a) the reports, schedules, forms, statements and other documents filed or furnished by Parent with the SEC since December 31, 2009 (the “Parent SEC Documents”) filed on or prior to the date five days prior to the date hereof (excluding any risk factor disclosure and disclosure of risks included in any “forward-looking statements” disclaimer or similar statements included in such Parent SEC Documents that are predictive, forward-looking or primarily cautionary in nature); provided that this clause (a) shall not qualify Sections 4.1, 4.3, 4.4(a), 4.7, 4.18, 4.20 and 4.22, or (b) the Parent Disclosure Schedule, Parent and Merger Sub jointly and severally represent and warrant to the Company as follows:

4.1 Organization, Standing and Power.  Each of Parent and Merger Sub and each Significant Parent Subsidiary is duly organized, validly existing and, to the extent applicable, in good standing under the Laws of the jurisdiction in which it is organized and has full corporate power and authority to conduct its businesses as presently conducted. Parent and Merger Sub and each Significant Parent Subsidiary is duly qualified to do business in each jurisdiction where the nature of its business or its ownership or leasing of its properties make such qualification necessary and the failure to so qualify has had or would reasonably be expected to have a Material Adverse Effect on Parent. Parent has made available to the Company true and complete copies of the certificate of incorporation of Parent, as amended through the date of this Agreement (as so amended, the “Parent Certificate”), and the By-laws of Parent, as amended through the date of this Agreement (together with the Parent Certificate, the “Parent Charter Documents”) and the comparable charter and organizational documents of Merger Sub and each Significant Parent Subsidiary, in each case as amended through the date of this Agreement. Merger Sub is a wholly-owned direct Subsidiary of Parent.

4.2 Parent Subsidiaries.

(a) All the outstanding shares of capital stock of Merger Sub and each other Subsidiary of Parent have been validly issued and are fully paid and nonassessable and, except as set forth in the Parent Disclosure Schedule, are owned by Parent, by another Subsidiary of Parent or by Parent and another Subsidiary of Parent, free and clear of all Liens other than Permitted Liens.

(b) Except for its interests in Parent’s wholly-owned Subsidiaries and except for the ownership interests set forth in the Parent Disclosure Schedule, Parent does not own, directly or indirectly, any capital stock, membership interest, partnership interest, joint venture interest or other equity interest in any other Person.

(c) Since the date of its incorporation, Merger Sub has not carried on any business or conducted any operations other than the execution of this Agreement and the transactions contemplated hereby to which it is a party, the performance of its obligations hereunder and thereunder and matters ancillary thereto.

4.3 Authority; Execution and Delivery; Enforceability.

(a) Each of Parent and Merger Sub has all requisite corporate power and authority to execute and deliver this Agreement. The execution and delivery by Parent and Merger Sub of this Agreement and the consummation by Parent and Merger Sub of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Parent and Merger Sub, subject to the Parent Stockholder Approval and the filing with the Secretary of State of the State of Delaware of the Certificate Amendment in accordance with Section 242 of the DGCL. Each of Parent and Merger Sub has duly executed and delivered this Agreement, and this Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

(b) The Board of Directors of Parent, at a meeting duly called and held in compliance with the DGCL, has: (i) determined that this Agreement, the Merger and the other transactions contemplated by this Agreement are fair to, and in the best interests of, Parent and its stockholders and that, considering the financial position of the merging companies, no reasonable concern exists that the Surviving Corporation will be unable to fulfill the obligations of Merger Sub to its creditors existing as of immediately prior to the Effective Time; (ii) approved this Agreement, the Merger and the other transactions contemplated by this Agreement; and (iii) determined to recommend that the stockholders of Parent approve the amendment of the Certificate

Amendment and the issuance of shares of Parent Common Stock in connection with the Merger (the “Parent Recommendation”).

(c) The Board of Directors of Merger Sub has by unanimous written consent: (i) determined that this Agreement, the Merger and the other transactions contemplated by this Agreement are fair to, and in the best interests of, Merger Sub and its shareholder and that, considering the financial position of the merging companies, no reasonable concern exists that the Surviving Corporation will be unable to fulfill the obligations of Merger Sub to its creditors existing as of immediately prior to the Effective Time; (ii) approved this Agreement, the Merger and the other transactions contemplated by this Agreement; and (iii) determined to recommend that the shareholder of Merger Sub approve the Merger and the other transactions contemplated by this Agreement. Parent, as sole shareholder of Merger Sub, has approved this Agreement.

4.4 Capital Structure.

(a) The authorized share capital of Parent consists of 350,000,000 shares of Parent Common Stock and 25,000,000 shares of preferred stock, $0.01 par value (“Parent Preferred Stock”). At the close of business on June 23, 2011, (i) 53,885,888 shares of Parent Common Stock and no shares of Parent Preferred Stock were issued and outstanding, (ii) no shares of Parent Common Stock and Parent Preferred Stock were held by Parent in its treasury, and (iii) 7,551,337 shares of Parent Common Stock were reserved for issuance under Parent Employee Plans, of which 5,424,567 were subject to outstanding options or the grant of rights to purchase shares of Parent Common Stock, 819,616 were restricted Parent Common Stock and 1,307,154 shares of Parent Common Stock were available for future option or restricted share grants. Except as set forth above, at the close of business on June 23, 2011, no shares of capital stock or other voting securities of Parent were issued, reserved for issuance or outstanding. All outstanding shares of Parent Common Stock are, and all such shares that may be issued prior to the Effective Time will be when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the General Corporation Law of the State of Delaware (the “DGCL”), the Parent Charter Documents or any Contract to which Parent is a party or otherwise bound. There are no bonds, debentures, notes or other indebtedness of Parent having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which holders of shares of Parent Common Stock may vote (“Voting Parent Debt”). Except as set forth above, as of the date of this Agreement, there are no options, warrants, rights, convertible or exchangeable securities, “phantom” stock rights, stock appreciation rights, stock-based performance units, commitments, Contracts, arrangements or undertakings of any kind to which Parent or any of its Subsidiaries is a party or by which any of them is bound (i) obligating Parent or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity interests in, or any security convertible or exercisable for or exchangeable into any capital stock of or other equity interest in, Parent or of any of its Subsidiaries or any Voting Parent Debt or (ii) obligating Parent or any of its Subsidiaries to issue, grant, extend or enter into any such option, warrant, call, right, security, commitment, Contract, arrangement or undertaking. As of the date of this Agreement, there are no outstanding contractual obligations of Parent or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of Parent or any of its Subsidiaries.

(b) Except as set forth in Section 4.4(b) of the Parent Disclosure Schedule, since December 31, 2010, neither Parent nor any of its Subsidiaries has issued any Parent Stock Options or restricted shares of Parent Common Stock or granted any awards. Parent has made available to the Company accurate and complete copies of all equity plans pursuant to which Parent has granted any awards that are currently outstanding and the form of all equity award agreements. All shares of Parent Common Stock subject to issuance with respect to any award have been duly authorized and, upon issuance on the terms and conditions specified in the instrument pursuant to which they are issuable, will be validly issued, fully paid and nonassessable. All outstanding shares of Parent Common Stock, all outstanding Parent Stock Options, and all outstanding shares of capital stock of each Subsidiary of Parent have been issued and granted (i) in compliance with all applicable securities laws and other applicable Laws and (ii) in material compliance with all applicable requirements set forth in the Parent Employee Plans.

(c) The authorized capital stock of Merger Sub consists of 100 ordinary shares, par value NIS 0.01 per share, all of which have been validly issued, are fully paid and nonassessable and are owned by Parent free and clear of any Lien.

4.5 No Conflicts; Consents.

(a) The execution and delivery by each of Parent and Merger Sub of this Agreement does not, and the consummation of the Merger, the issuance of shares of Parent Common Stock in connection with the Merger and the other transactions contemplated hereby will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancelation or acceleration of any obligation or to loss of a material benefit under, or to increased, additional, accelerated or guaranteed rights or entitlements of any Person under, or result in the creation of any Lien upon any of the properties or assets of Parent or any of its Subsidiaries under, any provision of (i)(A) the Parent Charter Documents or (B) the comparable charter or organizational documents of any Subsidiary of Parent, (ii) any Contract to which Parent or any of its Subsidiaries is a party or by which any of their respective properties or assets is bound or (iii) subject to the filings and other matters referred to in Section 4.5(b), any material Law applicable to Parent or any of its Subsidiaries or their respective properties or assets other than, in the case of clauses (i)(B), (ii) or (iii) above, any such items that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect on Parent.

(b) Other than with respect to procedures under the Israeli Companies Law, the execution and delivery of this Agreement by Parent and Merger Sub does not and the consummation of the transactions contemplated hereby do not, and the performance of this Agreement and the transactions contemplated hereby by Parent and Merger Sub shall not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity or any third party, except (i) for applicable requirements, if any, of the Securities Act, the Exchange Act, Blue Sky Laws, Israeli Securities Law, the HSR Act, the requirements of any Governmental Entity under applicable competition, antitrust or non-United States investment Laws, the approval of the Investment Center, the approval of the OCS, the required approvals of this Agreement by Parent stockholders pursuant to the DGCL, the rules and regulations of Nasdaq, the filing of the Certificate Amendment with the Secretary of State of the State of Delaware in accordance with Section 242 of the DGCL and such other filings, notices, permits, authorizations, consents or approvals as may be required by reason of the status of Parent, Merger Sub or their Affiliates, and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Parent.

(c) The revenues of Parent and its Subsidiaries in Israel in each of the 2009 and 2010 fiscal years were less than NIS 10 million. To the Knowledge of Parent, the share of Parent and its Subsidiaries in the production, sales, marketing or acquisitions in Israel of any particular asset do not represent a market share of more than fifty percent (50%) in any market. To the Knowledge of Parent, the consolidated market share of Parent as a result of the consummation of the Merger will not exceed fifty (50%) in the production, sales, marketing or acquisitions in Israel of any particular asset in any market.

4.6 SEC Documents; Undisclosed Liabilities.

(a) Parent has filed all reports, schedules, forms, statements and other documents required to be filed by Parent with the SEC since December 31, 2009 pursuant to Sections 13(a) and 15(d) of the Exchange Act.

(b) As of its respective date, each Parent SEC Document filed with the SEC complied in all material respects with the requirements of the Exchange Act or the Securities Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Parent SEC Document, and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent that information contained in any Parent SEC Document filed with the SEC has been revised or superseded by a later filed Parent SEC Document, none of the Parent SEC Documents filed with the SEC contained any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of Parent included in the Parent SEC Documents filed with the SEC comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position of Parent and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods shown (subject, in the case of unaudited statements, to normal year-end audit adjustments).

(c) Except (i) as reflected or reserved against in the balance sheet (or the notes thereto) as of December 31, 2010 included in the Parent SEC Documents, (ii) as permitted or contemplated by this Agreement, (iii) for liabilities and obligations incurred since December 31, 2010 in the ordinary course of business and (iv) for liabilities or obligations which have been discharged or paid in full in the ordinary course of business, neither Parent nor any of its Subsidiaries has any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, that would be required by GAAP to be reflected on a consolidated balance sheet of Parent and its consolidated Subsidiaries (or in the notes thereto), other than those that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Parent.

(d) Parent maintains a system of “internal control over financial reporting” (as defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act) sufficient to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP and includes those policies and procedures that (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of Parent’s and its Subsidiaries’ assets; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, and that Parent’s and its Subsidiaries’ receipts and expenditures are being made only in accordance with authorizations of Parent’s management and directors; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of Parent’s and its Subsidiaries’ assets that could have a material effect on Parent’s financial statements.

(e) The “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act) utilized by Parent are reasonably designed to ensure that all information (both financial and non-financial) required to be disclosed by Parent in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC and that all such information required to be disclosed is accumulated and communicated to the management of Parent, as appropriate, to allow timely decisions regarding required disclosure and to enable the chief executive officer and chief financial officer of Parent to make the certifications required under the Exchange Act with respect to such reports.

4.7 Absence of Certain Changes or Events.  Since December 31, 2010 until the date of this Agreement, there has not been any event, change, effect or development that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect on Parent.

4.8 Material Contracts.

(a) Other than the Contracts, including amendments thereto, required to be filed as an exhibit to any report of Parent filed pursuant to the Exchange Act of the type described in Item 601(b)(10) of Regulation S-K promulgated by the SEC, each of which was filed in an unredacted form, the Parent Disclosure Schedule sets forth a true and correct list of:

(i) each Contract to which Parent or any of its Subsidiaries is a party to or bound that (A) expressly imposes any material restriction on the right or ability of Parent or any of its Subsidiaries to compete with any other Person, (B) contains any right of first refusal, right of first offer or similar term that materially restricts the right or ability of Parent or any of its Subsidiaries to acquire or dispose of the securities of another Person; or (C) expressly imposes any material restriction on the right or ability of Parent or any of its Subsidiaries to engage or compete in any line of business or in any geographic area or that contains exclusivity or non-solicitation provisions (excluding customary employee non-solicitation provisions with customers and partners); or

(ii) each Contract to which Parent or any of its Subsidiaries is a party to or bound that was entered into not in the ordinary course of business and would purport to bind, or purport to be applicable to the conduct of, the Company or its Subsidiaries in any materially adverse respect (whether before or after the Effective Time).

Contracts, including amendments thereto, required to be filed as an exhibit to any report of Parent filed pursuant to the Exchange Act of the type described in Item 601(b)(10) of Regulation S-K promulgated by the SEC, together with any Contracts of the type described in clauses (i) and (ii) above, are referred to herein as “Parent Material Contracts”.

(b) A true and correct copy of each Parent Material Contract has previously been made available to the Company and each such Contract is a valid and binding agreement of Parent or its Subsidiary party thereto and, to the Knowledge of Parent, any counterparty thereto, and is in full force and effect, and none of Parent or its Subsidiaries nor, to the Knowledge of Parent, any other party thereto is in default or breach in any respect under the terms of any such Parent Material Contract, except for such default or breach as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Parent.

4.9 Intellectual Property.

(a) To the Knowledge of Parent, Parent and its Subsidiaries exclusively own or possess all right, title and interest in and to, or have the rights to use pursuant to a valid, binding and enforceable license agreement, all Intellectual Property necessary to conduct the business of Parent and its Subsidiaries. The Parent Intellectual Property is, to the Knowledge of Parent, valid, subsisting and enforceable and none of such Parent Intellectual Property has been misused, withdrawn, canceled or abandoned except as would not adversely affect the operations of Parent as currently conducted. All application and maintenance fees for such Parent Intellectual Property for which Parent has applied for or received registration from any Governmental Entity have been paid in full and are current.

(b) To the Knowledge of Parent, the operation of the business of Parent and its Subsidiaries as currently conducted and as currently proposed to be conducted does not infringe, misappropriate, dilute or otherwise violate or conflict with the Intellectual Property of any other Person. Section 4.9(b) of the Parent Disclosure Schedule sets forth a list of all suits, actions, proceedings or litigation alleging any of the foregoing that are pending or that have been threatened in writing within two (2) years prior to the date hereof. Neither Parent nor any of its Subsidiaries has received any written notice of any claims or assertions, contesting the ownership, use, validity or enforceability of any Parent Intellectual Property. To the Knowledge of Parent, no Person has been engaged, is engaging or is proposed to engage in any activity or use of any Intellectual Property that infringes, misappropriates, dilutes or otherwise violates or conflicts with the Parent Intellectual Property.

(c) Parent and its Subsidiaries have implemented reasonable measures to maintain and protect the secrecy, confidentiality and value of any trade secrets and other confidential information related to the business of Parent and its Subsidiaries. Each current and former employee and independent contractor of, and consultant to, Parent or any of its Subsidiaries has entered into a valid and enforceable written agreement or Parent and its Subsidiaries otherwise has rights enforceable under applicable Law pursuant to which such employee, independent contractor or consultant agrees or is required to maintain the confidentiality of the confidential information of Parent or its Subsidiary and assigns to Parent or the applicable Subsidiary of Parent all rights, title and interest in Intellectual Property authored, developed or otherwise created by such employee, independent contractor or consultant in the course of their employment or other relationship with Parent or its applicable Subsidiary. To the Knowledge of Parent, no employee and no independent contractor or consultant or other third party to any such agreement is in breach thereof.

(d) Parent and its Subsidiaries have implemented commercially reasonable measures to protect and limit access to the source code for the Parent Software Products. Except as set forth on Section 4.9(d) of the Parent Disclosure Schedule or otherwise in the ordinary course of their respective businesses, neither Parent nor any of its Subsidiaries has disclosed, delivered, licensed or otherwise made available, and does not have a duty or obligation (whether present, contingent or otherwise) to disclose, deliver, license or otherwise make available, any source code for any Parent Software Products to any Person who was not, as of the date of disclosure or delivery, an employee or contractor of Parent or one of its Subsidiaries.

(e) Neither Parent nor any of its Subsidiaries has granted, nor agreed or committed to grant, nor given an option to obtain, ownership of or any exclusive license with respect to any Intellectual Property, including any Parent Software Products, to any other Person. Immediately following the Effective Time, Parent and its Subsidiaries shall continue to hold the same ownership rights or valid licenses (as applicable) to all of the Parent Intellectual Property, in each case, free from liens, encumbrances, security interests, orders and arbitration awards, and on the same terms and conditions as in effect with respect to Parent and its Subsidiaries prior to the Effective Time. Neither this Agreement nor the Merger will result in: (i) Parent’s or the Surviving Corporation’s granting to any third party any right to or with respect to any Intellectual Property owned by, or licensed to, either of them; (ii) either Parent’s or the Surviving Corporation’s being bound by, or subject to, any non-compete or other restriction on the operation or scope of their respective businesses; or (iii) either Parent’s or the Surviving Corporation’s being contractually obligated to pay any royalties or other amounts to any third party in excess of those payable by Parent or the Surviving Corporation, respectively, prior to the Effective Time.

(f) Parent and its Subsidiaries have implemented commercially reasonable measures to the extent within their control to protect the internal and external security and integrity of all computer and telecom servers, systems, sites, circuits, networks, interfaces, platforms and other computer and telecom assets and equipment used by Parent or its Subsidiaries (the “Parent Systems”), and the data stored or contained therein or transmitted thereby including procedures preventing unauthorized access and the introduction of viruses, worms, Trojan horses, “back doors” and other contaminants, bugs, errors, or problems that disrupt their operation or have an adverse impact on the operation of other software programs or operating systems, and the taking and storing on-site and off-site of back-up copies of critical data. There have been (i) to Parent’s Knowledge, no material unauthorized intrusions or breaches of the security of the Parent Systems, and (ii) no material failures or interruptions in the Parent Systems for the two (2) years prior to the date hereof. All Parent Systems are sufficient for the conduct of the business of Parent and its Subsidiaries as currently conducted.

(g) Except as would not reasonably be expected to have a Material Adverse Effect on the Parent, Parent and its Subsidiaries comply with and have at all times (i) complied with and (ii) conducted their business in accordance with all applicable data protection or privacy Laws governing the collection, use, storage, transfer and dissemination of personal information and any privacy policies, programs or other notices that concern the collection or use of personal information by Parent or its Subsidiaries. There have not been any material complaints or notices to, or audits, proceedings or investigations conducted or claims asserted against, Parent and its Subsidiaries by any Person regarding the collection, use, storage, transfer or dissemination of personal information by any Person in connection with the business of Parent or its Subsidiaries or compliance by Parent or any of its Subsidiaries with any applicable privacy Laws or privacy policies, programs or other notices. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, and any resulting disclosure to and use by Parent and Merger Sub and their Affiliates of, data, personally identifiable information and other information maintained by Parent will comply in all material respects with the Parent’s privacy policies and terms of use, any applicable Contracts to which it is party or by which it is bound, and with all applicable Laws relating to privacy and data security (including any such laws in the jurisdictions where the applicable information is collected).

(h) No government funding, facilities at a university, college, other educational institution or research center or funding from third parties was used in the development of any Parent Intellectual Property. To the Knowledge of Parent, no current or former employee, consultant or independent contractor of Parent or any of its Subsidiaries, who was involved in, or who contributed to, the creation or development of any Parent Intellectual Property, has performed services for the government, any university, college, or other educational institution or research center during a period of time during which such employee, consultant or independent contractor was also performing services for Parent or any of its Subsidiaries.

(i) Except as would not reasonably be expected to have a Material Adverse Effect on Parent, to the Knowledge of Parent, (i) there are no defects in any of the Parent Software Products that would prevent the same from performing substantially in accordance with its user specifications, and (ii) all Parent Software Products are free of all undocumented viruses, worms, Trojan horses, “back doors” and other contaminants and do not contain any bugs, errors, or problems that disrupt their operation or have an adverse impact on the operation of other software programs or operating systems.

(j) To the Knowledge of Parent, in no case does Parent’s or any of its Subsidiaries’ use, incorporation or distribution of Open Source Software give rise to any obligation to disclose or distribute any source code, to license any Parent Software Products or Intellectual Property for the purpose of making derivative works or to distribute any Parent Software Products or Intellectual Property without charge.

(k) During the preceding two (2) years, neither Parent nor any of its Subsidiaries has received any warranty or indemnity claims related to the Parent Software Products that are (i) claims under any “epidemic failure” or similar clause or (ii) other material claims outside the ordinary course of business. During the preceding two (2) years, neither Parent nor any of its Subsidiaries has resolved any warranty or indemnity claims related to the Parent Software Products for amounts in excess of $250,000 over Parent’s accounting reserves under GAAP, with respect to any specific customer.

(l) Parent and its Subsidiaries are not, nor will they be as a result of the execution and delivery of this Agreement or the performance of the obligations of Parent under this Agreement, in breach of any license, sublicense or other agreement relating to Intellectual Property, and the execution and delivery of this Agreement or the performance of the obligations under this Agreement by Parent will not result in the loss or impairment of, or give rise to any right of any third party to terminate, any of Parent’s or its Subsidiaries’ rights to any Intellectual Property, nor require the consent of any Governmental Entity or third party in respect of any Intellectual Property.

4.10 Certain Business Practices.  Neither Parent nor any of its Subsidiaries (nor any of their respective Representatives acting on its behalf) (a) has made or agreed to make any contribution, payment, gift or entertainment to, or accepted or received any contributions, payments, gifts or entertainment from, any government official, employee, political party or agent or any candidate for any federal, state, local or non-United States public office, where either the contribution, payment or gift or the purpose thereof was illegal under the Laws of any federal, state, local or non-United States jurisdiction; or (b) has engaged in or otherwise participated in, assisted or facilitated any transaction that is prohibited by any applicable embargo or related trade restriction imposed by the United States Office of Foreign Assets Control or any other United States federal Governmental Entity.

4.11 Takeover Laws.  No “fair price,” “moratorium,” “control share acquisition” or similar anti-takeover statute is applicable to this Agreement, the Merger or the other transactions contemplated hereby. The approvals of the Board of Directors of Parent referred to in Section 4.3(b) constitutes approval of the Merger and the other transactions contemplated hereby under the provisions of Section 203 of the DGCL such that Section 203 does not apply to this Agreement and the other transactions contemplated hereby and such that no shareholder of the Company immediately prior to the Effective Time will become an “interested stockholder” of Parent for purposes of Section 203 following the Effective Time as a result of the Merger or the other transactions contemplated hereby.

4.12 Taxes.

(a) Each of Parent and each of its Subsidiaries has timely filed, or has caused to be timely filed on its behalf, all Tax Returns required to be filed by it, and all such Tax Returns are true, complete and accurate, except to the extent any failure to file or any inaccuracies in any filed Tax Returns, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect on Parent. All Taxes shown to be due on such Tax Returns, or otherwise owed, have been timely paid, except to the extent that any failure to pay, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect on Parent. Each of Parent and each of its Subsidiaries has complied with all applicable Laws relating to Taxes including Laws relating to (i) the withholding and payment over to the appropriate Governmental Entity or other Tax authority of all Taxes required to be withheld by Parent or any of its Subsidiaries, (ii) information reporting with respect to, any payment made or received by Parent or any of its Subsidiaries and (iii) the keeping of books and records, except to the extent any failure to so comply, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect on Parent.

(b) The most recent financial statements contained in the Parent SEC Documents filed with the SEC reflect an adequate reserve for all Taxes payable by Parent and its Subsidiaries (excluding any reserve for deferred Taxes to reflect timing differences between book and Tax items) for all Taxable periods and portions thereof through the date of such financial statements. No deficiency with respect to any Taxes has been proposed, asserted or assessed against Parent or any of its Subsidiaries, and no requests for waivers of the time to assess any such Taxes are pending, except to the extent any such deficiency or request for waiver, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect on Parent. There is no audit, proceeding or investigation now pending against or with respect to Parent or any of its Subsidiaries in respect of any Tax or Tax asset and neither Parent nor any of its Subsidiaries has received any written notice of any proposed audit, proceeding or investigation with regard to any such Tax or Tax asset, except to the extent that any such pending or proposed audit, proceeding or investigation has not had and would not reasonably be expected to have a Material Adverse Effect on Parent.

(c) There are no material Liens for Taxes (other than for current Taxes not yet due and payable) on the assets of Parent or any of its Subsidiaries. Neither Parent nor any of its Subsidiaries is bound by any agreement with respect to Taxes.

(d) Parent has no reason to believe that any conditions exist that would reasonably be expected to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

(e) Neither Parent nor any of its Subsidiaries has entered into or has been a “material advisor” with respect to any transactions that are or would be part of any “reportable transaction” or that could give rise to any list maintenance obligation under Sections 6011, 6111, or 6112 of the Code (or any similar provision under any state or local Law) or the regulations thereunder.

4.13 Benefit Plans.  From the date of the most recent audited financial statements included in the Parent SEC Documents filed with the SEC prior to the date of this Agreement and other than as set forth on the Parent Disclosure Schedule, there has not been any adoption or amendment in any material respect by Parent or any of its Subsidiaries of any collective bargaining agreement or any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, change in control, retention, disability, death benefit, hospitalization, medical or other plan, arrangement or understanding (whether or not legally binding) providing benefits to any current or former employee, officer, director or independent contractor of Parent or any of its Subsidiaries (collectively, with the Parent Pension Plans, any Parent “employee welfare benefit plans” (as defined in Section 3(1) of ERISA), the Parent International Employee Plans and the Parent Employment Agreements, the “Parent Employee Plans”), excluding standard employment agreements or offer letters entered into in the ordinary course of business consistent with past practice with employees outside the United States in accordance with local Law and standard severance agreements with employees entered into in the ordinary course of business consistent with past practice. As of the date of this Agreement other than as set forth on the Parent Disclosure Schedule, there are no employment, consulting, severance (other than standard severance agreements with employees entered into in the ordinary course of business consistent with past practice) or termination agreements or arrangements (other than standard employment agreements or offer letters entered into in the ordinary course of business consistent with past practice with employees outside the United States in accordance with local Law) between Parent or any of its Subsidiaries and any current or former employee, executive officer or director of Parent or any of its Subsidiaries (collectively, the “Parent Employment Agreements”), nor does Parent or any of its Subsidiaries have any general severance plan or policy. For purposes of this Agreement, “Parent           International Employee Plan” shall mean each Parent

Employee Plan and each government-mandated plan or program that has been adopted or maintained by Parent or any Parent ERISA Affiliate, whether informally or formally, or with respect to which Parent or any Parent ERISA Affiliate will or may have any liability, for the benefit of Parent Employees who perform services outside the United States.

4.14 ERISA Compliance; Excess Parachute Payments; Other Benefits Matters.

(a) The Parent Disclosure Schedule contains a true and complete list of all “employee pension benefit plans” (as defined in Section 3(2) of ERISA) (“Parent Pension Plans”), “employee welfare benefit plans” (as defined in Section 3(1) of ERISA) and all other material Parent Employee Plans (other than standard employment agreements or offer letters entered into in the ordinary course of business consistent with past practice with employees outside the United States in accordance with local Law and standard severance agreements with employees entered into in the ordinary course of business consistent with past practice) maintained, or contributed to, by Parent or any of its Subsidiaries or any entity that would be treated as a “single employer” with Parent or any of its Subsidiaries within the meaning of Section 414(b), (c), (m) or (o) of the Code (“Parent ERISA Affiliate”) for the benefit of any current or former employees, consultants, officers or directors of Parent or any of its Subsidiaries or with respect to which Parent or any of its Subsidiaries could have any direct or contingent liability. Each Parent Employee Plan has been administered in compliance with its terms and in accordance with all applicable Laws, other than instances of noncompliance that, individually and in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect on Parent. No proceeding has been threatened, asserted, instituted or, to the Knowledge of Parent, is anticipated against any of the Parent Employee Plans, any trustee or fiduciaries thereof, or any of the assets of any trust of any of the Parent Employee Plans that would reasonably be expected to have a Material Adverse Effect on Parent.

(b) All Parent Pension Plans (other than a Parent International Employee Plan) have been the subject of determination letters from the IRS to the effect that such Parent Pension Plans are qualified and exempt from federal income taxes under Sections 401(a) and 501(a), respectively, of the Code, and no such determination letter has been revoked nor, to the Knowledge of Parent, has revocation been threatened, nor has any such Parent Pension Plan been amended since the date of its most recent determination letter or application therefor in any respect that would adversely affect its qualification or materially increase its costs.

(c) No Parent Pension Plan (other than a Parent International Employee Plan), had, as of the respective last annual valuation date for each such Parent Pension Plan, an “unfunded benefit liability” (as such term is defined in Section 4001(a)(18) of ERISA), based on actuarial assumptions that have been furnished to Parent. None of the Parent Pension Plans (other than a Parent International Employee Plan) has an “accumulated funding deficiency” (as such term is defined in Section 302 of ERISA or Section 412 of the Code), whether or not waived. None of Parent, any of its Subsidiaries, any officer of Parent or any of its Subsidiaries or any of the Parent Employee Plans which are subject to ERISA, including the Parent Pension Plans, any trusts created thereunder or any trustee or administrator thereof, has engaged in a “prohibited transaction” (as such term is defined in Section 406 of ERISA or Section 4975 of the Code) or any other breach of fiduciary responsibility that could subject Parent, any of its Subsidiaries or any officer or fiduciary of Parent or any of its Subsidiaries to the tax or penalty on prohibited transactions imposed by such Section 4975 or to any liability under Section 502(i) or 502(1) of ERISA. None of such Parent Employee Plans (other than a Parent International Employee Plan) and related trusts has been terminated, nor has there been any “reportable event” (as that term is defined in Section 4043 of ERISA) with respect to any Parent Employee Plan during the last five years. Neither Parent nor any Parent ERISA Affiliate has incurred a “complete withdrawal” or a “partial withdrawal” (as such terms are defined in Sections 4203 and 4205, respectively, of ERISA) since the effective date of such Sections 4203 and 4205 with respect to any Parent Pension Plan that is a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA (other than a Parent International Employee Plan). All premiums to the Pension Benefit Guaranty Corporation have been timely paid in full for all Parent Pension Plans subject to Title IV of ERISA. The Pension Benefit Guaranty Corporation has not instituted proceedings to terminate any Parent Pension Plan subject to Title IV of ERISA and, to the Knowledge of Parent, no condition exists that presents a risk that such proceedings will be instituted or which would constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, such plan.

(d) With respect to any Parent Employee Plan that is an employee welfare benefit plan, (i) no such Parent Employee Plan (other than a Parent International Employee Plan) is unfunded or funded through a “welfare benefits fund” (as such term is defined in Section 419(e) of the Code); (ii) each such Parent Employee Plan (other than a Parent International Employee Plan) that is a “group health plan” (as such term is defined in Section 5000(b)(1) of the Code), complies in all material respects with the applicable requirements of Section 4980B(f) of the Code; (iii) each such Parent Employee Plan (including any such plan covering retirees or other former employees) may be amended or terminated without material liability to Parent or any of its Subsidiaries on or at any time after the Effective Time; and (iv) no such Parent Employee Plan (other than a Parent International Employee Plan) provides post-retirement health and welfare benefits to any current or former employee of Parent or any of its Subsidiaries, except as required under Section 4980B of the Code, Part 6 of Title I of ERISA or any other applicable Law.

(e) Except as set forth in the Parent Disclosure Schedule, (i) the consummation of the Merger alone, or in combination with any other event, will not give rise to any liability under any Parent Employee Plan, including liability for severance pay, unemployment compensation, termination pay or withdrawal liability, or accelerate the time of payment or vesting or increase the amount of compensation or benefits due to any employee, officer, director, independent contractor, stockholder or other service provider of Parent or any of its Subsidiaries (whether current, former or retired) or their beneficiaries and (ii) any amount that could be received (whether in cash or property or the vesting of property) as a result of the consummation of the Merger or any other transaction contemplated hereby by any employee, officer, director or independent contractor of Parent or any of its Affiliates who is a “disqualified individual” (as such term is defined in proposed Treasury Regulation Section 1.280G-1) under any employment, severance or termination agreement, other compensation arrangement or Parent Employee Plan currently in effect would not be characterized as an “excess parachute payment” (as defined in Section 280G(b)(1) of the Code).

(f) Each Parent International Employee Plan has been established, maintained and administered in material compliance with its terms and conditions and with the requirements prescribed by any and all statutory or regulatory laws that are applicable to such Parent International Employee Plan. Furthermore, no Parent International Employee Plan has unfunded liabilities, that as of the Effective Time, will not be offset by insurance or fully accrued. Except as required by law, no condition exists that would prevent Parent from terminating or amending any Parent International Employee Plan at any time for any reason without liability to Parent or its Parent ERISA Affiliates (other than ordinary administration expenses or routine claims for benefits).

(g) Parent has provided or made available to Company correct and complete copies of: (i) all documents embodying each Parent Employee Plan, other than legally-mandated plans, programs and arrangements and each Parent Employment Agreement including all amendments thereto and all related trust documents, administrative service agreements, group annuity contracts, group insurance contracts, and policies pertaining to fiduciary liability insurance covering the fiduciaries for each Plan; (ii) the most recent annual actuarial valuations, if any, prepared for each Parent Employee Plan; (iii) the three (3) most recent annual reports (Form Series 5500 and all schedules and financial statements attached thereto), if any, required under ERISA or the Code in connection with each Parent Employee Plan; (iv) if Parent Employee Plan is funded, the most recent annual and periodic accounting of Parent Employee Plan assets; (v) the most recent summary plan description together with the summary(ies) of material modifications thereto, if any, required under ERISA with respect to each Parent Employee Plan; and (vi) all current IRS determination, opinion, notification and advisory letters, and all applications and correspondence to or from the IRS or the DOL with respect to any such outstanding application.

4.15 Labor and Employment Matters.  Neither Parent nor any of its Subsidiaries is a party to or bound by any collective bargaining agreement and there are no labor unions, works councils or other organizations representing, purporting to represent or attempting to represent any employee of Parent or any of its Subsidiaries. Except as set forth in the Parent Disclosure Schedule, (i) no strike, slowdown, picketing, work stoppage, concerted refusal to work overtime or other similar labor activity has occurred or been threatened within the past two years or, to the Knowledge of Parent, is anticipated with respect to any employee of Parent or any of its Subsidiaries, (ii) there are no material labor disputes currently subject to any grievance procedure, arbitration or litigation and there is no material representation petition pending, threatened or, to the Knowledge of Parent, anticipated with respect to any employee of Parent or any of its Subsidiaries, (iii) to the Knowledge of Parent, neither Parent nor any of its Subsidiaries has engaged in any unfair labor practices within the meaning of the National Labor Relations Act, and (iv) Parent and each of its Subsidiaries are in compliance in all material respects with all applicable Laws relating to employment and employment practices, workers’ compensation, terms and conditions of employment, worker classification, worker safety, wages and hours, civil rights, discrimination, immigration, collective bargaining, and the Worker Adjustment and Retraining Notification Act, 29 U.S.C. §2109 et seq. or the regulations promulgated thereunder.

4.16 Litigation.  There is no suit, action or proceeding pending or, to the Knowledge of Parent, threatened against Parent or any of its Subsidiaries that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect on Parent, nor is there any material judgment, order or decree outstanding against Parent or any of its Subsidiaries that has had or would reasonably be expected to have a Material Adverse Effect on Parent.

4.17 Compliance with Applicable Laws.  To the Knowledge of Parent, Parent and its Subsidiaries are, and during the two (2) years prior to the date hereof have been, in compliance with all applicable Laws, except for instances of noncompliance that, individually and in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect on Parent.

4.18 Brokers.  No broker, investment banker, financial advisor or other Person, other than Raymond James & Associates, Inc., the fees and expenses of which will be paid by Parent, is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the Merger and the other transactions contemplated hereby based upon arrangements made by or on behalf of Parent or Merger Sub.

4.19 Opinion of Financial Advisor.  The Board of Directors of Parent has received the opinion of Raymond James & Associates, Inc. substantially to the effect that, as of the date of such opinion and subject to the limitations and assumptions set forth therein, the Exchange Ratio is fair, from a financial point of view, to Parent. Parent shall, promptly following receipt of said opinion in written form, furnish an accurate and complete copy of said opinion to the Company for informational purposes only.

4.20 Vote Required.  The required vote for the approval of the Share Issuance is the affirmative vote of a majority of the voting power of the shares of Parent Common Stock present and voting at the Parent Stockholders Meeting in person or by proxy, and the vote required for the approval of the Certificate Amendment is the affirmative vote of the majority of the voting power of the shares of Parent Common Stock entitled to vote thereon (the “Parent Stockholder Approval”).

4.21 Company Share Ownership.  As of the date of this Agreement, neither Parent nor any person or entity referred to in Section 320(c) of the Israeli Companies Law with respect to Parent owns any Company Shares.

4.22 Issuance of Parent Common Stock.  When issued in accordance with the terms of this Agreement, the shares of Parent Common Stock to be issued pursuant to the Merger to the holders of Company Shares hereunder will be duly authorized, validly issued, fully paid and nonassessable and not subject to statutory preemptive rights.

4.23 Related Party Transactions.  Except as would not reasonably be expected to be, individually or in the aggregate, material to Parent, no Related Person of Parent (i) has any right or other interest in any property used in, or pertaining to, Parent’s business; (ii) owns (of record or as a beneficial owner) an equity interest or any other financial or profit interest in a Person that has or has had business dealings or a material financial interest in any transaction with Parent; (iii) is a director, officer, employee or partner of, or consultant to, or lender to or borrower from, any Person which is a competitor, supplier, customer, landlord, tenant, creditor or debtor of Parent or any of its Subsidiaries; (iv) has any interest, directly or indirectly, in any Contract to which Parent is a party or subject or by which it or any of its properties is bound or affected, except for expenses incurred in the ordinary course of business consistent with past practice, and, with regard to employees and officers, other than current compensation and benefits incurred in the ordinary course of business consistent with past practice; (v) owes any amount to Parent or any of its Subsidiaries nor does

Parent or any of its Subsidiaries owe any amount to, or has Parent or any of its Subsidiaries committed to make any loan or extend or guarantee credit to or for the benefit of, any Related Person of Parent; and (vi) has any claim or cause of action against Parent or any of its Subsidiaries. Parent is not a guarantor or indemnitor of any material indebtedness of any Related Person of Parent.

4.24 Insurance.  Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent, each insurance policy of Parent or any of its Subsidiaries is in full force and effect and was in full force and effect during the periods of time such insurance policy is purported to be in effect, and neither Parent nor any of Parent’s Subsidiaries is (with or without notice or lapse of time, or both) in breach or default (including any such breach or default with respect to the payment of premiums or the giving of notice) under any such policy.

4.25 Environmental Matters.  Except for matters that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect on Parent:

(a) Parent and its Subsidiaries are now, and have been during the five (5) years prior to the date hereof, in compliance with all Environmental Laws, which compliance includes obtaining and complying with any permits required by Environmental Law for the operations of Parent and its Subsidiaries, and neither Parent nor any of its Subsidiaries has received any written communication from a Person that alleges that Parent or any of its Subsidiaries is in violation of, or has liability or obligations under, any Environmental Law or any permit issued pursuant to Environmental Law;

(b) there are no Environmental Claims pending or, to the Knowledge of Parent, threatened against Parent or any of its Subsidiaries;

(c) there have been no Releases of any Hazardous Material that would reasonably be expected to form the basis of any Environmental Claim against Parent or any of its Subsidiaries; and

(d) neither Parent nor any of its Subsidiaries has retained or assumed, either contractually or, to the Knowledge of Parent, by operation of Law, any liabilities or obligations of another Person that would reasonably be expected to form the basis of any Environmental Claim against Parent or any of its Subsidiaries.

4.26 No Additional Representations and Warranties.  Parent and Merger Sub acknowledge that the Company makes no representation or warranty as to any matter whatsoever except as expressly set forth in this Agreement or in any certificate delivered by the Company to Parent or Merger Sub in accordance with the terms hereof, and specifically (but without limiting the generality of the foregoing) that the Company makes no representation or warranty with respect to (a) any projections, estimates or budgets delivered or made available to Parent or Merger Sub (or any of their respective Affiliates, officers, directors, employees or Representatives) of future revenues, results of operations (or any component thereof), cash flows or financial condition (or any component thereof) of the Company or its Subsidiaries or (b) the future business and operations of the Company or its Subsidiaries.

ARTICLE V

COVENANTS RELATING TO CONDUCT OF BUSINESS

5.1 Conduct of Business by the Company.  Except for matters set forth in Section 5.1 of the Company Disclosure Schedule or otherwise contemplated by this Agreement or as required by applicable Law, from the date of this Agreement to the Effective Time, the Company shall, and shall cause each of its Subsidiaries to, conduct its business in the ordinary course consistent with past practice and, to the extent consistent therewith, use commercially reasonable efforts to preserve intact its current business organization and Approved Enterprise and Benefitted Enterprise status, keep available the services of its current officers and employees and maintain its relationships with customers, suppliers, licensors, licensees, distributors and others having business dealings with them. In addition, and without limiting the generality of the foregoing, except for matters set forth in Section 5.1 of the Company Disclosure Schedule or otherwise contemplated by this Agreement or as required by applicable Law, from the date of this Agreement to the Effective Time, the

Company shall not, and shall not permit any of its Subsidiaries to, do any of the following without the prior written consent of Parent, which consent shall not be unreasonably withheld, delayed or conditioned:

(a) (i) declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock, other than (A) dividends and distributions by a direct or indirect wholly-owned Subsidiary of the Company to its parent company, and (B) the previously-announced quarterly cash dividend of $0.10 per share payable with respect to the Company Shares to the holders of record on June 22, 2011, (ii) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or (iii) purchase, redeem or otherwise acquire any shares of capital stock of the Company or any of its Subsidiaries or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;

(b) issue, deliver, sell or grant (i) any shares of its capital stock or other voting securities, (ii) any securities convertible into or exchangeable for, or any options, warrants or rights to acquire, any such shares, voting securities or convertible or exchangeable securities or (iii) any “phantom” stock, “phantom” stock rights, stock appreciation rights or stock-based performance units, other than the issuance of Company Shares upon the exercise of Company Stock Options by any employee, officer or director of the Company outstanding on the date of this Agreement and in accordance with their present terms;

(c) amend the Company Charter Documents or other comparable charter or organizational documents of any Subsidiary of the Company;

(d) in any single transaction or series of related transactions having a purchase price (including any assumed debt) in excess of $2 million in the aggregate, acquire or agree to acquire (i) any Person or business, whether by merging or consolidating with, or by purchasing a substantial equity interest in or portion of the assets of such Person or business, or otherwise or (ii) any assets that are material, individually or in the aggregate, to the Company and its Subsidiaries, taken as a whole;

(e) (i) subject to Section 5.1(b), grant or announce any incentive awards or any increase in compensation, severance or termination pay to any employee, officer, director or other service provider of the Company or any of its Subsidiaries, except in the ordinary course of business consistent with past practice or to the extent required under existing Company Employee Plans or existing Company Employment Agreements or by applicable Law, (ii) hire any new employees or officers, except in the ordinary course of business consistent with past practice with respect to employees or officers with an annual base salary and incentive compensation opportunity not to exceed $200,000 per employee or officer, (iii) establish, adopt, enter into, amend, modify or terminate in any material respect any collective bargaining agreement or Company Employee Plan, or (iv) take any action to accelerate any rights or benefits, pay or agree to pay any pension, retirement allowance, termination or severance pay, bonus or other employee benefit, or make any material determinations not in the ordinary course of business consistent with prior practice, under any collective bargaining agreement or Company Employee Plan;

(f) make any change in accounting methods, principles or practices materially affecting the reported consolidated assets, liabilities or results of operations of the Company, except insofar as may have been required by a change in GAAP;

(g) sell, lease (as lessor), license or otherwise dispose of or subject to any Lien (other than any Permitted Lien) any properties or assets that are material, individually or in the aggregate, to the Company and its Subsidiaries, taken as a whole, except licenses of or other grants of rights to use Intellectual Property in the ordinary course of business consistent with past practice and sales of inventory and excess or obsolete assets in the ordinary course of business consistent with past practice;

(h) incur any indebtedness for borrowed money or guarantee any such indebtedness of another Person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of the Company or any of its Subsidiaries, guarantee any debt securities of another Person, enter into any “keep well” or other agreement to maintain any financial statement condition of another Person or enter into any arrangement having the economic effect of any of the foregoing, except for short-term borrowings incurred in the ordinary course of business consistent with past practice;

(i) make or agree to make any new capital expenditure or expenditures (other than in the ordinary course of business or capital expenditures that are contemplated by the Company’s annual budget for 2011 and capital expenditure plan for 2012 which have been made available to Parent) that are in excess of $2.5 million in the aggregate;

(j) with respect to any Company Intellectual Property, except in the ordinary course of business consistent with past practice, and except for agreements between or among the Company and its Subsidiaries, (A) encumber, impair, abandon, fail to maintain, transfer, license to any Person (including through an agreement with a reseller, distributor, franchisee or other similar channel partner), or otherwise dispose of any right, title or interest of the Company or any of its Subsidiaries in any Company Intellectual Property or Company Software Products or (B) divulge, furnish to or make accessible any material confidential or other non-public information in which the Company or any of its Subsidiaries has trade secret or equivalent rights within the Company Intellectual Property to any Person who is not subject to an enforceable written agreement to maintain the confidentiality of such confidential or other non-public information;

(k) make or change any material Tax election or settle or compromise any Tax liability or claim in excess of $1 million in the aggregate;

(l) waive, release, assign, settle or compromise any claim, action or proceeding, other than waivers, releases, assignments, settlements or compromises that (i) involve the payment of monetary damages equal to or lesser than the amounts specifically reserved with respect thereto on the balance sheet as of December 31, 2010 included in the Company SEC Documents or that do not exceed $1 million individually or in the aggregate, (ii) if involving any non-monetary outcome, will not have a material effect on the continuing operations of the Company and (iii) are with respect to ordinary course customer disputes;

(m) enter into any new line of business outside of the Company’s existing business;

(n) take any action, or knowingly fail to take any action, which action or failure to act would prevent or impede, or would be reasonably likely to prevent or impede, the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code; or

(o) authorize any of, or commit or agree to take any of, the foregoing actions. For purposes of this Section 5.1, if any action, transaction or omission is permitted by the terms of a subsection hereof that specifically relates to the subject matter of the subsection, such action, transaction or omission shall be deemed permitted under all other subsections of this Section 5.1 even if such action, transaction or omission has ancillary effects on other subject matters contemplated by other subsections of this Section 5.1. Nothing contained in this Agreement is intended to give Parent, directly or indirectly, the right to control or direct the operations of the Company or any of its Subsidiaries prior to the Effective Time. Prior to the Effective Time, the Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its and its Subsidiaries’ respective operations.

5.2 Conduct of Business by Parent.  Except for matters set forth in Section 5.2 of the Parent Disclosure Schedule or otherwise contemplated by this Agreement or as required by applicable Law, from the date of this Agreement to the Effective Time, Parent shall, and shall cause each of its Subsidiaries to, conduct its business in the ordinary course consistent with past practice and, to the extent consistent therewith, use commercially reasonable efforts to preserve intact its current business organization, keep available the services of its current officers and employees and maintain its relationships with customers, suppliers, licensors, licensees, distributors and others having business dealings with them. In addition, and without limiting the generality of the foregoing, except for matters set forth in Section 5.2 of the Parent Disclosure Schedule or otherwise contemplated by this Agreement or as required by applicable Law, from the date of this Agreement to the Effective Time, Parent shall not, and shall not permit any of its Subsidiaries to, do any of the following without the prior written consent of Company, which consent shall not be unreasonably withheld, delayed or conditioned:

(a) (i) declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock, other than dividends and distributions by a direct or indirect wholly-owned Subsidiary of Parent to its parent company, (ii) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or (iii) purchase, redeem or otherwise acquire any shares of capital stock of Parent or any of its Subsidiaries or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;

(b) issue, deliver, sell or grant (i) any shares of its capital stock or other voting securities, (ii) any securities convertible into or exchangeable for, or any options, warrants or rights to acquire, any such shares, voting securities or convertible or exchangeable securities or (iii) any “phantom” stock, “phantom” stock rights, stock appreciation rights or stock-based performance units, other than the issuance of shares of Parent Common Stock upon the exercise of Parent Stock Options by any employee, officer or director of Parent outstanding on the date of this Agreement and in accordance with their present terms;

(c) amend the Parent Charter Documents or other comparable charter or organizational documents of any Subsidiary of Parent, except for the Certificate Amendment and the Parent By-Law Amendments;

(d) in any single transaction or series of related transactions having a purchase price (including any assumed debt) in excess of $2 million in the aggregate, acquire or agree to acquire (i) any Person or business, whether by merging or consolidating with, or by purchasing a substantial equity interest in or portion of the assets of such Person or business, or otherwise or (ii) any assets that are material, individually or in the aggregate, to Parent and its Subsidiaries, taken as a whole;

(e) (i) subject to Section 5.2(b), grant or announce any incentive awards or any increase in compensation, severance or termination pay to any employee, officer, director or other service provider of Parent or any of its Subsidiaries, except in the ordinary course of business consistent with past practice or to the extent required under existing Parent Employee Plans or existing Parent Employment Agreements or by applicable Law, (ii) hire any new employees or officers, except in the ordinary course of business consistent with past practice with respect to employees or officers with an annual base salary and incentive compensation opportunity not to exceed $200,000 per employee or officer, (iii) establish, adopt, enter into, amend, modify or terminate in any material respect any collective bargaining agreement or Parent Employee Plan, or (iv) take any action to accelerate any rights or benefits, pay or agree to pay any pension, retirement allowance, termination or severance pay, bonus or other employee benefit, or make any material determinations not in the ordinary course of business consistent with prior practice, under any collective bargaining agreement or Parent Employee Plan;

(f) make any change in accounting methods, principles or practices materially affecting the reported consolidated assets, liabilities or results of operations of Parent, except insofar as may have been required by a change in GAAP;

(g) sell, lease (as lessor), license or otherwise dispose of or subject to any Lien (other than any Permitted Lien) any properties or assets that are material, individually or in the aggregate, to Parent and its Subsidiaries, taken as a whole, except licenses of or other grants of rights to use Intellectual Property in the ordinary course of business consistent with past practice and sales of inventory and excess or obsolete assets in the ordinary course of business consistent with past practice;

(h) incur any indebtedness for borrowed money or guarantee any such indebtedness of another Person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of Parent or any of its Subsidiaries, guarantee any debt securities of another Person, enter into any “keep well” or other agreement to maintain any financial statement condition of another Person or enter into any arrangement having the economic effect of any of the foregoing, except for short-term borrowings incurred in the ordinary course of business consistent with past practice;

(i) make or agree to make any new capital expenditure or expenditures (other than in the ordinary course of business or capital expenditures that are contemplated by Parent’s annual budget for 2011 and capital expenditure plan for 2012 which have been made available to the Company) that are in excess of $2.5 million in the aggregate;

(j) with respect to any Parent Intellectual Property, except in the ordinary course of business consistent with past practice, and except for agreements between or among Parent and its Subsidiaries, (A) encumber, impair, abandon, fail to maintain, transfer, license to any Person (including through an agreement with a reseller, distributor, franchisee or other similar channel partner), or otherwise dispose of any right, title or interest of Parent or any of its Subsidiaries in any Parent Intellectual Property or Parent Software Products or (B) divulge, furnish to or make accessible any material confidential or other non-public information in which Parent or any of its Subsidiaries has trade secret or equivalent rights within the Parent Intellectual Property to any Person who is not subject to an enforceable written agreement to maintain the confidentiality of such confidential or other non-public information;

(k) make or change any material Tax election or settle or compromise any Tax liability or claim in excess of $1 million in the aggregate;

(l) waive, release, assign, settle or compromise any claim, action or proceeding, other than waivers, releases, assignments, settlements or compromises that (i) involve the payment of monetary damages equal to or lesser than the amounts specifically reserved with respect thereto on the balance sheet as of December 31, 2010 included in the Parent SEC Documents or that do not exceed $1 million individually or in the aggregate, (ii) if involving any non-monetary outcome, will not have a material effect on the continuing operations of Parent and (iii) are with respect to ordinary course customer disputes;

(m) enter into any new line of business outside of Parent’s existing business;

(n) take any action, or knowingly fail to take any action, which action or failure to act would prevent or impede, or would be reasonably likely to prevent or impede, the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code; or

(o) authorize any of, or commit or agree to take any of, the foregoing actions.

For purposes of this Section 5.2, if any action, transaction or omission is permitted by the terms of a subsection hereof that specifically relates to the subject matter of the subsection, such action, transaction or omission shall be deemed permitted under all other subsections of this Section 5.2 even if such action, transaction or omission has ancillary effects on other subject matters contemplated by other subsections of this Section 5.2. Nothing contained in this Agreement is intended to give the Company, directly or indirectly, the right to control or direct the operations of Parent or any of its Subsidiaries prior to the Effective Time. Prior to the Effective Time, Parent shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its and its Subsidiaries’ respective operations.

ARTICLE VI

ADDITIONAL AGREEMENTS

6.1 Proxy Statement; Parent Stockholders Meeting; Other Filings.

(a) As promptly as practicable after the execution and delivery of this Agreement, Parent shall prepare and file with the SEC in preliminary form a proxy statement relating to the Parent Stockholders Meeting and form of proxy in connection with the vote of the stockholders of Parent with respect to the Certificate Amendment and the Share Issuance (such proxy statement, together with any amendments thereof or supplements thereto, is referred to herein as the “Proxy Statement”). The Company shall promptly provide to Parent all such information concerning its business and financial statements and affairs as reasonably may be required or appropriate for inclusion in the Proxy Statement, or in any amendments or supplements thereto, and the Company shall cause its counsel and auditors to cooperate with counsel and auditors of Parent in the preparation of the Proxy Statement. Parent shall cause the Proxy Statement, at the time of the mailing of the

Proxy Statement or any amendments or supplements thereto, and at the time of the Parent Stockholders Meeting, to not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that no representation or warranty is made by Parent with respect to information supplied by the Company for inclusion or incorporation by reference in the Proxy Statement. Parent shall notify the Company promptly upon the receipt of any comments or written communication from the SEC or its staff or any other government officials with respect to, and of any request by the SEC or its staff or any other government officials for amendments or supplements to, the Proxy Statement or any Other Filing, or for additional information with respect thereto, and shall supply the Company with copies of all correspondence between Parent or any of its Representatives, on the one hand, and the SEC or its staff or any other government officials, on the other hand, with respect to the Proxy Statement or any Other Filing. Parent shall allow the Company and its Representatives to participate in any meetings, telephone calls or similar communications between Representatives of Parent and the SEC or its staff or any other government officials with respect to the Proxy Statement or any Other Filing. Parent shall respond to, and use its reasonable best efforts to address, any comments of the SEC with respect to the Proxy Statement as promptly as practicable after receipt thereof and cause the SEC to confirm that it has no further comments on the Proxy Statement as soon as reasonably practicable.

(b) Parent will, as promptly as practicable following the date hereof, duly call, give notice of, and, in accordance with the requirements of applicable Law, convene and hold a meeting of its stockholders (the “Parent Stockholders Meeting”) for the purpose of approving the Certificate Amendment and the Share Issuance. Subject to Section 6.7(e), the Board of Directors of Parent shall cause the Proxy Statement to include the Parent Recommendation. Parent shall use reasonable best efforts to solicit from its stockholders proxies in favor of the approval of the Certificate Amendment and the Share Issuance. Parent may adjourn or postpone the Parent Stockholders Meeting: (i) if and to the extent necessary to provide any necessary supplement or amendment to the Proxy Statement to Parent’s stockholders in advance of a vote on the Certificate Amendment and the Share Issuance; or (ii) if, as of the time for which the Parent Stockholders Meeting is originally scheduled, there are insufficient shares of Parent Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Parent Stockholders Meeting.

(c) The Parent and the Company intend that the Parent Common Stock to be issued in connection with the Merger will be securities exempt from registration under the Securities Act by reason of Section 3(a)(10) thereof in reliance on the Court Approval. The parties acknowledge that the effect of such exemption is that (i) shares of Parent Common Stock issued pursuant to this Agreement to Persons who are not “affiliates” of Parent or the Company for purposes of Rule 145 under the Securities Act are not subject to restrictions on resale arising under U.S. Securities laws and (ii) shares of Parent Common Stock issued pursuant to this Agreement to Persons who are “affiliates” of Parent or the Company for purposes of Rule 145 under the Securities Act may be resold in reliance upon Rule 144 or Rule 145 under the Securities Act. In connection with the foregoing, as promptly as practicable after the date of this Agreement (and, in any event, prior to the first date on which the Information Statement is mailed or otherwise delivered to shareholders of the Company), Parent shall (x) use reasonable best efforts to cause to be provided to the Company a written opinion of its outside legal counsel in Israel in a form reasonably acceptable to the Company that meets the requirements of Section 4.B.4 of the SEC Division of Corporation Finance Revised Staff Legal Bulletin No. 3, dated October 20, 1999, with respect to the issuance of Parent Common Stock in connection with the Merger, and (y) apply for and use reasonable best efforts to obtain from the staff of the SEC a “no-action letter” to the effect that the staff of the SEC will not recommend enforcement action in connection with Parent’s reliance on the exemption from registration under Section 3(a)(10) of the Securities Act for the issuance of Parent Common Stock in connection with the Merger, if either the Company or Parent determines that such “no-action letter” is reasonably necessary.

(d) As promptly as practicable after the date of this Agreement, each of the Company and Parent shall prepare and file any other filings required to be filed by it under the Exchange Act or any other federal, non-United States or related Law, or pursuant to the requirements of any stock market or stock exchange, relating to the Merger and the other transactions contemplated by this Agreement (the “Other Filings”). Each of the Company and Parent shall notify the other promptly upon the receipt of any comments or other communication from any government officials and of any request by any government officials for amendments or supplements to any Other Filing, or for additional information and shall supply the other with copies of all correspondence between such party or any of its representatives, on the one hand, and any government officials, on the other hand, with respect to any Other Filing.

(e) Each of the Company and Parent shall cause all documents that it is responsible for filing with the SEC or any other Governmental Entity (and all information that it supplies for inclusion in such filing by the other party) to comply as to form and substance in all material respects with applicable Law, including, as applicable, (i) the Exchange Act, (ii) the Securities Act, (iii) the rules and regulations of the Nasdaq and the TASE, and (iv) the requirements of the Israeli Companies Law and the Israeli Securities Law. Whenever any event occurs which is required to be set forth in an amendment or supplement to any such document, the Company or the Parent, as the case may be, shall promptly inform the other of such occurrence and cooperate in filing with any government officials, and/or mailing to the shareholders or, if applicable, creditors, of the Company, such amendment or supplement. All filings by Parent and by the Company with the SEC or the ISA in connection with the transactions contemplated hereby, including any amendments or supplements thereto, shall be made only upon the receipt of the prior review and approval thereof by the other party hereto (which approval shall not be unreasonably withheld, conditioned or delayed).

(f) As soon as reasonably practicable after the execution of this Agreement, Parent shall cause its Israeli counsel to prepare and file with the Israeli Securities Authority an application for an exemption from the requirements of the Israeli Securities Law (1968) concerning the publication of a prospectus in respect of the exchange of the Company Options for Parent Stock Options, pursuant to Section 15D of the Securities Law of Israel. The Company shall cooperate with Parent in connection with the preparation and filing of such application and in the preparation of any written or oral submissions that may be necessary, proper or advisable to obtain such exemption.

6.2 Court Approval.

(a) As promptly as practicable after the execution and delivery of this Agreement and in accordance with Sections 350 and 351 of the Israeli Companies Law, the Company shall submit to the district court of Tel Aviv-Jaffa (the “Applicable Court”) a first motion to convene, in the manner set forth in the Israeli Companies Law and the regulations promulgated pursuant to Sections 350 and 351 of the Israeli Companies Law (the “Arrangement Regulations”) and as shall be ordered by the Applicable Court, shareholders and, if required by the Applicable Court, creditors meetings (the “Company Meetings”) for the approval of the terms and conditions of an arrangement between the Company and its shareholders and/or creditors, including this Agreement, the Merger and the other transactions contemplated by this Agreement, (the “Merger Proposal”) by a majority in number representing at least seventy-five percent (75%) of the votes cast in the Company Meetings or as otherwise ordered by the Applicable Court (the “Section 350 Vote”). In such motion the Company will inform the Applicable Court that, upon the approval of the Merger Proposal by the requisite majority at the Company Meetings, and subsequently by the Applicable Court, such court approval would be relied upon by Parent as an approval of the Merger Proposal for the purpose of qualifying the issuance of Parent Common Stock hereunder for the Section 3(a)(10) exemption from the registration requirements of the Securities Act. As part of the notice of the Company Meetings, the Company will deliver to each of its shareholders and, if required by the Applicable Court, creditors, a notice of the meetings, the order of the court to convene the meetings, the application for the approval of the proposed Merger Proposal submitted to the court, a power of attorney to attend the meetings in accordance with the Israeli Companies Law and a proxy card for the vote (collectively, the “Information Statement”). The Information Statement will include a description of the rights of a shareholder or a creditor, as applicable, to object to the Merger Proposal, information on the hearing scheduled before the Applicable Court and any position of the Company’s board of directors with respect to the advisability of the Merger. Parent shall promptly provide to the Company all such information concerning its business and financial statements and affairs as reasonably may be required or appropriate for inclusion in the Information Statement or any other motions in connection with the receipt of the Court Approval, or in any amendments or supplements thereto, and Parent shall cause its (and Merger

Sub’s) counsel and auditors to cooperate with counsel and auditors of the Company in the preparation of the Information Statement. Following the approval of the Merger Proposal by the shareholders and, if applicable, the creditors as set forth above, the Company will submit to the Applicable Court a second motion for (i) the approval of the arrangement and the Merger Proposal and the order of all actions to be taken in accordance with the Merger Proposal; and (ii) to hold a hearing on the fairness of the Merger Proposal regardless of whether or not any objections to the Merger Proposal are raised (these approvals when obtained shall be collectively referred to as the “Court Approval”).

(b) Each of the Company and Parent shall cause their respective Israeli counsel, advisors and accountants to coordinate all activities, and to cooperate with each other, with respect to the preparation and filing of the Merger Proposal and all documents filed with respect to the Court Approval. In addition, each of the Company and Parent shall at all times comply with all the procedures detailed in the Israeli Companies Law and the Arrangement Regulations and shall make all necessary actions in order to minimize the term of such procedures.

(c) Subject to Section 6.6, the Board of Directors of the Company shall cause the Company Disclosure Documents to include the Company Recommendation. The Company shall use reasonable best efforts to solicit from its shareholders and, if applicable, creditors, proxies in favor of the approval of the Merger Proposal. The Company shall call, notice, convene, hold, conduct and solicit all proxies in connection with the Company Meetings in compliance with all applicable Law, including the Israeli Companies Law, the Company Charter Documents, and the rules of Nasdaq and TASE, as applicable. The Company may adjourn or postpone the Company Meetings: (i) if and to the extent necessary to provide any necessary supplement or amendment to the Company Disclosure Documents to the Company’s shareholders or, if applicable, creditors, in advance of a vote on the Merger Proposal; or (ii) if, as of the time for which the Company Meetings are originally scheduled (as set forth in the Company Disclosure Documents), there are insufficient Company Shares represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Company Meetings; or (iii) pursuant to the order or stipulation of the Applicable Court or as a result of an order or stipulation of the Applicable Court that requires a vote of a class of shareholders other than the holders of Company Shares or a class of creditors other than the classes contemplated by the Company in the Merger Proposal.

6.3 Notification.  Each of Parent and the Company shall give prompt written notice to the other (and will subsequently keep the other informed on a current basis of any developments related to such notice) upon its becoming aware of the occurrence or existence of any fact, event or circumstance that is reasonably likely to result in any of the conditions set forth in Article VII not being able to be satisfied prior to the Termination Date; provided, however, that the delivery of any notice pursuant to this Section 6.3 shall not, and shall not be deemed to, cure any breach of any representation or warranty requiring disclosure of such matter at or prior to the date of this Agreement or affect any of the conditions set forth in Article VII or otherwise limit or affect the remedies available.

6.4 Israeli Approvals.

(a) Government Filings.  Without derogating from the foregoing, each party hereto shall use its reasonable best efforts to deliver and file, as promptly as practicable after the date hereof, each notice, report or other document required to be delivered by such party to or filed by such party with any Israeli Governmental Entity with respect to the Merger. Without limiting the generality of the foregoing, the Company shall use reasonable best efforts to obtain, as promptly as practicable after the date hereof, the approval of the OCS, the approval of the Investment Center and any other consents or approvals that may be required in connection with the Merger, and Parent shall provide to the OCS, the Investment Center and the ISA any information requested by such authorities and shall execute an undertaking in customary form, to comply with the OCS Laws and regulations.

(b) Israeli Income Tax Rulings.  As soon as reasonably practicable after the execution of this Agreement, the Company shall cause its Israeli counsel, advisors and/or accountants to prepare and file with the Israeli Income Tax Commissioner (i) an application in form and substance reasonably acceptable to Parent and Merger Sub for a ruling concerning the Israeli withholding Tax treatment of the Merger that will include specific arrangements concerning withholding Taxes under which neither Parent nor the Exchange Agent will be obligated to withhold any Taxes with respect to the Parent Common Stock and the options to purchase Parent Common Stock (“Parent Stock Options”) or which clearly instructs Parent and Exchange Agent how such withholding at source is to be executed (which instruction shall not require Parent or Exchange Agent to apply discretion or conduct any enquiry other than a review of the documents provided by a holder of Company Shares or Company Options, as required under the Israeli Income Tax Rulings) and, in particular, with respect to the classes or categories of holders or former holders of Company Shares or Company Options from which Tax is to be withheld (if any), the rate or rates of withholding to be applied, and that will not impose any obligations on the Company, Parent or its stockholders without Parent’s prior written consent (“Withholding Ruling”) and (ii) an application in form and substance reasonably acceptable to Parent and Merger Sub for a ruling allowing any holder of Company Shares or Company Options, who so elects and joins the arrangement under such ruling, to defer such Tax in accordance with, and subject to, Section 104H of the Ordinance, including the deposit of the consideration due to any such electing holders with a trustee (collectively, the “Israeli Income Tax Rulings”); provided, however, that the Company’s and Parent’s consent to the Israeli Income Tax Rulings shall be required, which consent shall not be unreasonably withheld, conditioned or delayed by either the Company or Parent. Each of the Company and Parent shall cause its respective Israeli counsel to coordinate all activities, and to cooperate with each other, with respect to the preparation and filing of such application and in the preparation of any written or oral submissions that may be necessary, proper or advisable to obtain the Israeli Income Tax Rulings. Subject to the terms and conditions hereof, the Company and Parent shall use reasonable best efforts to promptly take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Law to obtain the Israeli Income Tax Rulings as promptly as practicable. The Company shall be permitted to comply with any conditions contained in the rulings described in this Section 6.4(b) or, with Parent’s consent (which shall not be unreasonably withheld, conditioned or delayed), requests made by the Israeli Tax Manager in connection with its delivery of such rulings.

(c) Nasdaq and TASE De-Listing of Company Shares.  Prior to the Closing Date, the Company shall cooperate with Parent and use reasonable best efforts to take, or cause to be taken, all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on its part under applicable Law and rules and policies of Nasdaq and the TASE to enable the de-listing by the Surviving Corporation of the Company Shares from Nasdaq and the TASE and the deregistration of the Company Shares under the Exchange Act effective as of the Closing Date.

(d) Section 102 Securities Tax Ruling.  As soon as reasonably practicable after the execution of this Agreement, the Company shall instruct its Israeli counsel, advisors and/or accountants to prepare and file with the Israeli Tax Authority an application in form and substance reasonably acceptable to Parent and Merger Sub for a ruling providing, among other things, that the conversion of Company Stock and Company Stock Options issued under Section 102(b) of the Ordinance (the “Company 102 Securities”) into Parent Common Stock and Parent Stock Options, as applicable, prior to the lapse of the minimum holding period required under Section 102(b) of the Ordinance (the “102 Holding Period”), will not be treated as a breach of the provisions of Section 102(b) of Ordinance, provided that the applicable consideration deliverable to holders of said Company 102 Securities would be deposited for the duration of the 102 Holding Period with a trustee in accordance with said Section 102 (a “Section 102 Ruling”); provided, however, that the Company’s and Parent’s consent to the Section 102 Ruling shall be required, which consent shall not be unreasonably withheld, conditioned or delayed by either the Company or Parent.

(e) In the event that the Israeli Income Tax Rulings and/or the Section 102 Ruling shall require the affirmative consent of any holder or former holder of Company Shares or Company Stock Options in order for such ruling to apply to such Person, then such consent shall be deemed to have been granted unless (i) the Israeli Income Tax Rulings and/or the Section 102 Ruling, as applicable, require otherwise, (ii) with respect to the Israeli Income Tax Rulings, (x) such holder explicitly denied such consent in the letter of transmittal submitted by such holder or (y) such holder signed and delivered a Residence Certificate together with the letter of transmittal or (iii) with respect to the Section 102 Ruling, such holder otherwise explicitly denied such consent in writing, by a letter submitted to the Company before the Effective Time; provided, however, that the Exchange Agent and/or Parent, as applicable, shall use commercially reasonably efforts to accept any Residence Certificate (or such other certificate or declaration in substantially similar form) received separately from a letter of transmittal and confirm in writing receipt thereof to the sender thereof. Unless the Israeli Income Tax Rulings requires otherwise, such deemed consent to the Israeli Tax Rulings shall be also deemed a request to join the arrangement under such ruling, to defer the Tax in accordance with, and subject to, Section 104H of the Ordinance.

6.5 Confidentiality; Access to Information.  The parties hereto acknowledge and agree that the Company and Parent have previously executed a Non-Disclosure Agreement, entered into on or about April 12, 2011 (the “Non-Disclosure Agreement”), which Non-Disclosure Agreement will continue to be in full force and effect in accordance with its terms except as otherwise provided herein. Each of Parent and the Company will afford the other parties hereto and the other parties’ accountants, counsel and other Representatives reasonable access during normal business hours, upon reasonable notice, to its properties, books, records and personnel during the period prior to the Effective Time to obtain all information concerning its business as the other may reasonably request. Each of the parties hereto will hold, and will cause its accountants, counsel and other Representatives to hold, in confidence all documents and information furnished to it by or on behalf of another party to this Agreement in connection with the transactions contemplated by this Agreement pursuant to the terms of the Non-Disclosure Agreement. Notwithstanding the foregoing, neither the Company nor Parent shall be required to afford such access if it would unreasonably disrupt the operations of such party or any of its Subsidiaries, would be reasonably likely to result in a violation of any agreement to which such party or any of its Subsidiaries is a party (provided that the Company or Parent, as the case may be, has used its reasonable best efforts to find an alternative way to provide the access or information contemplated by this Section 6.5), would be reasonably likely to result in a risk of a loss of attorney-client or other similar privilege to such party or any of its Subsidiaries or would be reasonably likely to result in a violation of any applicable Law. No information or knowledge obtained by a party hereto in any investigation pursuant to this Section 6.5 will affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Merger.

6.6 Non-Solicitation by the Company.

(a) The Company agrees that neither it nor any of its Subsidiaries, nor any of their respective officers, directors or employees, shall, and that it shall use its reasonable best efforts to cause its and their respective Representatives not to (and shall not authorize or give permission to its and their respective Representatives to), directly or indirectly: (i) solicit, initiate, seek or knowingly encourage the making, submission or announcement of any Company Acquisition Proposal, (ii) furnish any nonpublic information regarding the Company or any of its Subsidiaries to any Person in connection with or in response to a Company Acquisition Proposal, (iii) continue or otherwise engage or participate in any discussions or negotiations with any Person with respect to any Company Acquisition Proposal, (iv) except in connection with a Company Change of Recommendation pursuant to Section 6.6(e), approve, endorse or recommend any Company Acquisition Proposal, or (v) except in connection with a Company Change of Recommendation pursuant to Section 6.6(e), enter into any letter of intent, arrangement, agreement or understanding relating to any Company Acquisition Transaction; provided, however, that this Section 6.6 shall not prohibit (A) the Board of Directors of the Company or any committee thereof, directly or indirectly through any officer, employee or Representative, prior to obtaining the Court Approval, from furnishing nonpublic information regarding the Company or any of its Subsidiaries to, or entering into or participating in discussions or negotiations with, any Person in response to an unsolicited, bona fide Company Acquisition Proposal that the Board of Directors of the Company or any committee thereof concludes in good faith, after consultation with outside legal counsel and a financial advisor, constitutes or would reasonably be expected to result in a Company Superior Offer if (1) the Board of Directors of the Company or any committee thereof concludes in good faith, after consultation with its outside legal counsel, that the failure to take such action with respect to such Company Acquisition Proposal would be reasonably likely to result in a breach of its fiduciary duties under applicable Law, (2) such Company Acquisition Proposal did not result from a material breach of this Section 6.6, (3) prior thereto the Company has given Parent the notice required by Section 6.6(b), and (4) the Company furnishes any nonpublic information provided to the maker of the Company Acquisition Proposal only pursuant to a confidentiality agreement between the Company and such Person containing customary terms and conditions that in the aggregate are not materially less restrictive than those contained in the Non-Disclosure Agreement; or (B) the Company from complying with Rule 14d-9 or Rule 14e-2 promulgated under the Exchange Act with regard to any Company Acquisition Proposal, including any so called “stop, look and listen” communications, or making any other statement or disclosure that the Company determines in good faith, after consultation with its outside legal counsel, that the failure of the Company to make such statement or disclosure would reasonably be expected to be a violation of applicable Law; provided that the Board of Directors of the Company may make a Company Change of Recommendation only in accordance with Section 6.6(e).

(b) The Company shall promptly, and in no event later than twenty-four (24) hours after its receipt of any Company Acquisition Proposal, or any request for nonpublic information relating to the Company or any of its Subsidiaries in connection with a Company Acquisition Proposal, advise Parent orally and in writing of such Company Acquisition Proposal or request (including providing the identity of the Person making or submitting such Company Acquisition Proposal or request, and, (i) if it is in writing, a copy of such Company Acquisition Proposal and any related draft agreements and (ii) if oral, a reasonably detailed summary thereof that is made or submitted by any Person during the period between the date hereof and the Closing Date). The Company shall keep Parent informed on a prompt basis with respect to any change to the material terms of any such Company Acquisition Proposal (and in no event later than twenty-four (24) hours following any such change), including providing Parent with a copy of any draft agreements and modifications thereof.

(c) Upon the execution of this Agreement, the Company shall, and shall cause its Subsidiaries and its and their respective officers, directors and employees, and shall use its reasonable best efforts to cause its and their respective Representatives to, immediately cease and terminate any existing activities, discussions or negotiations between the Company or any of its Subsidiaries or any of their respective officers, directors, employees or Representatives and any Person that relate to any Company Acquisition Proposal and shall use reasonable best efforts to obtain the prompt return or destruction of any confidential information previously furnished to such Persons with respect thereto within twelve (12) months prior to the date hereof.

(d) Except as otherwise provided in Section 6.6(e), the Board of Directors of the Company (or any committee thereof) may not (i) withhold, withdraw or modify, or publicly propose to withhold, withdraw or modify, the Company Recommendation in a manner adverse to Parent or make any statement, filing or release, in connection with obtaining the Court Approval or otherwise, inconsistent with the Company Recommendation, (ii) approve, endorse or recommend any Company Acquisition Proposal (any of the foregoing set forth in clauses (i) and (ii), a “Company Change of Recommendation”) or (iii) enter into a written definitive agreement providing for a Company Acquisition Transaction.

(e) The Board of Directors of the Company or any committee thereof may at any time prior to receipt of the Court Approval (i) effect a Company Change of Recommendation in respect of a Company Acquisition Proposal, and/or (ii) if it elects to do so in connection with or following a Company Change of Recommendation, terminate this Agreement pursuant to Section 8.1(d)(iii) in order to enter into a written definitive agreement providing for a Company Acquisition Transaction, if (and only if): (A) a Company Acquisition Proposal is made to the Company by a third party, and such offer is not withdrawn; (B) the Board of Directors of the Company or such committee thereof determines in good faith after consultation with outside legal counsel and a financial advisor that such offer constitutes a Company Superior Offer; (C) following consultation with outside legal counsel, the Board of Directors of the Company or such committee thereof determines that failure to take such action would be reasonably likely to result in a breach of its fiduciary duties under applicable Law; (D) the Company provides Parent five (5) Business Days’ prior written notice of its intention to take such action, which notice shall include the information with respect to such Company Superior Offer that is specified in Section 6.6(b) (it being understood that any material revision or amendment to the terms of such Company Superior Offer shall require a new notice and, in such case, all references to five (5) Business Days in this Section 6.6(e) shall be deemed to be two (2) Business Days); and (E) at the end of the five (5) Business Day period described in clause (D), the Board of Directors of the Company or such committee thereof again makes the determination in good faith after consultation with outside legal counsel and a financial advisor (after negotiating in good faith with Parent and its

Representatives if requested by Parent during such five (5) Business Day period regarding any adjustments or modifications to the terms of this Agreement proposed by Parent and taking into account any such adjustments or modifications) that the Company Acquisition Proposal continues to be a Company Superior Offer and, after consultation with outside legal counsel, that the failure to take such action would be reasonably likely to result in a breach of its fiduciary duties under applicable Law.

(f) During the period from the date of this Agreement through the Effective Time, neither the Company nor any of its Subsidiaries shall terminate, amend, modify or waive any provision of any confidentiality agreement to which it is a party relating to a proposed business combination involving the Company or any standstill agreement to which it is a party unless the Board of Directors of the Company or any committee thereof determines in good faith, after consultation with outside legal counsel, that failure to take such action would be reasonably likely to result in a breach of its fiduciary duties under applicable Law. During such period, the Company or its Subsidiaries, as the case may be, shall enforce, to the fullest extent permitted under applicable Law, the provisions of any such agreement, including by obtaining injunctions to prevent any breaches of such agreements and to enforce specifically the terms and provisions thereof in each case except to the extent that the Board of Directors of the Company or any committee thereof determines in good faith, after consultation with outside legal counsel, that taking such action would be reasonably likely to result in a breach of its fiduciary duties under applicable Law.

6.7 Non-Solicitation by Parent.

(a) Parent agrees that neither it nor any of its Subsidiaries, nor any of their respective officers, directors or employees, shall, and that it shall use its reasonable best efforts to cause its and their respective Representatives not to (and shall not authorize or give permission to its and their respective Representatives to), directly or indirectly: (i) solicit, initiate, seek or knowingly encourage the making, submission or announcement of any Parent Acquisition Proposal, (ii) furnish any nonpublic information regarding Parent or any of its Subsidiaries to any Person in connection with or in response to a Parent Acquisition Proposal, (iii) continue or otherwise engage or participate in any discussions or negotiations with any Person with respect to any Parent Acquisition Proposal, (iv) except in connection with a Parent Change of Recommendation pursuant to Section 6.7(e), approve, endorse or recommend any Parent Acquisition Proposal, or (v) except in connection with a Parent Change of Recommendation pursuant to 6.7(e), enter into any letter of intent, arrangement, agreement or understanding relating to any Parent Acquisition Transaction; provided, however, that this Section 6.7 shall not prohibit (A) the Board of Directors of Parent or any committee thereof, directly or indirectly through any officer, employee or Representative, prior to obtaining the Parent Stockholder Approval, from furnishing nonpublic information regarding Parent or any of its Subsidiaries to, or entering into or participating in discussions or negotiations with, any Person in response to an unsolicited, bona fide Parent Acquisition Proposal that the Board of Directors of Parent or any committee thereof concludes in good faith, after consultation with outside legal counsel and a financial advisor, constitutes or would reasonably be expected to result in a Parent Superior Offer if (1) the Board of Directors of Parent or any committee thereof concludes in good faith, after consultation with its outside legal counsel, that the failure to take such action with respect to such Parent Acquisition Proposal would be reasonably likely to result in a breach of its fiduciary duties under applicable Law, (2) such Parent Acquisition Proposal did not result from a material breach of this Section 6.7, (3) prior thereto Parent has given the Company the notice required by Section 6.7(b), and (4) Parent furnishes any nonpublic information provided to the maker of the Parent Acquisition Proposal only pursuant to a confidentiality agreement between Parent and such Person containing customary terms and conditions that in the aggregate are not materially less restrictive than those contained in the Non-Disclosure Agreement; or (B) Parent from complying with Rule 14d-9 or Rule 14e-2 promulgated under the Exchange Act with regard to any Parent Acquisition Proposal, including any so called “stop, look and listen” communications, or making any other statement or disclosure that Parent determines in good faith, after consultation with its outside legal counsel, that the failure of Parent to make such statement or disclosure would reasonably be expected to be a violation of applicable Law; provided that the Board of Directors of Parent may make a Parent Change of Recommendation only in accordance with Section 6.7(e).

(b) Parent shall promptly, and in no event later than twenty-four (24) hours after its receipt of any Parent Acquisition Proposal, or any request for nonpublic information relating to Parent or any of its Subsidiaries in connection with a Parent Acquisition Proposal, advise the Company orally and in writing of such Parent Acquisition Proposal or request (including providing the identity of the Person making or submitting such Parent Acquisition Proposal or request, and, (i) if it is in writing, a copy of such Parent Acquisition Proposal and any related draft agreements and (ii) if oral, a reasonably detailed summary thereof that is made or submitted by any Person during the period between the date hereof and the Closing Date). Parent shall keep the Company informed on a prompt basis with respect to any change to the material terms of any such Parent Acquisition Proposal (and in no event later than twenty-four (24) hours following any such change), including providing the Company with a copy of any draft agreements and modifications thereof.

(c) Upon the execution of this Agreement, Parent shall, and shall cause its Subsidiaries and its and their respective officers, directors and employees, and shall use its reasonable best efforts to cause its and their respective Representatives to, immediately cease and terminate any existing activities, discussions or negotiations between Parent or any of its Subsidiaries or any of their respective officers, directors, employees or Representatives and any Person that relate to any Parent Acquisition Proposal and shall use reasonable best efforts to obtain the prompt return or destruction of any confidential information previously furnished to such Persons with respect thereto within twelve (12) months prior to the date hereof.

(d) Except as otherwise provided in Section 6.7(e), the Board of Directors of Parent (or any committee thereof) may not (i) withhold, withdraw or modify, or publicly propose to withhold, withdraw or modify, the Parent Recommendation in a manner adverse to the Company or make any statement, filing or release, in connection with the Parent Stockholders Meeting or otherwise, inconsistent with the Parent Recommendation, (ii) approve, endorse or recommend any Parent Acquisition Proposal (any of the foregoing set forth in clauses (i) and (ii), a “Parent Change of Recommendation”) or (iii) enter into a written definitive agreement providing for a Parent Acquisition Transaction.

(e) The Board of Directors of Parent or any committee thereof may at any time prior to receipt of the Parent Stockholder Approval (i) effect a Parent Change of Recommendation in respect of a Parent Acquisition Proposal, and/or (ii) if it elects to do so in connection with or following a Parent Change of Recommendation, terminate this Agreement pursuant to Section 8.1(c)(iii) in order to enter into a written definitive agreement providing for a Parent Acquisition Transaction, if (and only if): (A) a Parent Acquisition Proposal is made to Parent by a third party, and such offer is not withdrawn; (B) the Board of Directors of Parent or such committee thereof determines in good faith after consultation with outside legal counsel and a financial advisor that such offer constitutes a Parent Superior Offer; (C) following consultation with outside legal counsel, the Board of Directors of Parent or such committee thereof determines that failure to take such action would be reasonably likely to result in a breach of its fiduciary duties under applicable Law; (D) Parent provides the Company five (5) Business Days’ prior written notice of its intention to take such action, which notice shall include the information with respect to such Parent Superior Offer that is specified in Section 6.7(b) (it being understood that any material revision or amendment to the terms of such Parent Superior Offer shall require a new notice and, in such case, all references to five (5) Business Days in this Section 6.7(e) shall be deemed to be two (2) Business Days); and (E) at the end of the five (5) Business Day period described in clause (D), the Board of Directors of Parent or such committee thereof again makes the determination in good faith after consultation with outside legal counsel and a financial advisor (after negotiating in good faith with the Company and its Representatives if requested by the Company during such five (5) Business Day period regarding any adjustments or modifications to the terms of this Agreement proposed by the Company and taking into account any such adjustments or modifications) that the Parent Acquisition Proposal continues to be a Parent Superior Offer and, after consultation with outside legal counsel, that the failure to take such action would be reasonably likely to result in a breach of its fiduciary duties under applicable Law.

(f) During the period from the date of this Agreement through the Effective Time, neither Parent nor any of its Subsidiaries shall terminate, amend, modify or waive any provision of any confidentiality agreement to which it is a party relating to a proposed business combination involving Parent or any standstill agreement to which it is a party unless the Board of Directors of Parent or any committee thereof determines in good faith, after consultation with outside legal counsel, that failure to take such action would be reasonably likely to result in a breach of its fiduciary duties under applicable Law. During such period, Parent or its Subsidiaries, as the case may be, shall enforce, to the fullest extent permitted under applicable Law, the provisions of any such agreement, including by obtaining injunctions to prevent any breaches of such agreements and to enforce specifically the terms and provisions thereof in each case except to the extent that the Board of Directors of Parent or any committee thereof determines in good faith, after consultation with outside legal counsel, that taking such action would be reasonably likely to result in a breach of its fiduciary duties under applicable Law.

6.8 Reasonable Best Efforts.

(a) Subject to the terms and conditions set forth in this Agreement, each of the parties hereto shall use reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties hereto in doing, all things under such party’s control or which such party is required to do under this Agreement, or is necessary to do, to consummate and make effective, as soon as reasonably practicable, the Merger and the other transactions contemplated hereby, including: (i) obtaining of all necessary actions or nonactions, waivers, consents and approvals from Governmental Entities and making all necessary registrations and filings and taking all steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity in connection with the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby, (ii) obtaining all necessary consents, approvals or waivers from third parties in connection with the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby, (iii) defending any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated by this Agreement, and (iv) executing and delivering any additional instruments necessary to consummate the transactions contemplated by this Agreement. Without limiting the obligations set forth in this Section 6.8, and except as expressly permitted by this Agreement, neither Parent nor the Company shall, nor shall Parent or the Company permit any of its Subsidiaries or controlled Affiliates to, knowingly or intentionally take any action that would reasonably be expected to prevent or materially delay the consummation of the transactions contemplated by this Agreement, including any action that would make it more likely that any of the conditions to the consummation of the transactions contemplated hereby would not be satisfied, including the receipt of any authorization, consent, order, declaration or approval of any Governmental Entity necessary to consummate the transactions contemplated by this Agreement or the expiration or termination of any applicable waiting period; provided, however, that nothing in this Section 6.8 shall require any party hereto to waive any condition set forth in Article VII.

(b) Each of the parties hereto shall, (i) as promptly as practicable and before the expiration of any relevant legal deadline, but in no event later than fifteen (15) Business Days following the execution and delivery of this Agreement, file with the FTC and the DOJ, the notification and report form required for the transactions contemplated hereby and any supplemental information requested in connection therewith pursuant to the HSR Act, which forms shall specifically request early termination of the waiting period prescribed by the HSR Act, and (ii) as promptly as practicable and before the expiration of any legal deadline, file with any other Governmental Entity, any other filings, reports, information and documentation required for the transactions contemplated hereby pursuant to any other Antitrust Laws. Each of the parties hereto shall furnish to each other’s counsel such necessary information and reasonable assistance as the other may request in connection with its preparation of any filing or submission that is necessary under the HSR Act and any other Antitrust Laws. Each of the parties hereto shall promptly and timely respond to a request for additional information from the DOJ or the FTC, and shall certify compliance with a request for additional information no later than 60 days after its receipt.

(c) Each of the parties hereto shall use its reasonable best efforts to obtain promptly any clearance required under the HSR Act and any other Antitrust Laws for the consummation of the Merger and the other transactions contemplated hereby and shall keep each other apprised of the status of any communications with, and any inquiries or requests for additional information from, the FTC and the DOJ and other Governmental Entities and shall comply promptly with any such inquiry or request. Each of the parties hereto shall use its reasonable best efforts to avoid or eliminate any impediment under any Antitrust Law, or regulation or rule, that may be asserted by any Governmental Entity, or any other Person, with respect to the transaction contemplated by the Agreement so as to enable the closing of the contemplated transaction to occur expeditiously. Each of the parties hereto shall use its reasonable best efforts to defend through litigation on the merits any claim asserted in any court, administrative tribunal or hearing that the transaction contemplated would violate any Law, or any regulation or rule of any Governmental Entity, in order to avoid entry of, or to have vacated or terminated, any decree, order or judgment (whether temporary, preliminary, or permanent) that would restrain or prevent consummation of the transaction. Each of the parties hereto commits to instruct its counsel to cooperate with each other party hereto and its counsel and use reasonable best efforts to facilitate and expedite the identification and resolution of any such issues and, consequently, the expiration of the applicable HSR Act waiting period and the waiting periods under any other Antitrust Laws at the earliest practicable dates. Such reasonable best efforts and cooperation shall include counsel’s undertaking (i) to keep each other appropriately informed of communications from and to personnel of the reviewing antitrust authority, and (ii) to confer with each other regarding appropriate contacts with and response to personnel of such antitrust authority.

(d) Each party hereto shall (i) give the other parties prompt notice of the commencement of any legal or other proceeding by or before any Governmental Entity (including the OCS, the Investment Center, the ISA, the Companies Registrar, the FTC, the DOJ and the SEC) with respect to the Merger or any of the other transactions contemplated by this Agreement, (ii) promptly inform the other parties of any communication with any Governmental Entity regarding the Merger or any of the other transactions contemplated by this Agreement and (iii) keep the other parties informed as to the status of any such proceeding or communication. Each party hereto shall consult and cooperate with each other in connection with any analysis, appearance, discussion, presentation, memorandum, brief, argument, opinion or proposal made or submitted in connection with any proceeding or communication relating to the Merger or any of the other transactions contemplated by this Agreement. In addition, except as may be prohibited by any Governmental Entity or by any legal requirement, in connection with any such proceeding relating to any such Governmental Entity, each party hereto will permit authorized representatives of the other party to be present at each meeting or conference or telephone call relating to any such proceeding and to have access to and be consulted in connection with any document, opinion or proposal made or submitted to any Governmental Entity in connection with any such proceeding.

(e) Notwithstanding the foregoing or any other provision of this Agreement to the contrary, in no event shall any party hereto be obligated to commit to and/or effect, by consent decree, consent order, hold separate order, or otherwise (i) the sale, divestiture, disposition, or holding separate, of any of its assets, properties, businesses, or holdings; or (ii) any conduct restriction, prohibition, or other negative or affirmative requirement, that in the case of either of clauses (i) or (ii) would have or would reasonably be expected to have a Material Adverse Effect on Parent (after giving effect to the Merger).

6.9 Public Disclosure.  Except with respect to any (a) Company Change of Recommendation undertaken pursuant to, and in accordance with, Section 6.6, or (b) Parent Change of Recommendation undertaken pursuant to, and in accordance with, Section 6.7, so long as this Agreement is in effect, the parties hereto shall use reasonable best efforts to consult with each other before issuing any press release or making any public announcement primarily relating to this Agreement or the transactions contemplated hereby and, except for any press release or public announcement as may be required by applicable Law or any listing agreement with a securities exchange or quotation system (including Nasdaq and the TASE) (and then only after as much advance notice and consultation as is feasible), shall not issue any such press release or make any such public announcement without the consent of the other parties hereto, which shall not be unreasonably withheld, conditioned or delayed. Parent and the Company agree to issue a mutually acceptable initial joint press release announcing this Agreement.

6.10 Takeover Laws.  Each of the Company and its Board of Directors and Parent and its Board of Directors shall, if any takeover statute or similar statute or regulation is or becomes applicable to the Merger, this Agreement or any of the transactions contemplated hereby (including the acquisition of shares of Parent Common Stock), use reasonable best efforts to ensure that the Merger and the other transactions contemplated hereby may be consummated as promptly as practicable and such shares may be held on the terms contemplated hereby and otherwise to minimize the effect of such statute or regulation on the Merger, this

Agreement and the transactions contemplated hereby (including the ownership of such shares without limitation, including following the Effective Time).

6.11 Indemnification.

(a) From and after the Effective Time, Parent shall, and shall cause the Surviving Corporation to, indemnify and hold harmless all current and former directors, officers and employees, as the case may be, of the Company and its Subsidiaries to the fullest extent permitted by Law for acts or omissions occurring prior to the Effective Time (including acts or omissions occurring in connection with the approval of this Agreement and the consummation of the transactions contemplated hereby) in their capacities as such. Parent shall, and shall cause the Surviving Corporation to, fulfill and honor in all respects the obligations pursuant to any indemnification agreements between the Company or its Subsidiaries, on the one hand, and any current or former directors, officers and employees, as the case may be, of the Company and its Subsidiaries, on the other hand, in effect immediately prior to the Effective Time, and any indemnification provisions under the Company Charter Documents or the comparable charter or organizational documents of any of its Subsidiaries as in effect on the date hereof, in each case to the maximum extent permitted by Law, and shall not amend, repeal or otherwise modify any such provision in any manner that would adversely affect the rights of such indemnitee thereunder for any acts or omissions occurring prior to the Effective Time.

(b) Prior to the Effective Time, the Company will endeavor to enter into a directors’ and officers’ liability insurance policy covering those Persons who, as of immediately prior to the Effective Time, are covered by the Company’s directors’ and officers’ liability insurance policy (the “Insured Parties”) on terms no less favorable to the Insured Parties than those of the Company’s present directors’ and officers’ liability insurance policy (such policy, a “Company D&O Policy”), for a period of seven years after the Effective Time. If the Company is unable to obtain such a Company D&O Policy prior to the Effective Time, Parent shall cause the Surviving Corporation to maintain in effect, for a period of seven years after the Closing Date, a Company D&O Policy with a creditworthy issuer; provided, however, that in no event shall Parent be required to expend annually more than 250% of the annual premium currently paid by the Company for such coverage (the approximate amount of which is set forth on Section 6.11(b) of the Company Disclosure Schedule) and, if the cost for such coverage is in excess of such amount, Parent shall be required only to maintain the maximum amount of coverage as is reasonably available for 250% of such annual premium.

(c) In the event that Parent or the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all its properties and assets to any Person, Parent shall cause proper provisions to be made so that the successors and assigns of Parent or the Surviving Corporation assume the obligations set forth in this Section 6.11.

(d) The obligations of Parent and the Surviving Corporation under this Section 6.11 shall not be terminated or modified in such a manner as to adversely affect any indemnitee and/or Insured Party to whom this Section 6.11 applies without the express written consent of such affected indemnitee and Insured Party. It is expressly agreed that the indemnitees and/or Insured Parties to whom this Section 6.11 applies shall be third party beneficiaries of this Section 6.11.

(e) Parent shall assume, be jointly and severally liable for, and shall cause the Surviving Corporation and its Subsidiaries to honor, in accordance with their respective terms, each of the covenants contained herein without limit as to time. Parent shall pay all reasonable expenses, including reasonable attorneys’ fees, that may be incurred by any indemnitee and/or Insured Party in enforcing the indemnity and other obligations provided hereunder or other applicable indemnification obligation referenced to herein. The rights of each indemnitee and/or Insured Party hereunder shall be in addition to, and not in limitation of, any other rights such Person may have under the Company Charter Documents or the comparable charter or organizational documents of any Subsidiary of the Company, or any other indemnification arrangement or otherwise.

6.12 Nasdaq Listing.  Parent shall use its reasonable best efforts to cause the shares of Parent Common Stock to be issued in the Merger to be approved for listing upon the Effective Time on Nasdaq or on such other national securities exchange as the Parent Common Stock is listed. Parent shall use commercially reasonable efforts to have the ticker symbol for shares of Parent Common Stock listed on Nasdaq or such other exchange to be “FNDT” upon the Effective Time.

6.13 Employee Matters.

(a) It is Parent’s and the Company’s intention that, for a period of one (1) year following the Effective Time, individuals who are employed by the Company or any of its Subsidiaries immediately prior to the Effective Time and that continue to be employed by Parent or any of its Subsidiaries, including the Surviving Corporation, following the Effective Time (each, a “Post-Merger Employee”) and individuals who are employed by Parent or any of its Subsidiaries immediately prior to the Effective Time and that continue to be employed by Parent or any of its Subsidiaries following the Effective Time shall be provided with salaries and benefits that are in the aggregate approximately equal to the salaries and benefits (other than equity compensation) they received prior to the Effective Time, it being understood that Parent shall review the salaries and benefits of its and its Subsidiaries’ employees from time to time in order to determine the most appropriate way to compensate and incentivize Post-Merger Employees, and accordingly may make such changes in the compensation and benefits that Parent determines to be in the best interests of Parent from time to time.

(b) It is Parent’s and the Company’s intention that, each Post-Merger Employee shall be given credit for all service with the Company and its Subsidiaries and their respective predecessors under any employee benefit plan of Parent, the Surviving Corporation, or any of their Subsidiaries, including any such plans providing vacation, sick pay, severance and retirement benefits maintained by Parent or its Subsidiaries in which such Post-Merger Employees participate for purposes of eligibility, vesting and entitlement to benefits, including for severance benefits and vacation entitlement (but not for accrual of pension benefits), to the extent past service was recognized for such Post-Merger Employees under the comparable Company Employee Plans immediately prior to the Effective Time. Notwithstanding the foregoing, nothing in this Section 6.13 shall be construed to require crediting of service that would result in (i) duplication of benefits or (ii) service credit for benefit accruals under a defined benefit pension plan.

(c) In the event of any change in the welfare benefits provided to Post-Merger Employees following the Effective Time, it is Parent’s and the Company’s intention that Parent shall use its reasonable best efforts to cause (i) the waiver of all limitations as to pre-existing conditions, exclusions and waiting periods with respect to participation and coverage requirements applicable to the Post-Merger Employees (and their eligible dependents) under any welfare benefit plans in which Post-Merger Employees participate following the Effective Time, to the extent that such conditions, exclusions or waiting periods would not apply in the absence of such change, and (ii) for the plan year in which the Effective Time occurs, the crediting of each Post-Merger Employee (or his or her eligible dependents) with any co-payments and deductibles paid prior to any such change in satisfying any applicable deductible or out-of-pocket requirements after such change.

(d) Nothing in this Section 6.13, express or implied, shall confer upon any Company Employee, or any legal representative or beneficiary thereof, any rights or remedies, including any right to employment or continued employment for any specified period, or compensation or benefits of any nature or kind whatsoever under this Agreement. Nothing in this Section 6.13, express or implied, shall be construed to prevent Parent from terminating or modifying to any extent or in any respect any benefit plan that Parent may establish or maintain. Notwithstanding anything to the contrary contained in this Section 6.13, nothing contained in this Agreement shall be treated as an amendment to any Company Employee Plan or creation of an employee benefit plan.

6.14 Section 16 Matters.  Parent and the Company agree that, in order to most effectively compensate and retain the Company Insiders in connection with the Merger, both prior to and after the Effective Time, it is desirable that the conversion of Shares into shares of Parent Common Stock in the Merger by the Company Insiders be exempted from liability under Section 16(b) of the Exchange Act to the fullest extent permitted by Law, and for that compensatory and retentive purpose agree to the provisions of this Section 6.14. Assuming that the Company delivers to Parent the Section 16 Information in a timely fashion, the Board of Directors of Parent, or a committee of Non-Employee Directors thereof (as such term is defined for purposes of Rule 16b-3(d) under the Exchange Act), shall adopt a resolution providing that the receipt by the Company

Insiders of Parent Common Stock in exchange for Company Shares pursuant to the transactions contemplated by this Agreement and to the extent such securities are listed in the Section 16 Information, are intended to be exempt from liability pursuant to Section 16(b) under the Exchange Act. For the purposes of this Agreement, “Section 16 Information” shall mean information that is accurate in all material respects and provides reasonably specific details regarding the identity of the Company Insiders and the number of Company Shares held by each such Company Insider to be exchanged for Parent Common Stock in the Merger; and “Company Insiders” shall mean those officers and directors of the Company who may be subject to the reporting requirements of Section 16(a) of the Exchange Act on or following the Effective Time and who are listed in the Section 16 Information.

6.15 Stockholder Litigation.  Each party hereto shall promptly advise the other orally and in writing of any litigation commenced or threatened in writing to be commenced by any stockholder of such party against such party and/or any of its directors relating to this Agreement and/or the transactions contemplated by this Agreement, including the Merger, and shall keep the other party fully informed regarding any such litigation. Each party shall give the other the opportunity to participate in, subject to a customary joint defense agreement, the defense or settlement of any such litigation, shall give due consideration to the other’s advice with respect to such litigation and shall not settle any such litigation without the prior written consent of the other party (not to be unreasonably withheld, conditioned or delayed).

6.16 Transition Committee.  Promptly after the date hereof, Parent and the Company will establish a transition committee (the “Transition Committee”), the co-chairs of which will be (i) Parent’s Chief Financial Officer or such other Person designated by Parent’s Chief Executive Officer and (ii) the Company’s Chief Operating Officer or such other Person designated by the Company’s Chief Executive Officer (the “Transition Co-Chairpersons”), and the other members of which shall consist of three other representatives of Parent and three other representatives of the Company, or such number as the Chief Executive Officers of Parent and the Company agree, designated by the Transition Co-Chairpersons and approved by the Chief Executive Officer (or his designee) of each of Parent and the Company. The parties shall instruct the Transition Committee, subject to the terms of the Non-Disclosure Agreement and applicable Laws, to facilitate the collection and exchange of information concerning the business, operations, capital spending and budgets and financial results of Parent and the Company to the extent necessary to identify ways in which the operations of Parent and the Company can be consolidated, coordinated and/or otherwise enhanced following the Effective Time, shall cooperate in good faith on identifying any recommendations therefor and shall undertake such other tasks as jointly delegated to it by the Chief Executive Officers of the Company and Parent. The Transition Committee shall present its findings from time to time to the management of the Company and Parent.

6.17 Registration Rights Agreements.  Upon the written request of any Significant Company Shareholder delivered to Parent on or prior to the third (3rd) Business Day following the Closing Date, Parent shall as promptly as practicable (and in any event within three (3) Business Days following such request) execute and deliver to such Significant Company Shareholder a registration and information rights agreement in the form attached hereto as Exhibit D (any such agreement, a “Registration Rights Agreement”).

ARTICLE VII

CONDITIONS TO THE MERGER

7.1 Conditions to Obligations of Each Party to Effect the Merger.  The respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction on or prior to the Closing Date of the following conditions, any of which may be waived, in writing, by mutual agreement of Parent and the Company:

(a) Court Approval.  The Court Approval approving the Merger Proposal shall have been obtained.

(b) No Order; Antitrust Approvals.  No Governmental Entity shall have enacted, issued, promulgated, enforced or entered any Law (including any injunction or other order, whether temporary, preliminary or permanent) which is in effect and which has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger. The waiting period under the HSR Act shall have expired or been terminated, and all approvals under any other Antitrust Laws required to be obtained prior to the consummation of the Merger or in connection with the other transactions contemplated hereby shall have been obtained.

(c) Israeli Governmental Entity Approvals.  All Israeli Governmental Entity approvals required pursuant to Israeli legal requirements for the consummation of the Merger shall have been obtained, including (i) approval of the Investment Center, (ii) receipt of the Israeli Income Tax Rulings and the Section 102 Ruling in each case in form and substance reasonably acceptable to the Company and Parent, and (iii) notification of the Merger to the OCS as well as approval of the OCS, and such approvals shall not include or be subject to terms or conditions which would have a Material Adverse Effect on the Company or Parent.

(d) Parent Stockholder Approval.  The Parent Stockholder Approval shall have been obtained; provided, however, that if the Company shall have waived (i) the portion of the condition set forth in this Section 7.1(d) that the Parent Stockholder Approval (with respect to the Certificate Amendment only) shall have been obtained and (ii) the portion of the condition set forth in Section 7.2(d) (with respect to the Certificate Amendment only), Parent shall waive the condition set forth in this Section 7.1(d) that the Parent Stockholder Approval (with respect to the Certificate Amendment only) shall have been obtained.

(e) Nasdaq Listings.  The shares of Parent Common Stock issuable to the Company’s shareholders in the Merger and such other shares of Parent Common Stock to be reserved for issuance in connection with the Merger shall have been approved for listing on Nasdaq or on such national securities exchange as Parent Common Stock is then listed.

7.2 Additional Conditions to the Obligations of the Company.  The obligation of the Company to consummate and effect the Merger shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively by the Company:

(a) Representations and Warranties.  (i) The representations and warranties of Parent and Merger Sub set forth in Sections 4.1, 4.3, 4.4(a), 4.4(c), 4.7, 4.18, 4.20 and 4.22 shall have been true and correct as of the date of this Agreement and shall be true and correct on and as of the Closing Date with the same force and effect as if made on the Closing Date (in either case other than those representations and warranties which address matters only as of a particular date, which representations and warranties shall have been true and correct as of such particular date), except in either case contemplated by this clause (i) for de minimis inaccuracies, and (ii) the other representations and warranties of Parent and Merger Sub set forth in this Agreement shall have been true and correct as of the date hereof and shall be true and correct on and as of the Closing Date with the same force and effect as if made on the Closing Date (in either case other than those representations and warranties which address matters only as of a particular date, which representations shall have been true and correct as of such particular date), except in either case contemplated by this clause (ii) where the failure of such representations and warranties to be true and correct (disregarding all qualifications or limitations as to materiality, Material Adverse Effect or words of similar import set forth therein) individually or in the aggregate has not had and would not reasonably be expected to have a Material Adverse Effect on Parent. The Company shall have received a certificate to such effect signed on behalf of Parent by an executive officer of Parent.

(b) Agreements and Covenants.  Each of Parent and Merger Sub shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Closing Date, and the Company shall have received a certificate to such effect signed on behalf of Parent by an executive officer of Parent.

(c) No Material Adverse Effect.  Since the date hereof, there shall not have occurred any Material Adverse Effect with respect to Parent, and the Company shall have received a certificate to such effect signed on behalf of Parent by an executive officer of Parent.

(d) Certificate Amendment and Parent By-Law Amendments.  Parent shall have filed the Certificate Amendment with the Secretary of State of the State of Delaware in accordance with Section 242 of the DGCL and shall have caused the Parent By-Law Amendments to be effective as of the Effective Time.

(e) OCS Undertaking.  Parent shall have executed and filed with the Office of Chief Scientist an undertaking in the Office of Chief Scientist’s standard form.

(f) Federal Tax Opinion.  The Company shall have received the opinion of Kirkland & Ellis LLP, in form and substance reasonably satisfactory to the Company, dated the Closing Date, rendered on the basis of facts, representations and assumptions set forth in such opinion and certificates obtained from officers of the Company and Parent, all of which are consistent with the state of facts existing as of the Effective Time, to the effect that the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Code. In rendering the tax opinion described in this Section 7.2(f), Kirkland & Ellis LLP may require and rely upon representations contained in certificates of officers of the Company and Parent.

7.3 Additional Conditions to the Obligations of Parent and Merger Sub.  The obligations of each of Parent and Merger Sub to consummate and effect the Merger shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively by Parent:

(a) Representations and Warranties.  (i) The representations and warranties of the Company set forth in Sections 3.1, 3.3, 3.4(a), 3.7, 3.18 and 3.20 shall have been true and correct as of the date of this Agreement and shall be true and correct on and as of the Closing Date with the same force and effect as if made on the Closing Date (in either case other than those representations and warranties which address matters only as of a particular date, which representations and warranties shall have been true and correct as of such particular date, except in either case contemplated by this clause (i) for de minimis inaccuracies, and (ii) the other representations and warranties of the Company set forth in this Agreement shall have been true and correct as of the date hereof and shall be true and correct on and as of the Closing Date with the same force and effect as if made on the Closing Date (in either case other than those representations and warranties which address matters only as of a particular date, which representations shall have been true and correct as of such particular date), except in either case contemplated by this clause (ii) where the failure of such representations and warranties to be true and correct (disregarding all qualifications or limitations as to materiality, Material Adverse Effect or words of similar import set forth therein) individually or in the aggregate has not had and would not reasonably be expected to have a Material Adverse Effect on the Company. Each of Parent and Merger Sub shall have received a certificate to such effect signed on behalf of the Company by an executive officer of the Company.

(b) Agreements and Covenants.  The Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date, and each of Parent and Merger Sub shall have received a certificate to such effect signed on behalf of the Company by an executive officer of the Company.

(c) No Material Adverse Effect.  Since the date hereof, there shall not have occurred any Material Adverse Effect with respect to the Company, and Parent shall have received a certificate to such effect signed on behalf of the Company by an executive officer of the Company.

(d) Federal Tax Opinion.  Parent shall have received the opinion of Hogan Lovells US LLP, in form and substance reasonably satisfactory to Parent, dated the Closing Date, rendered on the basis of facts, representations and assumptions set forth in such opinion and certificates obtained from officers of the Company and Parent, all of which are consistent with the state of facts existing as of the Effective Time, to the effect that the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Code. In rendering the tax opinion described in this Section 7.3(d), Hogan Lovells US LLP may require and rely upon representations contained in certificates of officers of the Company and Parent.

ARTICLE VIII

TERMINATION

8.1 Termination.  Notwithstanding anything in this Agreement to the contrary, this Agreement may be terminated and the transactions contemplated hereby abandoned at any time prior to the Effective Time, whether before or after receipt of the Court Approval, an affirmative Section 350 Vote or the Parent Stockholder Approval:

(a) by mutual written consent of Parent and the Company;

(b) by either the Company or Parent if:

(i) the Merger shall not have been consummated prior to March 31, 2012 (as may be extended pursuant to this Section 8.1(b)(i), the “Termination Date”); provided, however, that (A) the right to terminate this Agreement under this Section 8.1(b) shall not be available to any party whose action or failure to act has been the principal cause of or resulted in the failure of the Merger to occur on or before such date, and (B) if, on the initial Termination Date set forth above, the expiration or termination of any applicable waiting period or any required clearances under the HSR Act or any other Antitrust Laws shall not have been obtained or any Israeli Governmental Entity approval shall not have been obtained but all other conditions to the consummation of the transactions contemplated by Article VII have been satisfied (or if to be satisfied at the Closing, are capable of being satisfied), then the initial Termination Date shall be automatically extended, without further action by the parties hereto, to be June 30, 2012; and provided further that (x) any purported termination of this Agreement by Parent pursuant to this Section 8.1(b)(i) shall be deemed a termination of this Agreement by the Company pursuant to Section 8.1(d)(i) if, at the time of any such intended termination by Parent, the Company is entitled to terminate this Agreement pursuant to Section 8.1(d)(i), and (y) any purported termination of this Agreement by the Company pursuant to this Section 8.1(b)(i) shall be deemed a termination of this Agreement by Parent pursuant to Section 8.1(c)(i) if, at the time of any such intended termination by the Company, Parent is entitled to terminate this Agreement pursuant to Section 8.1(c)(i);

(ii) a Governmental Entity shall have enacted, issued, promulgated, enforced or entered any Law (including an injunction or other order) or taken any other action, in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger, which Law (including any such injunction or other order) or other action shall have become final and nonappealable;

(iii) the Court Approval shall not have been obtained after consideration of the Applicable Court of the hearing at which the Court Approval is to be considered (or any adjournment thereof or upon any subsequent ruling therefrom); provided, however, that any purported termination of this Agreement by the Company pursuant to this Section 8.1(b)(iii) shall be deemed a termination of this Agreement by Parent pursuant to Section 8.1(c)(i) if, at the time of any such intended termination by the Company, Parent is entitled to terminate this Agreement pursuant to Section 8.1(c)(i); or

(iv) the Parent Stockholder Approval shall not have been obtained at the Parent Stockholders Meeting (or any adjournment thereof); provided, however, that any purported termination of this Agreement by Parent pursuant to this Section 8.1(b)(iv) shall be deemed a termination of this Agreement by the Company pursuant to Section 8.1(d)(i) if, at the time of any such intended termination by Parent, the Company is entitled to terminate this Agreement pursuant to Section 8.1(d)(i);

(c) by Parent, if:

(i) (A) the Company shall have effected a Company Change of Recommendation, whether or not permitted by the terms hereof; (B) the Company shall have delivered a notice to Parent of its intent to effect a Company Change of Recommendation in accordance with Section 6.6(e); (C) the Company shall have failed to include in the Information Statement the Company Recommendation; (D) following the request in writing by Parent, the Board of Directors of the Company shall have failed to reaffirm publicly the Company Recommendation within five (5) Business Days after Parent requests in writing that such recommendation be reaffirmed publicly; provided, however, that Parent shall only be entitled to make such a written request for reaffirmation (and the Company shall only be required to reaffirm publicly the Company Recommendation) an aggregate of three (3) times and thereafter an additional one time for each new Company Acquisition Proposal and an additional one time for each material amendment to any Company Acquisition Proposal; or (E) the Company shall have breached, in any material respect, the provisions of Section 6.6;;

(ii) there shall have been a breach by the Company of any of its representations, warranties, covenants or obligations contained in this Agreement, which breach would result in the failure to satisfy by the Termination Date one or more of the conditions set forth in Section 7.1 or Section 7.3, and in any such case such breach shall be incapable of being cured or, if capable of being cured, shall not have been cured within thirty (30) days after written notice thereof shall have been received by the Company of such breach; provided, however, the right to terminate this Agreement under this Section 8.1(c)(ii) shall not be available to Parent if at such time the Company would be entitled to terminate this Agreement pursuant to Section 8.1(d)(ii) or if Parent is otherwise in material breach of its obligations hereunder; or

(iii) Parent effects a Parent Change of Recommendation to accept a Parent Acquisition Proposal in accordance with Section 6.7(e), provided that the right to terminate this Agreement pursuant to this Section 8.1(c)(iii) shall not be available to Parent unless Parent pays or has paid the Parent Termination Fee to the Company in accordance with Section 8.3 (provided that the Company shall have provided wiring instructions for such payment or, if not, then such payment shall be paid promptly following delivery of such instructions); it being understood that Parent may enter into any agreement providing for a Parent Acquisition Transaction simultaneously with the termination of this Agreement pursuant to this Section 8.1(c)(iii); or

(d) by the Company, if:

(i) (A) Parent shall have effected a Parent Change of Recommendation, whether or not permitted by the terms hereof; (B) Parent shall have delivered a notice to the Company of its intent to effect a Parent Change of Recommendation in accordance with Section 6.7(e); (C) Parent shall have failed to include in the Proxy Statement the Parent Recommendation; (D) following the request in writing by the Company, the Board of Directors of Parent shall have failed to reaffirm publicly the Parent Recommendation within five (5) Business Days after the Company requests in writing that such recommendation be reaffirmed publicly; provided, however, that the Company shall only be entitled to make such a written request for reaffirmation (and Parent shall only be required to reaffirm publicly the Parent Recommendation) an aggregate of three (3) times and thereafter an additional one time for each new Parent Acquisition Proposal and an additional one time for each material amendment to any Parent Acquisition Proposal; or (E) Parent shall have breached, in any material respect, the provisions of Section 6.7;

(ii) there shall have been a breach by Parent or Merger Sub of any of its representations, warranties, covenants or obligations contained in this Agreement, which breach would result in the failure to satisfy by the Termination Date one or more of the conditions set forth in Section 7.1 or Section 7.2, and in any such case such breach shall be incapable of being cured or, if capable of being cured, shall not have been cured within thirty (30) days after written notice thereof shall have been received by Parent or Merger Sub of such breach; provided, however, the right to terminate this Agreement under this Section 8.1(d)(ii) shall not be available to the Company if at such time Parent would be entitled to terminate this Agreement pursuant to Section 8.1(c)(ii) or if the Company is otherwise in material breach of its obligations hereunder;

(iii) the Company effects a Company Change of Recommendation to accept a Company Acquisition Proposal in accordance with Section 6.6(e), provided that the right to terminate this Agreement pursuant to this Section 8.1(d)(iii) shall not be available to the Company unless the Company pays or has paid the Company Termination Fee to Parent in accordance with Section 8.3

(provided that Parent shall have provided wiring instructions for such payment or, if not, then such payment shall be paid promptly following delivery of such instructions); it being understood that the Company may enter into any agreement providing for a Company Acquisition Transaction simultaneously with the termination of this Agreement pursuant to this Section 8.1(d)(iii).

A party hereto may only terminate this Agreement if such termination has been duly authorized by an action of the Board of Directors of such party.

8.2 Notice of Termination; Effect of Termination.  A party desiring to terminate this Agreement shall give written notice of such termination to the other party, specifying the provision pursuant to which such termination is effective. In the event of the termination of this Agreement as provided in Section 8.1, this Agreement shall be of no further force and effect, except (i) each of this Section 8.2, Section 8.3 and Article IX, shall survive the termination of this Agreement and (ii) nothing herein shall relieve any party from liability for any material breach of this Agreement occurring prior to the termination of this Agreement that is a consequence of an act or failure to act of an executive officer of the party taking such act or failing to take such act with the actual knowledge that the taking of such act or the failure to take such act would, or would be reasonably expected to, cause a breach of this Agreement. No termination of this Agreement shall affect the obligations of the parties contained in the Non-Disclosure Agreement, all of which obligations shall survive termination of this Agreement in accordance with their terms.

8.3 Fees and Expenses.

(a) Other than as specifically provided in this Section 8.3 or otherwise agreed to in writing by the parties hereto, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs or expenses, whether or not the Merger is consummated.

(b) Parent shall pay to the Company the Parent Termination Fee if this Agreement is terminated as follows:

(i) if this Agreement is terminated by the Company pursuant to Section 8.1(d)(i), then Parent shall pay the entire Parent Termination Fee by the second Business Day following such termination;

(ii) if this Agreement is terminated by Parent pursuant to Section 8.1(c)(iii), then Parent shall pay to the Company the entire Parent Termination Fee upon such termination (provided that the Company shall have provided wiring instructions for such payment or, if not, then such payment shall be paid promptly following delivery of such instructions); or

(iii) (A) if this Agreement is terminated (1) by the Company pursuant to Section 8.1(d)(ii), (2) by the Company or Parent pursuant to Section 8.1(b)(iv) or (3) by the Company or Parent pursuant to Section 8.1(b)(i), and in any such case of (1), (2) or (3) above, a Parent Acquisition Proposal (including a previously communicated Parent Acquisition Proposal) shall have been publicly announced or otherwise communicated to a member of senior management or the Board of Directors of Parent (or any Person shall have publicly announced or communicated a bona fide intention, whether or not conditional, to make a Parent Acquisition Proposal) at any time after the date of this Agreement and prior to the taking of the vote of the stockholders of Parent at the Parent Stockholders Meeting, in the case of clause (2), or the date of termination, in the case of clauses (1) or (3), and (B) if within twelve (12) months after the date of such termination, Parent enters into a definitive agreement to consummate, or consummates, any Parent Acquisition Transaction, then Parent shall pay to the Company the Parent Termination Fee (less any amounts already paid by Parent, if any, pursuant to Section 8.3(e)) by the second Business Day following the date Parent enters into such definitive agreement or consummates such transaction; provided, however, that, solely for purposes of this Section 8.3(b)(iii), references in the definition of “Parent Acquisition Transaction” to twenty percent (20%) shall be deemed to mean fifty percent (50%).

(c) The Company shall pay to Parent the Company Termination Fee if this Agreement is terminated as follows:

(i) if this Agreement is terminated by Parent pursuant to Section 8.1(c)(i), then the Company shall pay the entire Company Termination Fee by the second Business Day following such termination;

(ii) if this Agreement is terminated by the Company pursuant to Section 8.1(d)(iii), then the Company shall pay to Parent the entire Company Termination Fee upon such termination (provided that Parent shall have provided wiring instructions for such payment or, if not, then such payment shall be paid promptly following delivery of such instructions); or

(iii) (A) if this Agreement is terminated (1) by Parent pursuant to Section 8.1(c)(ii), (2) by the Company or Parent pursuant to Section 8.1(b)(iii) or (3) by the Company or Parent pursuant to Section 8.1(b)(i), and in any such case of (1), (2) or (3) above, a Company Acquisition Proposal (including a previously communicated Company Acquisition Proposal) shall have been publicly announced or otherwise communicated to a member of senior management or the Board of Directors of the Company (or any Person shall have publicly announced or communicated a bona fide intention, whether or not conditional, to make a Company Acquisition Proposal) at any time after the date of this Agreement and prior to receipt of the Court Approval, in the case of clause (2), or the date of termination, in the case of clauses (1) or (3), and (B) if within twelve (12) months after the date of such termination, the Company enters into a definitive agreement to consummate, or consummates, any Company Acquisition Transaction, then the Company shall pay to Parent the Company Termination Fee (less any amounts already paid by the Company, if any, pursuant to Section 8.3(d)) by the second Business Day following the date the Company enters into such definitive agreement or consummates such transaction; provided, however, that, solely for purposes of this Section 8.3(c)(iii), references in the definition of “Company Acquisition Transaction” to twenty percent (20%) shall be deemed to mean fifty percent (50%).

(d) If this Agreement is terminated pursuant to Section 8.1(b)(iii) in circumstances under which the provisions of Section 8.1(c)(i) are inapplicable, then the Company shall pay to Parent an amount equal to $3,000,000 by the second (2nd) Business Day following such termination.

(e) If this Agreement is terminated pursuant to Section 8.1(b)(iv) in circumstances under which the provisions of Section 8.1(d)(i) are inapplicable, then Parent shall pay to the Company an amount equal to $3,000,000 by the second (2nd) Business Day following such termination.

(f) All amounts paid pursuant to this Section 8.3 shall be by wire transfer of immediately available funds to an account directed by the party hereto entitled to payment as long as such account has been identified by such party. Each party hereto agrees that the agreements contained in this Section 8.3 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, the other parties would not enter into this Agreement; accordingly, if any party fails promptly to pay any amounts due under this Section 8.3 and, in order to obtain such payment, the other party commences a suit that results in a judgment against the party failing to pay for such amounts, then the party failing to pay such amounts shall pay interest on such amounts from the date payment of such amounts was due to the date of actual payment at the prime rate of the Bank of New York in effect on the date such payment was due, together with the reasonable, documented out-of-pocket costs and expenses of the party seeking collection (including reasonable legal fees and expenses) in connection with such suit.

ARTICLE IX

GENERAL PROVISIONS

9.1 Non-Survival of Representations and Warranties.  The representations and warranties of the Company, Parent and Merger Sub contained in this Agreement shall terminate and be of not further force and effect as of the Closing, and only the covenants that by their terms contemplate performance after the Closing shall survive the Closing.

9.2 Notices.  Any notice required to be given hereunder shall be sufficient if in writing, and sent by facsimile or email transmission, by reliable overnight delivery service (with proof of service) or hand delivery (provided that any notice received on any non-Business Day or any Business Day after 5:00 p.m. (addressee’s local time) shall be deemed to have been received at 9:00 a.m. (addressee’s local time) on the next Business Day unless the notice is required by this Agreement to be delivered within a number of hours or calendar days), addressed as follows (or at such other address, email address or facsimile number for a party as shall be specified by like notice):

(a) if to Parent or Merger Sub, to:

S1 Corporation
705 Westech Drive,
Norcross, Georgia 30092
Attention: General Counsel
Facsimile: (404) 923-6460
Email: greg.orenstein@s1.com

with a copy (which shall not constitute notice) to each of:

Hogan Lovells US LLP
Columbia Square
555 Thirteenth Street, NW
Washington, DC 20004
Attention: Daniel Keating
Facsimile: (202) 637-5910
Email: daniel.keating@hoganlovells.com

Zellermayer Pelossof & Co. Advocates
The Rubinstein House
20 Lincoln Street, 12th Floor
Tel-Aviv 67134
Israel
Attention: Michael Zellermayer
Facsimile: +972 (3) 625-5500
Email: miki@zelpel.com

if to the Company, to:

Fundtech Ltd.
c/o Fundtech Corporation
30 Montgomery Street, Suite 501
Jersey City, New Jersey 07302
Attention: General Counsel
Facsimile: (201) 946-1313
Email: joseph.aulenti@fundtech.com

with a copy (which shall not constitute notice) to each of:

Kirkland & Ellis LLP 601 Lexington Avenue New York, New York 10022 Attention:	David Fox William B. Sorabella Facsimile: (212) 446-6460 E-mail: david.fox@kirkland.com william.sorabella@kirkland.com

Kramer Levin Naftalis & Frankel LLP 1177 Avenue of the Americas New York, New York 10036 Attention:	Scott Rosenblum Richard Gilden Facsimile: (212) 715-8411 Email: srosenblum@kramerlevin.com rgilden@kramerlevin.com

Meitar Liquornik Geva & Leshem Brandwein
16 Abba Hillel Street
Ramat Gan 52506
Israel
Attention: Clifford M. J. Felig
Facsimile: +972 (3) 610-3757
Email: cfelig@meitar.com

9.3 Construction.  For the purposes of this Agreement, except as otherwise expressly provided herein or unless the context otherwise requires: (i) words using the singular or plural number also include the plural or singular number, respectively, and the use of any gender herein shall be deemed to include the other genders; (ii) references herein to “Articles,” “Sections,” “subsections” and other subdivisions, without reference to a document are to the specified Articles, Sections, subsections and other subdivisions of this Agreement; (iii) a reference to a subsection or other subdivision without further reference to a Section is a reference to such subsection or subdivision as contained in the same Section in which the reference appears; (iv) the words “herein,” “hereof,” “hereunder,” “hereby” and other words of similar import refer to this Agreement as a whole and not to any particular provision; (v) the words “include,” “includes” and “including” are deemed to be followed by the phrase “without limitation”; (vi) all accounting terms used and not expressly defined herein have the respective meanings given to them under GAAP, as applicable; and (vii) any reference herein to any Law or legal requirement (including to any statute, ordinance, code, rule, regulation, or any provision thereof) shall be deemed to include reference to such Law and or to such legal requirement, as amended, and any legal requirements promulgated thereunder or successor thereto. It is understood and agreed that, in the absence of compelling legal authority to the contrary, the Company, the Board of Directors of the Company and the Company’s outside legal counsel shall be entitled to rely on and deem applicable to the Company and the Board of Directors of the Company the Law applicable to corporations incorporated in Delaware for purposes of making the conclusions contemplated by Section 6.6 (and providing advice with respect thereto) relating to the fiduciary obligations of such Person for purposes of this Agreement, and that references to the “fiduciary duties” of the Board of Directors of the Company and other terms of similar import shall, for purposes of this Agreement, include reference to such Delaware Law. The immediately preceding sentence is intended only to govern the contractual rights of the parties to this Agreement; it being understood and agreed that nothing in this Agreement is intended to modify any fiduciary duties of the Company’s Board of Directors under applicable Law or give rise to any breach or violation of this Agreement on the part of the Company by reason of the fact that the Board of Directors of the Company has complied with the Law of the State of Israel, rather than the Delaware Law, governing the duties owed by a director of a company formed under the Laws of the State of Israel to such company, its shareholders or any other Person.

9.4 Headings; Table of Contents.  Headings of the Articles and Sections of this Agreement are for convenience of the parties only and shall be given no substantive or interpretive effect whatsoever. The table of contents to this Agreement is for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

9.5 Mutual Drafting.  The parties hereto agree that they have jointly drafted and have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any Law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

9.6 Disclosure Schedules.  All capitalized terms not defined in the Disclosure Schedules shall have the meanings assigned to them in this Agreement. Each representation and warranty of a party in this Agreement is made and given, and the covenants are agreed to, subject to the disclosures and exceptions set forth on such party’s Disclosure Schedule. The disclosure of any matter in any section of a party’s Disclosure Schedule shall be deemed to be a disclosure by such party for all purposes of this Agreement and all other sections of such party’s Disclosure Schedule to which such disclosure reasonably would be inferred. The listing of any matter on a party’s Disclosure Schedule shall expressly not be deemed to constitute an admission by such party, or to otherwise imply, that any such matter is material, is required to be disclosed by such party under this Agreement or falls within relevant minimum thresholds or materiality standards set forth in this Agreement. No disclosure in a party’s Disclosure Schedule relating to any possible breach or violation by such party of any Contract or Law shall be construed as an admission or indication that any such breach or violation exists or has actually occurred. In no event shall the listing of any matter in a party’s Disclosure Schedule be deemed or interpreted to expand the scope of such party’s representations, warranties and/or covenants set forth in this Agreement.

9.7 Counterparts; Facsimile and Electronic Signatures.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart. This Agreement or any counterpart may be executed and delivered by facsimile copies or delivered by electronic communications by portable document format (.pdf), each of which shall be deemed an original.

9.8 Entire Agreement; Third Party Beneficiaries.  This Agreement and the documents and instruments and other agreements among the parties hereto as contemplated by or referred to herein, including the Non-Disclosure Agreement, the Company Disclosure Schedule and the Parent Disclosure Schedule: (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof; and (b) except (i) the third party beneficiaries contemplated by Section 6.11, (ii) the right of the Company, on behalf of its shareholders, to pursue damages (including damages for the loss of economic benefits) on their behalf in the event of Parent’s breach of this Agreement, (iii) from and after the Effective Time, the right of the holders of Company Shares and Company Stock Options to receive the applicable Merger Consideration or other consideration to be paid hereunder as set forth in Article II, and (iv) the rights of any Significant Company Shareholder, who shall be third-party beneficiaries of Section 6.17, nothing in this Agreement shall confer upon any other Person any rights or remedies hereunder.

9.9 Amendment.  At any time prior to the Effective Time, any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Company, Parent and Merger Sub or, in the case of a waiver, by the party against whom the waiver is to be effective; provided, however, that after receipt of Court Approval, an affirmative Section 350 Vote or the Parent Stockholder Approval, if any such amendment or waiver shall by applicable Law or in accordance with the rules and regulations of Nasdaq or TASE require further approval of the shareholders of the Company or the stockholders of Parent, the effectiveness of such amendment or waiver shall be subject to the approval of the shareholders of the Company or the stockholders of Parent, as applicable. Notwithstanding the foregoing, no failure or delay by the Company or Parent in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any right hereunder.

9.10 Severability.  If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future Law, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such provision had never comprised a part hereof, (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by such provision or its severance herefrom and (d) in lieu of such provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such provision as may be possible.

9.11 Remedies; Specific Performance.  Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party hereto (on behalf of itself or third party beneficiaries of this Agreement, including the Company’s shareholders) will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties hereto agree that irreparable damage would occur in the event that any provision of this Agreement were not performed in accordance with its specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court having jurisdiction related to this Agreement as provided in Section 9.14 without the necessity of demonstrating damages or posting a bond, this being in addition to any other remedy to which they are entitled at law or in equity.

9.12 Assignment.  No party hereto may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

9.13 Applicable Law.  This Agreement shall be governed by and construed and enforced in accordance with the Laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule that would cause the application of the Laws of any other jurisdiction; provided, however, that any matter involving the internal corporate affairs of the Company or any party hereto shall be governed by the provisions of the jurisdictions of its incorporation. The rights of the shareholders of the Company and the provision of this Agreement that relate to the Court Approval and the Merger that are required under Laws of the State of Israel to be governed by the Laws of the State of Israel shall be governed by the Laws of the State of Israel.

9.14 CONSENT TO JURISDICTION AND SERVICE OF PROCESS.  EACH PARTY HERETO CONSENTS TO THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE COUNTY OF NEW YORK IN THE STATE OF NEW YORK AND IRREVOCABLY AGREES THAT ALL ACTIONS OR PROCEEDINGS RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY MAY BE LITIGATED ONLY IN SUCH COURTS. EACH PARTY HERETO ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS RESPECTIVE PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF SUCH COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF SUCH COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO SUCH PARTY AT THE ADDRESS SPECIFIED IN THIS AGREEMENT, SUCH SERVICE TO BECOME EFFECTIVE FIFTEEN (15) CALENDAR DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL IN ANY WAY BE DEEMED TO LIMIT THE ABILITY OF EITHER PARTY HERETO TO SERVE ANY SUCH LEGAL PROCESS, SUMMONS, NOTICES AND DOCUMENTS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW. NOTHING HEREIN SHALL LIMIT THE ABILITY OF EITHER PARTY TO APPLY TO ISRAELI COURTS FOR THE ENFORCEMENT OF ANY JUDGMENT RENDERED IN ANY STATE OR FEDERAL COURT LOCATED WITHIN THE COUNTY OF NEW YORK IN THE STATE OF NEW YORK IN ACCORDANCE WITH THE LAW OF ENFORCEMENT OF FOREIGN JUDGMENTS OF 1958 OR OTHERWISE.

9.15 WAIVER OF JURY TRIAL.  EACH OF PARENT, MERGER SUB AND THE COMPANY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF BUYER, MERGER SUB OR THE COMPANY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.

* * * * *

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized respective officers as of the date first written above.

S1 CORPORATION

By:	/s/ Johann Dreyer
Name:     Johann Dreyer

Title:	Chief Executive Officer

FINLAND HOLDINGS (2011) LTD.

By:	/s/ Johann Dreyer
Name:     Johann Dreyer

Title:	President

FUNDTECH LTD.

By:	/s/ Reuven Ben Menachem
Name:     Reuven Ben Menachem

Title:	Chief Executive Officer

{Signature Page to Agreement and Plan of Merger and Reorganization}

Exhibit A
to
Merger Agreement

Description of Certificate Amendment and Parent By-Laws Amendments

The Parent’s certificate of incorporation shall be amended to change the name of Parent from “S1 Corporation” to “Fundtech Corporation”

The Parent By-Law Amendments shall be adopted with the following effects:

(1) The By-laws of Parent shall be amended to change the name of Parent from “S1 Corporation” to “Fundtech Corporation.”

(2) Section 3.4 of the By-laws of Parent shall be amended such that each director chosen to fill a vacancy (not occurring by reason of an increase in the number of directors) shall hold office for the remainder of the unexpired term of the class of directors in which the vacancy occurred and until such director’s successor shall have been elected and qualified, or until such director’s earlier resignation or removal.

(3) The By-laws of Parent shall be amended to avoid any inconsistency between Parent’s By-laws and any of the terms expressly set forth in Section 2.9 of this Agreement, including the roles, duties and responsibilities of the Chief Executive Officer and Executive Chairman of the Board of Directors as set forth in Section 2.9 of this Agreement and the governance principles as set out on Exhibit C hereto.

A-1-1

Exhibit B
to
Merger Agreement

Post-Closing Board of Directors of Parent

Parent Designated Directors
John W. Spiegel
Johann Dreyer

Company Designated Directors
Reuven Ben-Menachem
Avi Fischer

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Exhibit C
to
Merger Agreement

Post-Closing Governance Principles of Parent

Parent shall take all necessary action, including by resolution of the Board of Directors, to amend or adopt, as applicable, effective as of the Effective Time, its Corporate Governance Guidelines, governance principles or other similar instrument or delegation of authority, to set out the roles, duties and responsibilities of the Executive Chairman of the Board of Directors and Chief Executive Officer of Parent to substantially conform with the principles set forth in this Exhibit C and to amend any by-law and to withdraw any prior resolution, governance guideline or other similar instrument or delegation of authority of Parent that is inconsistent herewith. The final form of the instrument effecting these principles shall be a in a form reasonably acceptable to the Company and Parent.

It is the intention of these guidelines that the Executive Chairman of the Board of Directors and the Chief Executive Officer shall work together in a cooperative manner to formulate and further the strategic, financial and managerial direction of Parent, subject at all time to the oversight and approval of the Parent Board of Directors. In furtherance of this policy, unless authorized by the Parent Board of Directors in advance, none of the Executive Chairman, Chief Executive Officer or any other officer of Parent or its Subsidiaries (in his or her capacity as an officer of Parent or any of its Subsidiaries) shall take any action (other than discussing or otherwise presenting a proposal for any such action to the Parent Board of Directors) on behalf of Parent or its Subsidiaries in furtherance of any of the items described below without the prior authorization or consent of each of the Executive Chairman and the Chief Executive Officer:

•	issuance of any equity interests of Parent or its Subsidiaries or any securities exercisable or exchangeable for or convertible into equity interests of Parent or its Subsidiaries, other than: (i) in the case of Subsidiaries, to Parent or a wholly owned subsidiary of Parent of stock or other equity interests in a Subsidiary of Parent; (ii) of equity compensation awards as determined by the Board of Directors of Parent; and (iii) of securities upon the exercise, conversion or exchange of any then-outstanding derivative security;

•	incurrence of any indebtedness for borrowed money, other than indebtedness (i) outstanding as of the Closing Date; or (ii) incurred in the ordinary course of business;

•	engaging in any merger, consolidation or other business combination transactions or recapitalization or reorganization;

•	acquisition of any enterprise or business (whether by merger, stock or assets) or other significant assets outside of the ordinary course of business;

•	sale or other disposition of any assets of Parent or any of its Subsidiaries outside of the ordinary course of business;

•	acquisition or development of any material new product or service offering;

•	engaging in any line of business substantially different from those lines of business conducted by Parent and its Subsidiaries immediately following the Closing Date;

•	hiring or termination of the executive chairman, chief executive officer, chief financial officer, chief operating officer, chief legal officer and each Person (including any consultant or other Person, even if not technically an employee) performing the functions of any such office (each a “Senior Officer”) or any Person who directly reports (including any consultant or other Person, even if not technically an employee) to any Senior Officer (together with the Senior Officers, each an “Applicable Employee”);

•	modification of the salary or other compensation of any Applicable Employee, materially changing the responsibilities of any Applicable Employee, or making any material changes to the employment agreement of any Applicable Employee;

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•	approval of (i) any operating or capital expenditure budget of Parent or any of its Subsidiaries or (ii) any material amendment or supplement to or other modification thereof;

•	institution, settlement, withdrawal or compromise of any material lawsuit, claim, counterclaim or other legal proceeding by or against Parent or any of its Subsidiaries or with respect to any of their respective material properties or assets; or

•	delegate any authority to take any of the foregoing actions to any other officer or employee.

None of the foregoing principles is intended to limit in any way any rights or obligations of the Parent Board of Directors, including any right of the Parent Board of Directors to take any action without the consent of any officer. If any provision of these principles is held to be illegal, invalid or unenforceable under any present or future law or the certificate of incorporation or any by-law of Parent or its Subsidiaries, (a) such provision will be fully severable, (b) these principles will be construed and enforced as if such provision had never comprised a part hereof and (c) the remaining provisions of these principles will remain in full force and effect and will not be affected by such provision or its severance herefrom.

The Parent Board of Directors may only change any of these principles by an action of a majority of all members of the Parent Board of Directors.

A-3-2

Exhibit D
to
Merger Agreement

Form of Registration Rights Agreement

[attached]

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Exhibit D

REGISTRATION AND INFORMATION RIGHTS AGREEMENT
among
S1 CORPORATION
and
EACH OF THE STOCKHOLDERS
of
FUNDTECH LTD.
PARTY HERETO
Dated as of          , 2011

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TABLE OF CONTENTS

Page

1.	Definitions	A-4-4
2.	Registration.	A-4-6
3.	Demand Registration.	A-4-7
4.	Piggyback Registration.	A-4-9
5.	Registration Procedures	A-4-10
6.	Registration Expenses	A-4-13
7.	Underwriting Requirements.	A-4-13
8.	Indemnification	A-4-14
9.	Rule 144 Information	A-4-16
10.	Information Rights	A-4-16
11.	Miscellaneous	A-4-18

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REGISTRATION AND INFORMATION RIGHTS AGREEMENT

This REGISTRATION AND INFORMATION RIGHTS AGREEMENT, dated as of          , 2011 (this “Agreement”), is entered into among S1 Corporation, a Delaware corporation (the “Company”), and the Holders. Capitalized terms not otherwise defined herein have the meanings set forth in Section 1.

WITNESSETH:

WHEREAS, an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) was entered into as of June 26, 2011 by and among the Company, Finland Holdings (2011) Ltd., a company organized under the laws of Israel and a wholly-owned direct subsidiary of the Company, and Fundtech Ltd., a company organized under the laws of Israel (the “Existing Issuer”).

WHEREAS, pursuant to the Merger Agreement, the Company will issue its Common Stock to Persons who are not “affiliates” of the Company or the Existing Issuer for purposes of Rule 145 under the Securities Act, which shares will not be subject to restrictions on resale arising under U.S. Securities laws, and shares of Common Stock issued to Persons who are “affiliates” of the Company or the Existing Issuer for purposes of Rule 145 under the Securities Act, which shares may be resold in reliance upon Rule 144 or Rule 145 under the Securities Act which contain limitations on the amount of securities that can be sold. Therefore, the Company is granting to the Holders certain rights to cause the Company to register the Shares and certain other Registrable Securities, on the terms and subject to the conditions set forth herein so that the Holders may resell Common Stock without such restrictions. The Company is also granting certain information rights required under applicable law.

NOW, THEREFORE, in consideration of the premises set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

1. Definitions.  As used in this Agreement, the following terms have the following meanings:

“Affiliate” means, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agreement” has the meaning set forth in the introduction.

“Automatic Shelf Registration Statement” means an “automatic shelf registration statement” as defined in Rule 405 promulgated under the Securities Act.

“Business Day” means any day (other than a day which is a Saturday, Sunday or legal holiday in the State of New York) on which banks are open for business in the State of New York.

“Company” has the meaning set forth in the preamble.

“Common Stock” means the Company’s common stock, par value $0.01 per share (or any successor common stock).

“Delay Period” means the period during which the filing or use of a Registration Statement is delayed pursuant to Section 2 or Section 3 hereof.

“Demand Notice” has the meaning set forth in Section 3(a)(i).

“Demand Registration” has the meaning set forth in Section 3(b).

“Demand Request” has the meaning set forth in Section 3(f).

“Effectiveness Period” has the meaning set forth in Section 3(c).

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“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Free Writing Prospectus” has the meaning set forth in Rule 405 under the Securities Act.

“GAAP” has the meaning set forth in Section 10(a).

“Holder” means each person identified as a Holder on the signature pages hereto who is the record or beneficial owner of Registrable Securities, together with their respective successors and permitted assigns who become parties to this Agreement.

“Indemnified Party” has the meaning set forth in Section 8(c).

“Indemnifying Party” has the meaning set forth in Section 8(c).

“Information Rights Minimum Securities Percentage” shall have the meaning set forth in Section 10(a).

“IFRS” has the meaning set forth in Section 10(a).

“Inspectors” has the meaning set forth in Section 5(j).

“Interruption Period” has the meaning set forth in Section 5.

“Losses” has the meaning set forth in Section 8(a).

“Marketing Materials” has the meaning set forth in Section 8(a).

“Merger” has the meaning set forth in the Merger Agreement.

“Merger Agreement” has the meaning set forth in the preamble.

“Outstanding Amount” has the meaning set forth in Section 3(a).

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof or other entity.

“Piggyback Registration” has the meaning set forth in Section 4(a).

“Prospectus” means the prospectus included in any Registration Statement (including a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and all other amendments and supplements to such prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such prospectus, including any Free Writing Prospectus.

“Records” has the meaning set forth in Section 5(j).

“Registrable Securities” means (i) the Shares and (ii) any additional shares of Common Stock acquired by any Holder after the date hereof, and any shares of Common Stock issued or distributed by way of a dividend, stock split or other distribution in respect of the Shares, or acquired by way of any rights offering or similar offering made in respect of the Shares, if such shares of Common Stock would, in the hands of such Holder, not be freely transferable in accordance with the intended method of disposition under Rule 144 under the Securities Act in one transaction. As to any particular Registrable Securities, once issued, such securities shall cease to be Registrable Securities when (i) a registration statement with respect to the sale of such Registrable Securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (ii) they shall have been distributed pursuant to Rule 144 under the Securities Act and are no longer “restricted securities”, or (iii) they shall have ceased to be outstanding.

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“Registration” means registration under the Securities Act of an offering of Registrable Securities pursuant to a Demand Registration or a Piggyback Registration.

“Registration Statement” means any registration statement of the Company filed under the Securities Act that covers resales of any of the Registrable Securities pursuant to the provisions of this Agreement, including the related Prospectus, all amendments and supplements to such registration statement, including pre- and post-effective amendments, all exhibits thereto and all material incorporated by reference or deemed to be incorporated by reference in such registration statement. The term “Registration Statement” shall also include any registration statement filed pursuant to Rule 462(b) to register additional securities in connection with any offering.

“road show” means any “road show” as defined in Rule 433 under the Securities Act, including an electronic road show.

“SEC” means the Securities and Exchange Commission or any other governmental agency at the time administering the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Shares” means the shares of Common Stock to be issued pursuant to the Merger Agreement.

“Shelf Registration” has the meaning set forth in Section 2(a).

“Shelf Takedown” has the meaning set forth in Section 11.

“underwritten registration” or “underwritten offering” means a registration or offering under the Securities Act in which securities of the Company are sold to one or more underwriters for reoffering to the public or directly to the public in which one or more financial institutions act as a placement agent and not merely as a market maker or broker.

“underwriter” means any Person or entity acting as an underwriter or placement agent with respect to the Registrable Securities.

“Voting Power Percentage Interest” means, when used with respect to one or more Holders, at any time, the fraction (the result of which is expressed as a percentage) (x) the numerator of which is the total number of votes then entitled to be cast by such Holder(s) on such matter (or if none is provided, generally in the ordinary course, to vote or take action generally in the election of directors) and (y) the denominator of which is the total number of votes then entitled to be cast on such matter (or if none is provided, generally in the ordinary course, to vote or take action generally in the election of directors) by all holders of securities of the Company (including such Holders(s)) issued and outstanding.

“Well-Known Seasoned Issuer” means a “well-known seasoned issuer” as defined in Rule 405 promulgated under the Securities Act and which (i) is a “well-known seasoned issuer” under paragraph (1)(i)(A) of such definition or (ii) is a “well-known seasoned issuer” under paragraph (1)(i)(B) of such definition and is also eligible to register a primary offering of its securities relying on General Instruction I.B.1 of Form S-3 or Form F-3 under the Securities Act.

“WKSI Determination Date” has the meaning set forth in Section 11.

2. Registration.

(a) The Company shall, as soon as practicable, but in any event not earlier than 20 days after but not later than 40 days after the issuance of the Shares file a Registration Statement relating to all Registrable Securities, to provide for the sale by the Holders thereof of the Registrable Securities from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act (a “Shelf Registration”).

(b) Notwithstanding anything herein, the Company shall include in the Shelf Registration (i) all Registrable Securities then known to the Company and (ii) any other Registrable Securities held by a Holder which any Holder notifies the Company should be included in such Registration Statement. A Holder wishing

A-4-6

not to have its Registrable Securities (or any portion thereof) included in the Shelf Registration may provide a written notice thereof to the Company. In the event that a Holder subsequently notifies the Company that it wishes to include Registrable Securities in the Registration Statement, the Company shall promptly amend the Registration Statement, if it has not been declared effective to include such Registrable Securities. If such Registrable Securities were held by a Registrable Holder at the filing of the Shelf Registration and should have been included pursuant to the terms hereof, the Company shall amend the Registration Statement to include such Registrable Securities (including, if necessary, by filing a Registration Statement that will be part of the same Prospectus pursuant to Rule 429 under the Securities Act).

(c) The Company shall use its reasonable best efforts to cause to be declared effective as promptly as practicable thereafter the Shelf Registration with respect to all Registrable Securities other than those excluded by the Holders pursuant to Section 2(b).

(d) The Company shall use its reasonable best efforts to keep any Registration Statement filed pursuant to this Section 2 continuously effective and usable for the resale of the Registrable Securities covered thereby for a period of three (3) years from the date on which the SEC declares such Registration Statement effective, or until such earlier date as all of the Registrable Securities covered by such Registration Statement have been sold pursuant to such Registration Statement. If any Registrable Securities remain issued and outstanding after thirty (30) full months following the initial effective date of such Shelf Registration, upon the request of Holder(s) of at least ten percent (10%) of the Registrable Securities then issued and outstanding, the Company shall, within thirty (30) days of such request, file a new Shelf Registration and shall thereafter use its reasonable best efforts to cause to be declared effective as promptly as practical, such new Shelf Registration.

(e) The Company shall be entitled to postpone the filing of any Registration Statement otherwise required to be prepared and filed by the Company pursuant to this Section 2, or suspend the use of any effective Registration Statement under this Section 2, for a reasonable period of time, if the Board of Directors of the Company determines in the Board of Directors’ reasonable good faith that the registration and distribution of the Registrable Securities covered or to be covered by such Registration Statement would (i) materially interfere with any pending material financing, acquisition, disposition, or corporate reorganization involving the Company or any of its subsidiaries, taken as a whole, (ii) require premature disclosure thereof, or (iii) be seriously detrimental to the Company and its stockholders, which such determination shall be made by a majority of the members then serving on the Company’s Board of Directors, and promptly gives the Holders written notice of such determination, containing a general statement of the reasons for such postponement and an approximation of the period of the anticipated delay; provided, however, that (i) the aggregate number of days included in all suspension period during any consecutive twelve (12) months shall not exceed the aggregate of (x) forty-five (45) days minus (y) the number of days occurring during all Interruption Periods during such consecutive twelve (12) months and (ii) a period of at least ninety (90) days shall elapse between the termination of any delay period or Interruption Period and the commencement of the immediately succeeding delay period. The Company shall not be entitled to initiate or continue a delay under this clause (e) unless it shall (A) concurrently prohibit sales by all other security holders under registration statements covering securities held by such other security holders and (B) in accordance with the Company’s policies from time to time in effect, forbid purchases and sales in the open market by directors and executive officers of the Company.

3. Demand Registration.

(a) Provided that the Company does not have the Registration Statement filed pursuant to Section 2 effective and usable to such Holder or group of Holders requesting a Demand Registration under this Section 3, any Holder or group of Holders holding, in the aggregate, thirty-five percent (35%) or more of the Registrable Securities then issued and outstanding (the “Outstanding Amount”) shall have the right, by written notice given to the Company (a “Demand Notice”), to request the Company to register under and in accordance with the provisions of the Securities Act all or any portion of the Registrable Securities designated by such Holder(s); provided, however, that the Registrable Securities requested to be registered constitute at least thirty-five percent (35%) of the Outstanding Amount. Each request for a Demand Registration shall be in writing and shall specify the approximate aggregate number of Registrable Securities requested to be

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registered (which aggregate number of Registrable Securities must either (i) have a value equal to at least $15,000,000 based on the closing price of such securities on the last trading day prior to the date of such request or, in the case no closing price is available, at the anticipated price offered to the public or (ii) equal the total number of Registrable Securities held by a Holders with respect to any Holder. In no event shall the Company be obligated to effectuate more than two (2) Demand Registrations in any 12-month period. A registration shall not count as a Demand Registration until it has become effective. In no event shall Shelf Registrations (and any other filing made pursuant to Section 2 hereof) or Shelf Takedowns be deemed to constitute Demand Registrations.

(b) Upon receipt of a Demand Notice, the Company shall promptly (and in any event within ten (10) Business Days from the date of receipt of such Demand Notice), notify all other Holders, if any, of the receipt of such Demand Notice and allow them the opportunity to include Registrable Securities held by them in the proposed registration by submitting their own Demand Notice. In connection with any Demand Registration in which more than one Holder participates, in the event that such Demand Registration, including any Shelf Takedown thereunder, involves an underwritten offering and the managing underwriter or underwriters participating in such offering advise in writing the Holders of Registrable Securities to be included in such offering that the total number of Registrable Securities to be included in such offering exceeds the amount that can be sold in (or during the time of) such offering without delaying or jeopardizing the success of such offering (including the price per share of the Registrable Securities to be sold), then the Registrable Securities to be offered shall be distributed amongst the participating Holders according to each Holder’s overall percentage of ownership in the Company. In the event of such a pro-rata distribution, to the extent that any Holder (or Holders) has not submitted a Demand Notice, or withdraws from the underwriting, then those Shares that would have been allocated pro-rata to the non-participating Holder if they had participated shall be distributed amongst the participating Holders, pro rata according to each participating Holder’s overall percentage of ownership in the Company.

(c) The Company, within thirty (30) days of the date on which the Company receives a Demand Notice given by Holders in accordance with Section 3(a), shall file with the SEC, and the Company shall thereafter use its reasonable best efforts to cause to be declared effective as promptly as practicable, a Registration Statement on the appropriate form for the registration and sale, in accordance with the intended method or methods of distribution, of the total number of Registrable Securities specified by the Holders in such Demand Notice (a “Demand Registration”). Any Demand Registration may, at the request of the Holders submitting the Demand Notice, be a Shelf Registration.

(d) The Company shall use reasonable best efforts to keep each Registration Statement filed pursuant to this Section 3 continuously effective and usable for the resale of the Registrable Securities covered thereby (i) in the case of a Registration that is not a Shelf Registration, for a period of one hundred twenty (120) days from the date on which the SEC declares such Registration Statement effective and (ii) in the case of a Shelf Registration, for a period of three (3) years from the date on which the SEC declares such Registration Statement effective, in either case (x) until such earlier date as all of the Registrable Securities covered by such Registration Statement have been sold pursuant to such Registration Statement, and (y) as such period may be extended pursuant to this Section 3. The time period for which the Company is required to maintain the effectiveness of any Registration Statement shall be extended by the aggregate number of days of all Delay Periods and all Interruption Periods occurring with respect to such Registration and such period and any extension thereof is hereinafter referred to as the “Effectiveness Period”. If any Registrable Securities remain issued and outstanding after thirty (30) full months following the initial effective date of a Shelf Registration filed pursuant to this Section 3, upon the request of Holder(s) of at least ten percent (10%) of the Registrable Securities then issued and outstanding, the Company shall, within thirty (30) days of such request, file a new Shelf Registration and shall thereafter use its reasonable best efforts to cause to be declared effective as promptly as practical, such new Shelf Registration.

(e) The Company shall be entitled to postpone the filing of any Registration Statement otherwise required to be prepared and filed by the Company pursuant to this Section 3, or suspend the use of any effective Registration Statement under this Section 3, for a reasonable period of time, if the Board of Directors of the Company determines in the Board of Directors’ reasonable good faith judgment that the registration and

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distribution of the Registrable Securities covered or to be covered by such Registration Statement would (i) materially interfere with any pending material financing, acquisition, disposition, or corporate reorganization involving the Company or any of its subsidiaries, taken as a whole, (ii) require premature disclosure thereof, or (iii) be seriously detrimental to the Company and its stockholders, which such determination shall be made by a majority of the members then serving on the Company’s Board of Directors, and promptly gives the Holders written notice of such determination, containing a general statement of the reasons for such postponement and an approximation of the period of the anticipated delay; provided, however, that (i) the aggregate number of days included in all delay periods during any consecutive twelve (12) months shall not exceed the aggregate of (x) forty-five (45) days minus (y) the number of days occurring during all Interruption Periods during such consecutive twelve (12) months and (ii) a period of at least ninety (90) days shall elapse between the termination of any delay period or Interruption Period and the commencement of the immediately succeeding delay period. If the Company shall so postpone the filing of a Registration Statement, the Holders of Registrable Securities to be registered shall have the right to withdraw the request for registration by giving written notice from the Holders of a majority of the Registrable Securities that were to be registered to the Company within forty-five (45) days after receipt of the notice of postponement or, if earlier, the termination of such delay period (and, in the event of such withdrawal, such request shall not be counted for purposes of determining the number of requests for registration to which the Holders of Registrable Securities are entitled pursuant to this Section 3). The Company shall not be entitled to initiate or continue a delay period unless it shall (A) concurrently prohibit sales by all other security holders under registration statements covering securities held by such other security holders and (B) in accordance with the Company’s policies from time to time in effect, forbid purchases and sales in the open market by directors and executive officers of the Company.

(f) The Company shall not include any securities (whether for its own account or otherwise) that are not Registrable Securities in any Registration Statement filed pursuant to this Section 3 without the prior written consent of the Holders of a majority in number of the Registrable Securities covered by such Registration Statement. Any such securities so included shall be subject to the cut-back provisions of Section 3(a)(ii).

(g) Holders of a majority in number of the Registrable Securities to be included in a Registration Statement pursuant to this Section 3 may, at any time prior to the effective date of the Registration Statement relating to such Registration, revoke such request (a “Demand Request”) by providing a written notice to the Company revoking such request. Any such Demand Request so withdrawn, prior to filing a Registration Statement pursuant to such Demand Request with the SEC, shall not be counted for purposes of determining the number of requests for registration to which the Holders of Registrable Securities are entitled pursuant to this Section 3. Any such Demand Request so withdrawn after filing the Registration Statement pursuant to the Demand Request to which such Registration Statement relates with the SEC shall not be counted for purposes of determining the number of requests for registration to which the Holders of Registrable Securities are entitled pursuant to this Section 3 if the Holders of Registrable Securities who revoked such request reimburse the Company for all its out-of-pocket expenses incurred in the preparation, filing and processing of the Registration Statement; provided, however, that, if such revocation was based on (i) the Company’s failure to comply in any material respect with its obligations hereunder or (ii) the institution by the Company of a Delay Period or the occurrence of any Interruption Period, such reimbursement shall not be required.

4. Piggyback Registration.

(a) Right to Piggyback.  If at any time the Company proposes to file a registration statement, or effectuate a Shelf Takedown, under the Securities Act with respect to a public offering by the Company for its own account or for the account of any other Person who is a holder of securities of the same type as the Registrable Securities (other than a registration statement (i) on Form S-8 or Form S-4 or any successor forms thereto, or (ii) filed solely in connection with a dividend reinvestment plan or an employee benefit plan), then the Company shall give written notice of such proposed filing to the Holders at least fifteen (15) days before the anticipated filing date. Such notice shall offer the Holders the opportunity to register such amount of Registrable Securities as they may request (a “Piggyback Registration”) or in the case of a Shelf Takedown, participate in such Shelf Takedown. Subject to Section 4(b), the Company shall include in each such Piggyback Registration all Registrable Securities with respect to which the Company has received written

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requests for inclusion therein within ten (10) days after notice has been given to the Holders. Each Holder shall be permitted to withdraw all or any portion of the Registrable Securities of such Holder from a Piggyback Registration at any time prior to the effective date of such Piggyback Registration.

(b) Priority on Piggyback Registrations.  The Company shall permit the Holders to include all such Registrable Securities on the same terms and conditions as any similar securities, if any, of the Company or any other persons included therein. Notwithstanding the foregoing, if the Company or the managing underwriter or underwriters participating in such offering advise the Holders in writing that the total amount of securities requested to be included in such Piggyback Registration exceeds the amount which can be sold in (or during the time of) such offering without delaying or jeopardizing the success of the offering (including the price per share of the securities to be sold), then the amount of securities to be offered for the account of the Holders and other holders of securities who have piggyback registration rights with respect thereto shall be reduced (to zero if necessary) pro rata on the basis of the number of Common Stock equivalents requested to be registered by each such Holder or other holder participating in such offering.

(c) Right To Abandon.  Nothing in this Section 4 shall create any liability on the part of the Company to the Holders if the Company in its sole discretion should decide not to file a registration statement proposed to be filed pursuant to Section 4(a) or to withdraw such registration statement subsequent to its filing, regardless of any action whatsoever that a Holder may have taken, whether as a result of the issuance by the Company of any notice hereunder or otherwise. Any such determination not to file or to withdraw a registration statement shall not affect the obligations of the Company to pay or to reimburse all Registration Expenses pursuant to Section 6.

(d) Shelf Takedown.  The provisions of this Section 4 shall apply equally with respect to any Shelf Takedown, including, without limitation the priority provisions of Section 4(b) by the Company or such other Person.

5. Registration Procedures.  In connection with the registration obligations of the Company pursuant to and in accordance with Sections 2, 3 and 4 (and subject to Sections 2, 3 and 4), the Company shall use its reasonable best efforts to effect such registration to permit the sale of such Registrable Securities in accordance with the intended method or methods of disposition thereof, and pursuant thereto the Company shall as expeditiously as possible:

(a) prepare and file with the SEC a Registration Statement for the sale of the Registrable Securities on any form for which the Company then qualifies or which counsel for the Company shall deem appropriate in accordance with such Holders’ intended method or methods of distribution thereof and include in such Registration Statement a plan of distribution reflecting such intended method or methods of distribution, and, subject to the Company’s right to terminate or abandon a registration pursuant to Section 4(c), use its reasonable best efforts to cause such Registration Statement to become effective and remain effective as provided herein;

(b) prepare and file with the SEC such amendments (including post-effective amendments) to such Registration Statement, and such supplements to the related Prospectus, as may be required by the rules, regulations or instructions applicable under the Securities Act during the applicable period in accordance with the intended methods of disposition specified by the Holders of the Registrable Securities covered by such Registration Statement, make generally available earnings statements satisfying the provisions of Section 11(a) of the Securities Act (provided that the Company shall be deemed to have complied with this Section if it has complied with Rule 158 under the Securities Act), and cause the related Prospectus as so supplemented to be filed pursuant to Rule 424 under the Securities Act; provided, however, that before filing a Registration Statement or Prospectus, or any amendments or supplements thereto (other than reports required to be filed by it under the Exchange Act that are incorporated or deemed to be incorporated by reference into the Registration Statement and the Prospectus except to the extent that such reports related primarily to the offering), the Company shall furnish to the Holders of Registrable Securities covered by such Registration Statement and their counsel for review and comment, copies of all documents required to be filed;

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(c) notify the Holders of any Registrable Securities covered by such Registration Statement promptly and (if requested) confirm such notice in writing, (i) when a Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to such Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request by the SEC for amendments or supplements to such Registration Statement or the related Prospectus or for additional information regarding the Company or the Holders, (iii) of the issuance by the SEC of any stop order suspending the effectiveness of such Registration Statement or the initiation of any proceedings for that purpose, (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, and (v) of the happening of any event that requires the making of any changes in such Registration Statement, Prospectus or documents incorporated or deemed to be incorporated therein by reference so that they will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

(d) use its reasonable best efforts to prevent the issuance of any order suspending the effectiveness of such Registration Statement or the qualification or exemption from qualification of any Registrable Securities for sale in any jurisdiction in the United States, and to obtain the lifting or withdrawal of any such order at the earliest practicable time;

(e) furnish to the Holder such number of copies of the preliminary prospectus, any amended preliminary prospectus, any Free Writing Prospectus, each final Prospectus and any post-effective amendment or supplement thereto, as such Holder may reasonably request in order to facilitate the disposition of the Registrable Securities of such Holder covered by such Registration Statement in conformity with the requirements of the Securities Act;

(f) prior to any public offering of Registrable Securities covered by such Registration Statement, use its reasonable best efforts to register or qualify such Registrable Securities for offer and sale under the securities or “Blue Sky” laws of such jurisdictions as the Holders of such Registrable Securities shall reasonably request in writing; provided, however, that the Company shall in no event be required to qualify generally to do business as a foreign corporation or as a dealer in any jurisdiction where it is not at the time required to be so qualified or to execute or file a general consent to service of process in any such jurisdiction where it has not theretofore done so or to take any action that would subject it to general service of process or taxation in any such jurisdiction where it is not then subject;

(g) upon the occurrence of any event contemplated by Section 5(c)(v), prepare a supplement or post-effective amendment to such Registration Statement or the related Prospectus or any document incorporated or deemed to be incorporated therein by reference and file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder (including upon the termination of any Delay Period), such Prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(h) use its reasonable best efforts to cause all Registrable Securities covered by such Registration Statement to be listed on each securities exchange or automated interdealer quotation system, if any, on which similar securities issued by the Company are then listed or quoted, or, if none, on such securities exchange or automated interdealer quotation system reasonably selected by the Holders of a majority of the Registrable Securities then outstanding;

(i) if such offering is an underwritten offering, make available for inspection by any Holder of Registrable Securities included in such Registration Statement, any underwriter participating in any offering pursuant to such Registration Statement, and any attorney, accountant or other agent retained by any such Holder or underwriter (collectively, the “Inspectors”), all financial and other records and other information, pertinent corporate documents and properties of any of the Company and its subsidiaries and affiliates (collectively, the “Records”), as shall be reasonably necessary to enable them to exercise their due diligence responsibilities; provided, however, that the Records that the Company determines, in good

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faith, to be confidential and which it notifies the Inspectors in writing are confidential shall not be disclosed to any Inspector unless such Inspector signs a confidentiality agreement reasonably satisfactory to the Company, which shall permit the disclosure of such Records in such Registration Statement or the related Prospectus if (i) necessary to avoid or correct a material misstatement in or material omission from such Registration Statement or Prospectus, (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction, or (iii) such information otherwise becomes publicly available; provided, further, however, that (A) any decision regarding the disclosure of information pursuant to subsection (i) shall be made only after consultation with counsel for the applicable Inspectors and the Company and (B) with respect to any release of Records pursuant to subsection (ii), each Holder of Registrable Securities agrees that it shall, promptly after learning that disclosure of such Records is sought in a court having jurisdiction, give notice to the Company so that the Company, at the Company’s expense, may undertake appropriate action to prevent disclosure of such Records;

(j) not later than the effective date of a Registration Statement, if a CUSIP number is not available for the intended method of distribution of the Registrable Securities, the Company shall provide to the Holders the CUSIP number for all Registrable Securities;

(k) in connection with any underwritten offering, whether a Shelf Takedown or otherwise, if requested by the underwriters, the Company shall not effect any public sale or distribution of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities (except pursuant to registrations on Form S-8 or Form S-4 under the Securities Act), during the ten (10) days prior to and the 90-day period beginning on, or such shorter period agreed to by the underwriters, the date of pricing of such Shelf Takedown, subject to customary extensions thereof to permit the publication of research under FINRA rules and the Company shall execute one or more agreements with the applicable underwriters reflecting this agreement; and

(l) if such offering is an underwritten offering, enter into such agreements (including an underwriting agreement in form, scope and substance as is customary in underwritten offerings) and take all such other appropriate and reasonable actions requested by the Holders of a majority of the Registrable Securities being sold in connection therewith (including those reasonably requested by the managing underwriters) in order to expedite or facilitate the disposition of such Registrable Securities, and in such connection, (i) use its reasonable best efforts to obtain opinions of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters and the Holders, addressed to each of the underwriters and the Holders as to the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by the Holders and the underwriters, (ii) use its reasonable best efforts to obtain “comfort” letters and updates thereof from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data are, or are required to be, included in the Registration Statement), addressed to each selling Holder of Registrable Securities covered by the Registration Statement (unless such accountants shall be prohibited from so addressing such letters by applicable standards of the accounting profession) and each of the underwriters, such letters to be in customary form and covering matters of the type customarily covered in “cold comfort” letters in connection with underwritten offerings, (iii) if requested and if an underwriting agreement is entered into, provide indemnification provisions and procedures customary for underwritten public offerings, but in any event no less favorable to the indemnified parties than the provisions set forth in Section 8, and (iv) provide for the reasonable participation and cooperation by the management of the Company with respect thereto, including participation by management in road shows, investor meetings and other customary cooperation. The above shall be done at each closing under such underwriting or similar agreement, or as and to the extent required thereunder.

The Company may require each Holder of Registrable Securities covered by a Registration Statement to furnish such information regarding such Holder and such Holder’s intended method of disposition of such Registrable Securities as it may from time to time reasonably request in writing. If any such information is not

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furnished within a reasonable period of time after receipt of such request, the Company may exclude such Holder’s Registrable Securities from such Registration Statement. Notwithstanding the foregoing, in no event shall any Holder be required to provide any information about its investors unless required by the SEC to do so.

Each Holder of Registrable Securities covered by a Registration Statement agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 5(c)(ii), 5(c)(iii), 5(c)(iv) or 5(c)(v), that such Holder shall discontinue disposition of any Registrable Securities covered by such Registration Statement or the related Prospectus until receipt of the copies of the supplemented or amended Prospectus contemplated by Section 5(g), or until such Holder is advised in writing by the Company that the use of the applicable Prospectus may be resumed, and has received copies of any amended or supplemented Prospectus or any additional or supplemental filings which are incorporated, or deemed to be incorporated, by reference in such Prospectus (such period during which disposition is discontinued being an “Interruption Period”) and, if requested by the Company, the Holder shall deliver to the Company (at the expense of the Company) all copies then in its possession, other than permanent file copies then in such holder’s possession, of the Prospectus covering such Registrable Securities at the time of receipt of such request.

6. Registration Expenses.  Whether or not any Registration Statement is filed or becomes effective, the Company shall pay all costs, fees and expenses incident to the Company’s performance of or compliance with this Agreement, including (i) all registration and filing fees, including FINRA filing fees, (ii) all fees and expenses of compliance with securities or “Blue Sky” laws, including reasonable fees and disbursements of counsel in connection therewith, (iii) printing expenses (including expenses of printing certificates for Registrable Securities and of printing prospectuses if the printing of prospectuses is requested by the Holders or the managing underwriter, if any), (iv) messenger, telephone and delivery expenses, (v) fees and disbursements of counsel for the Company, (vi) fees and disbursements of all independent certified public accountants of the Company (including expenses of any “comfort” letters required in connection with this Agreement) and all other persons retained by the Company in connection with such Registration Statement, (vii) the reasonable fees and disbursements of one counsel selected by Holders of a majority of the Registrable Securities being registered, to represent all such Holders, (viii) in the event of an underwritten offering, the expenses of the Company and the underwriters associated with any “road show” which are customarily paid or reimbursed by issuers, and (ix) all other costs, fees and expenses incident to the Company’s performance or compliance with this Agreement. Notwithstanding the foregoing, the fees and expenses of any persons retained by any Holder, other than one counsel for all such Holders, and any discounts, commissions or brokers’ fees or fees of similar securities industry professionals and any transfer taxes relating to the disposition of the Registrable Securities by a Holder, will be payable by such Holder and the Company will have no obligation to pay any such amounts.

7. Underwriting Requirements.

(a) Subject to Section 7(c), any Holder shall have the right, by written notice, to request that any Demand Registration provide for an underwritten offering, provided that (i) the aggregate amount of underwritten offerings in connection with a Demand Registration, whether pursuant to a Shelf Takedown or otherwise that may be requested hereunder shall be limited to six (6) consummated underwritten offerings; (ii) a request for an underwritten offering shall reasonably be expected to result in gross proceeds, before underwriter discounts or commissions, of $15 million, unless the requesting Holder is selling all of its remaining Registrable Securities, and (iii) no more than three (3) underwritten offerings may be requested in any consecutive twelve (12) months.

(b) In the case of any underwritten offering pursuant to a registration pursuant to Section 2 or a Demand Registration, the Holders of a majority of the Registrable Securities to be disposed of in connection therewith shall select the institution or institutions that shall manage or lead such offering, which institution or institutions shall be reasonably satisfactory to the Company. In the case of any underwritten offering pursuant to a Piggyback Registration, the Company shall select the institution or institutions that shall manage or lead such offering.

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(c) In the case of any Piggyback Registration that is an underwritten offering, no Holder shall be entitled to participate in an underwritten offering unless and until such Holder has entered into an underwriting or other agreement with such institution or institutions for such offering reasonably requested by them; provided, that no holder of Registrable Securities included in any underwritten registration shall be required to make any representation or warranties to the Company or the underwriters (other than representations and warranties regarding such holder and such holder’s ownership of the shares to be sold free and clear of all liens, claims and encumbrances pursuant to such underwriting, such holder’s power and authority to effect such sale, such holder’s stabilization activities, and with respect to information provided in writing by such holder expressly for use in any Registration Statement) or to undertake any indemnification or contribution obligations to the Company or any underwriter with respect thereto, other than as specifically provided in Section 8.

(d) If Registrable Securities are to be sold in a underwritten offering, the Company agrees to include in the registration statement, or in the case of a Shelf Registration, a prospectus supplement, to be used all such information as may be reasonably requested by the underwriters for the marketing and sale of such Registrable Securities.

8. Indemnification; Liquidated Damages

(a) Indemnification by the Company.  The Company shall, without limitation as to time, indemnify and hold harmless, to the fullest extent permitted by law, each Holder of Registrable Securities whose Registrable Securities are covered by a Registration Statement or Prospectus, the officers, directors, partners, shareholders, agents and employees of each of them, each Person who controls each such Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, agents and employees of each such controlling person, to the fullest extent lawful, from and against any and all losses, claims, damages, liabilities, judgment, costs (including costs of investigation or preparation and reasonable attorneys’ fees) and expenses (collectively, “Losses”), as incurred, arising out of or based upon (i) any untrue or alleged untrue statement of a material fact contained in such Registration Statement, any preliminary or final prospectus, or any amendments or supplements thereto (including, but not limited to, any Free Writing Prospectus), or any other material information provided in writing to the investors by, or with the express approval of, the Company expressly for use in the road show (collectively, “Marketing Materials”), or (ii) any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as any such Losses described in clauses (i) or (ii) are based upon information furnished in writing to the Company by or on behalf of such Holder expressly for use in the Marketing Materials; provided, however, that the Company shall not be liable to any such Holder to the extent that any such Losses arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any preliminary prospectus if (A) having previously been furnished by or on behalf of the Company with copies of the Prospectus, such Holder failed to send or deliver a copy of the Prospectus with or prior to the delivery of written confirmation of the sale of Registrable Securities by such Holder to the person asserting the claim from which such Losses arise and (B) the Prospectus would have corrected in all material respects such untrue statement or alleged untrue statement or such omission or alleged omission.

(b) Indemnification by Holder of Registrable Securities.  In connection with any Registration Statement in which a Holder is participating, such Holder shall furnish to the Company in writing such information as the Company reasonably requests for use in connection with the Marketing Materials and agrees to indemnify, severally and not jointly with the other Holders and to the full extent permitted by law, the Company, its officers, directors, partners, shareholders, agents and employees, each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) and the officers, directors, agents and employees of each such controlling person, from and against all Losses arising out of or based upon (x) any untrue or alleged untrue statement of a material fact contained in the Marketing Materials or (y) any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, to the extent, but only to the extent, that such untrue or alleged untrue statement or omission or alleged omission is based upon and is consistent with information so furnished in writing by or on behalf of such Holder to the Company expressly for use in such Marketing Materials. No Holder shall be held liable for any damages in excess of the total amount of proceeds received by such Holder

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from the sale of the Registrable Securities sold by such Holder (net of all underwriting discounts and commissions) under that particular Registration Statement.

(c) Conduct of Indemnification Proceedings.  If any Person shall be entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party shall give prompt notice to the party from which such indemnity is sought (the “Indemnifying Party”) of any claim or of the commencement of any proceeding with respect to which such Indemnified Party seeks indemnification or contribution pursuant hereto; provided, however, that the delay or failure to so notify the Indemnifying Party shall not relieve the Indemnifying Party from any obligation or liability except to the extent that the Indemnifying Party has been materially prejudiced by such delay or failure. The Indemnifying Party shall have the right, exercisable by giving written notice to an Indemnified Party promptly after the receipt of written notice from such Indemnified Party of such claim or proceeding, to assume, at the Indemnifying Party’s expense, the defense of any such claim or proceeding, with counsel reasonably satisfactory to such Indemnified Party; provided, however, that (i) an Indemnified Party shall have the right to employ separate counsel in any such claim or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless: (1) the Indemnifying Party agrees to pay such fees and expenses; (2) the Indemnifying Party fails promptly to assume the defense of such claim or proceeding or fails to employ counsel reasonably satisfactory to such Indemnified Party; or (3) the named parties to any proceeding (including impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel that there may be one or more legal defenses available to it that are in addition to or are inconsistent with those available to the Indemnifying Party or that a conflict of interest is likely to exist among such Indemnified Party and any other indemnified parties (in which case the Indemnifying Party shall not have the right to assume the defense of such action on behalf of such Indemnified Party); and (ii) subject to subsection (3) above, the Indemnifying Party shall not, in connection with any one such claim or proceeding or separate but substantially similar or related claims or proceedings in the same jurisdiction, arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one firm of attorneys (together with appropriate local counsel) at any time for all of the indemnified parties. Whether or not such defense is assumed by the Indemnifying Party, such Indemnified Party shall not be subject to any liability for any settlement made without its consent, which consent shall not be unreasonably withheld, conditioned or delayed. The Indemnifying Party shall not consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release, in form and substance reasonably satisfactory to the Indemnified Party, from all liability in respect of such claim or litigation for which such Indemnified Party would be entitled to indemnification hereunder.

(d) Contribution.  If the indemnification provided for in this Section 8 is applicable in accordance with its terms but is legally unavailable to an Indemnified Party in respect of any Losses, then each applicable Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party, on the one hand, and such Indemnified Party, on the other hand, in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party, on the one hand, and Indemnified Party, on the other hand, shall be determined by reference to, among other things, whether any action in question, including any untrue statement of a material fact or omission or alleged omission to state a material fact, has been taken by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent any such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include any legal or other fees or expenses incurred by such party in connection with any investigation or proceeding. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 8(d), an Indemnifying Party that is a Holder shall not be required to contribute any amount which is in excess of the amount by which the total proceeds received by such Holder from the sale of the Registrable Securities sold by such Holder (net of all underwriting discounts

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and commissions) exceeds the amount of any damages that such Indemnifying Party has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

9. Rule 144 Information.  With a view to making available the benefits of certain rules and regulations of the SEC which may at any time permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its reasonable best efforts to:

(a) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times.

(b) Use its reasonable best efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time it is subject to such reporting requirements).

(c) Furnish to any Holder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of Rule 144 under the Securities Act a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company and other information as such Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing such Holder to sell any such securities without registration.

10. Information Rights

(a) The Company will furnish to the Holders (so long as the Holder holds Securities representing at least a Voting Power Percentage Interest of at least ten percent (10%) (such percentage, the “Information Rights Minimum Securities Percentage” and such Holder, a “Qualified Holder”)) all information (“Required Information”) such Holder reasonably determines in good faith is required by such Holder or any of its Affiliates for any such Person to comply with any applicable law, including the rules of the SEC or the equivalent governmental entity in any other country, or any rules or listing agreement of any securities exchange on which securities of such Holder or any of its Affiliates may be listed or traded, including any information that is required to be filed with the SEC or the equivalent governmental entity in any other country. Any Required Information shall be provided as promptly as reasonably practicable following the request therefor and no later than the time that such Holder requests such information be provided as long such Holder shall have provided the Company reasonable advance notice of such requirement. Required Information may include reconciliations of any financial information in accordance with International Financial Reporting Standards (“IFRS”) and in accordance with the accounting policies of such Holder or any of its Affiliates, applied on a basis consistent with prior periods, as applicable, and such IFRS reconciliations shall be accompanied by an audit or review report, as applicable, by independent certified public accountants who are one of the “Big Four” United States accounting firms, as appointed by the Company’s Board of Directors. Without derogating from the above, the Company acknowledges that it understands that any of the aforementioned information may be included in any reports or filings required to be made by such Holder or any of its Affiliates with the SEC or the equivalent governmental entity in any other country or required by any securities exchange on which securities of such Holder or any of its Affiliates may be listed or traded, including any reconciliation or translation of any of the foregoing, and accordingly may be available to the public, and the Company agrees that it shall provide its written consent to such inclusion of the aforementioned information if required to evidence the consent contemplated by this Section. The following information shall be deemed to be Required Information and shall be delivered as described:

(i) (A) the audited consolidated financial statements of Company and its subsidiaries and including all required disclosures as at the end of each calendar year (December 31) of the Company, which shall be provided as soon as available and in any event within sixty (60) calendar days after the end of each such calendar year (or shorter period), and (B) reasonable drafts of the consolidated financial statements of Company and its subsidiaries as at the end of each calendar year (December 31) of the Company, which shall be provided as soon as available and in any event within forty five (45) calendar days after the end of each such calendar year (or shorter period); and

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(ii) (A) the reviewed consolidated financial statements of the Company and its subsidiaries all in reasonable detail as at the end of each calendar quarter (other than the fourth calendar quarter) of the Company, which shall be provided as soon as available and in any event within forty-five (45) calendar days after the end of each such calendar quarter, and (B) reasonable drafts of the consolidated financial statements of the Company and its subsidiaries as at the end of each calendar quarter (other than the fourth calendar quarter) of the Company, which shall be provided as soon as available and in any event within thirty (30) calendar days after the end of each such calendar quarter.

Following the delivery of any drafts contemplated by clause (i)(B) or (ii)(B) above, the Company shall keep the Qualified Holder apprised of any material changes in the drafts provided and shall provide reasonable updates to the drafts until such time as the final financial statements contemplated by clauses (i)(A) and (ii)(A), respectively, above are provided.

(b) The Company shall, and shall cause its subsidiaries to, use reasonable best efforts to cause any of its or their current or former auditors to cooperate with any Qualified Holder and provide all necessary consents with respect to filings of any such Qualified Holder (including consents to either directly include in an filing or incorporate by reference the auditor’s audit opinion and accountant’s review report for the respective years and interim periods), all in connection with information related to the Company, which is reasonably required in any filings required to be made by such Qualified Holder with the SEC or the equivalent governmental entity in any other country or required by any securities exchange on which securities of such Qualified Holder or any of its Affiliates may be listed or traded, including any reconciliation or translation of any of the foregoing. Furthermore, the Company shall, and shall cause its subsidiaries to, use reasonable best efforts to cause any of its consultants retained for the purpose of valuing the Company’s assets, liabilities, equity instruments or any other interest therein, to cooperate with any such Qualified Holder and/or consultants retained by the Qualified Holder and provide all relevant information as determined necessary by the Qualified Holder with respect to such valuations, including, but not limited to, consents to directly include such valuations in any filings required to be made by such Qualified Holder with the SEC or the equivalent governmental entity in any other country or required by any securities exchange on which securities of such Qualified Holder or any of its Affiliates may be listed or traded, including any reconciliation or translation of any of the foregoing.

(c) The Company shall provide each Qualified Holder with any documents or information reasonably required in connection with any public report or public disclosure such Qualified Holder (or any entity that controls it (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), directly or indirectly) is required to make pursuant to applicable law (including pursuant to securities laws and regulations and the lawful instructions of competent securities authorities); provided, however, that such report or disclosure is in connection with the Company and that there are no disclosure exemptions available to such Qualified Holder or the entity that controls it under law.

(d) Tax Information.  Within ninety (90) calendar days after the end of each calendar year, the Company shall cause to be delivered to each current or former Holder (so long as such Holder, as applicable, owned any Securities during such prior calendar year) all information pertaining to the Company reasonably required for the preparation of such Holder’s income tax returns (whether federal, state or foreign).

(e) Access Rights.  Each Qualified Holder shall have the right to, during normal business hours upon reasonable advance notice to the Company and its subsidiaries, as applicable, and without unreasonably interfering with the Company’s normal business operations, (i) inspect such of the Company’s and its subsidiaries’ facilities, records, files and other information as it may reasonably request and (ii) meet with the Company’s and its Subsidiaries’ officers, other management personnel and outside accountants to obtain such information regarding the Company and its subsidiaries and their respective businesses and prospects as such Holder reasonably determines in good faith is required by such Holder or any of its Affiliates for any such Person to comply with any applicable law, including the rules of the SEC or the equivalent governmental entity in any other country, or any rules or listing agreement of any securities exchange on which securities of such Holder or any of its Affiliates may be listed or traded.

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(f) Confidentiality.  Each Holder agrees that it will keep confidential and will not disclose or use for any purpose, other than to monitor its investment in the Company and its subsidiaries or to comply with applicable legal requirements, any confidential information obtained from the Company pursuant to this Section 10 for one (1) year from the first date of disclosure of such confidential information by the Company to such Holder or any of its representatives hereunder, unless such confidential information: (a) is known or becomes known to the public in general (other than as a result of a breach of this Section 10(f) by such Holder); (b) is or has been independently developed or conceived by such Holder without use of the Company’s confidential information provided pursuant to this Section 10; or (c) is or has been made known or disclosed to such Holder by a third party without a breach of any obligation of confidentiality such third party may have to the Company that is known to such Holder; provided, however, that a Holder may disclose any such confidential information: (1) to its lenders, attorneys, accountants, consultants, and other professionals to the extent necessary to obtain their services in connection with monitoring or selling its investment in the Company; (2) to any prospective purchaser of any Securities from such Holder as long as such prospective purchaser agrees to be bound by the provisions of this Section 10(f) as if such prospective purchaser was a Holder hereunder; (3) to any Affiliate, partner, member or related investment fund of such Holder and their respective directors, employees and consultants, in each case in the ordinary course of business on a need-to-know basis; (4) as may be reasonably determined by such Holder to be necessary in connection with such Holder’s enforcement of its rights in connection with this Agreement or its investment in the Company and its subsidiaries; or (5) as may otherwise be required by law or legal, judicial or regulatory process, including as expressly contemplated by Section 10(a). This Section 10(f) shall not apply to any confidential information provided to or obtained by the Holder pursuant to any other contractual, commercial, fiduciary or other relationship with the Company, including for information provided to any representative or Affiliate of a Holder who may be an officer or director of the Company or any of its subsidiaries.

(g) Term.  The provisions of Sections 10(a), 10(b) 10(c) and 10(e) (except with respect to all periods occurring prior to the event noted below) shall expire with respect to any Holder on the date on which such Holder hereunder shall cease to hold Securities representing at least the Information Rights Minimum Securities Percentage. All provisions of Sections 10(d) and 10(f) shall expire with respect to any Holder on the second (2nd) anniversary of the date on which such Holder hereunder shall cease to hold Common Stock.

11. Miscellaneous.

(a) Limitations on Other Registration Rights.  After the date of this Agreement, the Company shall not grant registration rights with respect to any securities that are the same securities as the Registrable Securities which permit (i) any other Person to register securities on terms which are more advantageous in any material respect to the persons holding such other securities than the rights granted to the Holders of Registrable Securities hereunder, (ii) the inclusion of such other securities in any Registration Statement filed pursuant to Section 2 or Section 3 hereof unless the rights to include or sell such other securities pursuant to such Registration Statement are junior to the rights granted to the Holders of the Registrable Securities hereunder, or (iii) the inclusion of such other securities in any Registration Statement filed by the Company for its own account pursuant to Section 4 hereof unless the rights to include or sell such other securities pursuant to such Registration Statement are pari passu or junior to the rights granted to the Holders of the Registrable Securities hereunder. The Company represents and warrants that it is not, as of the date hereof, a party to, or otherwise subject to, any other agreement granting registration rights to any other Person with respect to any securities of the Company.

(b) Termination.  This Agreement and the obligations of the Company and the Holders hereunder (other than with respect to Section 10 (as and to the extent set forth in Section 10(g)) and Section 8) shall terminate on the first date on which no Registrable Securities remain outstanding. In addition, the obligations of the Company and of any Holder, other than those obligations contained in Section 10 (which shall terminate as and to the extent set forth in Section 10(g)) and Section 8, shall terminate with respect to the Company and such Holder when such Holder no longer holds any Registrable Securities. Notwithstanding anything in this Section 11(b) to the contrary, this Agreement shall terminate if the Merger Agreement is terminated in accordance with its terms prior to the Effective Time (as defined in the Merger Agreement).

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(c) Notices.  All notices, requests, waivers and other communications made pursuant to this Agreement shall be in writing and shall be deemed to have been effectively given (i) when personally delivered to the party to be notified; (ii) when sent by confirmed facsimile to the party to be notified at the number set forth below; (iii) when sent by email to the party to be notified at the email address set forth below; (iv) three (3) Business Days after deposit in the United States mail postage prepaid by certified or registered mail return receipt requested and addressed to the party to be notified as set forth below; or (v) one (1) Business Day after deposit with a national overnight delivery service, postage prepaid, addressed to the party to be notified as set forth below with next-business-day delivery guaranteed, in each case as follows:

In the case of the Company, to:

S1 Corporation
705 Westech Drive
Norcross, GA 30092
Attention: General Counsel
Facsimile: 404-923-6460

With a copy (which copy shall not constitute notice) to:

Hogan Lovells US LLP
Columbia Square
555 Thirteenth Street, NW
Washington, DC 20004
Attention: Daniel Keating
Facsimile: (202) 637-5910

In the case of the Holders:

To the names and addresses set forth on the signature pages hereto.

With a copy (which copy shall not constitute notice) to:

Kirkland & Ellis LLP
601 Lexington Avenue
New York, NY 10022

Attention:	David Fox
William B. Sorabella
Facsimile: (212) 446-4900

In the case of any other Holder, to such Holder at its address set forth in the stock ledger of the Company.

(d) Separability.  If any provision of this Agreement shall be declared to be invalid or unenforceable, in whole or in part, such invalidity or unenforceability shall not affect the remaining provisions hereof which shall remain in full force and effect.

(e) Assignment.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, devisees, legatees, legal representatives, successors and assigns (and in the case of a Holder that executes this Agreement). The rights to cause the Company to register Registrable Securities pursuant to Sections 2, 3 and 4 may be assigned in connection with any transfer or assignment by a Holder of Registrable Securities; provided, that: (i) such transfer may otherwise be effected in accordance with applicable securities laws; (ii) such transfer is effected in compliance with the restrictions on transfer contained in this Agreement and in any other agreement between the Company and the Holder; and (iii) such assignee or transferee executes this Agreement and is (A) an affiliate of the Holder (B) a partner or member of the Holder or an affiliate of the Holder or (C) holds (after giving effect to such transfer) (I) at least one percent (1%) of the issued and outstanding shares or (II) all shares of Registrable Securities held by a Holder prior to such transfer if transferred to a single entity. No transfer or assignment will divest a Holder or any subsequent owner of any rights or powers hereunder unless all Registrable Securities are transferred or assigned. If the Common Stock shall be exchanged for or replaced by securities of another Person, the

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Company shall use reasonable best efforts to cause such Person to expressly assume all of the Company’s obligations hereunder, to the extent applicable.

(f) Specific Performance.  The Company acknowledges and agrees that (a) irreparable damages would occur in the event that any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached and (b) remedies at law would not be adequate to compensate the non-breaching party. Accordingly, the Company agrees that each Holder of Registrable Securities shall have the right, in addition to any other rights and remedies existing in its favor, to an injunction or injunctions to prevent breaches of this Agreement and to enforce its rights hereunder. The right to equitable relief, including an injunction, shall not be limited by any other provision of this Agreement. In any action or proceeding against it seeking an injunction or other equitable relief to enforce the provisions of this Agreement, the Company hereby (i) waives and agrees not to assert any defense that an adequate remedy exists at law or that a Holder of Registrable Securities would not be irreparably harmed and (ii) waives and agrees not to seek any requirement for the posting of any bond or other security in connection with any such action or proceeding.

(g) Entire Agreement.  This Agreement represents the entire agreement of the parties and shall supersede any and all previous contracts, arrangements or understandings between the parties hereto with respect to the subject matter hereof.

(h) Amendments and Waivers.  Except as otherwise provided herein, the provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company has obtained the written consent of Holders of at least a majority in number of the Registrable Securities then outstanding.

(i) Publicity.  No public release or announcement concerning the transactions contemplated hereby shall be issued by the Company without the prior consent of the Holders holding a majority of the Registrable Securities then outstanding, or with respect to a particular offering, the Holders of a majority of the Registrable Securities then outstanding.

(j) Expenses.  Whether or not the transactions contemplated hereby are consummated, except as otherwise provided herein, all costs and expenses incurred in connection with the execution of this Agreement shall be paid by the party incurring such costs or expenses, except as otherwise set forth herein.

(k) Interpretation.

(i) The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

(ii) The meaning assigned to each term defined herein shall be equally applicable to both the singular and the plural forms of such term and vice versa, and words denoting either gender shall include both genders as the context requires. Where a word or phrase is defined herein, each of its other grammatical forms shall have a corresponding meaning.

(iii) The terms “hereof”, “herein” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement.

(iv) When a reference is made in this Agreement to a Section, paragraph, Exhibit or Schedule, such reference is to a Section, paragraph, Exhibit or Schedule to this Agreement unless otherwise specified.

(v) The word “include”, “includes”, and “including” when used in this Agreement shall be deemed to include the words “without limitation”, unless otherwise specified.

(vi) A reference to any party to this Agreement or any other agreement or document shall include such party’s predecessors, successors and permitted assigns.

(l) Counterparts.  This Agreement may be executed in two or more counterparts, all of which shall be one and the same agreement, and shall become effective when counterparts have been signed by each of the parties and delivered to each other party.

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(m) Governing Law.  This Agreement shall be construed, interpreted, and governed in accordance with the internal laws of the State of New York without giving effect to any law that would apply the laws of another jurisdiction.

(n) Calculation of Time Periods.  Except as otherwise indicated, all periods of time referred to herein shall include all Saturdays, Sundays and holidays; provided, however, that if the date to perform the act or give any notice with respect to this Agreement shall fall on a day other than a Business Day, such act or notice may be timely performed or given if performed or given on the next succeeding Business Day.

(o) Well-Known Seasoned Issuer/Adding Selling Stockholders.  Upon the Company becoming a Well-Known Seasoned Issuer, (i) the Company shall give written notice to all of the Holders as promptly as practicable but in no event later than twenty (20) Business Days thereafter, and such notice shall describe, in reasonable detail, the basis on which the Company has become a Well-Known Seasoned Issuer, and (ii) the Company shall, as promptly as practicable, register, under an Automatic Shelf Registration Statement, the sale of all of the Registrable Securities in accordance with the terms of this Agreement. The Company shall use its reasonable best efforts to file such Automatic Shelf Registration Statement as promptly as practicable, but in no event later than thirty (30) Business Days after it becomes a Well-Known Seasoned Issuer, and to cause such Automatic Shelf Registration Statement to remain effective thereafter until there are no longer any Registrable Securities. The Company shall give written notice of filing such Registration Statement to all of the Holders as promptly as practicable thereafter. At any time after the filing of an Automatic Shelf Registration Statement by the Company, if the Company is no longer a Well-Known Seasoned Issuer (the “WKSI Determination Date”), within twenty (20) days after such WKSI Determination Date, the Company shall (A) give written notice thereof to all of the Holders and (B) file a Registration Statement on an appropriate form (or a post effective amendment converting the Automatic Shelf Registration Statement to an appropriate form) covering all of the Registrable Securities, and use it reasonable best efforts to have such Registration Statement declared effective as promptly as practicable (but in no event more than 30 days) after the date the Automatic Shelf Registration Statement is no longer useable by the Holders to sell their Registrable Securities. If a Shelf Registration Statement is effective, within ten (10) Business Days after written request therefor by a Holder of Registrable Securities, the Company shall file a prospectus supplement or current report on Form 8-K to add such Holder as a selling stockholder in such Shelf Registration Statement to the extent permitted under the rules and regulations promulgated by the Commission. Any offering pursuant to an Automatic Shelf Registration Statement shall be governed pursuant to Section 3.

(p) Shelf Takedowns.  Subject to the terms hereof, at any time and from time to time after a Shelf Registration has been declared or become effective by the SEC, any one or more Holders of Registrable Securities may request to sell all or any portion of their Registrable Securities in an underwritten offering that is registered pursuant to the Shelf pursuant to Rule 415 promulgated under the Securities Act (a “Shelf Takedown”).

(q) Effective Date.  This Agreement and the obligations of the Company and the Holders hereunder shall become effective at the Effective Time (as defined in the Merger Agreement) and shall have no force or effect prior thereto, except that this Section 11 and the obligations of the Company and the Holders under Section 11 shall become effective as of the date hereof.

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IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed and delivered by its duly authorized officer as of the date first above written.

S1 CORPORATION

By:
Name:
Title:

[Signature Page to Registration Rights Agreement]

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HOLDER

By:
Name:
Title:

Address:

[Signature Page to Registration Rights Agreement]

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Annex B

CERTIFICATE OF AMENDMENT
OF
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
S1 CORPORATION

S1 Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

FIRST:  That at a meeting of the Board of Directors of S1 Corporation resolutions were duly adopted setting forth a proposed amendment of the Amended and Restated Certificate of Incorporation, as amended, of S1 Corporation, declaring such amendment to be advisable and calling a meeting of stockholders of S1 Corporation for consideration thereof. The resolution set forth the proposed amendment is as follows:

RESOLVED, that the Amended and Restated Certificate of Incorporation, as amended, of this corporation be amended by changing the Section thereof numbered “Section 1” so that, as amended, said Section shall be and read as follows:

“1. NAME

The name of this corporation is Fundtech Corporation (the “Corporation”).”

SECOND:  That thereafter, pursuant to a resolution of its Board of Directors, a special meeting of stockholders of S1 Corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD:  That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, S1 Corporation has caused this certificate to be signed this   day of          , 2011.

By:
Title:
Name:

B-1

Annex C

June 26, 2011

Board of Directors
S1 Corporation
705 Westech Drive
Norcross, GA 30092

Members of the Board:

You have requested our opinion as to the fairness from a financial point of view to S1 Corporation (the “Company”) of the Exchange Ratio (as defined below) pursuant to that certain Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) by and among the Company, a wholly owned subsidiary of the Company (“Merger Sub”) and Fundtech Ltd. (“Fundtech”). Pursuant to the Merger Agreement, Merger Sub will be merged with and into Fundtech (the “Merger”), and in connection with the Merger, each outstanding Ordinary Share, NIS 0.01 par value, of Fundtech (“Fundtech Ordinary Shares”) will be converted into the right to receive 2.72 shares of common stock, par value $0.01 per share, of the Company (“Company Common Stock”), as provided in Section 2.3(a) of the Merger Agreement (the “Exchange Ratio”).

In connection with our review of the proposed merger and the preparation of our opinion herein, we have, among other things:

1. reviewed the financial terms and conditions of the Merger as stated in the draft of the Merger Agreement dated June 23, 2011;

2. reviewed the Company’s Annual Report filed on Form 10-K for the year ended December 31, 2010, as well as the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2011, September 30, 2010, June 30, 2010 and March 31, 2010;

3. reviewed Fundtech’s Annual Report filed on Form 20-F for the year ended December 31, 2010, as well as Fundtech’s Reports on Form 6-K reporting financial results for the quarters ended March 31, 2011, September 30, 2010, June 30, 2010 and March 31, 2010;

4. reviewed other financial and operating information of the Company and Fundtech provided by the Company and Fundtech;

5. reviewed certain other publicly available information on the Company and Fundtech;

6. reviewed and discussed with senior management of the Company and Fundtech the historical and current financial performance of the Company and Fundtech, certain internal financial projections for Fundtech prepared by its senior management, and certain internal financial projections for the Company and Fundtech prepared by senior management of the Company, all of which were approved for our use by the Company; and

7. performed other such analyses and studies, and considered such other factors, as we considered appropriate.

With your consent, we have assumed and relied upon the accuracy and completeness of all information supplied or otherwise made available to us by the Company, Fundtech or any other party, including publicly available information, and we have undertaken no duty or responsibility to verify independently, and have not so verified, any of such information. We have not made or obtained an independent appraisal of the assets or liabilities (contingent or otherwise) of the Company. With respect to the information and data provided to or otherwise reviewed by or discussed with us, we have, with your consent, assumed that such information and data have been reasonably prepared in good faith on bases reflecting the best currently available estimates and

Board of Directors
S1 Corporation
June 26, 2011

judgments of management, and we have relied upon each party to advise us promptly if any information previously provided became inaccurate or was required to be updated during the period of our review. We have assumed that the final form of the Merger Agreement will be substantially similar to the draft reviewed by us, and that the Merger will be consummated in accordance with the terms of the Merger Agreement without any material waiver, amendment or delay of any terms or conditions thereof.

Our opinion is based upon market, economic, financial and other circumstances and conditions existing and disclosed to us as of the date hereof, and any material change in such circumstances and conditions would require a reevaluation of this opinion, which we are under no obligation to undertake.

We express no opinion as to the underlying business decision to effect the Merger, the structure or legal, tax, accounting or regulatory consequences of the Merger or the availability or advisability of any alternatives to the Merger. We did not structure the Merger or negotiate the final terms of the Merger. We have relied upon, without independent verification, the assessment by the respective managements of the Company and Fundtech and their legal, tax, accounting and regulatory advisors with respect to legal, tax, accounting and regulatory matters, including without limitation as to the qualification of the Merger as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended. This letter does not express any opinion as to the likely trading range of Company Common Stock following the announcement or consummation of the Merger, which may vary depending on numerous factors that generally impact the price of securities or on the financial condition of the Company at that time. Our opinion is limited to the fairness from a financial point of view of the Exchange Ratio to the Company. We express no opinion with respect to any other reasons, legal, business or otherwise, that may support the decision of the Board of Directors to approve the Merger Agreement or to approve, recommend or consummate the Merger. In formulating our opinion, we have considered only the fairness from a financial point of view to the Company of the Exchange Ratio contemplated by the Agreement, and we have not considered, and this opinion does not address, any other term or aspect of the Merger Agreement, the Merger or any other action resulting from or contemplated by the Merger Agreement, including without limitation, the fairness of the Merger to, or any consideration received in connection therewith by, the holders of any particular class or series of securities, creditors or other constituencies of the Company or Fundtech, nor do we express any view as to the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of the Company or Fundtech, or any class of such persons, in connection with the Merger whether relative to the Exchange Ratio or otherwise. We express no opinion regarding any transaction in which the Company might engage other than the Merger.

In conducting our investigation and analyses and in arriving at our opinion expressed herein, we have taken into account such accepted financial and investment banking procedures and considerations as we have deemed relevant, including the review of (i) historical and projected revenues, earnings before interest, taxes, depreciation and amortization (as adjusted to exclude stock-based compensation), net income and cash net income (which is defined as net income determined in accordance with generally accepted accounting principles, plus stock-based compensation, intangible amortization and deferred taxes) of the Company and Fundtech; (ii) the equity market capitalization of the Company and Fundtech, as well as the financial results and equity market capitalization of certain other publicly held companies in businesses we deemed to be comparable to those of the Company and Fundtech; (iii) the current and projected financial position and results of operations of the Company and Fundtech; (iv) the historical market prices and trading activity of the Company Common Stock and of the Fundtech Ordinary Shares; and (v) the general condition of the securities markets. The delivery of this opinion was approved by our fairness opinion committee.

In arriving at this opinion, Raymond James & Associates, Inc. (“Raymond James”) did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, Raymond James believes that its analyses

Board of Directors
S1 Corporation
June 26, 2011

must be considered as a whole and that selecting portions of its analyses, without considering all analyses, would create an incomplete view of the process underlying this opinion.

Raymond James is actively engaged in the investment banking business and regularly undertakes the valuation of investment securities in connection with public offerings, private placements, business combinations and similar transactions. Raymond James has been engaged to render financial advisory services to the Company in connection with the proposed Merger and will receive fees for such services, the principal portion of which is contingent upon consummation of the Merger. Raymond James will also receive a fee upon the delivery of this opinion. In addition, the Company has agreed to reimburse Raymond James for certain expenses and to indemnify us against certain liabilities arising out of our engagement.

In the ordinary course of our business, Raymond James may trade in the securities of the Company or of Fundtech for its own account or for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities. Raymond James has provided certain investment banking, financial advisory and other services to the Company and its affiliates from time to time, including in the previous two years, for which it has been paid certain fees. Raymond James may also provide investment banking, financial advisory and other services to the Company and its affiliates in the future, for which we would expect to receive compensation.

It is understood that this letter is for the information of the Board of Directors of the Company in evaluating the proposed Merger and does not constitute a recommendation to any stockholder of the Company regarding how such stockholder should vote on the Merger. Furthermore, this letter should not be construed as creating any fiduciary duty on the part of Raymond James to any stockholder, the Company or other person or entity. This opinion is not to be quoted or referred to, in whole or in part, without our prior written consent, provided that the Company may include the full text of this letter in any proxy statement or registration statement filed by the Company with the Securities and Exchange Commission in connection with the Merger and in the Information Statement (as defined in the Merger Agreement) if such inclusion is required by applicable law.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Exchange Ratio pursuant to the Merger Agreement is fair from a financial point of view to the Company.

Very truly yours,

RAYMOND JAMES & ASSOCIATES, INC.

Annex D

VOTING AGREEMENT

THIS VOTING AGREEMENT (this “Agreement”) is made and entered into as of June 26, 2011 by and between S1 Corporation, a Delaware corporation (“Parent”), and the undersigned shareholder (“Shareholder”) of Fundtech Ltd., a company organized under the laws of Israel (the “Company”).

RECITALS

A. The Company, Merger Sub (as defined below) and Parent intend to enter into an Agreement and Plan of Merger and Reorganization of even date herewith (the “Merger Agreement”), which provides for the merger (the “Merger”) of Finland Holdings (2011) Ltd., a company organized under the laws of Israel and a wholly owned subsidiary of Parent (“Merger Sub”), with and into the Company, on the terms and subject to the conditions set forth therein, pursuant to which each issued and outstanding ordinary share, NIS 0.01 par value, of the Company (the “Ordinary Shares”) shall automatically be converted into and represent the right to receive the merger consideration as set forth in the Merger Agreement, on the terms and subject to the conditions set forth therein;

B. Shareholder is the beneficial owner (for this and other terms of correlative meaning used throughout this Agreement, as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of such number of Shares (as defined below) as is indicated on the signature page of this Agreement;

C. Shareholder believes that it is in his, her or its best interest, as a shareholder in the Company, that the Merger be consummated;

D. As a condition to its willingness to enter into the Merger Agreement, Parent has required that Shareholder undertake in advance to vote its shares in favor of the Merger; and

E. For these reasons, and in consideration of the execution of the Merger Agreement by Parent, Shareholder, solely in his, her or its capacity as a shareholder of the Company, agrees and undertakes to vote the Shares (as defined below) in favor of the Merger and the approval of the Merger Agreement on the terms and subject to the conditions set forth in this Agreement.

NOW, THEREFORE, intending to be legally bound, the parties hereto agree as follows:

1. Certain Definitions.  Capitalized terms not defined herein shall have the meanings ascribed to them in the Merger Agreement. For purposes of this Agreement:

(a) “Expiration Date” shall mean the first to occur of (i) the termination of the Merger Agreement pursuant to Article VIII thereof, (ii) the occurrence of a Company Change of Recommendation pursuant to Section 6.6(e) of the Merger Agreement, or (iii) such date and time as the Merger shall become effective in accordance with the terms and provisions of the Merger Agreement.

(b) “Person” shall mean any (i) individual, (ii) corporation, limited liability company, partnership or other entity, or (iii) governmental authority.

(c) “Shares” shall mean: (i) all equity securities of the Company (including Ordinary Shares and all options, warrants, restricted stock and other rights to acquire Ordinary Shares) owned by Shareholder as of the date of this Agreement; and (ii) all additional equity securities of the Company (including all additional Ordinary Shares and all additional options, warrants, restricted stock and other rights to acquire Ordinary Shares) of which Shareholder acquires ownership during the period from the date of this Agreement through the Expiration Date; provided, however, that, when used with respect to the voting, consenting or taking action by or in the name of Shareholder or any other Person hereunder with respect to Shares, the term “Shares” shall only include the securities covered by clause (i) or (ii) that are entitled to be voted, or for which Shareholder or such other Person is entitled to consent or act, with respect thereto (which shall not include Shares that are subject to issuance upon the exercise of options, warrants and such other rights to acquire Ordinary Shares), and nothing herein shall require (and Shareholder undertakes no obligation and makes no representation or warranty related to) the conversion, exercise or exchange of any security for which Shareholder has beneficial ownership into securities entitled to be voted, or for which Shareholder or such other Person is entitled to consent or act, with respect thereto.

(d) “Transfer”.  A Person shall be deemed to have effected a “Transfer” of a security if such Person directly or indirectly: (i) sells, pledges, encumbers, grants an option with respect to, transfers or disposes of such security or any interest in such security; or (ii) enters into an agreement or commitment providing for the sale of, pledge of, encumbrance of, grant of an option with respect to, transfer of or disposition of such security or any interest in such security, in each case, other than a pledge, encumbrance or option that will not affect the obligations of Shareholder under this Agreement.

2. Restrictions on Shares.

(a) Shareholder shall not, directly or indirectly, during the period from the date of this Agreement through the Expiration Date, cause or permit any Transfer of any of the Shares to be effected, except for any Transfer (i) to any other Person if (A) such Person, prior to or concurrently with such Transfer, shall have executed a voting undertaking on the same terms and conditions of this Agreement to which Parent is a beneficiary with respect to such Shares, and (B) Shareholder shall continue to be jointly and severally liable to any breach of such voting undertaking by such other Person; or (ii) to an Affiliate of the Shareholder, if (A) upon such Transfer the Shareholder shall continue to be a beneficial owner of such Shares; and (B) Shareholder shall continue to have the right to control the vote of the Shares in accordance with this Agreement.

(b) Shareholder shall not, directly or indirectly, during the period from the date of this Agreement through the Expiration Date, deposit (or permit the deposit of) any Shares in a voting trust or grant any proxy or enter into any voting agreement or similar agreement in contravention of the obligations of Shareholder under this Agreement with respect to any of the Shares.

(c) Shareholder shall not take any action that would (i) make any representation or warranty contained in this Agreement to be untrue or incorrect; or (ii) have the effect of impairing the ability of Shareholder to perform its obligations under this Agreement or preventing or delaying the consummation of any of the transactions contemplated hereby.

3. Agreement to Vote Shares. At every meeting of the shareholders of the Company called, and at every postponement or adjournment thereof, and on every action or approval by written resolution or consent of the shareholders of the Company, or in any other circumstance in which the vote, consent or other approval of the shareholders of the Company is sought, until the Expiration Date Shareholder (solely in its, his or her capacity as such) shall vote, or cause the Shares to be voted: (i) in favor of the approval of the Merger Agreement and the Merger and all the transactions contemplated by the Merger Agreement; and (ii) against any Company Acquisition Proposal (other than the Merger Agreement or the transactions contemplated thereby, including the Merger). Except as contemplated by this Agreement, Shareholder has not (a) entered into, and shall not enter into at any time while this Agreement remains in effect, any voting agreement or voting trust with respect to the Shares that would prohibit, undermine, limit or otherwise adversely affect its compliance with its obligations pursuant to this Agreement, or (b) granted, and shall not grant at any time while this Agreement remains in effect, a proxy or power of attorney with respect to the Shares, in either case, which is inconsistent with its obligations pursuant to this Agreement.

4. Non-Solicitation; No Effect on Fiduciary Relationship; No Other Relationship.

(a) Between the date of this Agreement and the Expiration Date, Shareholder shall not take any action that would constitute a violation of the provisions of Sections 6.6(a) and (c) of the Merger Agreement if taken by the Company, in each case with the limitations and exceptions of such provisions contemplated by Section 6.6 of the Merger Agreement that are applicable to the Company or its board of directors (including the right to participate in discussions or negotiations on the circumstances set forth therein) being similarly applicable to Shareholder. Notwithstanding anything to the contrary set forth herein, neither Shareholder nor any of its representatives shall have any liability pursuant to this Section 4(a) from and after the first to occur of (x) the Effective Time and (y) the date on which the Company has paid the Company Termination Fee;

provided, however, that this sentence shall not limit the liability of Shareholder for any willful breach of this Section 4(a) by Shareholder. For purposes of this Section 4(a), “willful breach” shall mean an act or failure to act of such person with the actual knowledge that the taking of such act or the failure to take such act would constitute a material breach of this Section 4(a).

(b) Nothing in this Agreement shall restrict or limit the ability of any Person who is an officeholder or director of the Company (including, as applicable, any officeholder or director of the Company who is an Affiliate of Shareholder) to take any action solely in his or her capacity as an officeholder or director of the Company to the extent expressly permitted by the Merger Agreement and none of such actions in such capacity shall be deemed to constitute a breach of this Agreement. Nothing contained in this Agreement shall be deemed to vest in Parent or any other Person any direct or indirect ownership or incidence of ownership of or with respect to any Shares. All rights, ownership and economic benefits of and relating to the Shares shall remain vested in and belong to Shareholder, and neither Parent nor any other Person shall have any authority to exercise any power or authority to direct Shareholder in the voting of any of the Shares, except as otherwise specifically provided herein, or in the performance of Shareholder’s duties or responsibilities as a shareholder of the Company.

5. Representations and Warranties of Shareholder.  Shareholder hereby represents, warrants and covenants to Parent as follows: (i) Shareholder is the beneficial owner of the Shares indicated on the signature page of this Agreement, which are free and clear of any liens, adverse claims, charges or other encumbrances (except as such encumbrances arising under securities laws or for such liens, adverse claims, charges or other encumbrances as would not prohibit Shareholder’s compliance with its obligations pursuant to this Agreement). To Shareholder’s knowledge, Shareholder does not beneficially own any securities of the Company other than the Shares indicated on the signature page of this Agreement. Shareholder has full power and authority to make, enter into and carry out the terms and conditions under this Agreement. The execution and delivery of this Agreement by Shareholder do not, and Shareholder’s performance of its obligations under this Agreement will not: (a) conflict with or violate any order, decree or judgment applicable to Shareholder or to the Shares; or (b) result in any breach of or constitute a default (with notice or lapse of time, or both) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of any encumbrance on, any of the Shares pursuant to any agreement to which Shareholder is a party or by which Shareholder is bound or affected, except in each case as would not prohibit Shareholder’s compliance with its obligations pursuant to this Agreement.

6. Additional Documents.  Shareholder (in his, her or its capacity as such) and Parent hereby covenant and agree to execute and deliver any additional documents reasonably necessary to carry out the purpose and the intent of this Agreement. Without limiting the generality or effect of the foregoing or any other obligation of Shareholder hereunder, Shareholder hereby authorizes Parent to deliver a copy of this Agreement to the Company and hereby agrees that the Company may rely upon such delivery as conclusively evidencing the agreements and understandings set forth herein.

7. Legending of Shares.  If so requested by Parent, Shareholder agrees that the Shares shall bear a legend stating that they are subject to this Agreement. Upon request of the Shareholder at any time following the termination of this Agreement, Parent shall take all actions required to promptly cause any such legend to be removed from any certificate for the Shares.

8. Termination.  This Agreement shall terminate and shall have no further force or effect as of the Expiration Date; provided, however, that the last sentence of Section 7 shall survive any termination of this Agreement.

9. Miscellaneous.

(a) Severability.  If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future Law, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (i) such provision will be fully severable, (ii) this Agreement will be construed and enforced as if such provision had never comprised a part hereof, (iii) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by such provision or its severance therefrom and (iv) in lieu of such provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such provision as may be possible.

(b) Binding Effect and Assignment.  This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by either of the parties without prior written consent of the other.

(c) Amendments and Modification.  This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

(d) Specific Performance; Injunctive Relief.  The parties hereto agree that irreparable damage would occur in the event that any provision of this Agreement were not performed in accordance with its specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court having jurisdiction relating to this Agreement as provided in clause (g) hereof without the necessity of demonstrating damages or posting a bond, this being in addition to any other remedy to which they are entitled at law or in equity.

(e) Notices.  Any notice required to be given hereunder shall be sufficient if in writing, and sent by facsimile transmission, by reliable overnight delivery service (with proof of service) or hand delivery (provided that any notice received on any non-Business Day or any Business Day after 5:00 p.m. (addressee’s local time) shall be deemed to have been received at 9:00 a.m. (addressee’s local time) on the next Business Day unless the notice is required by this Agreement to be delivered within a number of hours or calendar days), addressed as follows (or at such other address or facsimile number for a party as shall be specified by like notice):

if to Parent, to:

S1 Corporation
705 Westech Drive,
Norcross, Georgia 30092
Attention:  General Counsel
Facsimile:  (404) 923-6727

with a copy (which shall not constitute notice) to each of:

Hogan Lovells US LLP
Columbia Square
555 Thirteenth Street, NW
Washington, DC 20004
Attention:  Daniel Keating
Facsimile:  (404) 923-6460

Zellermayer Pelossof & Co. Advocates

The Rubinstein House
20 Lincoln Street, 12th Floor
Tel-Aviv 67134
Israel
Attention:  Michael Zellermayer
Facsimile:  +972 (3) 625-5500

if to the Shareholder, to:

the address or facsimile number set forth on the signature page of this Agreement,

with a copy (which shall not constitute notice) to each of:

Kirkland & Ellis LLP
601 Lexington Avenue
New York, New York 10022
Attention:  David Fox
            William B. Sorabella
Facsimile:  (212) 446-6460

Kramer Levin Naftalis & Frankel LLP
1177 Avenue of the Americas
New York, New York 10036
Attention:  Scott Rosenblum
            Richard Gilden
Facsimile:  (212) 715-8411

Meitar Liquornik Geva & Leshem Brandwein
16 Abba Hillel Street
Ramat Gan 52506
Israel
Attention:  Clifford M. J. Felig
Facsimile:  +972 (3) 610-3757

(f) Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of Israel, without reference to rules of conflicts of law.

(g) CONSENT TO JURISDICTION AND SERVICE OF PROCESS.  EACH PARTY HERETO CONSENTS TO THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE COUNTY OF NEW YORK IN THE STATE OF NEW YORK AND IRREVOCABLY AGREES THAT ALL ACTIONS OR PROCEEDINGS RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY MAY BE LITIGATED ONLY IN SUCH COURTS. EACH PARTY HERETO ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS RESPECTIVE PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF SUCH COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF SUCH COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO SUCH PARTY AT THE ADDRESS SPECIFIED IN THIS AGREEMENT, SUCH SERVICE TO BECOME EFFECTIVE FIFTEEN (15) CALENDAR DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL IN ANY WAY BE DEEMED TO LIMIT THE ABILITY OF EITHER PARTY HERETO TO SERVE ANY SUCH LEGAL PROCESS, SUMMONS, NOTICES AND DOCUMENTS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

(h) Entire Agreement.  This Agreement contains the entire understanding of the parties in respect of the subject matter hereof and supersedes all prior negotiations and understandings between the parties with respect to such subject matter.

(i) Effect of Headings.  Headings of the Articles and Sections of this Agreement are for convenience of the parties only and shall be given no substantive or interpretive effect whatsoever.

(j) Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart. This Agreement or any counterpart may be executed and delivered by facsimile copies or delivered by electronic communications by portable document format (.pdf), each of which shall be deemed an original.

{Signatures on Next Page}

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered on the day and year first above written.

S1 CORPORATION	CLAL INDUSTRIES AND INVESTMENTS LTD.

By: /s/ Johann Dreyer	By: /s/ Guy Rosen /s/ Gonen Bieber

Signature of Authorized Signatory	Signature

Name: Johann Dreyer	Name: Guy Rosen Gonen Bieber

Title: Chief Executive Officer	Title: Senior VP VP Finance

3 Azrieli Center, Triangular Tower 45th Floor

Tel-Aviv 67023, Israel

Print Address +972 (3) 607-5778

Facsimile No.

Shares beneficially owned:* 8,797,398 Ordinary Shares 0 Ordinary Shares issuable upon exercise of outstanding options 2,000 Shares of Restricted Stock

* See attached.

ATTACHMENT TO VOTING AGREEMENT

DATED JUNE 26, 2011

WITH S1 CORPORATION

Clal Industries and Investments Ltd. (“CII”) beneficially owns 8,797,398 Ordinary Shares (excluding 2,000 Ordinary Shares held by the American Stock Transfer & Trust Company, LLC or its affiliates over which CII may not have voting rights) and 2,000 shares of restricted stock (with respect to which CII will not have voting rights until the restrictions lapse). For the avoidance of doubt, CII shall not be required to vote and the term “Shares” shall not include the 2,000 Ordinary Shares held by the American Stock Transfer & Trust Company, LLC or the 2,000 shares of restricted stock.

CII further disclaims all beneficial ownership for purposes of this Agreement, and the term “Shares” shall not include or be deemed to include, any Ordinary Shares that may be owned beneficially and/or of record by any Affiliate of CII, including, but not limited to, any Shares owned beneficially or of record by Clal Insurance Enterprises Holdings Ltd. (“CIEH”), any Shares held for members of the public through, among others, provident funds, mutual funds, pension funds, exchange traded funds and insurance policies, which are managed by subsidiaries of CIEH, Shares which are held by unaffiliated third-party client accounts managed by subsidiaries of CIEH as portfolio managers, Shares held for members of the public through mutual funds which are managed by a company controlled by Epsilon Investment House Ltd.

Annex E

S1 Corporation
Amendment to 2003 Stock Incentive Plan
(As Amended and Restated Effective February 26, 2008)

The S1 Corporation 2003 Stock Incentive Plan, as amended and restated effective February 26, 2008 (the “Plan”), is hereby amended as follows:

1. Section 4 of the Plan is hereby amended and restated in its entirety to read as follows:

Subject to adjustment as provided in Section 17 hereof, the number of shares of Stock authorized for issuance under the Plan shall be 16,727,108, of which only 5,608,487 shall be available for issuance after August 18, 2011 as awards other than Options and SARs. Stock issued or to be issued under the Plan shall be authorized but unissued shares; or, to the extent permitted by applicable law, issued shares that have been reacquired by the Company. If any shares covered by an Award are not purchased or are forfeited, or if an Award otherwise terminates without delivery of any Stock subject thereto, then the number of shares of Stock counted against the aggregate number of shares available under the Plan with respect to such Award shall, to the extent of any such forfeiture or termination, again be available for making Awards under the Plan.

2. Except as amended above, the Plan shall remain in full force and effect.

3. In addition to the foregoing, the authorizing resolutions relating to the Amendment authorize the officers of the Company named therein to take such further steps as are necessary to give effect to this Amendment. In like manner, the approval of the Company’s shareholders of the Proposal under which the Amendment is proposed to be approved will authorize such officers to take such further necessary actions.

4. This Amendment is adopted subject to approval at the special meeting of the Company’s shareholders by a majority of the total votes cast on the proposal.

E-1

Annex F

S1 CORPORATION
2003 STOCK INCENTIVE PLAN
(Amended and Restated Effective February 26, 2008)

i

ii

S1 CORPORATION

2003 STOCK INCENTIVE PLAN
(AS AMENDED AND RESTATED EFFECTIVE FEBRUARY 26, 2008)

S1 Corporation (the “Company”), sets forth herein the terms of its 2003 Stock Incentive Plan, as amended and restated effective February 26, 2008 (the “Plan”), as follows:

1.	PURPOSE

The Plan is intended to enhance the Company’s and its Affiliates’ (as defined herein) ability to attract and retain highly qualified officers, directors and other employees, and to motivate such persons to serve the Company and its Affiliates and to expend maximum effort to improve the business results and earnings of the Company, by providing to such persons an opportunity to acquire or increase a direct proprietary interest in the operations and future success of the Company. To this end, the Plan provides for the grant of stock options, stock appreciation rights, restricted stock, stock units and dividend equivalent rights. Any of these awards may, but need not, be made as performance incentives to reward attainment of annual or long-term performance goals in accordance with the terms hereof. Stock options granted under the Plan may be non-qualified stock options or incentive stock options, as provided herein. The Plan is hereby amended and restated effective February 26, 2008, subject to approval of the Company’s stockholders at the next annual meeting.

2.	DEFINITIONS

For purposes of interpreting the Plan and related documents (including Award Agreements), the following definitions shall apply:

2.1  “Affiliate” means, with respect to the Company, any company or other trade or business that controls, is controlled by or is under common control with the Company within the meaning of Rule 405 of Regulation C under the Securities Act, including, without limitation, any Subsidiary.

2.2  “Annual Incentive Award” means an Award made subject to attainment of performance goals (as described in Section 14) over a performance period of up to one year (the fiscal year, unless otherwise specified by the Committee).

2.3  “Award” means a grant of an Option, Stock Appreciation Right, Restricted Stock, Stock Unit or Dividend Equivalent Rights under the Plan.

2.4  “Award Agreement” means the written agreement between the Company and a Grantee that evidences and sets out the terms and conditions of an Award.

2.5  “Benefit Arrangement” shall have the meaning set forth in Section 15 hereof.

2.6  “Board” means the Board of Directors of the Company.

2.7  “Cause” means, as determined by the Board and unless otherwise provided in an applicable agreement with the Company or an Affiliate, (i) gross negligence or willful misconduct in connection with the performance of duties; (ii) conviction of a criminal offense (other than minor traffic offenses); or (iii) material breach of any term of any employment, consulting or other services, confidentiality, intellectual property or non-competition agreements, if any, between the Service Provider and the Company or an Affiliate.

2.8  “Code” means the Internal Revenue Code of 1986, as now in effect or as hereafter amended.

2.9  “Committee” means a committee of, and designated from time to time by resolution of, the Board, which shall be constituted as provided in Section 3.2.

2.10  “Company” means S1 Corporation.

2.11  “Corporate Transaction” means (i) the dissolution or liquidation of the Company or a merger, consolidation, or reorganization of the Company with one or more other entities in which the Company is not the surviving entity, (ii) a sale of substantially all of the assets of the Company to another person or entity, or (iii) any transaction (including without limitation a merger or reorganization in which the Company is the surviving entity) which results in any person or entity (other than persons who are shareholders or Affiliates immediately prior to the transaction) owning 50% or more of the combined voting power of all classes of stock of the Company.

2.12  “Covered Employee” means a Grantee who is a Covered Employee within the meaning of Section 162(m)(3) of the Code.

2.13  “Disability” means the Grantee is unable to perform each of the essential duties of such Grantee’s position by reason of a medically determinable physical or mental impairment which is potentially permanent in character or which can be expected to last for a continuous period of not less than 12 months; provided, however, that, with respect to rules regarding expiration of an Incentive Stock Option following termination of the Grantee’s Service, Disability shall mean the Grantee is unable to engage in any substantial gainful activity by reason of a medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.

2.14  “Dividend Equivalent” means a right, granted to a Grantee under Section 13 hereof, to receive cash, Stock, other Awards or other property equal in value to dividends paid with respect to a specified number of shares of Stock, or other periodic payments. Notwithstanding anything in the Plan to the contrary, such right may not be granted with respect to Options or SARs.

2.15  “Effective Date” means February 26, 2008, the date the Plan was approved by the Board.

2.16  “Exchange Act” means the Securities Exchange Act of 1934, as now in effect or as hereafter amended.

2.17  “Fair Market Value” means the value of a share of Stock, determined as follows: if on the Grant Date or other determination date the Stock is listed on an established national or regional stock exchange, is admitted to quotation on The Nasdaq Stock Market, Inc. or is publicly traded on an established securities market, the Fair Market Value of a share of Stock shall be the closing price of the Stock on such exchange or in such market (if there is more than one such exchange or market the Board shall determine the appropriate exchange or market) on the Grant Date or such other determination date (or if there is no such reported closing price, the Fair Market Value shall be the mean between the highest bid and lowest asked prices or between the high and low sale prices on such trading day) or, if no sale of Stock is reported for such trading day, on the next preceding day on which any sale shall have been reported. If the Stock is not listed on such an exchange, quoted on such system or traded on such a market, Fair Market Value shall be the value of the Stock as determined by the Board in good faith.

2.18  “Family Member” means a person who is a spouse, former spouse, child, stepchild, grandchild, parent, stepparent, grandparent, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother, sister, brother-in-law, or sister-in-law, including adoptive relationships, of the Grantee, any person sharing the Grantee’s household (other than a tenant or employee), a trust in which any one or more of these persons have more than fifty percent of the beneficial interest, a foundation in which any one or more of these persons (or the Grantee) control the management of assets, and any other entity in which one or more of these persons (or the Grantee) own more than fifty percent of the voting interests.

2.19  “Grant Date” means, as determined by the Board or authorized Committee, the latest to occur of (i) the date as of which the Board approves an Award, (ii) the date on which the recipient of an Award first becomes eligible to receive an Award under Section 6 hereof, or (iii) such other date as may be specified by the Board.

2.20  “Grantee” means a person who receives or holds an Award under the Plan.

2.21  “Incentive Stock Option” means an “incentive stock option” within the meaning of Section 422 of the Code, or the corresponding provision of any subsequently enacted tax statute, as amended from time to time.

2.22  “Non-qualified Stock Option” means an Option that is not an Incentive Stock Option.

2.23  “Option” means an option to purchase one or more shares of Stock pursuant to the Plan.

2.24  “Option Price” means the purchase price for each share of Stock subject to an Option.

2.25  “Other Agreement” shall have the meaning set forth in Section 15 hereof.

2.26  “Outside Director” means a member of the Board who is not an officer or employee of the Company.

2.27  “Performance Award” means an Award made subject to the attainment of performance goals (as described in Section 14) over a performance period of up to ten (10) years.

2.28  “Plan” means this S1 Corporation 2003 Stock Incentive Plan, as amended and restated effective February 26, 2008.

2.29  “Purchase Price” means the purchase price for each share of Stock pursuant to a grant of Restricted Stock.

2.30  “Reporting Person” means a person who is required to file reports under Section 16(a) of the Exchange Act.

2.31  “Restricted Stock” means shares of Stock, awarded to a Grantee pursuant to Section 11 hereof.

2.32  “SAR Exercise Price” means the per share exercise price of an SAR granted to a Grantee under Section 10 hereof.

2.33  “Securities Act” means the Securities Act of 1933, as now in effect or as hereafter amended.

2.34  “Service” means service as a Service Provider. Unless otherwise stated in the applicable Award Agreement, a Grantee’s change in position or duties shall not result in interrupted or terminated Service, so long as such Grantee continues to be a Service Provider. Subject to the preceding sentence, whether a termination of Service shall have occurred for purposes of the Plan shall be determined by the Board, which determination shall be final, binding and conclusive.

2.35  “Service Provider” means an employee, officer or director of the Company or an Affiliate.

2.36  “Stock” means the common stock, par value $.01 per share, of the Company.

2.37  “Stock Appreciation Right” or “SAR” means a right granted to a Grantee under Section 10 hereof.

2.38  “Stock Unit” means a bookkeeping entry representing the equivalent of shares of Stock, awarded to a Grantee pursuant to Section 11 hereof.

2.39  “Subsidiary” means any “subsidiary corporation” of the Company within the meaning of Section 424(f) of the Code.

2.40  “Termination Date” means the date upon which an Option shall terminate or expire, as set forth in Section 8.3 hereof.

2.41  “Ten Percent Stockholder” means an individual who owns more than ten percent (10%) of the total combined voting power of all classes of outstanding stock of the Company, its parent or any of its Subsidiaries. In determining stock ownership, the attribution rules of Section 424(d) of the Code shall be applied.

3.	ADMINISTRATION OF THE PLAN

3.1.  Board

The Board shall have such powers and authorities related to the administration of the Plan as are consistent with the Company’s certificate of incorporation and bylaws, as may be amended from time to time, and applicable law. The Board shall have full power and authority to take all actions and to make all determinations required or provided for under the Plan, any Award or any Award Agreement, and shall have full power and authority to take all such other actions and make all such other determinations not inconsistent with the specific terms and provisions of the Plan that the Board deems to be necessary or appropriate to the administration of the Plan, any Award or any Award Agreement. All such actions and determinations shall be by the affirmative vote of a majority of the members of the Board present at a meeting or by unanimous consent of the Board executed in writing in accordance with the Company’s certificate of incorporation and bylaws, as may be amended from time to time, and applicable law. The interpretation and construction by the Board of any provision of the Plan, any Award or any Award Agreement shall be final and conclusive.

3.2.  Committee.

The Board from time to time may delegate to the Committee such powers and authorities related to the administration and implementation of the Plan, as set forth in Section 3.1 above and other applicable provisions, as the Board shall determine, consistent with the certificate of incorporation and bylaws of the Company, as may be amended from time to time, and applicable law.

(i) Except as provided in Subsection (ii) and except as the Board may otherwise determine, the Committee, if any, appointed by the Board to administer the Plan shall consist of two or more Outside Directors of the Company who: (a) qualify as “outside directors” within the meaning of Section 162(m) of the Code and who (b) meet such other requirements as may be established from time to time by the Securities and Exchange Commission for plans intended to qualify for exemption under Rule 16b — 3 (or its successor) under the Exchange Act.

(ii) The Board may also appoint one or more separate committees of the Board, each composed of one or more directors of the Company who need not be Outside Directors, who may administer the Plan with respect to employees or other Service Providers who are not officers or directors of the Company, may grant Awards under the Plan to such employees or other Service Providers, and may determine all terms of such Awards.

In the event that the Plan, any Award or any Award Agreement entered into hereunder provides for any action to be taken by or determination to be made by the Board, such action may be taken or such determination may be made by the Committee if the power and authority to do so has been delegated to the Committee by the Board as provided for in this Section. Unless otherwise expressly determined by the Board, any such action or determination by the Committee shall be final, binding and conclusive. To the extent permitted by law, the Committee may delegate its authority under the Plan to a member of the Board or to any executive officer of the Company, provided that any such authority delegated to an executive officer of the Company shall not apply with respect to such person or any other Director or executive officer of the Company.

3.3.  Terms of Awards.

Subject to the other terms and conditions of the Plan, the Board shall have full and final authority to:

(i) designate Grantees,

(ii) determine the type or types of Awards to be made to a Grantee,

(iii) determine the number of shares of Stock to be subject to an Award,

(iv) establish the terms and conditions of each Award (including, but not limited to, the exercise price of any Option, the nature and duration of any restriction or condition (or provision for lapse thereof)

relating to the vesting, exercise, transfer, or forfeiture of an Award or the shares of Stock subject thereto, and any terms or conditions that may be necessary to qualify Options as Incentive Stock Options),

(v) prescribe the form of each Award Agreement evidencing an Award, and

(vi) amend, modify, or supplement the terms of any outstanding Award. Such authority specifically includes the authority, in order to effectuate the purposes of the Plan but without amending the Plan, to modify Awards to eligible individuals who are foreign nationals or are individuals who are employed outside the United States to recognize differences in local law, tax policy, or custom.

The Company may retain the right in an Award Agreement to cause a forfeiture of the gain realized by a Grantee on account of actions taken by the Grantee in violation or breach of or in conflict with any non-competition agreement, any agreement prohibiting solicitation of employees or clients of the Company or any Affiliate thereof or any confidentiality obligation with respect to the Company or any Affiliate thereof or otherwise in competition with the Company or any Affiliate thereof, to the extent specified in such Award Agreement applicable to the Grantee. Furthermore, the Company may annul an Award if the Grantee is an employee of the Company or an Affiliate thereof and is terminated for Cause as defined in the applicable Award Agreement or the Plan, as applicable. The grant of any Award shall be contingent upon the Grantee executing the appropriate Award Agreement. Notwithstanding anything in this Plan to the contrary, no amendment or modification may be made to an outstanding Option or SAR, including, without limitation, by replacement of Options or SARs with cash or other award type, that would be treated as a repricing under the rules of the stock exchange on which the Stock is listed, in each case, without the approval of the stockholders of the Company, provided, that, appropriate adjustments may be made to outstanding Options and SARs pursuant to Section 17 or Section 5.3 and may be made to make changes to achieve compliance with applicable law, including Section 409A of the Code.

3.4.  Deferral Arrangement.

The Board may permit or require the deferral of any award payment into a deferred compensation arrangement, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest or dividend equivalents, including converting such credits into deferred Stock equivalents and restricting deferrals to comply with hardship distribution rules affecting 401(k) plans.

3.5.  No Liability.

No member of the Board or of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award or Award Agreement.

4.	STOCK SUBJECT TO THE PLAN

Subject to adjustment as provided in Section 17 hereof, the number of shares of Stock reserved for issuance under the Plan shall be 11,727,108, of which only 2,250,000 shall be available for issuance after the Effective Date as awards other than Options and SARs. Stock issued or to be issued under the Plan shall be authorized but unissued shares; or, to the extent permitted by applicable law, issued shares that have been reacquired by the Company. If any shares covered by an Award are not purchased or are forfeited, or if an Award otherwise terminates without delivery of any Stock subject thereto, then the number of shares of Stock counted against the aggregate number of shares available under the Plan with respect to such Award shall, to the extent of any such forfeiture or termination, again be available for making Awards under the Plan.

5.	EFFECTIVE DATE, DURATION AND AMENDMENTS

5.1.  Effective Date.

The Plan shall be effective as of the Effective Date, subject to approval of the Plan by the Company’s stockholders at the next annual meeting. Upon approval of the Plan by the stockholders of the Company as set forth above, all Awards made under the Plan on or after the Effective Date shall be fully effective as if the stockholders of the Company had approved the Plan on the Effective Date. If the stockholders fail to approve the Plan at the next annual meeting after the Effective Date, any Awards made hereunder shall be null and void and of no effect.

5.2.  Term.

The Plan shall terminate automatically ten (10) years after its adoption by the Board and may be terminated on any earlier date as provided in Section 5.3.

5.3.  Amendment and Termination of the Plan

The Board may, at any time and from time to time, amend, suspend, or terminate the Plan as to any shares of Stock as to which Awards have not been made. An amendment shall be contingent on approval of the Company’s stockholders to the extent stated by the Board or required by applicable law. No Awards shall be made after termination of the Plan. No amendment, suspension, or termination of the Plan shall, without the consent of the Grantee, impair rights or obligations under any Award theretofore awarded under the Plan.

6.	AWARD ELIGIBILITY AND LIMITATIONS

6.1.  Company or Subsidiary Employees; Service Providers; Other Persons

Subject to this Section 6, Awards may be made under the Plan to any Service Provider.

6.2.  Successive Awards.

An eligible person may receive more than one Award, subject to such restrictions as are provided herein.

6.3.  Limitation on Shares of Stock Subject to Awards and Cash Awards.

During any time when the Company has a class of equity security registered under Section 12 of the Exchange Act:

(i) the maximum number of shares of Stock subject to Options that can be awarded under the Plan to any person eligible for an Award under Section 6 hereof is 2,000,000 per year; and

(ii) the maximum number of shares that can be awarded under the Plan, other than pursuant to an Option to any person eligible for an Award under Section 6 hereof is 1,000,000 per year.

The preceding limitations in this Section 6.3 are subject to adjustment as provided in Section 17 hereof.

6.4.  Limitations on Incentive Stock Options.

An Option shall constitute an Incentive Stock Option only (i) if the Grantee of such Option is an employee of the Company or any Subsidiary of the Company; (ii) to the extent specifically provided in the related Award Agreement; and (iii) to the extent that the aggregate Fair Market Value (determined at the time the Option is granted) of the shares of Stock with respect to which all Incentive Stock Options held by such Grantee become exercisable for the first time during any calendar year (under the Plan and all other plans of the Grantee’s employer and its Affiliates) does not exceed $100,000. This limitation shall be applied by taking Options into account in the order in which they were granted.

6.5.  Substitute Awards

The Board shall have the right to issue Awards upon assumption of, or in substitution for, outstanding awards previously granted by a company or other entity acquired by the Company or any Affiliate or with which the Company or any Affiliate combines. The number of shares of Stock reserved pursuant to Section 4 shall be increased by the corresponding number of shares of Stock subject to the Awards resulting from the assumption or substitution. In addition, notwithstanding Section 8.1 and Section 10.1, the Option Price of an Option or the grant price of a SAR that is granted pursuant to this Section 6.5 in an assumption or substitution may be less than the Fair Market Value of a share of Stock on the original date of grant; provided, that, the

Option Price or the grant price of a SAR is determined in accordance with the principles of Code Section 424 and the regulations thereunder, as modified by Section 409A of the Code and the regulations thereunder.

7.	AWARD AGREEMENT

Each Award granted pursuant to the Plan shall be evidenced by an Award Agreement, in such form or forms as the Board shall from time to time determine. Award Agreements granted from time to time or at the same time need not contain similar provisions but shall be consistent with the terms of the Plan. Each Award Agreement evidencing an Award of Options shall specify whether such Options are intended to be Non-qualified Stock Options or Incentive Stock Options, and in the absence of such specification such options shall be deemed Non-qualified Stock Options.

8.	TERMS AND CONDITIONS OF OPTIONS

8.1.  Option Price

The Option Price of each Option shall be fixed by the Board and stated in the Award Agreement evidencing such Option. The Option Price of each Option shall be at least the Fair Market Value on the Grant Date of a share of Stock; provided, however, that in the event that a Grantee is a Ten Percent Stockholder, the Option Price of an Option granted to such Grantee that is intended to be an Incentive Stock Option shall be not less than 110 percent of the Fair Market Value of a share of Stock on the Grant Date. In no case shall the Option Price of any Option be less than the par value of a share of Stock.

8.2.  Vesting.

Subject to Sections 8.3 and 17.3 hereof, each Option granted under the Plan shall become exercisable at such times and under such conditions as shall be determined by the Board and stated in the Award Agreement. For purposes of this Section 8.2, fractional numbers of shares of Stock subject to an Option shall be rounded down to the next nearest whole number. The Board may provide, for example, in the Award Agreement for (i) accelerated exercisability of the Option in the event the Grantee’s Service terminates on account of death, Disability or another event, (ii) expiration of the Option prior to its term in the event of the termination of the Grantee’s Service, (iii) immediate forfeiture of the Option in the event the Grantee’s Service is terminated for Cause or (iv) unvested Options to be exercised subject to the Company’s right of repurchase with respect to unvested shares of Stock. No Option shall be exercisable in whole or in part prior to the date the Plan is approved by the Stockholders of the Company as provided in Section 5.1 hereof.

8.3.  Term.

Each Option granted under the Plan shall terminate, and all rights to purchase shares of Stock thereunder shall cease, upon the expiration of ten years from the date such Option is granted, or under such circumstances and on such date prior thereto as is set forth in the Plan or as may be fixed by the Board and stated in the Award Agreement relating to such Option (the “Termination Date”); provided, however, that in the event that the Grantee is a Ten Percent Stockholder, an Option granted to such Grantee that is intended to be an Incentive Stock Option shall not be exercisable after the expiration of five years from its Grant Date.

8.4.  Termination of Service.

Each Award Agreement shall set forth the extent to which the Grantee shall have the right to exercise the Option following termination of the Grantee’s Service. Such provisions shall be determined in the sole discretion of the Board, need not be uniform among all Options issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of Service.

8.5.  Limitations on Exercise of Option.

Notwithstanding any other provision of the Plan, in no event may any Option be exercised, in whole or in part, prior to the date the Plan is approved by the stockholders of the Company as provided herein, or after ten years following the Grant Date, or after the occurrence of an event referred to in Section 17 hereof which results in termination of the Option.

8.6.  Method of Exercise.

An Option that is exercisable may be exercised by the Grantee’s delivery to the Company of written notice of exercise on any business day, at the Company’s principal office, on the form specified by the Company. Such notice shall specify the number of shares of Stock with respect to which the Option is being exercised and shall be accompanied by payment in full of the Option Price of the shares for which the Option is being exercised. The minimum number of shares of Stock with respect to which an Option may be exercised, in whole or in part, at any time shall be the lesser of (i) 100 shares or such lesser number set forth in the applicable Award Agreement and (ii) the maximum number of shares available for purchase under the Option at the time of exercise.

8.7.  Rights of Holders of Options

Unless otherwise stated in the applicable Award Agreement, an individual holding or exercising an Option shall have none of the rights of a stockholder (for example, the right to receive cash or dividend payments or distributions attributable to the subject shares of Stock or to direct the voting of the subject shares of Stock ) until the shares of Stock covered thereby are fully paid and issued to him. Except as provided in Section 17 hereof, no adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date of such issuance.

8.8.  Delivery of Stock Certificates.

Promptly after the exercise of an Option by a Grantee and the payment in full of the Option Price, such Grantee shall be entitled to the issuance of a stock certificate or certificates evidencing his or her ownership of the shares of Stock subject to the Option. Notwithstanding any other provision of this Plan to the contrary, the Company may elect to satisfy any requirement under this Plan for the delivery of stock certificates through the use of book-entry.

9.	TRANSFERABILITY OF OPTIONS

9.1.  Transferability of Options

Except as provided in Section 9.2, during the lifetime of a Grantee, only the Grantee (or, in the event of legal incapacity or incompetency, the Grantee’s guardian or legal representative) may exercise an Option. Except as provided in Section 9.2, no Option shall be assignable or transferable by the Grantee to whom it is granted, other than by will or the laws of descent and distribution.

9.2.  Family Transfers.

If authorized in the applicable Award Agreement, a Grantee may transfer, not for value, all or part of an Option which is not an Incentive Stock Option to any Family Member. For the purpose of this Section 9.2, a “not for value” transfer is a transfer which is (i) a gift, (ii) a transfer under a domestic relations order in settlement of marital property rights; or (iii) a transfer to an entity in which more than fifty percent of the voting interests are owned by Family Members (or the Grantee) in exchange for an interest in that entity. Following a transfer under this Section 9.2, any such Option shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer. Subsequent transfers of transferred Options are prohibited except to Family Members of the original Grantee in accordance with this Section 9.2 or by will or the laws of descent and distribution. The events of termination of Service of Section 8.4 hereof shall continue to be applied with respect to the original Grantee, following which the Option shall be exercisable by the transferee only to the extent, and for the periods specified, in Section 8.4.

10.	STOCK APPRECIATION RIGHTS

The Board is authorized to grant Stock Appreciation Rights to Grantees on the following terms and conditions:

10.1.  Right to Payment.

A SAR shall confer on the Grantee to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one share of Stock on the date of exercise over (B) the grant price of the SAR as determined by the Board. The Award Agreement for a SAR shall specify the grant price of the SAR, which shall be at least the Fair Market Value of a share of Stock on the date of grant.

10.2.  Other Terms.

The Board shall determine at the date of grant or thereafter, the time or times at which and the circumstances under which a SAR may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the time or times at which SARs shall cease to be or become exercisable following termination of Service or upon other conditions, the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which Stock will be delivered or deemed to be delivered to Grantees, whether or not a SAR shall be in tandem or in combination with any other Award, and any other terms and conditions of any SAR. Notwithstanding any other provision in this Plan, no SAR will have a term longer than ten (10) years from the date of grant.

10.3.  Creditor’s Rights.

A holder of SARs shall have no rights other than those of a general creditor of the Company. SARs represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Award Agreement.

11.	RESTRICTED STOCK AND STOCK UNITS

11.1.  Grant of Restricted Stock or Stock Units.

The Board may from time to time grant Restricted Stock or Stock Units to persons eligible to receive Awards under Section 6 hereof, subject to such restrictions, conditions and other terms, if any, as the Board may determine. Awards of Restricted Stock may be made for no consideration (other than par value of the shares which is deemed paid by Services already rendered).

11.2.  Restrictions.

At the time a grant of Restricted Stock or Stock Units is made, the Board may, in its sole discretion, establish a period of time (a “restricted period”) applicable to such Restricted Stock or Stock Units. Each Award of Restricted Stock or Stock Units may be subject to a different restricted period. The Board may, in its sole discretion, at the time a grant of Restricted Stock or Stock Units is made, prescribe restrictions in addition to or other than the expiration of the restricted period, including the satisfaction of corporate or individual performance objectives, which may be applicable to all or any portion of the Restricted Stock or Stock Units in accordance with Section 14.1 and 14.2. Neither Restricted Stock nor Stock Units may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of during the restricted period or prior to the satisfaction of any other restrictions prescribed by the Board with respect to such Restricted Stock or Stock Units.

11.3.  Restricted Stock Certificates.

The Company shall issue, in the name of each Grantee to whom Restricted Stock has been granted, stock certificates representing the total number of shares of Restricted Stock granted to the Grantee, as soon as reasonably practicable after the Grant Date. The Board may provide in an Award Agreement that either (i) the Secretary of the Company shall hold such certificates for the Grantee’s benefit until such time as the

Restricted Stock is forfeited to the Company or the restrictions lapse, or (ii) such certificates shall be delivered to the Grantee, provided, however, that such certificates shall bear a legend or legends that comply with the applicable securities laws and regulations and makes appropriate reference to the restrictions imposed under the Plan and the Award Agreement.

11.4.  Rights of Holders of Restricted Stock.

Unless the Board otherwise provides in an Award Agreement, holders of Restricted Stock shall have the right to vote such Stock and the right to receive any dividends declared or paid with respect to such Stock. The Board may provide that any dividends paid on Restricted Stock must be reinvested in shares of Stock, which may or may not be subject to the same vesting conditions and restrictions applicable to such Restricted Stock. All distributions, if any, received by a Grantee with respect to Restricted Stock as a result of any stock split, stock dividend, combination of shares, or other similar transaction shall be subject to the restrictions applicable to the original Grant.

11.5.  Rights of Holders of Stock Units.

11.5.1.  Voting and Dividend Rights.

Unless the Board otherwise provides in an Award Agreement, holders of Stock Units shall have no rights as stockholders of the Company. The Board may provide in an Award Agreement evidencing a grant of Stock Units that the holder of such Stock Units shall be entitled to receive, upon the Company’s payment of a cash dividend on its outstanding Stock, a cash payment for each Stock Unit held equal to the per-share dividend paid on the Stock. Such Award Agreement may also provide that such cash payment will be deemed reinvested in additional Stock Units at a price per unit equal to the Fair Market Value of a share of Stock on the date that such dividend is paid.

11.5.2.  Creditor’s Rights.

A holder of Stock Units shall have no rights other than those of a general creditor of the Company. Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Award Agreement.

11.6.  Termination of Service.

Unless the Board otherwise provides in an Award Agreement or in writing after the Award Agreement is issued, upon the termination of a Grantee’s Service, any Restricted Stock or Stock Units held by such Grantee that have not vested, or with respect to which all applicable restrictions and conditions have not lapsed, shall immediately be deemed forfeited. Upon forfeiture of Restricted Stock or Stock Units, the Grantee shall have no further rights with respect to such Award, including but not limited to any right to vote Restricted Stock or any right to receive dividends with respect to shares of Restricted Stock or Stock Units.

11.7.  Purchase of Restricted Stock.

The Grantee shall be required, to the extent required by applicable law, to purchase the Restricted Stock from the Company at a Purchase Price equal to the greater of (i) the aggregate par value of the shares of Stock represented by such Restricted Stock or (ii) the Purchase Price, if any, specified in the Award Agreement relating to such Restricted Stock. The Purchase Price shall be payable in a form described in Section 12 or, in the discretion of the Board, in consideration for past Services rendered to the Company or an Affiliate.

11.8.  Delivery of Stock.

Upon the expiration or termination of any restricted period and the satisfaction of any other conditions prescribed by the Board, the restrictions applicable to shares of Restricted Stock or Stock Units settled in Stock shall lapse, and, unless otherwise provided in the Award Agreement, a stock certificate for such shares shall be delivered, free of all such restrictions, to the Grantee or the Grantee’s beneficiary or estate, as the case may be.

12.	FORM OF PAYMENT FOR OPTIONS AND RESTRICTED STOCK

12.1.  General Rule.

Payment of the Option Price for the shares purchased pursuant to the exercise of an Option or the Purchase Price for Restricted Stock shall be made in cash or in cash equivalents acceptable to the Company.

12.2.  Surrender of Stock.

To the extent the Award Agreement so provides, payment of the Option Price for shares purchased pursuant to the exercise of an Option or the Purchase Price for Restricted Stock may be made all or in part through the tender to the Company of shares of Stock, which shares, if acquired from the Company, shall have been held for at least six months at the time of tender and which shall be valued, for purposes of determining the extent to which the Option Price or Purchase Price has been paid thereby, at their Fair Market Value on the date of exercise.

12.3.  Cashless Exercise.

To the extent permitted by law, with respect to an Option only (and not with respect to Restricted Stock), to the extent the Award Agreement so provides, payment of the Option Price for shares purchased pursuant to the exercise of an Option may be made all or in part by delivery (on a form acceptable to the Board) of an irrevocable direction to a licensed securities broker acceptable to the Company to sell shares of Stock and to deliver all or part of the sales proceeds to the Company in payment of the Option Price and any withholding taxes described in Section 18.3.

12.4.  Other Forms of Payment.

To the extent the Award Agreement so provides, payment of the Option Price for shares purchased pursuant to exercise of an Option or the Purchase Price for Restricted Stock may be made in any other form that is consistent with applicable laws, regulations and rules.

13.	DIVIDEND EQUIVALENT RIGHTS

13.1.  Dividend Equivalent Rights.

A Dividend Equivalent Right is an Award entitling the recipient to receive credits based on cash distributions that would have been paid on the shares of Stock specified in the Dividend Equivalent Right (or other award to which it relates) if such shares had been issued to and held by the recipient. A Dividend Equivalent Right may be granted hereunder to any Grantee as a component of another Award (other than an Option or a SAR) or as a freestanding award. The terms and conditions of Dividend Equivalent Rights shall be specified in the grant. Dividend Equivalents credited to the holder of a Dividend Equivalent Right may be paid currently or may be deemed to be reinvested in additional shares of Stock, which may thereafter accrue additional equivalents. Any such reinvestment shall be at Fair Market Value on the date of reinvestment. Dividend Equivalent Rights may be settled in cash or Stock or a combination thereof, in a single installment or installments, all determined in the sole discretion of the Board. A Dividend Equivalent Right granted as a component of another Award may provide that such Dividend Equivalent Right shall be settled upon exercise, settlement, or payment of, or lapse of restrictions on, such other award, and that such Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions as such other award. A Dividend Equivalent Right granted as a component of another Award may also contain terms and conditions different from such other award.

13.2.  Termination of Service.

Except as may otherwise be provided by the Board either in the Award Agreement or in writing after the Award Agreement is issued, a Grantee’s rights in all Dividend Equivalent Rights or interest equivalents shall automatically terminate upon the Grantee’s termination of Service for any reason.

14.	PERFORMANCE AND ANNUAL INCENTIVE AWARDS

14.1.  Performance Conditions

The right of a Grantee to exercise or receive a grant or settlement of any Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Board. The Board may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may exercise its discretion to reduce the amounts payable under any Award subject to performance conditions, except as limited under Sections 14.2 hereof in the case of a Performance Award or Annual Incentive Award intended to qualify under Code Section 162(m). If and to the extent required under Code Section 162(m), any power or authority relating to a Performance Award or Annual Incentive Award intended to qualify under Code Section 162(m), shall be exercised by the Committee and not the Board.

14.2.  Performance or Annual Incentive Awards Granted to Designated Covered Employees

If and to the extent that the Committee determines that a Performance or Annual Incentive Award to be granted to a Grantee who is designated by the Committee as likely to be a Covered Employee should qualify as “performance-based compensation” for purposes of Code Section 162(m), the grant, exercise and/or settlement of such Performance or Annual Incentive Award shall be contingent upon achievement of pre-established performance goals and other terms set forth in this Section 14.2.

14.2.1  Performance Goals Generally.

The performance goals for such Performance or Annual Incentive Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section 14.2. Performance goals shall be objective and shall otherwise meet the requirements of Code Section 162(m) and regulations thereunder including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being “substantially uncertain.” The Committee may determine that such Performance or Annual Incentive Awards shall be granted, exercised and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to grant, exercise and/or settlement of such Performance or Annual Incentive Awards. Performance goals may differ for Performance or Annual Incentive Awards granted to any one Grantee or to different Grantees.

14.2.2.  Business Criteria.

One or more of the following business criteria for the Company, on a consolidated basis, and/or specified subsidiaries or business units of the Company (except with respect to the total stockholder return and earnings per share criteria), shall be used exclusively by the Committee in establishing performance goals for such Performance or Annual Incentive Awards: (1) total stockholder return; (2) such total stockholder return as compared to total return (on a comparable basis) of a publicly available index such as, but not limited to, the Standard & Poor’s 500 Stock Index; (3) net income; (4) pretax earnings; (5) earnings before interest expense, taxes, depreciation and amortization; (6) pretax operating earnings after interest expense and before bonuses, service fees, and extraordinary or special items; (7) operating margin; (8) earnings per share; (9) return on equity; (10) return on capital; (11) return on investment; (12) operating earnings; (13) working capital; (14) ratio of debt to stockholders’ equity; (15) revenue; (16) return on assets; (17) economic value added (EVA); and (18) cash flow. The Committee may, at its discretion, measure performance on either an absolute or relative basis with respect to all the measures specified.

14.2.3.  Timing For Establishing Performance Goals.

Performance goals shall be established not later than 90 days after the beginning of any performance period applicable to such Performance or Annual Incentive Awards, or at such other date as may be required or permitted for “performance-based compensation” under Code Section 162(m).

14.2.4.  Performance or Annual Incentive Award Pool.

The Committee may establish a Performance or Annual Incentive Award pool, which shall be an unfunded pool, for purposes of measuring Company performance in connection with Performance or Annual Incentive Awards.

14.2.5.  Settlement of Performance or Annual Incentive Awards; Other Terms.

Settlement of such Performance or Annual Incentive Awards shall be in cash, Stock, other Awards or other property, in the discretion of the Committee. The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with such Performance or Annual Incentive Awards. The Committee shall specify the circumstances in which such Performance or Annual Incentive Awards shall be paid or forfeited in the event of termination of Service by the Grantee prior to the end of a performance period or settlement of Performance Awards.

14.3.  Written Determinations.

All determinations by the Committee as to the establishment of performance goals, the amount of any Performance Award pool or potential individual Performance Awards and as to the achievement of performance goals relating to Performance Awards, and the amount of any Annual Incentive Award pool or potential individual Annual Incentive Awards and the amount of final Annual Incentive Awards, shall be made in writing in the case of any Award intended to qualify under Code Section 162(m). To the extent required to comply with Code Section 162(m), the Committee may delegate any responsibility relating to such Performance Awards or Annual Incentive Awards.

14.4.  Status of Section 14.2 Awards Under Code Section 162(m)

It is the intent of the Company that Performance Awards and Annual Incentive Awards under Section 14.2 hereof granted to persons who are designated by the Committee as likely to be Covered Employees within the meaning of Code Section 162(m) and regulations thereunder shall, if so designated by the Committee, constitute “qualified performance-based compensation” within the meaning of Code Section 162(m) and regulations thereunder. Accordingly, the terms of Section 14.2, including the definitions of Covered Employee and other terms used therein, shall be interpreted in a manner consistent with Code Section 162(m) and regulations thereunder. The foregoing notwithstanding, because the Committee cannot determine with certainty whether a given Grantee will be a Covered Employee with respect to a fiscal year that has not yet been completed, the term Covered Employee as used herein shall mean only a person designated by the Committee, at the time of grant of Performance Awards or an Annual Incentive Award, as likely to be a Covered Employee with respect to that fiscal year. If any provision of the Plan or any agreement relating to such Performance Awards or Annual Incentive Awards does not comply or is inconsistent with the requirements of Code Section 162(m) or regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.

15.	PARACHUTE LIMITATIONS

Notwithstanding any other provision of this Plan or of any other agreement, contract, or understanding heretofore or hereafter entered into by a Grantee with the Company or any Affiliate, except an agreement, contract, or understanding hereafter entered into that expressly modifies or excludes application of this paragraph (an “Other Agreement”), and notwithstanding any formal or informal plan or other arrangement for the direct or indirect provision of compensation to the Grantee (including groups or classes of Grantees or beneficiaries of which the Grantee is a member), whether or not such compensation is deferred, is in cash, or is in the form of a benefit to or for the Grantee (a “Benefit Arrangement”), if the Grantee is a “disqualified individual,” as defined in Section 280G(c) of the Code, any Option, Restricted Stock or Stock Unit held by that Grantee and any right to receive any payment or other benefit under this Plan shall not become exercisable or vested (i) to the extent that such right to exercise, vesting, payment, or benefit, taking into account all other rights, payments, or benefits to or for the Grantee under this Plan, all Other Agreements, and all Benefit Arrangements, would cause any payment or benefit to the Grantee under this Plan to be considered a “parachute payment” within the meaning of Section 280G(b)(2) of the Code as then in effect (a “Parachute Payment”) and (ii) if, as a result of receiving a Parachute Payment, the aggregate after-tax amounts received by the Grantee from the Company under this Plan, all Other Agreements, and all Benefit Arrangements would be less than the maximum after-tax amount that could be received by the Grantee without causing any such payment or benefit to be considered a Parachute Payment. In the event that the receipt of any such right to exercise, vesting, payment, or benefit under this Plan, in conjunction with all other rights, payments, or benefits to or for the Grantee under any Other Agreement or any Benefit Arrangement would cause the Grantee to be considered to have received a Parachute Payment under this Plan that would have the effect of decreasing the after-tax amount received by the Grantee as described in clause (ii) of the preceding sentence, then the Grantee shall have the right, in the Grantee’s sole discretion, to designate those rights, payments, or benefits under this Plan, any Other Agreements, and any Benefit Arrangements that should be reduced or eliminated so as to avoid having the payment or benefit to the Grantee under this Plan be deemed to be a Parachute Payment.

16.	REQUIREMENTS OF LAW

16.1.  General.

The Company shall not be required to sell or issue any shares of Stock under any Award if the sale or issuance of such shares would constitute a violation by the Grantee, any other individual exercising an Option, or the Company of any provision of any law or regulation of any governmental authority, including without limitation any federal or state securities laws or regulations. If at any time the Company shall determine, in its discretion, that the listing, registration or qualification of any shares subject to an Award upon any securities exchange or under any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance or purchase of shares hereunder, no shares of Stock may be issued or sold to the Grantee or any other individual exercising an Option pursuant to such Award unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company, and any delay caused thereby shall in no way affect the date of termination of the Award. Specifically, in connection with the Securities Act, upon the exercise of any Option or the delivery of any shares of Stock underlying an Award, unless a registration statement under such Act is in effect with respect to the shares of Stock covered by such Award, the Company shall not be required to sell or issue such shares unless the Board has received evidence satisfactory to it that the Grantee or any other individual exercising an Option may acquire such shares pursuant to an exemption from registration under the Securities Act. Any determination in this connection by the Board shall be final, binding, and conclusive. The Company may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Securities Act. The Company shall not be obligated to take any affirmative action in order to cause the exercise of an Option or the issuance of shares of Stock pursuant to the Plan to comply with any law or regulation of any governmental authority. As to any jurisdiction that expressly imposes the requirement that an Option shall not be exercisable until the shares of Stock covered by such Option are registered or are exempt from registration, the exercise of such Option (under circumstances in which the laws of such jurisdiction apply) shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption.

16.2.  Rule 16b-3.

During any time when the Company has a class of equity security registered under Section 12 of the Exchange Act, it is the intent of the Company that Awards pursuant to the Plan and the exercise of Options granted hereunder will qualify for the exemption provided by Rule 16b-3 under the Exchange Act. To the extent that any provision of the Plan or action by the Board does not comply with the requirements of

Rule 16b-3, it shall be deemed inoperative to the extent permitted by law and deemed advisable by the Board, and shall not affect the validity of the Plan. In the event that Rule 16b-3 is revised or replaced, the Board may exercise its discretion to modify this Plan in any respect necessary to satisfy the requirements of, or to take advantage of any features of, the revised exemption or its replacement.

17.	EFFECT OF CHANGES IN CAPITALIZATION

17.1.  Changes in Stock.

If the number of outstanding shares of Stock is increased or decreased or the shares of Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company on account of any recapitalization, reclassification, stock split, reverse split, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock, or other increase or decrease in such shares effected without receipt of consideration by the Company occurring after the Effective Date, the number and kinds of shares for which grants of Options and other Awards may be made under the Plan shall be adjusted proportionately and accordingly by the Company. In addition, the number and kind of shares for which Awards are outstanding shall be adjusted proportionately and accordingly so that the proportionate interest of the Grantee immediately following such event shall, to the extent practicable, be the same as immediately before such event. Any such adjustment in outstanding Options or SARs shall not change the aggregate Option Price or SAR Exercise Price payable with respect to shares that are subject to the unexercised portion of an outstanding Option or SAR, as applicable, but shall include a corresponding proportionate adjustment in the Option Price or SAR Exercise Price per share. The conversion of any convertible securities of the Company shall not be treated as an increase in shares effected without receipt of consideration. Notwithstanding the foregoing, in the event of any distribution to the Company’s stockholders of securities of any other entity or other assets (other than dividends payable in cash or stock of the Company) without receipt of consideration by the Company, the Company may, in such manner as the Company deems appropriate, adjust (i) the number and kind of shares subject to outstanding Awards and/or (ii) the exercise price of outstanding Options and Stock Appreciation Rights to reflect such distribution.

17.2.	Reorganization in Which the Company Is the Surviving Entity Which does not Constitute a Corporate Transaction.

Subject to Section 17.3 hereof, if the Company shall be the surviving entity in any reorganization, merger, or consolidation of the Company with one or more other entities which does not constitute a Corporate Transaction, any Option or SAR theretofore granted pursuant to the Plan shall pertain to and apply to the securities to which a holder of the number of shares of Stock subject to such Option or SAR would have been entitled immediately following such reorganization, merger, or consolidation, with a corresponding proportionate adjustment of the Option Price or SAR Exercise Price per share so that the aggregate Option Price or SAR Exercise Price thereafter shall be the same as the aggregate Option Price or SAR Exercise Price of the shares remaining subject to the Option or SAR immediately prior to such reorganization, merger, or consolidation. Subject to any contrary language in an Award Agreement evidencing an Award, any restrictions applicable to such Award shall apply as well to any replacement shares received by the Grantee as a result of the reorganization, merger or consolidation.

17.3.  Corporate Transaction.

Subject to the exceptions set forth in the last sentence of this Section 17.3 and the last sentence of Section 17.4:

(i) upon the occurrence of a Corporate Transaction, all outstanding shares of Restricted Stock shall be deemed to have vested, and all restrictions and conditions applicable to such shares of Restricted Stock shall be deemed to have lapsed, immediately prior to the occurrence of such Corporate Transaction, and

(ii) either of the following two actions shall be taken:

(A) fifteen days prior to the scheduled consummation of a Corporate Transaction, all Options and SARs outstanding hereunder shall become immediately exercisable and shall remain exercisable for a period of fifteen days, or

(B) the Board may elect, in its sole discretion, to cancel any outstanding Awards of Options, Restricted Stock, and/or SARs and pay or deliver, or cause to be paid or delivered, to the holder thereof an amount in cash or securities having a value (as determined by the Board acting in good faith), in the case of Restricted Stock, equal to the formula or fixed price per share paid to holders of shares of Stock and, in the case of Options or SARs, equal to the product of the number of shares of Stock subject to the Option or SAR (the “Award Shares”) multiplied by the amount, if any, by which (I) the formula or fixed price per share paid to holders of shares of Stock pursuant to such transaction exceeds (II) the Option Price or SAR Exercise Price applicable to such Award Shares.

With respect to the Company’s establishment of an exercise window, (i) any exercise of an Option or SAR during such fifteen-day period shall be conditioned upon the consummation of the event and shall be effective only immediately before the consummation of the event, and (ii) upon consummation of any Corporate Transaction the Plan, and all outstanding but unexercised Options and SARs shall terminate. The Board shall send written notice of an event that will result in such a termination to all individuals who hold Options and SARs not later than the time at which the Company gives notice thereof to its stockholders. This Section 17.3 shall not apply to any Corporate Transaction to the extent that provision is made in writing in connection with such Corporate Transaction for the assumption or continuation of the Options, SARs and Restricted Stock theretofore granted, or for the substitution for such Options, SARs and Restricted Stock for new common stock options and stock appreciation rights and new common stock restricted stock relating to the stock of a successor entity, or a parent or subsidiary thereof, with appropriate adjustments as to the number of shares (disregarding any consideration that is not common stock) and option and stock appreciation right exercise prices, in which event the Plan, Options, SARs and Restricted Stock theretofore granted shall continue in the manner and under the terms so provided.

17.4.  Adjustments.

Adjustments under this Section 17 related to shares of Stock or securities of the Company shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. No fractional shares or other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share. The Board shall determine the effect of a Corporate Transaction upon Awards other than Options, SARs, and Restricted Stock, and such effect shall be set forth in the appropriate Award Agreement. The Board may provide in the Award Agreements at the time of grant, or any time thereafter with the consent of the Grantee, for different provisions to apply to an Award in place of those described in Sections 17.1, 17.2 and 17.3.

17.5.  No Limitations on Company.

The making of Awards pursuant to the Plan shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure or to merge, consolidate, dissolve, or liquidate, or to sell or transfer all or any part of its business or assets.

18.	GENERAL PROVISIONS

18.1.  Disclaimer of Rights

No provision in the Plan or in any Award or Award Agreement shall be construed to confer upon any individual the right to remain in the employ or service of the Company or any Affiliate, or to interfere in any way with any contractual or other right or authority of the Company either to increase or decrease the compensation or other payments to any individual at any time, or to terminate any employment or other relationship between any individual and the Company. In addition, notwithstanding anything contained in the

Plan to the contrary, unless otherwise stated in the applicable Award Agreement, no Award granted under the Plan shall be affected by any change of duties or position of the Grantee, so long as such Grantee continues to be a director, officer, consultant or employee of the Company or an Affiliate. The obligation of the Company to pay any benefits pursuant to this Plan shall be interpreted as a contractual obligation to pay only those amounts described herein, in the manner and under the conditions prescribed herein. The Plan shall in no way be interpreted to require the Company to transfer any amounts to a third party trustee or otherwise hold any amounts in trust or escrow for payment to any Grantee or beneficiary under the terms of the Plan.

18.2.  Nonexclusivity of the Plan

Neither the adoption of the Plan nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations upon the right and authority of the Board to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or particular individuals) as the Board in its discretion determines desirable, including, without limitation, the granting of stock options otherwise than under the Plan.

18.3.  Withholding Taxes

The Company or an Affiliate, as the case may be, shall have the right to deduct from payments of any kind otherwise due to a Grantee any Federal, state, or local taxes of any kind required by law to be withheld with respect to the vesting of or other lapse of restrictions applicable to an Award or upon the issuance of any shares of Stock upon the exercise of an Option or pursuant to an Award. At the time of such vesting, lapse, or exercise, the Grantee shall pay to the Company or the Affiliate, as the case may be, any amount that the Company or the Affiliate may reasonably determine to be necessary to satisfy such withholding obligation. Subject to the prior approval of the Company or the Affiliate, which may be withheld by the Company or the Affiliate, as the case may be, in its sole discretion, the Grantee may elect to satisfy such obligations, in whole or in part, (i) by causing the Company or the Affiliate to withhold shares of Stock otherwise issuable to the Grantee or (ii) by delivering to the Company or the Affiliate shares of Stock already owned by the Grantee. The shares of Stock so delivered or withheld shall have an aggregate Fair Market Value equal to such withholding obligations. The Fair Market Value of the shares of Stock used to satisfy such withholding obligation shall be determined by the Company or the Affiliate as of the date that the amount of tax to be withheld is to be determined. A Grantee who has made an election pursuant to this Section 18.3 may satisfy his or her withholding obligation only with shares of Stock that are not subject to any repurchase, forfeiture, unfulfilled vesting, or other similar requirements.

18.4.  Captions

The use of captions in this Plan or any Award Agreement is for the convenience of reference only and shall not affect the meaning of any provision of the Plan or such Award Agreement.

18.5.  Other Provisions

Each Award granted under the Plan may contain such other terms and conditions not inconsistent with the Plan as may be determined by the Board, in its sole discretion.

18.6.  Number And Gender

With respect to words used in this Plan, the singular form shall include the plural form, the masculine gender shall include the feminine gender, etc., as the context requires.

18.7.  Severability

If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

18.8.  Governing Law

The validity and construction of this Plan and the instruments evidencing the Award hereunder shall be governed by the laws of the State of Delaware, other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan and the instruments evidencing the Awards granted hereunder to the substantive laws of any other jurisdiction.

* * *

To record adoption of the Plan by the Board as of February 26, 2008, and approval of the Plan by the stockholders on May 28, 2008, the Company has caused its authorized officer to execute the Plan.

S1 Corporation

By:

Title:

VOTE BY INTERNET — www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on September 21, 2011. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by S1 Corporation in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.
VOTE BY PHONE — 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on September 21, 2011. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way,
Edgewood, NY 11717.
TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
M38100-S84236 KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
DETACH AND RETURN THIS PORTION ONLY
S1 CORPORATION
The Board of Directors recommends you vote FOR the following proposals:
For Against Abstain
1. To approve the issuance of shares of S1 Corporation common stock in connection with the transactions contemplated by the Agreement and Plan of
Merger and Reorganization dated as of June 26, 2011, by and among S1 Corporation, Finland Holdings (2011) Ltd. and Fundtech Ltd. (Proposal 1).
2. Subject to the consummation of the merger, to approve the adoption of a certificate of amendment to the certificate of incorporation of
S1 Corporation (Proposal 2).
3. To amend the S1 Corporation 2003 Stock Incentive Plan, as Amended and Restated Effective February 26, 2008, to increase the number of shares of S1 Corporation common stock available for issuance thereunder (Proposal 3).
4. To approve, on an advisory (non-binding) basis, the compensation that may be paid or become payable to S1 Corporations named executive officers in connection with the merger, and the agreements and understandings pursuant to which such compensation may be paid or become payable (Proposal 4).
5. To approve adjournments or postponements of the special meeting, if necessary, to permit the further solicitation of proxies in favor of the foregoing proposals.
Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.
Signature [PLEASE SIGN WITHIN BOX] Date
Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:
The Notice and Proxy Statement and Shareholder Letter are available at www.proxyvote.com.
M38101-S84236
S1 CORPORATION
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
SPECIAL MEETING OF STOCKHOLDERS
SEPTEMBER 22, 2011
The undersigned hereby appoints Gregory D. Orenstein and Paul M. Parrish, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and to vote, as provided on the other side of this ballot, all of the shares of Common Stock of S1 Corporation that the undersigned is entitled to vote at the Special Meeting of Stockholders to be held at 9:00 a.m., Eastern Time on September 22, 2011, at the Marriott Hotel located at 475 Technology Parkway, Norcross, GA 30092 and any adjournment or postponement thereof. The stockholder(s) hereby revoke(s) any proxy or proxies for the Special Meeting that were given before this proxy.
THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE BUT THE CARD IS SIGNED, THIS PROXY CARD WILL BE VOTED FOR PROPOSAL 1, FOR PROPOSAL 2, FOR PROPOSAL 3, FOR PROPOSAL 4 AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.
The stockholder(s) may revoke this proxy at any time before it is voted by delivering either a written notice of revocation for a proxy card that was previously submitted or a properly executed proxy card bearing a later date to Gregory D. Orenstein, our Corporate Secretary, by revoting by telephone or on the Internet, or by attending the Special Meeting and voting in person.
Continued and to be signed on reverse side